     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 29, 1998



                                                      REGISTRATION NO. 333-57271

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                         CHESAPEAKE ENERGY CORPORATION*

             (Exact name of registrant as specified in its charter)

           OKLAHOMA                          1311                         73-1395733
 (State or other jurisdiction    (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

          6100 NORTH WESTERN AVENUE                         AUBREY K. MCCLENDON
        OKLAHOMA CITY, OKLAHOMA 73118                    6100 NORTH WESTERN AVENUE
                (405) 848-8000                         OKLAHOMA CITY, OKLAHOMA 73118
 (Address, including Zip Code, and telephone                   (405) 848-8000
 number, including area code, of registrant's     (Name, address, including Zip Code, and
         principal executive offices)              telephone number, including area code,
                                                           of agent for service)

                             ---------------------

                                   Copies to:
                             THEODORE M. ELAM, ESQ.
                            CONNIE S. STAMETS, ESQ.
                    MCAFEE & TAFT A PROFESSIONAL CORPORATION
                       TENTH FLOOR, TWO LEADERSHIP SQUARE
                               211 NORTH ROBINSON
                         OKLAHOMA CITY, OKLAHOMA 73102
                                 (405) 235-9621
                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                             ---------------------
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                        AMOUNT         PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
      TITLE OF EACH CLASS OF            TO BE           OFFERING PRICE       AGGREGATE OFFERING     REGISTRATION
   SECURITIES TO BE REGISTERED        REGISTERED         PER UNIT(1)              PRICE(1)              FEE
------------------------------------------------------------------------------------------------------------------
9 5/8% Series B Senior Notes due
  2005............................   $500,000,000            100%               $500,000,000        $147,500(1)
------------------------------------------------------------------------------------------------------------------
Guarantees of 9 5/8% Series B
  Senior Notes due 2005...........        --                  --                     --                 (2)
------------------------------------------------------------------------------------------------------------------

(1) Calculated in accordance with Rule 457(f)(2). For purposes of this calculation, the Offering Price per Series B Senior Note was assumed to be the stated principal amount of each Series A Senior Note which may be received by the Registrant in the exchange transaction in which the Series B Senior Notes will be offered.

(2) Pursuant to Rule 457(n), no registration fee is required for the Guarantees of the Series B Senior Notes registered hereby.
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

* The Restricted Subsidiaries of Chesapeake Energy Corporation will guarantee the securities being registered hereby and therefore are also registrants. Information about such additional registrants appears on the following page.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             ADDITIONAL REGISTRANTS

                             THE AMES COMPANY, INC.
             (Exact name of registrant as specified in its charter)

              OKLAHOMA                                1389                               73-1470082
  (State or other jurisdiction of         (Primary Standard Industrial      (I.R.S. Employer Identification No.)
   incorporation or organization)          Classification Code Number

                             ---------------------

                       CHESAPEAKE ACQUISITION CORPORATION
             (Exact name of registrant as specified in its charter)

              OKLAHOMA                                6719                               73-1528271
  (State or other jurisdiction of         (Primary Standard Industrial      (I.R.S. Employer Identification No.)
   incorporation or organization)         Classification Code Number)

                             ---------------------


                         CHESAPEAKE ACQUISITIONS, LTD.


             (Exact name of registrant as specified in its charter)



          ALBERTA, CANADA                             1311                                  N/A
  (State or other jurisdiction of         (Primary Standard Industrial      (I.R.S. Employer Identification No.)
   incorporation or organization)         Classification Code Number)


                             ---------------------

                         CHESAPEAKE CANADA CORPORATION
             (Exact name of registrant as specified in its charter)

          ALBERTA, CANADA                             1311                                  N/A
  (State or other jurisdiction of         (Primary Standard Industrial      (I.R.S. Employer Identification No.)
   incorporation or organization)         Classification Code Number)

                             ---------------------

                    CHESAPEAKE ENERGY LOUISIANA CORPORATION
             (Exact name of registrant as specified in its charter)

              OKLAHOMA                                6719                               73-1524569
  (State or other jurisdiction of         (Primary Standard Industrial      (I.R.S. Employer Identification No.)
   incorporation or organization)         Classification Code Number)

                             ---------------------

                            CHESAPEAKE GOTHIC CORP.
             (Exact name of registrant as specified in its charter)

              OKLAHOMA                                1311                               73-1532892
  (State or other jurisdiction of         (Primary Standard Industrial      (I.R.S. Employer Identification No.)
   incorporation or organization)         Classification Code Number)

                             ---------------------

                         CHESAPEAKE MID-CONTINENT CORP.
             (Exact name of registrant as specified in its charter)

              OKLAHOMA                                1311                               73-1529077
  (State or other jurisdiction of         (Primary Standard Industrial      (I.R.S. Employer Identification No.)
   incorporation or organization)         Classification Code Number)

                             ---------------------

                           CHESAPEAKE OPERATING, INC.
             (Exact name of registrant as specified in its charter)

              OKLAHOMA                                1311                               73-1343196
  (State or other jurisdiction of         (Primary Standard Industrial      (I.R.S. Employer Identification No.)
   incorporation or organization)         Classification Code Number)

                             ---------------------


                   CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP

             (Exact name of registrant as specified in its charter)

              OKLAHOMA                                1311                               73-1384282
  (State or other jurisdiction of         (Primary Standard Industrial      (I.R.S. Employer Identification No.)
   incorporation or organization)         Classification Code Number)

                             ---------------------

                           CHESAPEAKE LOUISIANA, L.P.
             (Exact name of registrant as specified in its charter)

              OKLAHOMA                                1311                               73-1519126
  (State or other jurisdiction of         (Primary Standard Industrial      (I.R.S. Employer Identification No.)
   incorporation or organization)         Classification Code Number)

                             ---------------------

                    CHESAPEAKE PANHANDLE LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)

              DELAWARE                                1311                               95-4601927
  (State or other jurisdiction of         (Primary Standard Industrial      (I.R.S. Employer Identification No.)
   incorporation or organization)         Classification Code Number)

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


            PROSPECTUS SUBJECT TO COMPLETION, ISSUED JULY 29, 1998.


                         CHESAPEAKE ENERGY CORPORATION
                               OFFER TO EXCHANGE
                     9 5/8% SERIES B SENIOR NOTES DUE 2005
                                      FOR
             ALL OUTSTANDING 9 5/8% SERIES A SENIOR NOTES DUE 2005
                  ($500,000,000 PRINCIPAL AMOUNT OUTSTANDING)
                             ---------------------


     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST , 1998, UNLESS EXTENDED (IF AND AS EXTENDED, THE "EXPIRATION DATE"). TENDERS
OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.


                             ---------------------


      SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF CERTAIN FACTORS WHICH INVESTORS SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE NEW NOTES OFFERED HEREBY.

                             ---------------------


     Chesapeake Energy Corporation, an Oklahoma corporation (the "Company" or "Chesapeake"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal relating to the Exchange Offer (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 9 5/8% Series B Senior Notes due 2005 ("New Notes") for each $1,000 principal amount of its outstanding 9 5/8% Series A Senior Notes due 2005 ("Old Notes"). The New Notes and the Old Notes are collectively referred to herein as the "Senior Notes."



     The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes except that the New Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"). Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the Indenture governing the Senior Notes (the "Indenture). Following consummation of the Exchange Offer, holders of Old Notes who were eligible to participate in the Exchange Offer but elected not to participate will continue to be subject to the existing restrictions upon transfer thereof and the Company will have no further obligation to such holders to provide for the registration under the Securities Act of the Old Notes held by them.

                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
                             ---------------------


                  THE DATE OF THIS PROSPECTUS IS JULY 29, 1998

Continued from cover

    The New Notes will mature on May 1, 2005 and will bear interest at the rate of 9 5/8% per annum. Interest on the Senior Notes will be payable semiannually on May 1 and November 1 of each year, commencing November 1, 1998. The Senior Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after May 1, 2002 at the redemption prices set forth herein, plus accrued and unpaid interest to the redemption date, or at the Make-Whole Price (as defined), plus accrued and unpaid interest to the redemption date, if redeemed prior to May 1, 2002. The Company may also redeem at its option up to $167 million of the Senior Notes at 109.625% of their principal amount, plus accrued and unpaid interest to the redemption date, with the proceeds of one or more Equity Offerings (as defined) completed prior to May 1, 2001, provided that at least $333 million principal amount of Senior Notes remains outstanding immediately following such redemption. Upon a Change of Control (as defined), the Company will be required to offer to purchase all of the outstanding Senior Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. See "Description of Senior Notes."


    The New Notes will be senior unsecured obligations of the Company and rank pari passu in right of payment with all existing and future senior indebtedness and other senior obligations of the Company, and senior in right of payment to all subordinated indebtedness of the Company. Payment of principal, premium, if any, and interest on the New Notes will be unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Company's Restricted Subsidiaries (as defined). At March 31, 1998, after giving pro forma effect to the sale of the Old Notes and the contemporaneous sale of preferred stock (the "Offerings") and the application of the proceeds therefrom, the Company and its Restricted Subsidiaries would have had outstanding approximately $420 million of senior indebtedness in addition to the Senior Notes, none of which was secured. See "Description of Senior Notes" and "Description of Other Indebtedness and Preferred Stock."



    This Prospectus, together with the Letter of Transmittal, is being sent to
all registered holders of Old Notes as of              , 1998. The Company will
not receive any proceeds from this Exchange Offer. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."


    The Exchange Offer is being made pursuant to the terms of the registration rights agreement (the "Registration Rights Agreement") entered into on April 22, 1998 between the Company and its subsidiaries guaranteeing the Senior Notes (the "Subsidiary Guarantors") and Donaldson, Lufkin & Jenrette Securities Corporation, Bear, Stearns & Co. Inc., Lehman Brothers Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (the "Initial Purchasers") pursuant to the terms of the Purchase Agreement dated April 17, 1998 between the Company and the Subsidiary Guarantors and the Initial Purchasers. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer."

    Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than certain broker-dealers, as set forth below, and any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Senior Notes or who is an affiliate of the Company may not rely upon such interpretations by the staff of the Commission and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company in the Letter of Transmittal that such conditions have been met.

    Each broker-dealer (other than an affiliate of the Company) that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Senior Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days, if required, from the date on which the Exchange Offer is consummated (the "Exchange Date"), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." Any broker-dealer who is an affiliate of the Company may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.


    THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM JANICE A. DOBBS, CORPORATE SECRETARY, CHESAPEAKE ENERGY CORPORATION, 6100 NORTH WESTERN AVENUE, OKLAHOMA CITY, OKLAHOMA 73118, BY MAIL, AND IF BY TELEPHONE
(405) 879-9212. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST
SHOULD BE MADE BY AUGUST   , 1998.


    THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THIS EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                             AVAILABLE INFORMATION


     The Company has filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement," which term shall include all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the New Notes being offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission and to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following regional offices of the Commission:
7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates. The Company's common stock ("Common Stock") is listed on the New York Stock Exchange. The Company's reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Indenture requires the Company to file with the Commission and provide holders of the Senior Notes with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company and each Subsidiary Guarantor will also comply with the provisions of Section 314(a) of the Trust Indenture Act of 1939.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:

          1. Annual Report on Form 10-K for the fiscal year ended June 30, 1997 and Transition Report for the six months ended December 31, 1997;

          2. Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and


          3. Current Reports on Form 8-K filed on January 15 and 26, February 5 and 13, March 5, 20, 23, 25 and 26, April 17 and 22, May 20, 21, 22 and 26,
     and July 2, 6, 9 and 16, 1998.


     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering described herein shall be deemed to be incorporated in this Prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy (without exhibits unless such exhibits are specifically incorporated by reference into such document) of any or all documents incorporated by reference in this Prospectus. Requests for such copies should be directed to Janice A. Dobbs, Corporate Secretary, Chesapeake Energy Corporation, 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, by mail, and if by telephone (405) 879-9212.

                           FORWARD-LOOKING STATEMENTS

     This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included and incorporated by reference in this Prospectus, including without limitation statements under "Prospectus Summary," "Risk Factors," "The Company" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" regarding planned capital expenditures, the Acquisitions (as defined), increases in oil and gas production, the number of wells to be drilled in 1998 and thereafter, the Company's financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. The Company cautions prospective investors that actual results could differ materially from those expected by the Company, depending on the outcome of certain factors, including, without limitation, factors discussed under "Risk Factors" such as concentration of unevaluated leasehold in Louisiana, impairment of asset value, need to replace reserves, substantial capital requirements, substantial indebtedness, fluctuations in the prices of oil and gas, uncertainties inherent in estimating quantities of oil and gas reserves and projecting future rates of production and timing of development expenditures, competition, operating risks, acquisition and integration of operations risks, restrictions imposed by lenders, liquidity and capital requirements, the effects of governmental and environmental regulation, patent and securities litigation and adverse changes in the market for the Company's oil and gas production. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, including, without limitation, changes in the Company's business strategy or planned capital expenditures, or to reflect the occurrence of unanticipated events.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by and should be read in conjunction with the more detailed information and the Consolidated Financial Statements and notes thereto included elsewhere or incorporated by reference in this Prospectus. Investors should carefully consider the information set forth in "Risk Factors" in evaluating the Exchange Offer or an investment in the Senior Notes. Unless the context otherwise requires, all references in this Prospectus to "Chesapeake" or the "Company" are to Chesapeake Energy Corporation and its subsidiaries. All references in this Prospectus to fiscal years ended on or prior to June 30, 1997 are to the Company's fiscal year ended June 30. The Company has changed its fiscal year end from June 30 to December 31 and has included information herein for the transition period from July 1 to December 31, 1997 (the "Transition Period"). Certain terms used herein are defined in the Glossary included elsewhere in this Prospectus. Unless otherwise indicated, all financial and quantitative information provided in this Prospectus on a "pro forma" basis gives effect, on the date and for the periods indicated, to the completion of the Offerings and the application of the net proceeds therefrom, and the completion of all of the Acquisitions (as defined herein).

                                  THE COMPANY

     Chesapeake Energy Corporation is an independent oil and gas company engaged in the acquisition, development, production and exploration of oil and natural gas in major onshore producing areas of the United States and Canada.


     From inception in 1989 through March 31, 1998, Chesapeake drilled and participated in a total of 824 gross (334 net) wells, of which 768 gross (312 net) wells were completed.



     The Company has recently completed a major acquisition program. Since December 31, 1997, the Company has acquired approximately 655 Bcfe of proved reserves for consideration of $658 million (the "Acquisitions"), resulting in total proved reserves of 1,103 Bcfe pro forma for the Acquisitions at December 31, 1997, of which approximately 80% were natural gas. Pro forma for the Acquisitions, the Company had revenues of $586 million and EBITDA of $252 million for the twelve months ended March 31, 1998 and total assets of $1.6 billion at such date. The Company's assets are concentrated in three core areas: the Mid-Continent (consisting of Oklahoma, southwestern Kansas and the Texas Panhandle), the Austin Chalk Trend in Texas and Louisiana, and western Canada. The Company presently operates approximately 80% of the wells in which it owns a working interest, controls approximately 3.0 million net acres of undeveloped leasehold in the U.S. and Canada and has a proved reserves-to-production index of 8.5 years.



     On July 7, 1998, the Company's Board of Directors authorized management to explore alternatives to enhance shareholder value, including a possible sale or merger of the Company, based upon the Board's opinion that the recent market prices of the Company's Common Stock indicates that the market is substantially undervaluing the Company's assets and exploration potential. Also on July 7, 1998, Chesapeake's Board of Directors unanimously adopted a shareholder rights plan designed to deter coercive takeover tactics and to prevent a change of control from occurring without all shareholders receiving a fair price.



     For the quarter ended June 30, 1998, the Company expects to report a substantial loss, largely the result of a full cost ceiling writedown of up to $250 million caused by lower oil and gas prices and the accounting treatment for various acquisitions completed during the second quarter. As of June 30, 1998, the Company believes its proved oil and gas reserves were approximately 1,250 Bcfe, of which 75% are natural gas. Of its total proved reserves, 65% are located in the Mid-Continent, 15% along the Gulf Coast, and 20% in Canada and elsewhere. The Company's goal is to increase its proved reserves during the next year to 1,350-1,400 Bcfe.



     The Company's current long-term debt is $920 million, which carries a weighted average interest rate of 9.1% and has no maturities scheduled until 2004. Since June 1, 1998, the Company has reduced its outstanding Common Stock to 100 million from 106 million shares as a result of a Common Stock repurchase program. The Board has authorized repurchases for up to $30 million. Additionally, as of June 30, 1998, the Company's cash balance was approximately $60 million and the Company's investments in other companies, its gas marketing and gathering assets, undeveloped leasehold and other assets have a remaining book value of approximately $225 million.


RECAPITALIZATION

     On April 22, 1998, the Company issued $500 million aggregate principal amount of Old Notes (the "Notes Offering") and 4.6 million shares of 7% Cumulative Convertible Preferred Stock (the "Preferred Stock") having a liquidation preference of $50 per share (the "Preferred Stock Offering" and together with the Notes Offering, the "Offerings"). The net proceeds of the Offerings were approximately $711 million. Of such proceeds, the Company used approximately $100 million to purchase all $90 million principal amount of its 10 1/2% Senior Notes due 2002 (the "10 1/2% Notes"), $170 million to retire all of its commercial bank debt, and $310 million to fund the cash portion of pending acquisitions of oil and gas properties, with the balance of the net proceeds increasing the Company's working capital.


     The Company is currently negotiating with its commercial bank group to establish a $50 million secured working capital credit facility (the "Replacement Credit Facility"). It is anticipated that this facility will be completed in the third quarter of 1998 and will contain terms and conditions similar to the bank facilities the Company has had in the past. The total borrowing base of the Replacement Credit Facility may not exceed the amount of secured senior indebtedness that may be incurred under the Company's indentures, including the Senior Notes Indenture. At March 31, 1998 on a pro forma basis, under the most restrictive debt incurrence covenant, the Company could have incurred $200 million of senior secured indebtedness.



ACQUISITIONS



     The Company completed the following acquisitions between December 1997 and April 1998:



                                                       ESTIMATED
                                                        PROVED      ACQUISITION
                                         COST(1)       RESERVES      PRICE PER     LOE PER    CLOSING
          TRANSACTION NAME            (IN MILLIONS)    (BCFE)(2)       MCFE        MCFE(3)      DATE
AnSon Production Corporation
  ("AnSon").........................      $ 36             26          $1.38        $0.50     12/16/97
Ranger Oil Limited ("Ranger").......        28             54           0.52         0.15      1/30/98
EnerVest Management Company, L.L.C.
  ("EnerVest")......................        38             43           0.88         0.40       2/6/98
Hugoton Energy Corporation
  ("Hugoton").......................       306            246           1.24         0.70      3/10/98
Gothic Energy Corporation
  ("Gothic")(4).....................        31             52           0.60         0.30      4/27/98
Sunoma Acquisitions Ltd.
  ("Sunoma")........................        33             42           0.79         0.15      4/27/98
DLB Oil & Gas, Inc. ("DLB").........       122            110           1.11         0.50      4/28/98
MC Panhandle, Inc. ("MC
  Panhandle")(5)....................       100            108           0.92         0.60      4/30/98
                                          ----            ---          -----        -----
          Total Acquisitions(6).....      $694            681          $1.02(7)     $0.52(7)
                                          ====            ===          =====        =====


------------------------------


(1) Excludes purchase consideration attributable to unevaluated leasehold, gas gathering systems, marketing and other assets of $7 million for AnSon, $20 million for Ranger, $20 million for Hugoton, $10 million for DLB and $5 million for MC Panhandle. Also excludes transaction fees and expenses. Includes debt assumed and the value attributable to Chesapeake Common Stock issued in connection with such transactions.


(2) As of December 31, 1997, as estimated by the Company.

(3) Includes lifting costs and production taxes.

(4) The Company also invested $39.5 million in preferred stock (with a liquidation value of $50 million) and warrants to purchase common stock of Gothic.

(5) A wholly owned subsidiary of Occidental Petroleum Corporation.

(6) Does not include an investment of $22 million in the common stock of Pan East Petroleum Corp. ("Pan East"), a publicly traded Canadian exploration and production company, in December 1997. See "The Company -- Acquisitions."


(7) Weighted average acquisition price and LOE per Mcfe of estimated proved reserves.

                               THE EXCHANGE OFFER


THE EXCHANGE OFFER.........  Pursuant to the Exchange Offer, the Company is
                             offering to exchange (the "Exchange Offer") $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of Old Notes that are validly tendered and not withdrawn. As of July 29, 1998, there was one holder of Old Notes, $500,000,000 aggregate principal amount outstanding. See "The Exchange Offer."


CONSEQUENCES OF FAILURE TO
  EXCHANGE.................  Holders of Old Notes whose Old Notes are not tendered and accepted in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the Indenture. Following consummation of the Exchange Offer, the holders of Old Notes will continue to be subject to the existing restrictions upon transfer thereof and the Company will have no further obligation to such holders (other than certain holders in the circumstances described below) to provide for the registration under the Securities Act of the Old Notes held by them. Following the completion of the Exchange Offer, assuming the Company has no continuing registration obligations under the Registration Rights Agreement, the Senior Notes will not be entitled to liquidated damages provided for in the Registration Rights Agreement.


RESALE.....................  Based on interpretations by the staff of the
                             Commission set forth in no-action letters issued to third parties, the Company believes the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than broker-dealers, as set forth below, and any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
                             Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes or who is an affiliate of the Company may not rely upon such interpretations by the staff of the Commission and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liabilities under the Securities Act for which the holder is not indemnified by the Company. Any broker-dealer (other than an affiliate of the Company) that holds Old Notes which were acquired for the account of such broker-dealer as a result of market-making or other activities (other than Old Notes acquired directly from the Company or any of its affiliates) may exchange such Old Notes pursuant to the Exchange Offer. Each such broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Company has agreed that, for a period of 180 days, if required, after the Exchange Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. An affiliate of the Company, however, will not be relieved of its registration obligations. See "Plan of Distribution."

                             The Exchange Offer is not being made to, nor will the Company accept surrenders for exchange from, holders of Old Notes in any jurisdiction in which this Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.


EXPIRATION DATE............  The Exchange Offer will expire at 5:00 p.m., New
                             York City time, on August   , 1998, unless
                             extended, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Any extension, if made, will be publicly announced through a release to the Dow Jones News Service and as otherwise required by applicable law or regulations.


CONDITIONS TO THE EXCHANGE
  OFFER....................  The Exchange Offer is subject to certain conditions, which may be waived by the Company. See "The Exchange Offer -- Conditions of the Exchange Offer." The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered.

PROCEDURES FOR TENDERING
  OLD NOTES................  Each holder of Old Notes in certificated form wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or a facsimile thereof, together with such Old Notes and any other required documentation to United States Trust Company of New York, the Exchange Agent, at one of the addresses set forth herein and therein. By executing the Letter of Transmittal, each holder will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes and that neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act. See "The Exchange Offer -- Terms of the Exchange Offer -- Procedures for Tendering Old Notes" and "The Exchange Offer -- Terms of the Exchange Offer -- Guaranteed Delivery Procedures."


SPECIAL PROCEDURES FOR
  BENEFICIAL OWNERS........  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Old Notes in the Exchange Offer should instruct such registered holder or, in the case of Old Notes represented by a Global Note, the participant in The Depository Trust Company ("DTC" or the "Depositary") to tender on such beneficial owner's behalf by following the procedures described above or complying with the procedures for book-entry transfer. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Exchange Offer -- Terms of the Exchange
                             Offer -- Procedures for Tendering Old Notes."

GUARANTEED DELIVERY
PROCEDURES.................  Holders of Old Notes who wish to tender their Old
                             Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Terms of the Exchange Offer -- Guaranteed Delivery Procedures."

ACCEPTANCE OF OLD NOTES AND
  DELIVERY OF NEW NOTES....  Subject to certain conditions (as described more fully in "The Exchange Offer -- Conditions of the Exchange Offer"), the Company will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offer and not withdrawn, prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered as promptly as practicable following the Expiration Date.

WITHDRAWAL RIGHTS..........  Except as otherwise provided herein, tenders of Old
                             Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange Offer -- Terms of the Exchange Offer -- Withdrawal of Tenders of Old Notes."

TAX CONSIDERATIONS.........  An exchange of Old Notes for New Notes pursuant to the Exchange Offer will be treated, for federal income tax purposes, as a refinancing and will not produce recognizable gain or loss to either the Company or a holder of an exchanged Old Note. A holder's initial adjusted tax basis and holding period in a New Note will be the same as in the exchanged Old Note.

EXCHANGE AGENT.............  United States Trust Company of New York is the
                             Exchange Agent. The address, telephone number and facsimile number of the Exchange Agent are set forth in "The Exchange Offer -- Exchange Agent" and on the back cover.

                      SUMMARY OF TERMS OF THE SENIOR NOTES

     The Exchange Offer applies to $500,000,000 aggregate principal amount of Old Notes. The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes except that the New Notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof. The New Notes will evidence the same debt as the Old Notes, will be entitled to the benefits of the Indenture and will be treated as a single class thereunder with any Old Notes that remain outstanding. See "Description of Senior Notes."

SECURITIES.................  $500,000,000 aggregate principal amount of 9 5/8%
                             Senior Notes due 2005.

MATURITY DATE..............  May 1, 2005.

INTEREST PAYMENT DATES.....  May 1 and November 1 of each year, commencing
                             November 1, 1998.

OPTIONAL REDEMPTION........  The Senior Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after May 1, 2002 at the redemption prices set forth herein plus accrued and unpaid interest to the date of redemption, or at the Make-Whole Price plus accrued and unpaid interest to the date of redemption if redeemed prior to May 1, 2002. In addition, at any time or from time to time the Company may, at its option, redeem up to $167 million aggregate principal amount of the Senior Notes at 109.625% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, with the net proceeds of one or more Equity Offerings completed prior to May 1, 2001, provided that (i) such redemption occurs 90 days after such Equity Offering and (ii) at least $333 million aggregate principal amount of the Senior Notes remains outstanding immediately following such redemption. See "Description of Senior
                             Notes -- Optional Redemption."

MANDATORY REDEMPTION.......  None, except as set forth under "Offers to
                             Purchase."

RANKING....................  The Senior Notes are senior unsecured obligations of the Company, ranking pari passu with all existing and future senior indebtedness of the Company and senior in right of payment to all subordinated indebtedness of the Company. As of March 31, 1998, on a pro forma basis, the Company and its Restricted Subsidiaries would have had $420 million of Senior Indebtedness in addition to the Senior Notes, none of which was secured. See "Capitalization," "Use of Proceeds" and Note 3 of Notes to Consolidated Financial Statements.

GUARANTEES.................  Chesapeake is a holding company which conducts operations through its subsidiaries. The Senior Notes are unconditionally guaranteed (the "Guarantees"), jointly and severally, by each of the Company's Restricted Subsidiaries. The Guarantees are general unsecured senior obligations of the Restricted Subsidiaries, ranking pari passu with all other existing and future senior indebtedness of the Restricted Subsidiaries, including the guarantees by the Restricted Subsidiaries of the Company's outstanding 9 1/8%,
                             8 1/2% and 7 7/8% Senior Notes (the "Existing Notes"). See "Description of Senior
                             Notes -- Guarantees."

OFFERS TO PURCHASE.........  Upon a Change of Control, the Company will be required, subject to certain conditions, to offer to purchase all outstanding Senior Notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. See "Description of Senior Notes -- Change of Control." In the event of certain asset dispositions, the Company will be required, under certain circumstances, to use the Excess Proceeds (as defined) to offer to purchase Senior Notes at 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. See "Description of Senior
                             Notes -- Certain Covenants." The Company's ability to purchase the Senior Notes may be limited by agreements relating to existing and future indebtedness.

CERTAIN COVENANTS..........  The Indenture contains certain covenants, including, but not limited to, covenants limiting the Company and its Restricted Subsidiaries with respect to the following: (i) asset sales; (ii) restricted payments; (iii) the incurrence of additional indebtedness and the issuance of preferred stock; (iv) liens; (v) sale and leaseback transactions; (vi) dividend and other payment restrictions affecting subsidiaries; (vii) mergers and consolidations; and (viii) transactions with affiliates. See "Description of Senior
                             Notes -- Certain Covenants."

FORM AND DENOMINATION OF
  SENIOR NOTES.............  The Old Notes are represented by Global Notes which have been deposited with the Trustee as custodian for, and registered in the name of, a nominee of the Depositary. It is expected that the New Notes will also be represented by Global Notes. Beneficial interests in Global Notes are shown on, and transfers thereof are effected through, records maintained by DTC and its participants. See "Description of Senior Notes -- Book Entry; Delivery; Form and Transfer."

USE OF PROCEEDS............  The Company will not receive any net proceeds from the issuance of the New Notes pursuant to this Prospectus.

                                  RISK FACTORS

     An investment in the New Notes involves certain risks that a potential investor should carefully evaluate prior to making an investment in the New Notes. See "Risk Factors."

                        SUMMARY OIL AND GAS RESERVE DATA

     The following table sets forth summary information with respect to the estimated proved oil and gas reserves of the Company at December 31, 1997 and on a pro forma basis to give effect to the Acquisitions. The reserve information presented below is based upon reports prepared by independent petroleum engineering firms and the Company's petroleum engineers. Williamson Petroleum Consultants, Inc., Porter Engineering Associates, Netherland, Sewell & Associates, Inc. and the Company's petroleum engineers evaluated 46%, 48%, 4% and 2%, respectively, of the Company's total proved oil and gas reserves. Information on the oil and gas reserves associated with the Acquisitions is based on Company estimates.

                                                               ACTUAL    PRO FORMA(1)
                                                                 ($ IN THOUSANDS)
Proved reserves:
  Oil (MBbl)................................................    18,226        34,665
  Gas (MMcf)................................................   339,118       895,175
  Gas equivalent (MMcfe)....................................   448,474     1,103,165
Proved developed reserves:
  Oil (MBbl)................................................    10,087        23,082
  Gas (MMcf)................................................   178,082       579,505
  Gas equivalent (MMcfe)....................................   238,604       717,997
Estimated future net revenue before income tax..............  $715,098    $1,514,592
Present Value(2)............................................  $466,509    $  936,145

------------------------------

(1) Pro forma to reflect the Acquisitions as if each had occurred on December 31, 1997.


(2) Calculated in accordance with the applicable requirements of the Commission. The average prices used in calculating Present Value as of December 31, 1997 were $2.29 per Mcf of natural gas and $17.62 per Bbl of oil. The average prices used in calculating the pro forma Present Value as of December 31, 1997 were approximately $2.15 per Mcf of natural gas and $17.00 per Bbl of oil. Subsequent to December 31, 1997, oil and natural gas prices have declined. Based on NYMEX prices of $2.00 per Mcf and $14.50 per Bbl, the Present Value of the Company's reserves would have been approximately $310 million ($700 million on a pro forma basis) as of December 31, 1997.


     The future net revenue attributable to the Company's estimated proved undeveloped reserves of $275 million at December 31, 1997 and the $160 million Present Value thereof have been calculated assuming that the Company will expend approximately $153 million to develop these reserves through 2002. The amount and timing of these expenditures will depend on a number of factors, including actual drilling results, product prices and the availability of capital.

     There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of development expenditures, including many factors beyond the control of the producer. The reserve data set forth herein represent only estimates. See "Risk Factors -- Uncertainty of Estimates of Oil and Gas Reserves" and
"-- Fluctuations in Oil and Gas Prices."


     Based on NYMEX prices of $2.00 per Mcf and $14.50 per Bbl, estimates of proved reserves as of March 31, 1998 (pro forma for Acquisitions completed during the quarter ended June 30, 1998), and the estimated evaluation of leasehold during the quarter ended June 30, 1998, the Company estimates it will record a full-cost ceiling writedown of between $225 million and $250 million as of June 30, 1998. The Company estimates that for each $1.00 per Bbl change in the price of oil and for each $0.10 per Mcf change in the price of natural gas, the writedown will change by $22 million and $40 million, respectively. Additional impairments of certain of the Company's other fixed assets located in the Louisiana Trend may be required at June 30, 1998. Such impairments, estimated to range from $10 million to $20 million, would result from lower than expected reserves and production throughput in gathering, transmission and processing facilities.

                       SUMMARY PRODUCTION AND SALES DATA


     The following table sets forth summary data with respect to the production and sales of oil and gas by the Company for the periods indicated and on a pro forma basis for the twelve months ended March 31, 1998 to give effect to the Acquisitions as if each had occurred on April 1, 1997. Information with respect to the properties acquired in the Acquisitions is based upon information provided to the Company by the other parties to such transactions.


                                                                                                        TWELVE MONTHS
                                                                              SIX          THREE            ENDED
                                                                             MONTHS       MONTHS       MARCH 31, 1998
                                           FISCAL YEAR ENDED JUNE 30,        ENDED         ENDED     -------------------
                                          -----------------------------   DECEMBER 31,   MARCH 31,                PRO
                                           1995       1996       1997         1997         1998       ACTUAL     FORMA
Net Production:
  Oil (MBbl)............................    1,139      1,413      2,770       1,857         1,176       3,886      6,337
  Gas (MMcf)............................   25,114     51,710     62,005      27,326        15,907      59,401    112,846
  Gas equivalent (MMcfe)................   31,947     60,190     78,625      38,468        22,963      82,717    150,866
Oil and gas sales ($ in thousands):
  Oil...................................  $19,784   $ 25,224   $ 57,974     $34,523       $17,449    $ 68,268   $116,531
  Gas...................................   37,199     85,625    134,946      61,134        32,792     122,984    240,283
                                          -------   --------   --------     -------       -------    --------   --------
        Total oil and gas sales.........  $56,983   $110,849   $192,920     $95,657       $50,241    $191,252   $356,814
                                          =======   ========   ========     =======       =======    ========   ========
Average sales price:
  Oil ($ per Bbl).......................  $ 17.36   $  17.85   $  20.93     $ 18.59       $ 14.84    $  17.57   $  18.39
  Gas ($ per Mcf).......................     1.48       1.66       2.18        2.24          2.06        2.07       2.13
  Gas equivalent ($ per Mcfe)...........     1.78       1.84       2.45        2.49          2.19        2.31       2.37
Oil and gas costs ($ per Mcfe):
  Production expenses and taxes.........     0.13       0.14       0.19        0.27          0.41        0.30        n/a
  General and administrative............     0.11       0.08       0.11        0.15          0.19        0.15        n/a
  Depreciation, depletion and
    amortization of oil and gas
    properties..........................     0.80       0.85       1.31        1.57          1.36        1.62        n/a
Gross productive wells at end of
  period................................      363        474        593       1,113         3,702       3,702        n/a
Net productive wells at end of period...       96        187        270         401         1,796       1,796        n/a

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     The following table sets forth summary consolidated financial data of the Company for each of the three fiscal years ended June 30, 1997, for the six months ended December 31, 1997, and for the three and twelve months ended March 31, 1998. The data should be read in conjunction with the Consolidated Financial Statements and the related notes thereto included elsewhere in this Prospectus.

                                                                                     SIX          THREE      TWELVE
                                                                                    MONTHS       MONTHS      MONTHS
                                                 FISCAL YEAR ENDED JUNE 30,         ENDED         ENDED       ENDED
                                              --------------------------------   DECEMBER 31,   MARCH 31,   MARCH 31,
                                                1995        1996       1997          1997         1998        1998
                                                              ($ IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Revenues:
    Oil and gas sales.......................  $ 56,983    $110,849   $ 192,920     $ 95,657     $ 50,241    $ 191,252
    Oil and gas marketing sales.............        --      28,428      76,172       58,241       26,524      108,508
    Oil and gas service operations..........     8,836       6,314          --           --           --           --
    Interest and other......................     1,524       3,831      11,223       78,966          224       84,620
                                              --------    --------   ---------     --------     ---------   ---------
        Total revenues......................    67,343     149,422     280,315      232,864       76,989      384,380
                                              --------    --------   ---------     --------     ---------   ---------
  Costs and expenses:
    Production expenses and taxes...........     4,256(1)    8,303      15,107       10,094        9,438       24,457
    Oil and gas marketing expenses..........        --      27,452      75,140       58,227       26,261      108,333
    Oil and gas service operations..........     7,747       4,895          --           --           --           --
    Impairment of oil and gas properties....        --          --     236,000      110,000      250,000      596,000
    Oil and gas depreciation, depletion and
      amortization..........................    25,410      50,899     103,264       60,408       31,342      134,108
    Depreciation and amortization of other
      assets................................     1,765       3,157       3,782        2,414        1,380        4,867
    General and administrative..............     3,578       4,828       8,802        5,847        4,380       12,809
    Interest and other......................     6,627      13,679      18,550       17,448       10,688       36,816
                                              --------    --------   ---------     --------     ---------   ---------
        Total costs and expenses............    49,383     113,213     460,645      264,438      333,489      917,390
                                              --------    --------   ---------     --------     ---------   ---------
  Income (loss) before income taxes and
    extraordinary item......................    17,960      36,209    (180,330)     (31,574)    (256,500)    (533,010)
  Provision (benefit) for income taxes......     6,299      12,854      (3,573)          --           --      (27,153)
  Extraordinary item........................        --          --      (6,620)          --           --           --
                                              --------    --------   ---------     --------     ---------   ---------
  Net income (loss).........................  $ 11,661    $ 23,355   $(183,377)    $(31,574)    $(256,500)  $(505,857)
                                              ========    ========   =========     ========     =========   =========
  Net income (loss) per common share:
    Basic...................................  $   0.22    $   0.43   $   (2.79)    $  (0.45)    $  (3.19)   $   (6.92)
    Assuming dilution.......................  $   0.21    $   0.40   $   (2.79)    $  (0.45)    $  (3.19)   $   (6.92)
  Weighted average common and common
    equivalent shares outstanding:
  Basic.....................................    52,624      54,564      65,767       70,835       80,330       73,094
  Assuming dilution.........................    55,872      58,342      65,767       70,835       80,330       73,094
OTHER FINANCIAL DATA:
  Operating cash flow(2)....................  $ 45,135    $ 90,265   $ 162,716     $141,248     $ 26,222    $ 201,965
  Capital expenditures, excluding cost of
    acquisitions............................   125,760     350,891     502,329      216,770      168,686      533,453
  EBITDA(3).................................    51,762     103,944     181,266       84,696       36,910      164,781
  Ratio of EBITDA to interest expense.......      7.8x        7.6x        9.8x         4.9x         3.5x         4.5x
  Ratio of earnings to fixed charges(4).....      2.9x        2.4x          --           --           --           --
PRO FORMA FINANCIAL DATA(5):
  EBITDA....................................                                                                $ 250,060
  Interest expense and preferred stock
    dividends...............................                                                                   91,548
  Ratio of EBITDA to interest expense and
    preferred stock dividends...............                                                                     2.7x

                                                                 AS OF            AS OF MARCH 31, 1998
                                                              DECEMBER 31,     ---------------------------
                                                                  1997           ACTUAL       PRO FORMA(6)
                                                                            ($ IN THOUSANDS)
BALANCE SHEET DATA:
  Cash, cash equivalents and short-term investments.........    $136,430       $   39,822      $  196,776
  Oil and gas assets, net...................................     618,127          825,610       1,111,610
  Total assets..............................................     952,784        1,065,335       1,569,732
  Long-term debt, including current maturities and excluding
    discounts...............................................     510,000          655,000         920,000
  Stockholders' equity......................................     280,206          221,097         460,514

                                                                            (See
footnotes on following page)

------------------------------

(1) Includes a credit of $594,000 attributable to severance tax on production from prior periods.

(2) Represents net income (loss) before extraordinary item, income taxes, depreciation, depletion and amortization and impairments of oil and gas properties.

(3) EBITDA represents net income (loss) of the Company and its subsidiaries from continuing operations before interest, income taxes, depreciation, depletion, amortization, impairments of oil and gas properties, extraordinary items, the gain from the sale of Bayard Drilling Technologies, Inc. common stock and certain other non-cash charges. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from continuing operations or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity.

(4) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income (loss) of the Company and its subsidiaries from continuing operations before income taxes, extraordinary items and fixed charges. Fixed charges consist of interest (whether expensed or capitalized), and amortization of debt expenses and discount or premium relating to any indebtedness. Earnings were insufficient to cover fixed charges by $193.3 million in fiscal 1997, by $36.7 million for the six months ended December 31, 1997, by $258.8 million for the three months ended March 31, 1998 and by $542.9 million for the twelve months ended March 31, 1998. On a pro forma basis, for the twelve months ended March 31, 1998, earnings were insufficient to cover fixed charges and combined fixed charges and preferred stock dividends by $599.5 million.

(5) The pro forma data, which exclude amounts for Chesapeake Energy Marketing, Inc. ("CEMI"), which is not a Subsidiary Guarantor, have been prepared on the basis of the following assumptions: (i) the Offerings and Acquisitions were consummated at the beginning of the period, (ii) $500 million principal amount of Senior Notes, bearing an annual interest rate of 9 5/8% and 4,600,000 shares of Preferred Stock, with an annual dividend rate of 7%, were outstanding during the period, (iii) interest as reported for the period was reduced by the amount of interest recorded for indebtedness which was repaid with proceeds of the Offerings, (iv) the outstanding balance of the Company's commercial bank indebtedness was fully repaid at the beginning of the period, (v) there was no outstanding balance on the Replacement Credit Facility and (vi) there were no 10 1/2% Notes outstanding during the period.

(6) Gives effect to the consummation of the Acquisitions and the Offerings and the application of the net proceeds of $711 million therefrom excluding potential writedowns associated with acquired assets. See "-- The
    Company -- Recapitalization."

                                    RISK FACTORS

     In addition to the other information set forth elsewhere or incorporated by reference in this Prospectus, the following factors relating to the Company and this offering should be considered when evaluating participation in the Exchange Offer or an investment in the Senior Notes.


IMPAIRMENT OF ASSET VALUE


     The Company reported full-cost ceiling writedowns of $236 million, $110 million and $250 million in the fiscal year ended June 30, 1997, the six months ended December 31, 1997 and the three months ended March 31, 1998, respectively. Beginning in the quarter ended September 30, 1997, the Company reduced its drilling budget for the Louisiana Trend overall and concentrated remaining Austin Chalk drilling activity in the Masters Creek area of Louisiana. In addition, the Company initiated a strategy to replace and expand its oil and gas reserves through acquisitions as a complement to its historical strategy of adding reserves through drilling. The Company has also reduced its emphasis on acquiring unproved leasehold acreage to be developed through exploratory drilling. While these actions are intended to mitigate the higher risks associated with a growth strategy based on significant exploratory drilling, there can be no assurance that this change in strategy will result in enhanced future economic results or will prevent additional leasehold impairment and/or full-cost ceiling writedowns.


     Since December 31, 1997, oil prices have declined, reaching ten-year lows during June 1998. In addition, the Company has completed Acquisitions based on expectations of higher oil and gas prices than those currently being received. Based on NYMEX prices of $14.50 per Bbl and $2.00 per Mcf, reserve estimates as of March 31, 1998 (pro forma for the Acquisitions completed during the quarter ended June 30, 1998), and the estimated evaluation of leasehold during the quarter ended June 30, 1998, the Company estimates it will incur an additional full-cost ceiling writedown of between $225 million and $250 million as of June 30, 1998. Additional impairments of certain of the Company's other fixed assets located in the Louisiana Trend may be required at June 30, 1998. Such impairments, estimated to range from $10 million to $20 million, would result from lower than expected reserves and production throughput in gathering, transmission and processing facilities. If these impairments occur, the Company will incur a substantial loss which would further reduce shareholders' equity.


     The Company uses the full-cost method of accounting for its investment in oil and gas properties. Under the full-cost method of accounting, all costs of acquisition, exploration and development of oil and gas reserves are capitalized into a "full-cost pool" as incurred, and properties in the pool are depleted and charged to operations using the unit-of-production method based on the ratio of current production to total proved oil and gas reserves. To the extent that such capitalized costs (net of accumulated depreciation, depletion and amortization) less deferred taxes exceed the Present Value of estimated future net cash flows from proved oil and gas reserves and the lower of cost or fair value of unproved properties after income tax effects, such excess costs are charged to operations. If a writedown is required, it would result in a charge to earnings but would not have an impact on cash flows from operating activities. Once incurred, a writedown of oil and gas properties is not reversible at a later date even if oil and gas prices increase.

     Following the Company's announcement in late June 1997 of disappointing drilling results in the Louisiana Trend and a full-cost ceiling writedown, a number of purported class action lawsuits alleging violations of Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 thereunder were filed against the Company and certain of its officers and directors. See "-- Patent and Securities Litigation."


RESTRICTIONS IMPOSED BY LENDERS



     The instruments governing certain indebtedness of the Company and its Restricted Subsidiaries may impose significant operating and financial restrictions on the Company. The terms of the Indentures for the 9 1/8% Notes and the Senior Notes limit or prohibit, among other things, the ability of the Company to incur additional indebtedness, pay dividends, repay indebtedness prior to its stated maturity, sell assets or engage in mergers or acquisitions. See "Description of Other Indebtedness and Preferred Stock" and "Description of Senior Notes -- Certain Covenants." These restrictions could also limit the ability of the Company to effect future financings, make needed capital expenditures, withstand a future downturn in the Company's business or the economy in general, or otherwise conduct necessary corporate activities. A failure by the Company to comply with these restrictions could lead to a default under the terms of such indebtedness and the Senior Notes. In the event of default, the holders of such indebtedness could elect to declare all of the funds borrowed pursuant thereto to be due and payable together with accrued and unpaid interest. In such event, there can be no assurance that the Company would be able to make such payments or borrow sufficient funds from alternative sources to make any such payment. Even if additional financing could be obtained, there can be no assurance that it would be on terms that are favorable or acceptable to the Company. In addition, the Company's indebtedness under the Replacement Credit Facility will be secured by liens on a portion of the assets of the Company and its subsidiaries. The pledge of such collateral could impair the Company's ability to obtain additional financing in the future.



SUBSTANTIAL INDEBTEDNESS



     As of March 31, 1998, the Company's shareholders' equity was $221 million ($461 million on a pro forma basis) and its long-term indebtedness was $655 million ($920 million on a pro forma basis). Long-term indebtedness represented approximately 75% (67% on a pro forma basis) of total book capitalization. If the Company incurs additional full-cost ceiling writedowns (such as the expected writedown to be recorded as of June 30, 1998 discussed under "-- Impairment of Asset Value" above), shareholders' equity will be further reduced. During April 1998, Standard & Poor's and Moody's Investors Service ("Moody's") downgraded the Company's senior debt credit ratings to B+ and B1, respectively. Moody's has announced that its outlook for the Company's credit ratings is negative, pending Moody's ongoing evaluation of the Company's new business strategy. The Company's substantial indebtedness and negative credit ratings could adversely affect its access to capital, although management presently believes that cash flow from operations will be sufficient to fund planned exploration and development.



NEED TO REPLACE RESERVES; SUBSTANTIAL CAPITAL REQUIREMENTS



     As is customary in the oil and gas exploration and production industry, the Company's future success depends upon its ability to find, develop or acquire additional oil and gas reserves that are economically recoverable. Unless the Company successfully replaces the reserves that it produces through successful development, exploration or acquisition, the Company's proved reserves will decline. Approximately 43% of the Company's estimated proved reserves at December 31, 1997 (18% on a pro forma basis) were located in the Austin Chalk formation in Texas and Louisiana, where wells are characterized by rapid decline rates. Additionally, approximately 47% (35% on a pro forma basis) of the Company's total estimated proved reserves at December 31, 1997 were undeveloped. Recovery of such reserves will require significant capital expenditures and successful drilling operations. There can be no assurance that the Company can successfully find and produce reserves economically in the future.



     The Company has made and intends to make substantial capital expenditures in connection with the development, exploration and production of its oil and gas properties. Historically, the Company has funded its capital expenditures through a combination of internally generated funds, equity and long-term and short-term debt financing arrangements. Future cash flows are subject to a number of variables, such as the level of production from existing wells, prices of oil and gas and the Company's success in locating and producing new reserves. If revenue were to decrease as a result of lower oil and gas prices, decreased production or otherwise, and the Company's access to capital were limited, the Company would have a reduced ability to replace its reserves or to maintain production at current levels, potentially resulting in a decrease in production and revenue over time. If the Company's cash flow from operations is not sufficient to satisfy its capital expenditure budget, there can be no assurance that additional debt or equity financing will be available to meet these requirements.



CONCENTRATION OF UNEVALUATED LEASEHOLD IN LOUISIANA



     The Company's future performance will be affected by the development results of its existing proved undeveloped reserves and its inventory of unproved drilling locations, particularly in the Louisiana Trend and the Tuscaloosa Trend. As of March 31, 1998, the Company had an investment in total unevaluated and unproved leasehold of approximately $144 million, of which approximately $59 million was located in the Louisiana Trend and the Tuscaloosa Trend. Approximately 31%, or $70 million, of the Company's 1998 drilling budget is associated with drilling, construction of production facilities and seismic activity in the Louisiana Trend and the Tuscaloosa Trend. Failure of these drilling activities to achieve anticipated quantities of economically attractive reserves and production would have a material adverse effect on the Company's liquidity, operations and financial results and could result in future full-cost ceiling writedowns.



ACQUISITION AND INTEGRATION OF OPERATIONS RISKS



     The Company is subject to risks that properties acquired by it (including those acquired in the Acquisitions) will not perform as expected, that estimates of value will not prove accurate and that the returns from such properties will not support the indebtedness incurred or the other consideration used to acquire, or the capital expenditures needed to develop, such properties. The addition of the properties acquired in the Acquisitions will result in additional full-cost ceiling writedowns to the extent the Company's capitalized costs of such properties exceed the estimated Present Value of the related proved reserves. In addition, expansion of the Company's operations may place a significant strain on the Company's management, financial and other resources. The Company's ability to manage the Acquisitions will depend upon its ability to monitor operations, maintain effective costs and other controls and expand the Company's internal management, technical and accounting systems, all of which will result in higher operating expenses. Any failure to expand these areas and to implement and improve such systems, procedures and controls in an efficient manner at a pace consistent with the growth of the Company's business could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the integration of acquired properties with existing operations will entail considerable expenses in advance of anticipated revenues and may cause substantial fluctuations in the Company's operating results. There can be no assurance that the Company will be able to successfully integrate the properties acquired in the Acquisitions.



     The Company has also acquired proved reserves in Canada. In addition to the risks described above, the acquisition of assets in Canada has the additional risks associated with currency exchange and valuation, foreign regulation and taxation, and severe climate and operating conditions.


RANKING OF THE SENIOR NOTES; EFFECTIVE SUBORDINATION

     Obligations of the Company and its Restricted Subsidiaries under the Replacement Credit Facility will be secured by pledges of specific assets, subject to limitations on the incurrence of liens set forth in the Indenture and the Existing Notes Indentures. See "Description of Other Indebtedness and Preferred Stock."

     Holders of secured indebtedness of the Company and its subsidiaries will have claims with respect to the assets constituting collateral for such indebtedness that are prior to the claims of holders of the Senior Notes. In the event of a default on the Senior Notes, or a bankruptcy, liquidation or reorganization of the Company and its Restricted Subsidiaries, such assets will be available to satisfy secured obligations before any payment could be made on the Senior Notes. Accordingly, the Senior Notes will be effectively subordinated to claims of secured creditors of the Company and its Restricted Subsidiaries to the extent of pledged collateral. At March 31, 1998, after giving pro forma effect to the Offerings, the Company and the Restricted Subsidiaries would have had no secured indebtedness (although the Replacement Credit Facility will be secured by pledges of specific assets) and no indebtedness that would have ranked junior to the Senior Notes in right of payment. In addition, the maturity dates of certain of the Existing Notes precede the maturity date of the Senior Notes.


REPURCHASE OF SENIOR NOTES UPON A CHANGE OF CONTROL AND OTHER EVENTS


     The Company must offer to purchase the Senior Notes and the 9 1/8% Notes upon the occurrence of certain events. In the event of a Change of Control, the Company must offer to purchase all Senior Notes and 9 1/8% Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (a "Change of Control Offer"). In the event of certain asset dispositions, the Company will be required under certain circumstances to use the Excess Proceeds (as defined) to offer to purchase the Senior Notes and the 9 1/8% Notes at 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (a "Net Proceeds Offer"). See "Description of Senior Notes -- Change of Control" and "-- Certain Covenants" and "Description of Other Indebtedness and Preferred Stock."

     Prior to commencing such an offer to purchase, the Company may be required to (i) repay in full all indebtedness of the Company that would prohibit the repurchase of the Senior Notes and the 9 1/8% Notes, or (ii) obtain any requisite consent to permit the repurchase. If the Company is unable to repay all of such indebtedness or is unable to obtain the necessary consents, then the Company will be unable to offer to purchase the Senior Notes and the 9 1/8% Notes, and such failure will constitute an Event of Default under the Indenture and the 9 1/8% Notes Indenture. It is unlikely that the Company would have sufficient funds available at the time of any Change of Control or Net Proceeds Offer to satisfy all such debt obligations (including repurchases of Senior Notes, the 9 1/8% Notes and payment of its bank credit facilities) simultaneously without refinancing the indebtedness.

     The events that constitute a Change of Control or require a Net Proceeds Offer under the Indenture and the 9 1/8% Notes Indenture may also be events of default under any future bank credit facility or other senior indebtedness of the Company and the Restricted Subsidiaries. Such events may permit the lenders under such debt instruments to accelerate the debt and, if the debt is not paid, to enforce security interests on assets of the Company and the Restricted Subsidiaries, thereby limiting the Company's ability to raise cash to repurchase the Senior Notes and the 9 1/8% Notes, and reducing the practical benefit of the offer to purchase provisions to the holders of the Senior Notes. See "Description of Other Indebtedness and Preferred Stock."


PATENT AND SECURITIES LITIGATION


     Union Pacific Resources Company ("UPRC") has sued the Company alleging infringement of a patent for a drillbit steering method, including direct infringement and, subsequent to August 13, 1995, inducement of infringement. UPRC's claims against the Company are based on services provided to the Company by a third party vendor controlled by former UPRC employees. UPRC is seeking injunctive relief, damages of an unspecified amount, including actual and enhanced damages, interest, costs and attorneys' fees. The Company believes that it has meritorious defenses to UPRC's allegations and that the UPRC patent is invalid. The Company has filed a motion to construe UPRC's patent claims, and other dispositive motions are pending. No estimate of a probable loss or range of estimate of a probable loss, if any, can be made at this time; however, in reports filed in the proceeding, experts for UPRC claim that damages could be as much as $18 million while Company experts state that the amount should not exceed $25,000, in each case based on a reasonable royalty.

     The Company and certain of its officers and directors are defendants in a consolidated class action suit alleging violations of the Exchange Act. The plaintiffs assert that the defendants made material misrepresentations and failed to disclose material facts about the success of the Company's exploration efforts in the Louisiana Trend. As a result, the complaint alleges, the price of the Company's Common Stock was artificially inflated from January 25, 1996 until June 27, 1997, when the Company issued a press release announcing disappointing drilling results in the Louisiana Trend and a full-cost ceiling writedown to be reflected in its June 30, 1997 financial statements. The plaintiffs further allege that certain of the named individual defendants sold Company Common Stock during the class period when they knew or should have known adverse nonpublic information. The plaintiffs seek a determination that the suit is a proper class action and damages in an unspecified amount, together with interest and costs of litigation, including attorneys' fees. No estimate of loss or range of estimate of loss, if any, can be made at this time.

     A purported class action alleging violations of the Securities Act has been filed against the Company and others on behalf of investors who purchased common stock of Bayard Drilling Technologies, Inc. ("Bayard") in its initial public offering in November 1997. Total proceeds of the offering were $254 million, of which the Company received net proceeds of $90 million. Plaintiffs allege that the Company, a major customer of Bayard's drilling services and the owner of 30.1% of Bayard's common stock outstanding prior to the offering, was a controlling person of Bayard. Plaintiffs assert that the Bayard prospectus contained material omissions and misstatements relating to (i) the Company's financial "hardships" and their significance on Bayard's business, (ii) increased costs associated with Bayard's growth strategy and (iii) undisclosed pending related-party transactions between Bayard and third parties other than the Company. The alleged defective disclosures are claimed to have resulted in a decline in Bayard's share price following the public offering. The plaintiffs seek a determination that the suit is a proper class action and damages in an unspecified amount or rescission, together with interest and costs of litigation, including attorneys' fees. No estimate of loss or range of estimate of loss, if any, can be made at this time.

     While no prediction can be made as to the outcome of these matters or the amount of damages that might be awarded, if any, an adverse result in any of them could be material to the Company.

FLUCTUATIONS IN OIL AND GAS PRICES

     The Company's revenue, profitability and future rate of growth are substantially dependent upon prevailing prices for oil, natural gas and natural gas liquids, which are dependent upon numerous factors such as weather, economic, political and regulatory developments and competition from other sources of energy. The volatile nature of the energy markets makes it particularly difficult to estimate future prices of oil, natural gas and natural gas liquids. Prices of oil, natural gas and natural gas liquids are subject to wide fluctuations in response to relatively minor changes in circumstances, and there can be no assurance that future prolonged decreases in such prices will not occur. All of these factors are beyond the control of the Company. Any further significant decline in oil and gas prices could have a material adverse effect on the Company's operations, financial condition and level of expenditures for the development of its oil and gas reserves, and may result in additional writedowns of the Company's investments due to ceiling test limitations.

     In accordance with customary industry practice, the Company relies on independent third party service providers to provide most of the services necessary to drill new wells, including drilling rigs and related equipment and services, horizontal drilling equipment and services, trucking services, tubulars, fracing and completion services and production equipment. The industry has experienced significant price increases for these services during the last year and this trend is expected to continue into the future. These cost increases could in the future significantly increase the Company's development costs and decrease the return possible from drilling and development activities, and possibly render the development of certain proved undeveloped reserves uneconomical.

HEDGING RISKS

     From time to time, the Company enters into hedging arrangements relating to a portion of its oil and gas production. These hedges have in the past involved fixed arrangements and other arrangements at a variety of fixed prices and with a variety of other provisions including price floors and ceilings. The Company may in the future enter into oil and gas futures contracts, options, collars and swaps. The Company's hedging activities, while intended to reduce the Company's sensitivity to changes in market prices of oil and gas, are subject to a number of risks including instances in which (i) production is less than expected, (ii) there is a widening of price differentials between delivery points required by fixed price delivery contracts to the extent they differ from those on the Company's production or (iii) the Company's counterparties to its futures contract will be unable to meet the financial terms of the transaction. While the use of hedging arrangements limits the risk of declines in oil and gas prices, it may limit the benefit to the Company of increases in the price of oil and gas. Beginning in May 1998, the Company also utilizes interest rate hedging arrangements to limit its exposure to fixed interest rates in a low and/or declining interest rate environment when floating rates may be lower than fixed rates. The risks of such hedging are that interest rates increase above those that would have been incurred under existing fixed rate obligations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risk Management Activities."

UNCERTAINTY OF ESTIMATES OF OIL AND GAS RESERVES

     There are numerous uncertainties inherent in estimating quantities of proved oil and gas reserves, including many factors beyond the control of the Company. These estimates rely upon various assumptions, including assumptions required by the Commission as to constant oil and gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The process of estimating oil and gas reserves is complex, requiring significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir. In addition, reserve engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured in any exact way, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretations and judgment. As a result, estimates by different engineers often vary, and are subject to great uncertainty. This is particularly true as to proved undeveloped reserves, which are inherently less certain than proved developed reserves and which comprise a significant portion of the Company's proved reserves. In addition, the estimated future net revenue from proved reserves and the Present Value thereof are based on certain assumptions, including prices, future production levels and costs, that may not prove correct. Actual future production, revenue, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves may vary substantially from those estimated by the Company. Any significant variance in these assumptions could materially affect the estimated quantity and value of reserves set forth in this Prospectus and may justify revisions of earlier estimates, and such revisions may be material. In addition, the Company's reserves may be subject to downward or upward revision, based upon production history, results of future exploration and development, prevailing oil and gas prices and other factors, many of which are beyond the Company's control. In fiscal 1997, the six months ended December 31, 1997 and the three months ended March 31, 1998, revisions to the Company's proved reserves, the estimated future net revenues therefrom and the Present Value thereof contributed to $236 million, $110 million and $250 million impairments, respectively, of the Company's oil and gas properties. Based on NYMEX prices of $14.50 per Bbl and $2.00 per Mcf, the Company's estimated proved reserves as of March 31, 1998, pro forma for Acquisitions completed during the quarter ended June 30, 1998, and the estimated evaluation of leasehold during the quarter ended June 30, 1998, the Company estimates it will record a full-cost ceiling writedown of between $225 million and $250 million as of June 30, 1998. Additional impairments of certain of the Company's other fixed assets located in the Louisiana Trend may be required at June 30, 1998. Such impairments, estimated to range from $10 million to $20 million, would result from lower than expected reserves and production throughput in gathering, transmission and processing facilities.


DRILLING AND OPERATING RISKS

     Oil and gas drilling activities are subject to numerous risks, many of which are beyond the Company's control. The Company's operations may be curtailed, delayed or canceled as a result of title problems, weather conditions, compliance with governmental requirements, mechanical difficulties and shortages or delays in the delivery of equipment. In addition, the Company's properties may be susceptible to hydrocarbon drainage from production by other operators on adjacent properties. Industry operating risks include the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formations and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, clean-up responsibilities, regulatory investigation and penalties and suspension of operations.

     The Company has been among the most active drillers of horizontal wells and may drill a significant number of deep horizontal wells in the future. The Company's horizontal drilling activities involve greater risk of mechanical problems than conventional vertical drilling operations.

     In accordance with customary industry practice, the Company maintains insurance against some, but not all, of the risks described above. There can be no assurance that any insurance will be adequate to cover losses or liabilities. The Company cannot predict the continued availability of insurance, or its availability at premium levels that justify its purchase.

GOVERNMENTAL REGULATION

     Oil and gas operations are subject to various federal, state and local governmental regulations which may be changed from time to time in response to economic or political conditions. From time to time, regulatory agencies have imposed price controls and limitations on production in order to conserve supplies of oil and gas. In addition, the production, handling, storage, transportation and disposal of oil and gas, by-products thereof and other substances and materials produced or used in connection with oil and gas operations are subject to regulation under federal, state and local laws and regulations primarily relating to protection of human health and the environment. To date, expenditures related to complying with these laws and for remediation of existing environmental contamination have not been significant in relation to the results of operations of the Company. There can be no assurance that the trend of more expansive and stricter environmental legislation and regulations will not continue.

ENVIRONMENTAL RISKS

     The Company is subject to a variety of federal, state and local governmental laws and regulations related to the storage, use, discharge and disposal of toxic, volatile or otherwise hazardous materials. These regulations subject the Company to increased operating costs and potential liability associated with the use and disposal of hazardous materials. Although these laws and regulations have not had a material adverse effect on the Company's financial condition or results of operations, there can be no assurance that the Company will not be required to make material expenditures in the future. Moreover, the Company anticipates that such laws and regulations will become increasingly stringent in the future, which could lead to material costs for environmental compliance and remediation by the Company.

     Any failure by the Company to obtain required permits for, control the use of, or adequately restrict the discharge of hazardous substances under present or future regulations could subject the Company to substantial liability or could cause its operations to be suspended. Such liability or suspension of operations could have a material adverse effect on the Company's business, financial condition and results of operations.

COMPETITION

     The Company operates in a highly competitive environment. The Company competes with major and independent oil and gas companies for the acquisition of desirable oil and gas properties, as well as for the equipment and labor required to develop and operate such properties. Many of these competitors have financial and other resources substantially greater than those of the Company.

RELIANCE ON KEY PERSONNEL; CONFLICTS OF INTEREST

     The Company is dependent upon its Chief Executive Officer, Aubrey K. McClendon, and its Chief Operating Officer, Tom L. Ward. The unexpected loss of the services of either of these executive officers could have a detrimental effect on the Company. The Company maintains $20 million key man life insurance policies on the life of each of Messrs. McClendon and Ward.


     Messrs. McClendon and Ward, together with another executive officer of the Company, have rights to participate in wells drilled by the Company. Messrs. McClendon and Ward have elected to participate during all periods since the Company's initial public offering in 1993 with individual interests of between 1.0% and 1.5%. Such participation may result in substantial amounts owing to the Company, which indebtedness is without interest unless not paid in a timely manner. Additionally, in July 1998, the Company made a $5 million secured loan to each of Messrs. McClendon and Ward. Each loan is payable on or before December 31, 1998 with interest accruing at an annual rate of 9 1/8%, payable quarterly. Such transactions may create interests which conflict with those of the Company.


CONTROL BY CERTAIN STOCKHOLDERS


     At July 24, 1998, Aubrey K. McClendon, Tom L. Ward, the Aubrey K. McClendon Children's Trust and the Tom L. Ward Children's Trust beneficially owned an aggregate of 24,838,897 shares (including outstanding vested options) representing 25% of the Company's outstanding Common Stock, and members of the Company's Board of Directors and executive officers, including Messrs. McClendon and Ward and their respective children's trusts, beneficially owned an aggregate of 28,468,195 shares (including outstanding vested options), which represented 28% of the Company's outstanding Common Stock. As a result,

Messrs. McClendon and Ward, together with executive officers and directors of the Company, are in a position to significantly influence matters requiring the vote or consent of the Company's stockholders.

ABSENCE OF A PUBLIC MARKET FOR THE SENIOR NOTES

     The Senior Notes are a new issue for which there is currently limited trading. Prior to the exchange of Old Notes for New Notes pursuant to the Exchange Offer, the Old Notes are subject to significant restrictions on resale. While the Company intends to apply for listing of the Senior Notes on the New York Stock Exchange, there can be no assurance as to the liquidity of any markets that may develop for the Senior Notes, the ability of the holders of Senior Notes to sell their Senior Notes or the price at which holders would be able to sell their Senior Notes. Future trading prices of the Senior Notes will depend on many factors, including, among others, prevailing interest rates, the Company's operating results and the market for similar securities. The Initial Purchasers have informed the Company that they currently intend to make a market for the Senior Notes. However, they are not so obligated, and any such market making may be discontinued at any time without notice. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. See "Plan of Distribution." Accordingly, no assurance can be given that an active public or other market will develop for the Senior Notes or as to the liquidity of or the trading market for the Senior Notes.

CONSEQUENCES OF THE EXCHANGE OFFER ON NON-TENDERING HOLDERS OF OLD NOTES

     In the event the Exchange Offer is consummated, the Company and the Subsidiary Guarantors will not be required to register any Old Notes not tendered and accepted in the Exchange Offer (other than, in certain circumstances, Senior Notes entitled to be covered by a shelf registration statement). In such event, holders of Old Notes seeking liquidity in their investment would have to rely on exemptions to the registration requirements under the securities laws, including the Securities Act. Following the Exchange Offer, assuming the Company and the Subsidiary Guarantors have no shelf registration obligation with respect to any Senior Notes, none of the holders of Senior Notes will be entitled to receive liquidated damages. See "The Exchange Offer -- Purpose and Effect of The Exchange Offer."

                                  THE COMPANY

     Chesapeake Energy Corporation is an independent oil and gas company engaged in the exploration, production, development and acquisition of oil and natural gas in major onshore producing areas of the United States and Canada. The Company's executive offices are located at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118 and its telephone number is (405) 848-8000.

     The Company has recently acquired a substantial amount of proved oil and gas reserves through mergers and direct acquisitions of oil and gas properties. From December 1997 through April 1998, the Company acquired approximately 681 Bcfe of estimated proved reserves, together with unevaluated leasehold, gas gathering systems, marketing assets, securities, interests in joint ventures and working capital, at an aggregate cost of $817 million. Of these transactions, two were closed in December 1997, three were closed in the first quarter of 1998 and four were closed in the second quarter of 1998. These transactions are discussed in more detail later in this section.


     On July 7, 1998, the Company's Board of Directors authorized management to explore alternatives to enhance shareholder value, including a possible sale or merger of the Company, based upon the Board's opinion that the recent market prices of the Company's Common Stock indicates that the market is substantially undervaluing the Company's assets and exploration potential. Also on July 7, 1998, Chesapeake's Board of Directors unanimously adopted a shareholder rights plan designed to deter coercive takeover tactics and to prevent a change of control from occurring without all shareholders receiving a fair price.



     For the quarter ended June 30, 1998, the Company expects to report a substantial loss, largely the result of a full cost ceiling writedown of up to $250 million caused by lower oil and gas prices and the accounting treatment for various acquisitions completed during the second quarter. As of June 30, 1998, the Company believes its proved oil and gas reserves were approximately 1,250 Bcfe, of which 75% are natural gas. Of its total proved reserves, 65% are located in the Mid-Continent, 15% along the Gulf Coast, and 20% in Canada and elsewhere. The Company's goal is to increase its proved reserves during the next year to 1,350-1,400 Bcfe.



     The Company's current long-term debt is $920 million, which carries a weighted average interest rate of 9.1% and has no maturities scheduled until 2004. Since June 1, 1998, the Company has reduced its outstanding Common Stock to 100 million from 106 million shares as a result of a Common Stock repurchase program. The Board has authorized repurchases for up to $30 million. Additionally, as of June 30, 1998, the Company's cash balance was approximately $60 million and the Company's investments in other companies, its gas marketing and gathering assets, undeveloped leasehold and other assets have a remaining book value of approximately $225 million.


BUSINESS STRATEGY


     Through mid-1997, Chesapeake's business strategy was growth through the drillbit. Using this strategy, the Company rapidly expanded its reserves and production through an aggressive drilling program. In particular, the Company achieved considerable success in the Giddings Field in the Texas portion of the Austin Chalk Trend. Beginning in late 1995, the Company undertook a major initiative to extend the productive range of the Austin Chalk formation into the Louisiana Trend. In the second half of 1997, management modified the Company's strategy in response to unfavorable drilling results in the Louisiana Trend and higher oilfield service costs. The Company's revised strategy was designed to lower the Company's risk profile by building a longer-lived reserve base and by balancing capital expenditures between acquisitions and drilling. The key elements of Chesapeake's modified strategy were:



     Concentrate in Three Core Areas. Since mid-1997, the Company has significantly increased its focus in the Mid-Continent and has acquired properties in western Canada to complement its Austin Chalk Trend activities. The Company believes the Mid-Continent offers attractive long-lived reserves and numerous consolidation and exploitation opportunities. The Company also believes that western Canada offers attractive drilling opportunities and that Canadian natural gas prices will increase as additional pipelines are completed to meet growing natural gas demand in the United States. As of June 30, 1998, the Mid-Continent represented approximately 65% of the Company's total proved reserves. The Company also continues to actively participate in the development of the Austin Chalk Trend, with an industry-leading leasehold position in Texas and Louisiana.


     Acquire Long-Lived Natural Gas Reserves. The Company has sought to acquire long-lived natural gas properties that (i) contain multiple producing horizons with the potential for increased reserves and production, (ii) are located in the Mid-Continent and western Canada, (iii) offer the potential for the application of sophisticated drilling and seismic technologies and (iv) present opportunities to improve operating margins. Management believes that long-lived natural gas reserves will increase in value as a result of favorable North American natural gas supply/demand fundamentals.


     Grow Reserves and Production Through a Balanced Drilling Program. The Company seeks to maintain a balanced portfolio of drilling opportunities that offer the potential to grow reserves and production with attractive rates of return. The Company continues to build a large inventory of lower risk drilling projects to complement its high impact, higher risk exploration opportunities. With the properties acquired through the Acquisitions, management believes it has an identified portfolio of over 800 developmental drilling opportunities.

     Refocus and Reduce Louisiana Trend Drilling Program. In fiscal 1997 and the Transition Period, the Company's drilling program was spread across 200 miles of the Louisiana Trend that, to date, has produced inconsistent results. To improve results, the Company has reduced the size of the Louisiana Trend drilling program and focused its drilling in the Masters Creek area, which has produced better results than other areas of the Louisiana Trend. In general, the Company will limit its future drilling in the area to wells which directly offset existing producing wells with favorable production histories.


     Identify and Complete Innovative Transactions. The Company has completed innovative transactions in which it has leveraged its oil and gas expertise into profitable investments, including direct investments in and joint ventures with established companies. Recent examples of such transactions include its investments in Gothic, Ranger and Pan East and its former investment in Bayard. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."



     Management is presently exploring alternatives to enhance shareholder value, including a possible sale or merger of the Company.


ACQUISITIONS

     The following table provides information about the Acquisitions:

                                                                                PROVED          TOTAL
                                                                               RESERVES      ACQUISITION
                        CLOSING                   PRIMARY AREA                 ACQUIRED        COST(2)
        SELLER            DATE                    OF OPERATION                 (BCFE)(1)   ($ IN MILLIONS)
Pan East..............   12/5/97   Western Alberta, Eastern British Columbia       --(3)        $ 22
AnSon.................  12/16/97   Deep Anadarko Basin                             26             43(4)
Ranger................   1/30/98   Northeastern British Columbia                   54             48(4)
EnerVest..............    2/6/98   Deep Anadarko Basin                             43             38
Hugoton...............   3/10/98   Southwestern Kansas, Northwestern              246            326(4)
                                   Oklahoma, Texas Panhandle
Gothic................   4/27/98   Arkoma and Anadarko Basins                      52             70(5)
Sunoma................   4/27/98   Northeastern British Columbia                   42             33
DLB...................   4/28/98   Southern and Northwestern Oklahoma             110            132(4)
MC Panhandle..........   4/30/98   Texas Panhandle                                108            105(4)
                                                                                  ---           ----
                                                                                  681           $817
                                                                                  ===           ====

------------------------------

(1) As of December 31, 1997, as estimated by the Company.

(2) Includes (a) cash paid, (b) debt assumed and (c) the value of Chesapeake Common Stock issued in the Acquisitions. In the case of Hugoton, does not include the value of Chesapeake Common Stock issuable upon the exercise of options assumed.

(3) No direct interest in reserves acquired; purchased 19.9% of Pan East's common stock and entered into a two year, 50/50 drilling and acquisitions participation agreement.

(4) Includes purchase consideration attributable to unevaluated leasehold, gas gathering systems, marketing and other assets of $7 million for AnSon, $20 million for Ranger, $20 million for Hugoton, $10 million for DLB and $5 million for MC Panhandle.

(5) Includes the purchase of $39.5 million of 12% preferred stock (with a liquidation value of $50 million) and warrants to purchase 15% of Gothic's common stock at $.01 per share.

     In December 1997, Chesapeake purchased from Pan East Petroleum Corp., a publicly-traded Canadian exploration and production company, 19.9% of Pan East's common stock for $22 million. Chesapeake has the right to participate as a non-operator with up to a 50% interest in all drilling activities and acquisitions made by Pan East during the two years ending December 31, 1999.

     In December 1997, Chesapeake acquired AnSon Production Corporation, a privately owned oil and gas producer that owned approximately 26 Bcfe of estimated proved reserves (based upon estimates as of December 31, 1997), undeveloped mineral interests, and a gas marketing subsidiary. Consideration for the AnSon acquisition was approximately $43 million, consisting of 3,792,724 shares of Chesapeake Common Stock and the payment of $24.8 million on May 7, 1998, pursuant to a make-whole provision.

     In January 1998, Chesapeake entered into a 40/60 alliance with Ranger Oil Limited to jointly develop a 3.2 million acre area of mutual interest in the Helmet area of northeastern British Columbia. As part of the transaction, Chesapeake paid Ranger approximately $48 million to acquire 54 Bcfe of estimated proved reserves (100% natural gas), approximately 160,000 net acres of primarily undeveloped leasehold and 40% of Ranger's infrastructure in the area.

     In February 1998, Chesapeake purchased the Mid-Continent properties of privately owned EnerVest Management Company, L.L.C. for $38 million. The properties are 90% natural gas and include approximately 43 Bcfe of proved reserves.

     In March 1998, Chesapeake acquired Hugoton Energy Corporation pursuant to a merger for approximately $326 million, including the assumption of $120 million in bank debt and the issuance of 25.8 million shares of Chesapeake Common Stock. Based upon estimates reported as of December 31, 1997, Hugoton owns approximately 246 Bcfe of proved reserves in addition to its portfolio of undeveloped mineral interests, gas gathering systems, 696,000 gross (298,000 net) undeveloped leasehold acres and other corporate assets.

     In April 1998, Chesapeake acquired from Gothic Energy Corporation 22 Bcfe of natural gas reserves in the Arkoma Basin of Oklahoma for $20 million, and purchased $39.5 million of Gothic 12% preferred stock (with a liquidation value of $50 million) and ten-year warrants to purchase 15% of Gothic's currently outstanding common stock for $0.01 per share. As part of this transaction, for additional consideration of $10.5 million, Chesapeake entered into a five-year drilling and acquisitions participation agreement with Gothic, and Gothic transferred to Chesapeake approximately 30 Bcfe of proved undeveloped reserves.

     In April 1998, Chesapeake acquired the British Columbia properties of Sunoma Energy Corporation for $33 million. Virtually all of the 42 Bcfe of reserves acquired are associated with wells operated by Ranger in the Helmet area. The properties are 98% natural gas and have an estimated reserves-to-production index of ten years.

     In April 1998, Chesapeake acquired by merger the Mid-Continent operations of DLB Oil & Gas, Inc. for $17.5 million in cash, 5 million shares of Chesapeake Common Stock and the assumption of $90 million in outstanding debt and working capital obligations. In its Mid-Continent operations, DLB had approximately 110 Bcfe of proved reserves, nine gas gathering systems and a gas marketing subsidiary based in Houston, Texas.

     In April 1998, Chesapeake acquired all of the stock of MC Panhandle, Inc., a wholly-owned subsidiary of Occidental, for $95 million, net of working capital adjustments. MC Panhandle's proved reserves, estimated to be approximately 108 Bcf, are located in the West Panhandle Field of the Texas Panhandle, are 100% natural gas, have an estimated reserves-to-production index of eight years, and are 85% proved developed producing.


     The Company believes its substantial drilling expertise and strong exploration staff will allow it to more fully exploit acquired assets. Further, the long-lived nature of the assets acquired allows the Company greater capital investment flexibility in times of low commodity prices without experiencing a significant decline in production.


PRIMARY OPERATING AREAS


     The Company intends to focus its drilling efforts in three areas: (i) the Mid-Continent (consisting of Oklahoma, southwestern Kansas and the Texas Panhandle), (ii) the Austin Chalk Trend in Texas and Louisiana, and (iii) the western Canadian provinces of Alberta and British Columbia. In addition, the Company will selectively pursue exploration projects such as the Tuscaloosa Trend in Louisiana, the Deep Wilcox project in Wharton County, Texas, and the Lovington project in New Mexico.


     The following table sets forth the Company's estimated proved reserves (net of interests of other working and royalty interest owners and others entitled to share in production), Present Value and estimated capital expenditures required to develop the Company's proved undeveloped reserves at December 31, 1997, and includes the 26 Bcfe of estimated proved reserves attributable to the acquisition of AnSon, but does not include approximately 655 Bcfe of proved reserves acquired after December 31, 1997.

                                                                 PERCENT                          ESTIMATED
                                                       GAS          OF          PRESENT            COSTS TO
                                  OIL       GAS     EQUIVALENT    PROVED         VALUE          DEVELOP PUD'S
             AREAS               (MBBL)   (MMCF)     (MMCFE)     RESERVES   ($ IN THOUSANDS)   ($ IN THOUSANDS)
Mid-Continent..................   5,832   184,313    219,305        49%         $186,732           $ 64,626
Austin Chalk Trend.............   8,694   138,362    190,526        43           233,601             74,351
Other areas....................   3,700    16,443     38,643         8            46,176             13,944
                                 ------   -------    -------       ---          --------           --------
          Total................  18,226   339,118    448,474       100%         $466,509           $152,921
                                 ======   =======    =======       ===          ========           ========


     Mid-Continent. The Company's Mid-Continent assets represented 49% of the Company's total proved reserves as of December 31, 1997. Pro forma for the Acquisitions, the Company's proved reserves as of December 31, 1997 were approximately 1,138 Bcfe, of which 813 Bcfe, or 71%, are located in the Mid-Continent. The Company has budgeted approximately $64 million for the Mid-Continent during 1998, representing approximately 29% of the Company's total budget for exploration and development activities during the year. The Company anticipates the Mid-Continent will contribute approximately 63 Bcfe of production, pro forma for the Acquisitions, during 1998, or 47% of expected total production.


     Austin Chalk Trend. Chesapeake's second largest concentration of proved reserves and its highest concentration of Present Value as of December 31, 1997 (before giving effect to the Acquisitions) is located in the Austin Chalk Trend, which consists of the Giddings Field in Texas and the Louisiana Trend.


     The Company initiated exploration and development efforts in the Giddings Field in 1992 and peak activity occurred in 1994 and 1995. From 1992 through December 31, 1997, the Company drilled 226 wells in this area with a 97% success rate. The Company has budgeted approximately $11 million to drill eight gross (4.2 net) wells in Giddings during 1998.


     Chesapeake invested approximately $149 million from fiscal 1995 through December 31, 1997 to acquire over 1.1 million acres of leasehold in the Louisiana Trend. Beginning in 1995 and continuing through December 31, 1997, Chesapeake expended an additional $215 million in drilling efforts on 80 gross (37.9 net) wells to evaluate its leasehold position. However, as a result of the disappointing results, the Company has reduced its exploration and development activities in Louisiana. The Company will focus its Louisiana drilling in 1998 primarily in the Masters Creek area and allow others to lead the exploration of areas outside of

Masters Creek. For 1998, the Company has budgeted $49 million to drill approximately 8.0 net wells and conduct seismic in the Louisiana Trend.


     Western Canada Region. During 1996 and 1997, the Company began to evaluate the possibility of developing a third core area of operations in western Canada. The Company has recently entered into three transactions which have established a substantial presence in western Canada. Management expects to significantly increase its natural gas assets in western Canada in 1998.

OTHER OPERATING AREAS


     Tuscaloosa Trend. In 1997, Chesapeake initiated two large 3-D seismic projects to evaluate approximately 90,000 acres of leasehold in the Tuscaloosa Trend portion of Louisiana. The Company anticipates initiating its drilling program in the Tuscaloosa Trend during 1998 and has budgeted $21 million to drill four gross (3.0 net) wells.



     Permian Basin. In 1995, the Company initiated drilling activity in the Permian Basin in the Lovington area of Lea County, New Mexico. During the last half of 1997, the Company initiated ten wells in the Lovington area, six of which were successfully completed, one was unsuccessful and three were drilling. The Company has budgeted approximately $10 million to drill 8 gross (5.3 net) wells and conduct seismic in this area during 1998.


     Wharton County, Texas. During fiscal 1997, the Company acquired approximately 25,000 net acres at a cost of approximately $29 million in Wharton County, Texas. The Company intends to participate with a 55% interest in an 85,000 acre 3-D seismic program with Coastal Oil & Gas Corporation, Seagull Energy Corporation, Unocal Corporation and other industry partners during 1998 to delineate potential future drillsites in the vicinity of Coastal's Zeidman Trustee wells.


     Williston Basin. During fiscal 1996, Chesapeake began acquiring leasehold in the Williston Basin of eastern Montana and western North Dakota, and as of December 31, 1997 owned approximately 1.0 million gross (0.6 million net) acres. During the last half of 1997, the Company drilled and successfully completed six wells targeting the Red River formation on the northern portion of its leasehold. The Company has budgeted $3 million to drill three gross (2.3 net) wells during 1998 in the Williston Basin.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Old Notes were sold by Chesapeake on April 22, 1998 to Donaldson, Lufkin & Jenrette Securities Corporation, Bear, Stearns & Co. Inc., Lehman Brothers Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (together, the "Initial Purchasers") in reliance on Section 4(2) of the Securities Act. The Initial Purchasers offered and sold the Old Notes only to "qualified institutional buyers" (as defined in Rule 144A) in compliance with Rule 144A.

     In connection with the sale of the Old Notes, the Company and the Initial Purchasers entered into a Registration Rights Agreement dated as of April 22, 1998 (the "Registration Rights Agreement"), which requires the Company and the Subsidiary Guarantors (i) to cause the Old Notes to be registered under the Securities Act, or (ii) to file with the Commission a registration statement under the Securities Act with respect to an issue of new notes of the Company identical in all material respects to the Old Notes and use their best efforts to cause such registration statement to become effective under the Securities Act and, upon the effectiveness of that registration statement, to offer to the holders of the Old Notes the opportunity to exchange their Old Notes for a like principal amount of New Notes, which will be issued without a restrictive legend and which may be reoffered and resold by all eligible holders without restrictions or limitations under the Securities Act. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Exchange Offer is being made pursuant to the Registration Rights Agreement to satisfy the obligations of the Company and the Subsidiary Guarantors thereunder with regard to the Senior Notes. If any holder of Senior Notes notifies the Company within 20 business days following the sixtieth day after the commencement of the Exchange Offer that (a) such holder was prohibited by law or Commission policy from participating in the Exchange Offer or (b) such holder may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and this Prospectus is not appropriate or available for such resales by such holder or
(c) such holder is a broker-dealer and holds Old Notes acquired directly from the Company or any of its affiliates, then the Company and the Subsidiary Guarantors are also required by the Registration Rights Agreement to cause such Senior Notes to be registered under the Securities Act. The term "holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the trustee's books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Notes are held of record by The Depository Trust Company ("DTC") who desires to deliver such Old Notes by book-entry transfer at DTC.

     The Company has not requested, and does not intend to request, an interpretation by the staff of the Commission with respect to whether the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than certain broker-dealers, as set forth below, and any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes or who is an affiliate of the Company may not rely upon such interpretations by the staff of the Commission and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liabilities under the Securities Act for which the holder is not indemnified by the Company. Each broker-dealer (other than an affiliate of the Company) that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Company has agreed that, for a period of 180 days, if required, after the Exchange Date hereof, it will make the Prospectus available to any broker-dealer for use in connection with any such resale. Affiliates of the Company who exchange Old Notes for New Notes, if any, will not be relieved of their registration obligations upon a subsequent sale of the New Notes. See "Plan of Distribution."

     The Exchange Offer is not being made to, nor will the Company accept surrenders for exchange from, holders of Old Notes in any jurisdiction in which this Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     By tendering in the Exchange Offer, each holder of Old Notes will represent to the Company that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, (ii) neither the holder of Old Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the holder is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, neither the holder nor any such other person is engaged in or intends to participate in the distribution of such New Notes, and (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or, if such holder is an "affiliate," that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     Each holder, by tendering, also acknowledges and agrees that any holder using the Exchange Offer to participate in a distribution of the New Notes (a) could not rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Sherman & Sterling (available July 2, 1993), and similar no-action letters, and (b) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of New Notes obtained by such holder in exchange for Old Notes acquired by such holder directly from the company.

     Following the consummation of the Exchange Offer and assuming the Company and the Subsidiary Guarantors have no further shelf registration obligations with respect to any Senior Notes, none of the Senior Notes will be entitled to liquidated damages provided for in the Registration Rights Agreement. Following the consummation of the Exchange Offer, holders of Senior Notes (other than certain holders with shelf registration rights) will not have any further registration rights, and the Old Notes will continue to be subject to certain restrictions on transfer. See "-- Consequences of Failure to Exchange." Accordingly, the liquidity of the market for the Old Notes could be adversely affected. See "Risk Factors -- Consequences of the Exchange Offer on Non-Tendering Holders of Old Notes."

TERMS OF THE EXCHANGE OFFER

     General. Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. Subject to the minimum denomination requirements of the New Notes, the Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in amounts that are integral multiples of $1,000 principal amount.

     The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes except that the New Notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof. The New Notes will evidence the same debt as the Old Notes, will be entitled to the benefits of the Indenture and will be treated as a single class thereunder with any Old

Notes that remain outstanding. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

     As of                     , 1998, $500,000,000 aggregate principal amount
of Old Notes was outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to the registered Holders of the Old Notes.

     Holders of Old Notes do not have any appraisal or dissenters' rights under the Oklahoma General Corporation Act or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder. Old Notes which are not tendered for exchange in the Exchange Offer will remain outstanding and interest thereon will continue to accrue, but holders of such Old Notes (except in limited circumstances) will not be entitled to any rights or benefits under the Registration Rights Agreement.

     The Company will be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the New Notes from the Company. If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."


     Expiration Date; Extensions; Amendments. The term "Expiration Date" shall
mean 5:00 p.m., New York City time, on                     , 1998, unless the
Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Although the Company has no current intention to extend the Exchange Offer, the Company reserves the right to extend the Exchange Offer at any time and from time to time by giving oral or written notice to the Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. During any extension of the Exchange Offer, all Old Notes previously tendered pursuant to the Exchange Offer and not withdrawn will remain subject to the Exchange Offer. The date of the exchange of the New Notes for Old Notes will be the next New York Stock Exchange trading day following the Expiration Date.


     The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "-- Conditions of the Exchange Offer" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders. If the Exchange Offer is amended in any manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Exchange Offer for a period of time, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such period.

     In all cases, issuance of the New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of a properly completed and duly executed Letter of Transmittal and all other required documents; provided, however, that the Company reserves the absolute right to waive any conditions of the Exchange Offer or defects or irregularities in the tender of Old Notes. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes or substitute Old Notes evidencing the unaccepted portion, as appropriate, will be returned without expense to the tendering holder, unless otherwise provided in the Letter of Transmittal, as promptly as practicable after the expiration or termination of the Exchange Offer.

     Interest on the New Notes. Holders of Old Notes that are accepted for exchange will not receive accrued interest thereon at the time of exchange. However, each New Note will bear interest from the most recent date to which interest has been paid on the Old Notes or New Notes, or if no interest has been paid on the Old Notes or New Notes, from April 22, 1998.

     Procedures for Tendering Old Notes. The tender to the Company of Old Notes by a holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. A holder of the Old Notes may tender such Old Notes by (i) properly completing and signing a Letter of Transmittal or a facsimile thereof (all references in this Prospectus to a Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with any corresponding certificate or certificates representing the Old Notes being tendered (if in certificated form) and any required signature guarantees, to the Exchange Agent at one of its addresses set forth in the Letter of Transmittal on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below), or (ii) complying with the guaranteed delivery procedures described below.

     If tendered Old Notes are registered in the name of the signer of the Letter of Transmittal and the New Notes to be issued in exchange therefor are to be issued (and any untendered Old Notes are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in DTC (also referred to as a book-entry facility) whose name appears on a security listing as the owner of Old Notes), the signature of such signer need not be guaranteed. In any other case, the tendered Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Company and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by an eligible guarantor institution which is a member of one of the following recognized signature guarantee programs (an "Eligible Institution"): (i) The Securities Transfer Agents Medallion Program (STAMP), (ii) The New York Stock Exchange Medallion Signature Program (MSF), or (iii) The Stock Exchange Medallion Program
(SEMP). If the New Notes or Old Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Old Notes, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

     THE METHOD OF DELIVERY OF OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     The Company understands that the Exchange Agent has confirmed with DTC that any financial institution that is a participant in DTC's system may utilize DTC's Automated Tender Offer Program ("ATOP") to tender Old Notes. The Company further understands that the Exchange Agent will request, within two business days after the date the Exchange Offer commences, that DTC establish an account with respect to the Old Notes for the purpose of facilitating the Exchange Offer, and any participant may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's ATOP procedures for transfer. However, the exchange of the Old Notes so tendered will only be made after timely confirmation (a "Book-Entry Confirmation") of such book-entry transfer and timely receipt by the Exchange Agent of an Agent's Message (as defined in the next sentence), and any other documents required by the Letter of Transmittal. The term "Agent's Message" means a message, transmitted by DTC and received by the Exchange Agent and forming part of Book-Entry Confirmation, which states that DTC has received an express acknowledgment from a participant tendering Old Notes which are the subject of such Book-Entry Confirmation and that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such participant.

     A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at DTC), is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided below) from an Eligible Institution is received by the Exchange Agent. Issuances of New Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided below) by an Eligible Institution will be made only against submission of a duly signed Letter of Transmittal (and any other required documents) and deposit of the tendered Old Notes.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Notes will be determined by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Old Notes. None of the Company, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Any Old Notes received by the Exchange Agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived, or if Old Notes are submitted in principal amount greater than the principal amount of Old Notes being tendered by such tendering holder, such unaccepted or non-exchanged Old Notes will be returned by the Exchange Agent to the tendering holder, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, the Company reserves the right in its sole discretion (a) to purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date, and (b) to the extent permitted by applicable law, to purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers will differ from the terms of the Exchange Offer.

     Guaranteed Delivery Procedures. If the holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Old Notes to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its office, on or prior to the Expiration Date, a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the name(s) in which the Old Notes are registered, the principal amount being tendered and (if available) the certificate number(s) of the Old Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, such Old Notes, in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at DTC), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Old Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly competed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

     Terms and Conditions of the Letter of Transmittal. The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

     The party tendering Old Notes for exchange (the "Transferor") exchanges, assigns and transfers the Old Notes to the Company and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Old Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire New Notes issuable upon the exchange of such tendered Old Notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Notes or to transfer ownership of such Old Notes on the account books maintained by DTC. All authority conferred by the Transferor will survive the death, bankruptcy or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of such Transferor.

     By executing a Letter of Transmittal, each holder will make to the Company the representations set forth above under the heading "-- Purpose and Effect of the Exchange Offer."

     Withdrawal of Tenders of Old Notes. Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at one of its addresses set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) contain a statement that such holder is withdrawing its election to have such Old Notes exchanged, (iv) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes in the name of the person withdrawing the tender, and (v) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. If Old Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering Old Notes" at any time prior to the Expiration Date.

CONDITIONS OF THE EXCHANGE OFFER

     Notwithstanding any other term of the Exchange Offer, or any extension of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange New Notes for, any Old Notes, and may terminate the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

          (a) any statute, rule or regulation shall have been enacted, or any action shall have been taken by any court or governmental authority which, in the reasonable judgment of the Company, would prohibit, restrict or otherwise render illegal consummation of the Exchange Offer; or

          (b) any change, or any development involving a prospective change, in the business or financial affairs of the Company or any of its subsidiaries has occurred which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (c) there shall occur a change in the current interpretations by the staff of the Commission which, in the Company's reasonable judgment, might materially impair the Company's ability to proceed with the Exchange Offer.

     If the Company determines in its sole discretion that any of the above conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the Expiration Date, subject, however, to the right of holders to withdraw such Old Notes (see
"-- Terms of the Exchange Offer -- Withdrawal of Tenders of Old Notes"), or
(iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all validly tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Exchange Offer for a period of time, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such period.

EXCHANGE AGENT

     United States Trust Company of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:



            By Mail:                     By Overnight Courier:                     By Hand
   United States Trust Company        United States Trust Company            (Before 4:30 p.m.):
           of New York                        of New York                United States Trust Company
          P. O. Box 844               Corporate Trust Operations                 of New York
         Cooper Station                       Department                        111 Broadway
     New York, NY 10276-0844           770 Broadway - 13th Floor                 Lower Level
 Attn: Corporate Trust Services           New York, NY 10003                 New York, NY 10006
  (registered or certified mail              By Facsimile:             Attn: Corporate Trust Services
          recommended)                      (212) 780-0592
                                   (For Eligible Institutions Only)
                                         Confirm by Telephone:
                                            (800) 548-6565


FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopy, telephone or in person by officers and regular employees of the Company and its affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders.

     The Company has not retained any dealer-manager or other soliciting agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, the Letter of Transmittal and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and transfer agent and registrar, accounting and legal fees and printing costs, among others.

     The Company will pay all transfer taxes, if any, applicable to the exchange of the Old Notes pursuant to the Exchange Offer. If, however, New Notes, or Old Notes for principal amounts not tendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered or if a transfer tax is imposed for any reason other than the exchange of the Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

     The Old Notes that are not exchanged for New Notes pursuant to the Exchange Offer will remain restricted securities within the meaning of Rule 144 of the Securities Act. Accordingly, such Old Notes may be offered, resold, pledged or otherwise transferred only (i) to a person who the transferor reasonably believes is a qualified institutional buyer purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (ii) in a transaction meeting the requirements of Rule 144 under the Securities Act (if available), (iii) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company), (iv) to the Company or any of its subsidiaries, or (v) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction. The liquidity of the Old Notes could be adversely affected by the Exchange Offer. Following the consummation of the Exchange Offer, holders of the Old Notes (other than certain holders with shelf registration rights) will have no further registration rights under the Registration Rights Agreement and will not be entitled to the liquidated damages provided for in the Registration Rights Agreement.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The costs of the Exchange Offer and the unamortized expenses related to the issuance of the Old Notes will be amortized over the term of the New Notes.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the issuance of the New Notes offered hereby. In consideration for issuing the New Notes as contemplated in this Prospectus, the Company will receive in exchange Old Notes in like principal amount, the term and form of which are identical in all material respects to the New Notes. The Old Notes surrendered in exchange for New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in the indebtedness of the Company.

                                 CAPITALIZATION

     The following table sets forth, as of March 31, 1998, the cash and cash equivalents and the capitalization of the Company as adjusted to give effect to the consummation of the Acquisitions, the Offerings and the application of the net proceeds. This table should be read in conjunction with the Consolidated Financial Statements of the Company and the related notes and other financial information included elsewhere in this Prospectus.

                                                                AS OF MARCH 31, 1998
                                                              ------------------------
                                                                               PRO
                                                               ACTUAL        FORMA(1)
                                                                  ($ IN THOUSANDS)
Cash, cash equivalents and short-term investments...........  $  39,822     $  196,776
                                                              =========     ==========
Long-term debt (excluding discounts on Senior Notes)
  Revolving credit facilities...............................  $ 145,000     $       --
  10 1/2% Senior Notes due 2002.............................     90,000             --
  7 7/8% Senior Notes due 2004..............................    150,000        150,000
  9 5/8% Senior Notes due 2005..............................         --        500,000
  9 1/8% Senior Notes due 2006..............................    120,000        120,000
  8 1/2% Senior Notes due 2012..............................    150,000        150,000
                                                              ---------     ----------
          Total long-term debt..............................    655,000        920,000
                                                              ---------     ----------
Stockholders' equity:
  Preferred Stock...........................................         --        230,000
  Common Stock..............................................      1,001          1,006
  Paid-in capital...........................................    659,868        682,613
  Accumulated deficit(2)....................................   (439,772)      (453,105)
                                                              ---------     ----------
          Total stockholders' equity........................    221,097        460,514
                                                              ---------     ----------
          Total capitalization..............................  $ 876,097     $1,380,514
                                                              =========     ==========

------------------------------

(1) As adjusted to give pro forma effect to the Offerings and the Acquisitions pending as of March 31, 1998, excluding potential writedowns associated with acquired assets.

(2) The extinguishment of the Company's revolving credit facilities and the Company's purchase and retirement of the 10 1/2% Notes will result in an extraordinary charge of approximately $13.3 million.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth selected consolidated financial data of the Company for each of the five fiscal years ended June 30, 1997, the six months ended December 31, 1997 and 1996 and the three months ended March 31, 1998 and 1997. The data are derived from the Consolidated Financial Statements of the Company, including the Notes thereto, appearing elsewhere herein. The data set forth in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, including the Notes thereto included elsewhere in this report.

                               THREE MONTHS ENDED       SIX MONTHS ENDED
                                    MARCH 31,             DECEMBER 31,                       YEAR ENDED JUNE 30,
                             -----------------------   -------------------   ----------------------------------------------------
                                1998         1997        1997       1996       1997        1996       1995       1994      1993
                             ----------   ----------   --------   --------   ---------   --------   --------   --------   -------
                                                           ($ IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
  DATA:
Revenues:
  Oil and gas sales........  $   50,241   $   57,399   $ 95,657   $ 90,167   $ 192,920   $110,849   $ 56,983   $ 22,404   $11,602
  Oil and gas marketing
    sales..................      26,524       22,410     58,241     30,019      76,172     28,428         --         --        --
  Oil and gas service
    operations.............          --           --         --         --          --      6,314      8,836      6,439     5,526
  Interest and other.......         224        3,277     78,966      2,516      11,223      3,831      1,524        981       880
                             ----------   ----------   --------   --------   ---------   --------   --------   --------   -------
        Total revenues.....      76,989       83,086    232,864    122,702     280,315    149,422     67,343     29,824    18,008
                             ----------   ----------   --------   --------   ---------   --------   --------   --------   -------
Costs and expenses:
  Production expenses and
    taxes..................       9,438        4,308     10,094      5,874      15,107      8,303      4,256      3,647     2,890
  Oil and gas marketing
    expenses...............      26,261       21,747     58,227     29,548      75,140     27,452         --         --        --
  Oil and gas service
    operations.............          --           --         --         --          --      4,895      7,747      5,199     3,653
  Impairment of oil and gas
    properties.............     250,000           --    110,000         --     236,000         --         --         --        --
  Oil and gas depreciation,
    depletion and
    amortization...........      31,342       24,663     60,408     36,243     103,264     50,899     25,410      8,141     4,184
  Depreciation and
    amortization of other
    assets.................       1,380          873      2,414      1,836       3,782      3,157      1,765      1,871       557
  General and
    administrative.........       4,380        2,481      5,847      3,739       8,802      4,828      3,578      3,135     3,620
  Provision for legal and
    other settlements......          --           --         --         --          --         --         --         --     1,286
  Interest and other.......      10,688        3,654     17,448      6,216      18,550     13,679      6,627      2,676     2,282
                             ----------   ----------   --------   --------   ---------   --------   --------   --------   -------
        Total costs and
          expenses.........     333,489       57,726    264,438     83,456     460,645    113,213     49,383     24,669    18,472
                             ----------   ----------   --------   --------   ---------   --------   --------   --------   -------
Income (loss) before income
  taxes and extraordinary
  item.....................    (256,500)      25,360    (31,574)    39,246    (180,330)    36,209     17,960      5,155      (464)
Provision (benefit) for
  income taxes.............          --        9,255         --     14,325      (3,573)    12,854      6,299      1,250       (99)
                             ----------   ----------   --------   --------   ---------   --------   --------   --------   -------
Income (loss) before
  extraordinary item.......    (256,500)      16,105    (31,574)    24,921    (176,757)    23,355     11,661      3,905      (365)
Extraordinary item:
  Loss on early
    extinguishment of debt,
    net of applicable
    income taxes...........          --         (177)        --     (6,443)     (6,620)        --         --         --        --
                             ----------   ----------   --------   --------   ---------   --------   --------   --------   -------
Net income (loss)..........  $ (256,500)  $   15,928   $(31,574)  $ 18,478   $(183,377)  $ 23,355   $ 11,661   $  3,905   $  (365)
                             ==========   ==========   ========   ========   =========   ========   ========   ========   =======
Earnings (loss) per common
  share basic:
  Income (loss) before
    extraordinary item.....  $    (3.19)  $      .23   $  (0.45)  $   0.40   $   (2.69)  $   0.43   $   0.22   $   0.08   $ (0.02)
  Extraordinary item.......          --           --         --      (0.10)      (0.10)        --         --         --        --
                             ----------   ----------   --------   --------   ---------   --------   --------   --------   -------
Net income (loss)..........  $    (3.19)  $      .23   $  (0.45)  $   0.30   $   (2.79)  $   0.43   $   0.22   $   0.08   $ (0.02)
                             ==========   ==========   ========   ========   =========   ========   ========   ========   =======
Earnings (loss) per common
  assuming dilution:
  Income (loss) before
    extraordinary item.....  $    (3.19)  $      .22   $  (0.45)  $   0.38   $   (2.69)  $   0.40   $   0.21   $   0.08   $ (0.02)
  Extraordinary item.......          --           --         --      (0.10)      (0.10)        --         --         --        --
                             ----------   ----------   --------   --------   ---------   --------   --------   --------   -------
Net income (loss)..........  $    (3.19)  $      .22   $  (0.45)  $   0.28   $   (2.79)  $   0.40   $   0.21   $   0.08   $ (0.02)
                             ==========   ==========   ========   ========   =========   ========   ========   ========   =======
Cash dividends declared per
  common share.............  $     0.02   $       --   $   0.04   $     --   $    0.02   $     --   $     --   $     --   $    --
CASH FLOW DATA:
Cash provided by (used in)
  operating activities.....  $   49,185   $   39,686   $139,157   $ 41,901   $  84,089   $120,972   $ 54,731   $ 19,423   $(1,499)
Cash used in investing
  activities...............     166,466      160,107    136,504    184,149     523,854    344,389    112,703     29,211    15,142
Cash provided by (used in)
  financing activities.....      25,366      280,492     (2,810)   231,349     512,144    219,520     97,282     21,162    20,802
OTHER FINANCIAL DATA:
Operating cash flow(1).....  $   26,222   $   50,896   $141,248   $ 77,325   $ 162,716   $ 90,265   $ 45,135   $ 15,167   $ 4,277
Capital expenditures,
  excluding cost of
  acquisitions.............     168,686      162,957    216,770    196,423     502,329    350,891    125,760     37,574    19,085
EBITDA(2)..................      36,910       54,550     84,696     83,541     181,266    103,944     51,762     17,843     7,845
Ratio of EBITDA to interest
  expense..................        3.5x        14.9x       4.9x      13.4x        9.8x       7.6x       7.8x       6.7x      2.9x
Ratio of earnings to fixed
  charges(3)...............          --         4.4x         --       3.2x          --       2.4x       2.9x       2.3x        --
BALANCE SHEET DATA (AT END
  OF PERIOD):
Total assets...............  $1,065,335   $1,190,046   $952,784   $860,597   $ 949,068   $572,335   $276,693   $125,690   $78,707
Long-term debt, net of
  current maturities.......     654,013      508,961    508,992    220,149     508,950    268,431    145,754     47,878    14,051
Stockholders' equity.......     221,097      503,056    280,206    484,062     286,889    177,767     44,975     31,260    31,432

------------------------------

(1) Represents net income (loss) before extraordinary item, income taxes, depreciation, depletion and amortization and impairments of oil and gas properties.

(2) EBITDA represents net income (loss) of the Company and its subsidiaries from continuing operations before interest, income taxes, depreciation, depletion, amortization, impairments of oil and gas properties, extraordinary items, the gain from the sale of Bayard common stock and certain other non-cash charges. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from continuing operations or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity.

(3) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income (loss) of the Company and its subsidiaries from continuing operations before income taxes, extraordinary items and fixed charges. Fixed charges consist of interest (whether expensed or capitalized), and amortization of debt expenses and discount or premium relating to any indebtedness. Earnings were insufficient to cover fixed charges by $258.8 million for the three months ended March 31, 1998, $36.7 million for the six months ended December 31, 1997, $193.3 million in fiscal 1997 and $656,000 in fiscal 1993.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     Chesapeake's operating cash flow (exclusive of changes in working capital) and production continued to reach record levels during the Transition Period and the three months ended March 31, 1998. However, during the Transition Period continuing unfavorable exploration and production results, primarily in the Austin Chalk Trend, together with increases in drilling and equipment costs and declines in oil prices as of December 31, 1997, resulted in downward revisions in estimates of Chesapeake's proved oil and gas reserves and the related Present Value of the estimated future net revenues from the Company's proved reserves. In addition to still lower oil and natural gas prices at March 31, 1998, the application of full-cost accounting rules of the Commission to recently acquired assets recorded in accordance with purchase accounting led to the impairment of a significant portion of the recorded book value of the acquired assets. The Company recorded $110.0 million and $250.0 million asset writedowns and net losses of $31.6 million and $256.5 million during the Transition Period and the three months ended March 31, 1998.

     In response to the losses recorded in fiscal 1997 and the Transition Period, Chesapeake significantly revised its business strategy during the Transition Period. These revisions included (i) reducing the size and risk of its exploratory drilling program, especially in the Louisiana Trend, (ii) acquiring significant volumes of long-lived natural gas reserves, particularly in the Mid-Continent and (iii) building a larger inventory of lower risk drilling opportunities through acquisitions and joint ventures. Further, the Company has reduced its capital expenditure budget for exploration and development to more closely match anticipated cash flow from operations.

     As part of this revised strategy, the Company has acquired various proved oil and gas reserves through merger or through purchases of oil and gas properties. From December 1997 through April 1998, the Company completed nine acquisitions, adding approximately 681 Bcfe of estimated proved reserves. Of these acquisitions, two were closed in December 1997, three were closed in the first quarter of 1998, and four were closed in the second quarter of 1998. See "The Company -- Acquisitions." These acquisitions will have the effect of increasing oil and gas production volumes and revenues, decreasing DD&A per Mcfe, and increasing production expenses and interest expense during 1998.


     The Company financed the acquisitions primarily through the sale of securities. In November 1997, Chesapeake received net proceeds of approximately $90 million from its sale of Bayard common stock in the initial public offering of Bayard. Chesapeake recognized a gain on the sale of its Bayard stock of $73.8 million. In April 1998, the Company issued 4.6 million shares of Preferred Stock (total proceeds of $230 million), and $500 million principal amount of Old Notes. The net proceeds from the Offerings were approximately $711 million.



     The Company's strategy during the first half of 1998 was to acquire proved oil and gas reserves, primarily in the Mid-Continent and in western Canada, and to continue developing oil and gas assets by drilling. Management is presently exploring the possible sale or merger of the Company and other alternatives to enhance shareholder value. The Company has reduced its 1998 capital expenditure budget for exploration and development drilling activities to approximately $235 million and has reduced the Austin Chalk Trend drilling component significantly. Further, the Company has increased its use of 3-D seismic to assist in reducing exploratory risks and increasing economic returns from its drilling programs. The Company has conducted, participated in, or is actively pursuing more than 25 3-D seismic programs to evaluate the Company's acreage inventory.

     The following table sets forth certain operating data of the Company for the periods presented:

                                                   THREE MONTHS         SIX MONTHS
                                                       ENDED               ENDED
                                                     MARCH 31,         DECEMBER 31,           YEAR ENDED JUNE 30,
                                                 -----------------   -----------------   -----------------------------
                                                  1998      1997      1997      1996       1997       1996      1995
NET PRODUCTION DATA:
  Oil (MBbl)...................................    1,176       801     1,857     1,116      2,770      1,413     1,139
  Gas (MMcf)...................................   15,907    15,742    27,326    30,095     62,005     51,710    25,114
  Gas equivalent (MMcfe).......................   22,963    20,548    38,468    36,791     78,625     60,190    31,947
OIL AND GAS SALES ($ IN THOUSANDS):
  Oil..........................................  $17,449   $17,260   $34,523   $24,418   $ 57,974   $ 25,224   $19,784
  Gas..........................................   32,792    40,139    61,134    65,749    134,946     85,625    37,199
                                                 -------   -------   -------   -------   --------   --------   -------
        Total oil and gas sales................  $50,241   $57,399   $95,657   $90,167   $192,920   $110,849   $56,983
                                                 =======   =======   =======   =======   ========   ========   =======
AVERAGE SALES PRICE:
  Oil ($ per Bbl)..............................  $ 14.84   $ 21.55   $ 18.59   $ 21.88   $  20.93   $  17.85   $ 17.36
  Gas ($ per Mcf)..............................     2.06      2.55      2.24      2.18       2.18       1.66      1.48
  Gas equivalent (per Mcfe)....................     2.19      2.79      2.49      2.45       2.45       1.84      1.78
OIL AND GAS COSTS ($ PER MCFE):
  Production expenses and taxes................  $  0.41   $  0.21   $  0.27   $  0.16   $   0.19   $   0.14   $  0.13
  General and administrative...................     0.19      0.12      0.15      0.10       0.11       0.08      0.11
  Depreciation, depletion and amortization.....     1.36      1.20      1.57      0.99       1.31       0.85      0.80
NET WELLS DRILLED:
  Horizontal wells.............................      7.5      11.4      27.2      34.3       75.7       42.0      28.5
  Vertical wells...............................      9.6      21.5      13.9      13.0       31.3       27.0      23.0
NET WELLS AT END OF PERIOD(1)..................  1,796.0     266.3     401.0     210.3      270.1      187.0      96.4

---------------

(1) Gives effect to net wells acquired during period.

RESULTS OF OPERATIONS

  THREE MONTHS ENDED MARCH 31, 1998 AND 1997

     General. For the three months ended March 31, 1998 (the "Current Quarter"), the Company realized a net loss of $256.5 million, or $3.19 per common share. This compares to net income of $15.9 million, or $0.22 per common share, in the three months ended March 31, 1997 (the "Prior Quarter"). The loss in the Current Quarter was primarily caused by a $250.0 million asset writedown recorded under the full-cost method of accounting and, to a much lesser extent, a $6.5 million loss from recurring operations. The asset writedown was primarily caused by the Hugoton acquisition in March 1998 for consideration in excess of the present value (10% discount) of the future net revenues of the proved reserves acquired as of March 31, 1998 (approximately $150 million of the writedown) and by decreases in oil and gas prices from December 31, 1997 to March 31, 1998. See "-- Impairment of Oil and Gas Properties." No such writedown occurred in the Prior Quarter.

     Oil and Gas Sales. During the Current Quarter, oil and gas sales decreased 13% to $50.2 million from $57.4 million in the Prior Quarter. The decrease resulted from significantly lower oil and gas prices, partially offset by a 12% increase in production volumes. For the Current Quarter, the Company produced
23.0 Bcfe, consisting of 1.2 MMBbl and 16 Bcf of natural gas, compared to 0.8 MMBbl and 15.7 Bcf, or 20.5 Bcfe, in the Prior Quarter. Average oil prices realized were $14.84 per barrel of oil in the Current Quarter compared to $21.55 in the Prior Quarter, a decrease of 31%. Average gas prices realized were $2.06 per Mcf in the Current Quarter compared to $2.55 per Mcf in the Prior Quarter, a decrease of 19%.

     For the Current Quarter, the Company realized an average price of $2.19 per Mcfe, compared to $2.79 per Mcfe in the Prior Quarter. The Company's hedging activities resulted in increased oil and gas revenues of $1.8 million, or $0.08 per Mcfe, in the Current Quarter, compared to decreases in oil and gas revenues of $0.2 million, or $0.01 per Mcfe, in the Prior Quarter.

     The following table shows the Company's production by region for the Current Quarter and the Prior Quarter:

                                                   FOR THE THREE MONTHS ENDED MARCH 31,
                                                   -------------------------------------
                                                         1998                1997
                                                   -----------------   -----------------
                                                   (MMCFE)   PERCENT   (MMCFE)   PERCENT
Mid-Continent....................................   7,646       33%     4,241       21%
Austin Chalk Trend...............................  12,054       53     15,017       73
Canada...........................................     730        3         --       --
Other Areas......................................   2,533       11      1,290        6
                                                   ------      ---     ------      ---
          Total..................................  22,963      100%    20,548      100%
                                                   ======      ===     ======      ===

     Natural gas production represented approximately 69% of the Company's total production volume on an equivalent basis in the Current Quarter, compared to 77% in the Prior Quarter. This decrease in natural gas production as a percentage of total production was primarily the result of new production in the Louisiana portion of the Austin Chalk Trend, which tends to produce more oil than gas. The Company anticipates that as a result of its recent acquisitions, increased drilling in the Mid-Continent and Canada and decreased drilling in Louisiana, natural gas will represent 70-75% of anticipated 1998 production.

     Oil and Gas Marketing Sales. The Company realized $26.5 million in oil and gas marketing sales for third parties in the Current Quarter, with corresponding oil and gas marketing expenses of $26.3 million, for a margin of $0.2 million. This compares to sales of $22.4 million, expenses of $21.7 million, and a margin of $0.7 million in the Prior Quarter. The Company anticipates gross margins will increase during 1998 as a result of the acquisition of certain gas gathering, transportation and marketing assets completed in 1998.

     Interest and Other. Interest and other revenues for the Current Quarter were $0.2 million compared to $3.3 million in the Prior Quarter. The decrease was primarily caused by the Company maintaining lower invested cash balances resulting in reduced interest income.

     Production Expenses and Taxes. Production expenses increased to $7.9 million in the Current Quarter, a $4.7 million increase from the $3.2 million incurred in the Prior Quarter. On a production unit basis, production expenses were $0.34 and $0.16 per Mcfe in the Current and Prior Quarters, respectively. The primary reason for the increase in production expenses was the increased lifting costs associated with the Louisiana production, which represented a higher proportion of production in the Current Quarter than the Prior Quarter. Also contributing to the increase was the addition of production obtained in the Hugoton and AnSon acquisitions, which typically has higher production expense per Mcfe of production than the Company's historical production base. The Company anticipates production expenses will continue to rise during 1998 as the result of additional acquisitions closed in April 1998, and expects production expenses to average $0.35 to $0.40 per Mcfe for 1998.

     Production taxes, which consist primarily of wellhead severance taxes, were $1.5 million and $1.2 million in the Current and Prior Quarters, respectively. This increase, from $0.06 per Mcfe to $0.07 per Mcfe, was the result of the higher tax rates associated with production obtained in the Acquisitions as compared to the Company's historical production base.

     Impairment of Oil and Gas Properties. The Company utilizes the full-cost method to account for its investments in oil and gas properties. Under this method, all costs of acquisition, exploration and development of oil and gas reserves (including such costs as leasehold acquisition costs, geological and geophysical expenditures, certain capitalized internal costs, dry hole costs and tangible and intangible development costs) are capitalized as incurred. These oil and gas property costs, including the estimated future capital expenditures to develop the proved undeveloped reserves, are depleted and charged to operations using the unit-of-production method based on the ratio of current production to proved oil and gas reserves as estimated by the Company's independent engineering consultants and Company engineers. Costs directly associated with the acquisition and evaluation of unproved properties are excluded from the amortization computation until it is determined whether or not proved reserves can be assigned to the property or whether impairment has occurred. To the extent that capitalized costs of oil and gas properties, net of accumulated depreciation, depletion and amortization and related deferred income taxes, exceed the discounted future net revenues of proved oil and gas properties, such excess costs are charged to operations.

     The Company incurred an impairment of oil and gas properties charge of $250 million in the Current Quarter, compared to no impairment in the Prior Quarter. This writedown was caused by several factors, including the Hugoton acquisition, oil prices declining from $17.62 at December 31, 1997 to $13.92 at March 31, 1998, gas prices declining from $2.29 at December 31, 1997 to $2.01 at March 31, 1998 and higher drilling and completion costs compared to previous estimates. Additionally, lower oil and gas prices at March 31, 1998 and higher drilling costs caused downward revisions in the Company's proved reserves as certain proved undeveloped reserves previously estimated by the Company were rendered uneconomic and therefore not included in the Company's evaluation of its proved reserves.

     The primary reason for the impairment charge was the completion of the acquisition in March 1998 of Hugoton, which was accounted for using the purchase method. The purchase price, which was established in November 1997 when the acquisition was announced (based on a Chesapeake common stock price of $8.00 per share), was allocated almost entirely to Hugoton's evaluated oil and gas properties. Based upon reserve estimates as of March 31, 1998, the portion of the purchase price which was allocated to evaluated oil and gas properties exceeded the associated discounted future net revenues from Hugoton's estimated proved reserves by approximately $150 million.


     Since March 31, 1998, oil and gas prices have declined further. The Company expects to record additional impairment charges, reducing earnings and shareholders' equity in the second quarter of 1998. See "Risk
Factors -- Impairment of Asset Value."


     Oil and Gas Depreciation, Depletion and Amortization. Depreciation, depletion and amortization of oil and gas properties ("DD&A") for the Current Quarter was $31.3 million, compared to $24.7 million in the Prior Quarter. This increase was caused by increased production and an increase in the DD&A rate per Mcfe from $1.20 to $1.36 in the Prior and Current Quarters, respectively. The Company's DD&A rate is expected to decrease to approximately $1.10-$1.15 per Mcfe for the remainder of 1998 as the result of the impairment charge, the acquisitions completed in April, and reduced drilling in Louisiana.

     Depreciation and Amortization of Other Assets. Depreciation and amortization of other assets ("D&A") increased to $1.4 million in the Current Quarter compared to $0.9 million in the Prior Quarter. This increase in D&A was caused by increased investments in depreciable buildings and equipment and increased amortization of debt issuance costs as a result of the issuance of Senior Notes in March 1997. The Company anticipates an increase in D&A throughout 1998 as a result of higher building depreciation expense on the Company's corporate offices, additional equipment and depreciable assets added from the Acquisitions, and higher amortization caused by the increased offering costs incurred in the Senior Notes issued in April 1998.

     General and Administrative. General and administrative expenses ("G&A"), which are net of capitalized internal payroll and non-payroll expenses, were $4.4 million in the Current Quarter compared to $2.5 million in the Prior Quarter. This increase was primarily caused by increased employment levels associated with the Company's continuing growth. The increase was also caused by increased accounting, legal, reservoir engineering and other expenses incurred in the Current Quarter as a result of the Company's change to a December 31 fiscal year end reporting period for which there were no comparable expenses in the Prior Quarter. The Company capitalized $2.1 million of internal costs in the Current Quarter directly related to the Company's oil and gas exploration and development efforts, compared to $1.4 million in the Prior Quarter. The Company anticipates that G&A costs for 1998 will continue to increase as the result of industry wage inflation, legal fees associated with litigation, and increases in employment due to the acquisition program.

     Interest and Other. Interest and other expense increased to $10.7 million in the Current Quarter from $3.7 million in the Prior Quarter. This increase was a result of a full quarter of interest expense in the Current Quarter on the $300 million principal amount of Senior Notes issued at the end of the Prior Quarter. In addition to the interest expense reported, the Company capitalized $2.3 million of interest during the Current

Quarter compared to $2.7 million capitalized in the Prior Quarter. Interest expense will increase during the remainder of 1998 as a result of the issuance of $500 million of Senior Notes in April 1998.

     Provision for Income Taxes. The Company recorded no income tax expense for the Current Quarter, compared to income tax expense of $9.3 million in the Prior Quarter. At March 31, 1998, the Company had a net operating loss carryforward of approximately $383 million for regular federal income taxes which will expire in future years beginning in 2007. Management believes that it cannot be demonstrated at this time that it is more likely than not that the deferred income tax assets, comprised primarily of the net operating loss carryforward, will be realizable in future years, and therefore a valuation allowance of $174 million has been recorded. The Company does not expect to record any book income tax expense for the remainder of 1998 based on information available at this time.

  SIX MONTHS ENDED DECEMBER 31, 1997 AND 1996

     General. For the Transition Period, the Company realized a net loss of $31.6 million, or $0.45 per common share, on total revenues of $232.9 million. This compares to net income of $18.5 million, or $0.28 per common share, on total revenues of $122.7 million in the six months ended December 31, 1996 (the "Prior Period"). The loss in the Transition Period was caused by a $110.0 million asset writedown recorded under the full-cost method of accounting, partially offset by a gain of $73.8 million from the sale of the Bayard stock.

     Oil and Gas Sales. During the Transition Period, oil and gas sales increased 6% to $95.7 million versus $90.2 million for the Prior Period. The increase in oil and gas sales resulted primarily from growth in production volumes. For the Transition Period, the Company produced 38.5 Bcfe at a weighted average price of $2.49 per Mcfe, compared to 36.8 Bcfe produced in the Prior Period at a weighted average price of $2.45 per Mcfe.

     The following table shows the Company's production by region for the Transition Period and the Prior Period:

                                                  FOR THE SIX MONTHS ENDED DECEMBER 31,
                                                  --------------------------------------
                                                        1997                 1996
                                                  -----------------   ------------------
                                                  (MMCFE)   PERCENT   (MMCFE)    PERCENT
Mid-Continent...................................   8,852       23%       8,980      24%
Austin Chalk Trend..............................  26,220       68       26,243      71
Other areas.....................................   3,396        9        1,568       5
                                                  ------      ---     --------     ---
          Total production......................  38,468      100%      36,791     100%
                                                  ======      ===     ========     ===

     Natural gas production represented approximately 71% of the Company's total production volume on an equivalent basis in the Transition Period, compared to 82% in the Prior Period. This decrease in gas production as a percentage of total production was primarily the result of new production in the Louisiana Trend, which tends to produce more oil than gas.

     For the Transition Period, the Company realized an average price per barrel of oil of $18.59, compared to $21.88 in the Prior Period. Gas price realizations increased slightly from $2.18 per Mcf in the Prior Period to $2.24 per Mcf in the Transition Period. The Company's hedging activities resulted in decreases in oil and gas revenues of $4.3 million and $7.1 million in the Transition Period and Prior Period, respectively. Oil prices received in the first quarter of 1998 are significantly below prices realized in the Transition Period, which has the effect of reducing oil revenues and decreasing earnings.

     Oil and Gas Marketing Sales. The Company realized $58.2 million in oil and gas marketing sales for third parties in the Transition Period, with corresponding oil and gas marketing expenses of $58.2 million. This compares to sales of $30.0 million, expenses of $29.5 million, and a margin of $0.5 million in the Prior Period.

     Interest and Other. Interest and other revenues for the Transition Period were $79.0 million compared to $2.5 million in the Prior Period. During the Transition Period, the Company realized a gain on the sale of its Bayard common stock of $73.8 million, the most significant component of interest and other revenues.

     Production Expenses and Taxes. Production expenses and taxes, which include lifting costs, production taxes and excise taxes, increased to $10.1 million in the Transition Period, compared to $5.9 million in the Prior Period. These increases were primarily the result of increased operating costs and increased production. On a unit of production basis, production expenses and taxes increased to $0.27 per Mcfe compared to $0.16 per Mcfe in the Prior Period. The Company expects that production expenses and taxes per Mcfe will increase in 1998, primarily as the result of completed and anticipated acquisitions that generally have higher associated lifting costs per unit than the Company's historical production.

     Impairment of Oil and Gas Properties. The Company utilizes the full-cost method to account for its investment in oil and gas properties. Under this method, all costs of acquisition, exploration and development of oil and gas reserves (including such costs as leasehold acquisition costs, geological and geophysical expenditures, certain capitalized internal costs, dry hole costs and tangible and intangible development costs) are capitalized as incurred. These oil and gas property costs along with the estimated future capital expenditures to develop proved undeveloped reserves are depleted and charged to operations using the unit-of-production method based on the ratio of current production to proved oil and gas reserves as estimated by the Company's independent engineering consultants and Company engineers. Costs directly associated with the acquisition and evaluation of unproved properties are excluded from the amortization computation until it is determined whether or not proved reserves can be assigned to the property or whether impairment has occurred. To the extent that capitalized costs of oil and gas properties, net of accumulated depreciation, depletion and amortization and related deferred income taxes, exceed the discounted future net revenues of proved oil and gas properties, such excess costs are charged to operations.

     The Company incurred an impairment of oil and gas properties charge of $110 million for the Transition Period. This writedown was caused by several factors, including oil prices declining from $18.38 at June 30, 1997 to $17.62 at December 31, 1997, and drilling and completion costs continuing to escalate during the Transition Period. Higher costs caused the Company's capital spending to exceed budgeted amounts during the Transition Period and also increased the estimated future capital expenditures to be incurred to develop the Company's proved undeveloped reserves. The Company's results from wells completed during the Transition Period in the Louisiana Trend continued to be inconsistent and production performance from various properties in the Navasota River and Independence areas were lower than projected at June 30, 1997. As a result of the above factors, the Company recorded a downward revision to its proved reserves of 38 net Bcfe in the Austin Chalk Trend as of December 31, 1997.

     Excluding the purchase of additional leasehold, the Company incurred approximately $85 million in capital expenditures in the Louisiana Trend during the Transition Period, of which approximately $67 million were incurred in the Masters Creek area. Approximately $16 million of the drilling costs were incurred on Company operated wells that had not been completed at December 31, 1997.

     In the Masters Creek area, the Company completed operations on 11 wells during the Transition Period. Although 10 of the 11 wells were commercially productive, the drilling costs incurred through December 31, 1997 of approximately $58 million for the 10 wells were higher than anticipated and assigned reserves were lower than expected. The lower reserve quantities were due in part to lower oil prices at December 31, 1997. In addition, the Company transferred approximately $11 million of previously unevaluated leasehold costs from all areas of the Louisiana Trend to the amortization base of the full-cost pool during the Transition Period.

     In connection with the Company's acquisition of AnSon in December 1997, which was accounted for using the purchase method, the purchase price of approximately $43 million was allocated to the fair value of assets acquired. Based upon reserve estimates as of December 31, 1997, the portion of the purchase price which was allocated to evaluated oil and gas properties exceeded the associated discounted future net revenues from AnSon's estimated proved reserves by approximately $14 million.

     Oil and Gas Depreciation, Depletion and Amortization. DD&A of oil and gas properties for the Transition Period was $60.4 million, $24.2 million higher than the Prior Period's expense of $36.2 million. The expense in the Transition Period was computed prior to the writedown from the Impairment of oil and gas properties charge. The average DD&A rate per Mcfe, which is a function of capitalized costs, future development costs, and the related underlying reserves in the periods presented, increased to $1.57 in the

Transition Period compared to $0.99 in the Prior Period. The Company's DD&A rate in the future will be a function of the results of future acquisition, exploration, development and production costs and results, and asset writedowns, if any. The Company's DD&A rate is expected to be positively affected as the result of the acquisitions completed and pending.

     Depreciation and Amortization of Other Assets. D&A of other assets increased to $2.4 million in the Transition Period, compared to $1.8 million in the Prior Period. This increase was caused by increased investments in depreciable buildings and equipment and increased amortization of debt issuance costs as a result of the issuance of Senior Notes in March 1997. The Company anticipates an increase in D&A in 1998 as a result of higher building depreciation expense on the Company's corporate offices.

     General and Administrative. G&A expenses, which are net of capitalized internal payroll and non-payroll expenses were $5.8 million in the Transition Period, up 56% from $3.7 million in the Prior Period. The increase in the Transition Period compared to the Prior Period results primarily from increased personnel expenses required by the Company's growth and industry wage inflation. The Company capitalized $2.4 million of internal costs in the Transition Period directly related to the Company's oil and gas exploration and development efforts, compared to $1.1 million in the Prior Period. The Company anticipates that G&A costs for 1998 will continue to increase as the result of industry wage inflation, legal fees associated with the UPRC and shareholder litigation, and increases in employment due to the Acquisitions.

     Interest and Other. Interest and other expense increased to $17.4 million in the Transition Period, compared to $6.2 million in the Prior Period. The increase was due primarily to the issuance of $150 million of 7 7/8% Notes and $150 million of 8 1/2% Notes in March 1997. In addition to the interest expense reported, the Company capitalized $5.1 million of interest during the Transition Period, compared to $7.6 million capitalized in the Prior Period.

     Provision (Benefit) for Income Taxes. The Company recorded no income taxes for the Transition Period, compared to income tax expense of $14.3 million in the Prior Period, before consideration of the $3.7 million tax benefit associated with the extraordinary loss from the early extinguishment of debt.

     At December 31, 1997, the Company had a net operating loss carryforward of approximately $337 million for regular federal income taxes which will expire in future years beginning in 2007. Management believes that it cannot be demonstrated at this time that it is more likely than not that the deferred income tax assets, comprised primarily of the net operating loss carryforward, will be realizable in future years, and therefore a valuation allowance of $77.9 million has been recorded. No deferred tax benefit related to the exercise of employee stock options was allocated to additional paid-in capital in the Transition Period. The Company does not expect to record any net income tax expense in 1998 based on information available at this time.

  FISCAL YEARS ENDED JUNE 30, 1997, 1996 AND 1995

     General. For the fiscal year ended June 30, 1997, the Company realized a net loss of $183.4 million, or $2.79 per common share, on total revenues of $280.3 million. This compares to net income of $23.4 million, or $0.40 per common share, on total revenues of $149.4 million in 1996, and net income of $11.7 million, or $0.21 per common share, on total revenues of $67.3 million in fiscal 1995. The loss in fiscal 1997 resulted from a $236 million asset writedown recorded in the fourth quarter under the full-cost method of accounting.

     Oil and Gas Sales. During fiscal 1997, oil and gas sales increased 74% to $192.9 million versus $110.8 million for fiscal 1996 and 238% from the fiscal 1995 amount of $57.0 million. The increase in oil and gas sales resulted primarily from strong growth in production volumes and significantly higher average oil and gas prices. For fiscal 1997, the Company produced 78.6 Bcfe at a weighted average price of $2.45 per Mcfe, compared to 60.2 Bcfe produced in fiscal 1996 at a weighted average price of $1.84 per Mcfe, and 31.9 Bcfe produced in fiscal 1995 at a weighted average price of $1.78 per Mcfe. This represents production growth of 31% for fiscal 1997 compared to fiscal 1996 and 146% compared to fiscal 1995.

     The following table shows the Company's production by region for fiscal 1997 and fiscal 1996:

                                                        FOR THE YEAR ENDED JUNE 30,
                                                   -------------------------------------
                                                         1997                1996
                                                   -----------------   -----------------
                                                   (MMCFE)   PERCENT   (MMCFE)   PERCENT
Mid-Continent....................................  17,370       22%    10,420       17%
Austin Chalk Trend...............................  57,377       73     47,234       78
Other areas......................................   3,878        5      2,536        5
                                                   ------      ---     ------      ---
          Total production.......................  78,625      100%    60,190      100%
                                                   ======      ===     ======      ===

     Natural gas production represented approximately 79% of the Company's total production volume on an equivalent basis in fiscal 1997. This compares to 86% in fiscal 1996 and 79% in fiscal 1995. This decrease in gas production as a percentage of total production in fiscal 1997 was the result of drilling in the Louisiana Trend, which tends to produce more oil than gas.

     For fiscal 1997, the Company realized an average price per barrel of oil of $20.93, compared to $17.85 in fiscal 1996 and $17.36 in fiscal 1995. The Company markets its oil on monthly average equivalent spot price contracts and typically receives a premium to the price posted for West Texas Intermediate crude oil.

     Gas price realizations increased from fiscal 1996 to 1997 from $1.66 per Mcf to $2.18 per Mcf, or 31%, generally as the result of market conditions. Gas prices in fiscal 1995 averaged $1.48 per Mcf. The Company's gas price realizations in fiscal 1997 were also higher due to the increase in Louisiana Trend gas production, which generally receives premium prices at least equivalent to Henry Hub indexes due to the high Btu content and favorable market location of the production.

     The Company's hedging activities resulted in decreases in oil and gas revenues of $7.4 million, $5.9 million, and none in fiscal 1997, 1996 and 1995, respectively.

     Oil and Gas Marketing Sales. In December 1995, the Company entered into the oil and gas marketing business by acquiring a subsidiary to provide natural gas marketing services, including commodity price structuring, contract administration and nomination services, for the Company, its partners and other oil and natural gas producers in geographical areas in which the Company is active. The Company realized $76.2 million in oil and gas marketing sales for third parties in fiscal 1997, with corresponding oil and gas marketing expenses of $75.1 million, resulting in a gross margin of $1.1 million. This compares to sales of $28.4 million, expenses of $27.5 million, and a margin of $0.9 million in fiscal 1996. There were no comparable marketing activities in fiscal 1995.

     Oil and Gas Service Operations. On June 30, 1996, Peak USA Energy Services, Ltd., a limited partnership ("Peak"), was formed by Peak Oilfield Services Company (a joint venture between Cook Inlet Region, Inc. and Nabors Industries, Inc.) and Chesapeake for the purpose of purchasing the Company's oilfield service assets and providing rig moving, transportation and related site construction services to the Company and others in the industry. The Company sold its service company assets to Peak for $6.4 million, and simultaneously invested $2.5 million in exchange for a 33.3% partnership interest in Peak. This transaction resulted in recognition of a $1.8 million pre-tax gain during the fourth fiscal quarter of 1996 (reported in Interest and other revenues). A deferred gain from the sale of service company assets of $0.9 million was recorded as a reduction in the Company's investment in Peak and is being amortized to income over the estimated useful lives of the Peak assets. The Company's investment in Peak is accounted for using the equity method, and resulted in $0.5 million of income being included in Interest and other revenues in fiscal 1997.

     Revenues from oil and gas service operations were $6.3 million in fiscal 1996, down 28% from $8.8 million in fiscal 1995. The related costs and expenses of these operations were $4.9 million and $7.7 million for the two years ended June 30, 1996 and 1995, respectively. The gross profit margin of 22% in fiscal 1996 was up from the 12% margin in fiscal 1995. The gross profit margin derived from these operations is a function of drilling activities in the period, costs of materials and supplies and the mix of operations between lower margin trucking operations versus higher margin labor oriented service operations.

     Interest and Other. Interest and other revenues for fiscal 1997 were $11.2 million compared to $3.8 million in fiscal 1996 and $1.5 million in fiscal 1995. During fiscal 1997, the Company realized $8.7 million in interest, $1.6 million of other investment income, $0.5 million from its investment in Peak, and $0.4 million in other income. During fiscal 1996, the Company realized $3.7 million of interest and other investment income and a $1.8 million gain related to the sale of certain service company assets, offset by a $1.7 million loss due to natural gas basis changes in April 1996 as a result of the Company's hedging activities. During 1995, the Company did not incur any such gains on sale of assets or basis losses.

     Production Expenses and Taxes. Production expenses and taxes, which include lifting costs, production taxes and excise taxes, increased to $15.1 million in fiscal 1997, compared to $8.3 million in fiscal 1996 and $4.3 million in fiscal 1995. These increases on a year-to-year basis were primarily the result of increased production. On a unit production basis, production expenses and taxes increased to $0.19 per Mcfe, compared to $0.14 per Mcfe in fiscal 1996 and $0.13 per Mcfe in fiscal 1995. During fiscal 1996 and 1995, a high proportion of the Company's production was from the Giddings Field, much of which qualified for Texas severance tax exemptions.

     Impairment of Oil and Gas Properties. Prior to January 1997, the Company had completed operations on one exploratory well in each of three separate areas outside Masters Creek in the Louisiana Trend. Between April 1997 and July 1997, the Company completed operations on ten Company operated exploratory wells located outside Masters Creek in the Louisiana Trend that resulted in the addition of only 0.5 Bcfe of proved reserves. Cumulative well costs on these non-Masters Creek properties were approximately $43 million as of June 30, 1997. Of the ten wells, one was completed on April 15, 1997, one on May 3, 1997 and eight after June 1, 1997. Based upon this information and similar data which had become available from outside operated properties in these non-Masters Creek areas of the Louisiana Trend, management determined that a significant portion of its leasehold in the Louisiana Trend outside of Masters Creek was impaired. During the quarters ended March 31, 1997 and June 30, 1997, the Company transferred $7.6 million and $86.3 million, respectively, of non-Masters Creek Louisiana Trend leasehold costs to the amortization base of the full-cost pool.

     Oil and gas prices declined from $20.90 per Bbl and $2.41 per Mcf at June 30, 1996 to $18.38 per Bbl and $2.12 per Mcf at June 30, 1997. Drilling and equipment costs escalated rapidly in the fourth quarter of fiscal 1997 due primarily to higher day rates for drilling rigs, thus increasing the estimated future capital expenditures to be incurred to develop the Company's proved undeveloped reserves. The oil and gas price declines and the increased costs to drill and equip wells caused the Company to eliminate 35 gross proved undeveloped locations in the Knox Field which contained an estimated 45 net Bcfe of proved undeveloped reserves. Similar factors combined with unfavorable drilling and production results eliminated approximately 93 Bcfe of proved reserves in the Giddings and Louisiana Trend areas.

     In the Independence area of the Giddings Field of Texas, a single well completed in late March 1997, which the Company had estimated to contain 15.7 Bcfe of Company reserves at March 31, 1997, was significantly and adversely affected by another operator's offset well which damaged the reservoir and reduced the Company's estimated ultimate recovery to 8.0 Bcfe of reserves.

     In late June 1997, management reviewed its March 31, 1997 internal estimates of proved reserves and related present value and, after giving effect to the fourth quarter 1997 drilling and production results, oil and gas prices, higher drilling and completion costs, and additional leasehold acquisition costs and delay rentals, determined that the Company had less reserve potential than had previously been estimated. As a result, management estimated that at June 30, 1997 the Company would have capitalized costs of oil and gas properties which would exceed its full cost ceiling by approximately $150 million to $200 million. On June 27, 1997, the Company issued a press release which included this estimate. Subsequently, based on the Company's final year-end estimates of its proved reserves and related estimated future net revenues, which took into account additional drilling and production results, management determined that as of June 30, 1997, its capitalized costs exceeded its full cost ceiling by approximately $236 million. No such writedown was experienced by the Company in fiscal 1996 or fiscal 1995.

     Oil and Gas Depreciation, Depletion and Amortization. DD&A of oil and gas properties for fiscal 1997 was $103.3 million, $52.4 million higher than fiscal 1996's expense of $50.9 million, and $77.9 million higher than fiscal 1995's expense of $25.4 million. The expense in fiscal 1997 excluded the effects of the asset writedown. The average DD&A rate per Mcfe, which is a function of capitalized costs, future development costs, and the related underlying reserves in the periods presented, increased to $1.31 in fiscal 1997 compared to $0.85 in fiscal 1996 and $0.80 in fiscal 1995.

     Depreciation and Amortization of Other Assets. D&A of other assets increased to $3.8 million in fiscal 1997, compared to $3.2 million in fiscal 1996 and $1.8 million in fiscal 1995. This increase in fiscal 1997 was caused by an increase in D&A as a result of increased investments in depreciable buildings and equipment and increased amortization of debt issuance costs as a result of the issuance of Senior Notes in May 1995, April 1996 and March 1997.

     General and Administrative. G&A expenses, which are net of capitalized internal payroll and non-payroll expenses were $8.8 million in fiscal 1997, up 83% from $4.8 million in fiscal 1996 and up from $3.6 million in fiscal 1995. The increases in fiscal 1997 compared to fiscal 1996 and 1995 result primarily from increased personnel expenses required by the Company's growth and industry wage inflation. The Company capitalized $3.9 million of internal costs in fiscal 1997 directly related to the Company's oil and gas exploration and development efforts, compared to $1.7 million in 1996 and $0.6 million in 1995.

     Interest and Other. Interest and other expense increased to $18.6 million in fiscal 1997 as compared to $13.7 million in 1996 and $6.6 million in fiscal 1995. Interest expense in the fourth quarter of fiscal 1997 was $8.7 million, reflecting the issuance of $300 million of Senior Notes in March 1997. In addition to the interest expense reported, the Company capitalized $12.9 million of interest during fiscal 1997, compared to $6.4 million capitalized in fiscal 1996 and $1.6 million in fiscal 1995.

     Provision (Benefit) for Income Taxes. The Company recorded an income tax benefit of $3.6 million for fiscal 1997, before consideration of the $3.8 million tax benefit associated with the extraordinary loss from the early extinguishment of debt, compared to income tax expense of $12.9 million in 1996 and $6.3 million in 1995. All of the income tax expense in 1996 and 1995 was deferred due to tax net operating losses and carryovers resulting from the Company's drilling program.

     The Company's loss before income taxes and extraordinary item of $180.3 million created a tax benefit for financial reporting purposes of $67.7 million. However, due to limitations on the recognition of deferred tax assets, the total tax benefit was reduced to $3.6 million.

     At June 30, 1997, the Company had a net operating loss carryforward of approximately $300 million for regular federal income taxes which will expire in future years beginning in 2007. Management believed that it could not be demonstrated at that time that it was more likely than not that the deferred income tax assets, comprised primarily of the net operating loss carryforward, would be realizable in future years, and therefore a valuation allowance of $64.1 million was recorded in fiscal 1997. A deferred tax benefit related to the exercise of employee stock options of approximately $4.8 million was allocated directly to additional paid-in capital in 1997, compared to $7.9 million in 1996 and $1.2 million in fiscal 1995.

RISK MANAGEMENT ACTIVITIES

     Periodically the Company utilizes hedging strategies to hedge the price of a portion of its future oil and gas production. These strategies include (1) swap arrangements that establish an index-related price above which the Company pays the counterparty and below which the Company is paid by the counterparty,
(2) the purchase of index-related puts that provide for a "floor" price below which the counterparty pays the Company the amount by which the price of the commodity is below the contracted floor, (3) the sale of index-related calls that provide for a "ceiling" price above which the Company pays the counterparty the amount by which the price of the commodity is above the contracted ceiling, and (4) basis protection swaps, which are arrangements that guarantee the price differential of oil or gas from a specified delivery point or points. Results from hedging transactions are reflected in oil and gas sales to the extent related to the Company's oil and gas production. The Company's oil and gas hedging transactions are all related to the

Company's oil and gas production volumes or physical purchase or sale commitments of its oil and gas marketing subsidiaries.

     As of March 31, 1998, the Company had the following natural gas swap arrangements for periods after March 1998:

                                                                             NYMEX-
                                                               MONTHLY       INDEX
                                                               VOLUME     STRIKE PRICE
                           MONTHS                              (MMBTU)    (PER MMBTU)
May 1998....................................................  5,270,000      $2.310
June 1998...................................................  6,300,000      $2.356
July 1998...................................................  6,510,000      $2.356
August 1998.................................................  6,510,000      $2.356
September 1998..............................................  6,300,000      $2.356
October 1998................................................  4,030,000      $2.317

     The Company has closed a transaction for natural gas previously hedged for the period April through November 1999 and received proceeds of $0.9 million, which will be recognized as income during the corresponding months of production. The Company does not currently have any oil hedge transactions in place. Gains or losses on the crude oil and natural gas hedging transactions are recognized as price adjustments in the months of related production.

LIQUIDITY AND CAPITAL RESOURCES

  FINANCIAL FLEXIBILITY AND LIQUIDITY

     In April 1998, the Company completed an offering of $230 million of Preferred Stock and $500 million principal amount of Old Notes. The net proceeds of these offerings were approximately $711 million, of which $170 million was used to retire all of the Company's commercial bank debt, approximately $100 million was used to retire all $90 million principal amount of the Company's
10 1/2% Notes, $310 million was used to fund certain of the Company's acquisitions, with the balance of the net proceeds increasing the Company's working capital.

     As of March 31, 1998, the Company had a working capital deficit of approximately $69 million which was eliminated with the proceeds from the April 1998 Offerings. The Company estimates that its capital expenditures (excluding acquisitions) for 1998 will be between $225 million and $250 million, including $200-$220 million for drilling and completion expenditures, and the balance for acreage acquisition and maintenance, seismic programs and capitalized general and administrative costs. The capital expenditure budget is largely discretionary, and can be adjusted by the Company based on operating results or other factors. The Company believes it has sufficient capital resources from anticipated cash flow from operations and working capital to fund its drilling program for 1998.


     On May 20, 1998, the Company's Board of Directors approved the expenditure of up to $25 million to repurchase Common Stock. On July 14, 1998, the Board increased the authorized expenditure to $30 million. As of July 24, 1998, the Company had purchased approximately six million shares of Common Stock for an aggregate amount of $23 million pursuant to such authorization.



     The Company is currently negotiating with its commercial bank group to establish the Replacement Credit Facility, a $50 million secured working capital credit facility. It is anticipated that this facility will be completed in the third quarter of 1998 and will contain terms and conditions similar to the bank facilities the Company has had in the past. The total borrowing base of the Replacement Credit Facility may not exceed the amount of secured senior indebtedness that may be incurred under the Company's indentures, including the Senior Notes Indenture. At March 31, 1998 on a pro forma basis, under the most restrictive debt incurrence covenant, the Company could have incurred $200 million of senior secured indebtedness. The primary purpose of the Replacement Credit Facility will be to provide funds for the acquisition and development of oil and gas properties.

     During April 1998, the Company received a senior debt credit rating decrease from both Moody's Investors Service and Standard & Poor's Rating Services to B1 and B+, respectively. The rating agencies cited, among other factors, the Company's long-term debt to total book capitalization, which, after the Offerings, is approximately 67%.

     The Company is subject to certain routine legal proceedings, none of which are expected to have a material adverse effect upon the Company's financial condition or operations. The Company is also a defendant in other non-routine lawsuits, which are described in Note 3 of the notes to the accompanying interim financial statements. An adverse outcome in one or more of such suits could have a material effect on the Company, although management is unable to quantify the Company's exposure to liability. No provision for litigation liability has been recorded in the Company's financial statements.

  FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997

     Cash Flows from Operating Activities. The Company's cash provided by operating activities increased 24% to $49.2 million during the Current Quarter compared to $39.7 million during the Prior Quarter. The increase was due primarily to cash provided from changes in current assets and current liabilities between periods.

     Cash Flows from Investing Activities. Cash used in investing activities increased to $166.5 million during the Current Quarter from $160.1 million in the Prior Quarter. The Company completed several acquisitions requiring cash in the Current Quarter which totaled $82 million, compared to none in the Prior Quarter, offset by a significant decrease in drilling activity and leasehold acquisitions in the Current Quarter compared to the Prior Quarter. During the Current Quarter the Company expended approximately $62 million to initiate drilling on 35 gross (17.1 net) wells and invested approximately $5 million in leasehold acquisitions. This compares to $129 million to initiate drilling on 52 gross (32.9 net) wells and $30 million to purchase leasehold in the Prior Quarter.

     Cash Flows from Financing Activities. Cash provided by financing activities was $25.4 million in the Current Quarter, compared to $280.5 million in the Prior Quarter. During the Current Quarter, the Company retired $120 million in bank debt which it assumed at the completion of the Hugoton acquisition. The Company refinanced the Hugoton debt and obtained additional working capital of $25 million with proceeds from the Company's commercial bank credit facility. During the Prior Quarter, the Company issued $300 million in Senior Notes.

  FOR THE SIX MONTHS ENDED DECEMBER 31, 1997 AND 1996

     Cash Flows from Operating Activities. Cash provided by operating activities (inclusive of changes in components of working capital) increased to $139.2 million in the Transition Period, compared to $41.9 million in the Prior Period. The primary reason for the increase was significant changes in the components of current assets and liabilities, specifically $92 million of short-term investments which were converted into cash during the Transition Period. Cash provided by operating activities is expected to be a significant source for meeting the forecasted cash requirements for 1998.

     Cash Flows from Investing Activities. Cash used in investing activities decreased to $136.5 million in the Transition Period, compared to $184.1 million in the Prior Period. This decrease in cash used in investing activities was due primarily to the $90.4 million received from the sale of the Company's investment in Bayard common stock during the Transition Period, offset by other investments. Approximately $189.8 million was expended by the Company in the Transition Period for development and exploration of oil and gas properties, as compared to $186.8 million in the Prior Period. In the Transition Period, other property and equipment additions were $27.0 million primarily as a result of its $11.9 million investment in the Louisiana Chalk Gathering System and Masters Creek Gas Plant as well as additional investments in its Oklahoma City office complex.

     Cash Flows from Financing Activities. Cash used in financing activities was $2.8 million during the Transition Period, compared to cash provided by financing activities of $231.3 million during the Prior Period.

The decrease was due primarily to the proceeds received from the issuance of common stock during the Prior Period of $288.1 million, which was partially offset by the net payments on long-term borrowings of $56.8 million during the Prior Period.

  FOR THE FISCAL YEARS ENDED JUNE 30, 1997, 1996 AND 1995

     Cash Flows from Operating Activities. Cash provided by operating activities (inclusive of changes in components of working capital) decreased to $84.1 million in fiscal 1997, compared to $121.0 million in fiscal 1996 and $54.7 million in fiscal 1995. The primary reason for the decrease from fiscal 1996 to 1997 was significant changes in the components of current assets and liabilities, specifically $102.9 million of short-term investments at June 30, 1997.

     Cash Flows from Investing Activities. Significantly higher cash was used in fiscal 1997 for development, exploration and acquisition of oil and gas properties compared to fiscal 1996 and 1995. Approximately $524 million was expended by the Company in fiscal 1997 (net of proceeds from sale of leasehold, equipment and other), compared to $344 million in fiscal 1996. In fiscal 1995 the Company expended $113 million (net of proceeds from sale of leasehold, equipment and other). Net cash proceeds received by the Company for sales of oil and gas equipment, leasehold and other decreased to approximately $3.1 million in fiscal 1997, compared to $6.2 million in fiscal 1996 and $12.0 million in fiscal 1995. In fiscal 1997, other property and equipment additions were $34 million primarily as a result of its $16.8 million investment in the Louisiana Chalk Gathering System and Masters Creek Gas Plant as well as additional investments in its Oklahoma City office complex.

     Cash Flows from Financing Activities. On December 2, 1996, the Company completed a public offering of 8,972,000 shares of Common Stock at a price of $33.63 per share resulting in net proceeds to the Company of approximately $288.1 million. Approximately $55.0 million of the proceeds was used to defease the Company's $47.5 million Senior Notes due 2001, and $11.2 million of the proceeds was used to retire all amounts outstanding under the Company's commercial bank credit facilities.

     On March 17, 1997, the Company concluded the sale of $150 million of 7 7/8% Notes and $150 million of 8 1/2% Notes which offering resulted in net proceeds to the Company of approximately $292.6 million. The 7 7/8% Notes were issued at 99.92% of par and the 8 1/2% Notes were issued at 99.414% of par. The 7 7/8% Notes and the 8 1/2% Notes are redeemable at the option of the Company at any time at the redemption or make-whole prices set forth in the respective Indentures.

     In fiscal 1996, cash flows from financing activities were $219.5 million, largely as the result of the issuance of 5,989,500 shares of Common Stock (net proceeds to the Company of approximately $99.4 million) and $120 million of 9 1/8% Notes. The Company may, at its option, redeem prior to April 15, 1999 up to $42 million principal amount of the 9 1/8% Notes at 109.125% of the principal amount thereof from equity offering proceeds. The 9 1/8% Notes are redeemable at the option of the Company at any time at the redemption or make-whole prices set forth in the 9 1/8% Note Indenture.

YEAR 2000

     Year 2000 issues result from the inability of computer programs or computerized equipment to accurately calculate, store or use a date subsequent to December 31, 1999. Although the erroneous date can be interpreted in a number of different ways, typically the year 2000 is interpreted by the computer as the year 1900. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business.

     The Company has completed an assessment of its core financial and operational software systems and has found them either already in compliance or the necessary steps to bring them into compliance have been identified. These tasks are scheduled for completion by December 31, 1998. The Company believes that the successful completion of these tasks will mitigate any critical Year 2000 issues. However, if these tasks are not completed by year-end 1999, the Year 2000 issue could have a material impact on the Company's ability to meet financial and reporting requirements. It should not impact the Company's ability to continue exploration, drilling or production activities.

     Assessment of other less critical software systems and various types of equipment is continuing and should be completed by September 1998. The Company believes that the potential impact, if any, of these systems not being Year 2000 compliant will at most require employees to manually complete otherwise automated tasks or calculations.

     Following the completion of the aforementioned assessment, the Company will initiate formal communication with its significant suppliers, business partners and customers to determine the extent to which the Company is vulnerable to those third parties' failure to correct their own Year 2000 issues. However, there can be no guarantee that the systems of other companies on which the Company's systems rely will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with the Company's systems would not have a material adverse effect on the Company. The Company has determined it has no exposure to contingencies related to the Year 2000 issue for the products it has sold.

     The Company will utilize both internal and external resources to complete tasks and perform testing necessary to address the Year 2000 issue. Completion of the Year 2000 project is based on management's best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of certain resources, third party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those plans. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

                                   MANAGEMENT

DIRECTORS AND SENIOR OFFICERS

     The following table sets forth names, ages and titles of the directors and senior officers of the Company as of June 30, 1998:

                   NAME                     AGE                     POSITION
Aubrey K. McClendon(1)(2).................  38    Chairman of the Board, Chief Executive
                                                  Officer and Director
Tom L. Ward(1)(2).........................  38    President, Chief Operating Officer and
                                                  Director
Marcus C. Rowland.........................  45    Executive Vice President and Chief Financial
                                                    Officer
Steven C. Dixon...........................  39    Senior Vice President -- Operations
J. Mark Lester............................  45    Senior Vice President -- Exploration
Henry J. Hood.............................  38    Senior Vice President -- Land and Legal
Ronald A. Lefaive.........................  50    Senior Vice President -- Accounting,
                                                  Controller and Chief Accounting Officer
Martha A. Burger..........................  45    Treasurer and Vice President -- Human
                                                    Resources
Thomas S. Price, Jr.(3)...................  46    Vice President -- Corporate Development
Frank E. Jordan(3)........................  37    Vice President -- Operations
Stephen W. Miller(3)......................  41    Vice President -- Drilling
Dale W. Bossert(3)........................  53    Vice President -- Production
Michael A. Johnson(3).....................  33    Vice President -- Financial Reporting
Charles W. Imes(3)........................  51    Vice President -- Information Technology
Terry L. Kite(3)..........................  44    Vice President -- Information Technology
Stephen L. Douglas(3).....................  41    Vice President -- Acquisitions
Tony S. Say(3)............................  41    President -- Chesapeake Energy Marketing,
                                                  Inc.
Janice A. Dobbs(3)........................  50    Corporate Secretary and Compliance Manager
E. F. Heizer, Jr.(2)......................  68    Director
Breene M. Kerr(1)(4)......................  69    Director
Shannon T. Self(1)(4).....................  41    Director
Frederick B. Whittemore(2)................  67    Director
Walter C. Wilson(4).......................  62    Director

------------------------------

(1) Member of the Executive Committee.

(2) Member of the Compensation Committee.

(3) Not an executive officer.

(4) Member of the Audit Committee.

     Aubrey K. McClendon has served as Chairman of the Board, Chief Executive Officer and director of the Company since its inception in 1989. From 1982 to 1989, Mr. McClendon was an independent producer of oil and gas in affiliation with Tom L. Ward, the Company's President and Chief Operating Officer. Mr. McClendon is a member of the Board of Visitors of the Fuqua School of Business at Duke University, an Executive Committee member of the Texas Independent Producers and Royalty Owners Association, a director of the Oklahoma Independent Petroleum Association, and a director of the Louisiana Independent Oil and Gas Association. Mr. McClendon is a director of Pan East Petroleum Corp., a Canadian exploration and production company listed on the Toronto Stock Exchange. Mr. McClendon graduated from Duke University in 1981.

     Tom L. Ward has served as President, Chief Operating Officer, and a director of the Company since its inception in 1989. From 1982 to 1989, Mr. Ward was an independent producer of oil and gas in affiliation with Aubrey K. McClendon, the Company's Chairman and Chief Executive Officer. Mr. Ward is a member of the Board of Trustees of Anderson University in Anderson, Indiana. Mr. Ward graduated from the University of Oklahoma in 1981.

     Marcus C. Rowland was appointed Executive Vice President and Chief Financial Officer in March 1998. He served as Senior Vice President and Chief Financial Officer from September 1997 to March 1998 and as Vice
President -- Finance and Chief Financial Officer of the Company from 1993 until 1997. From 1990 until his association with the Company, Mr. Rowland was Chief Operating Officer of Anglo-Suisse, L.P. assigned to the White Nights Russian Enterprise, a joint venture of Anglo-Suisse, L.P. and Phibro Energy Corporation, a major foreign operation which was granted the right to engage in oil and gas operations in Russia. Prior to his association with White Nights Russian Enterprise, Mr. Rowland owned and managed his own oil and gas company and prior to that was Chief Financial Officer of a private exploration company in Oklahoma City from 1981 to 1985. Mr. Rowland is a Certified Public Accountant. Mr. Rowland graduated from Wichita State University in 1975.

     Steven C. Dixon has been Senior Vice President -- Operations since 1995 and served as Vice President -- Exploration from 1991 to 1995. Mr. Dixon was a self-employed geological consultant in Wichita, Kansas, from 1983 through 1990. He was employed by Beren Corporation in Wichita, Kansas, from 1980 to 1983 as a geologist. Mr. Dixon graduated from the University of Kansas in 1980.

     J. Mark Lester has been Senior Vice President -- Exploration since 1995 and served as Vice President -- Exploration from 1989 to 1995. From 1986 to 1989, Mr. Lester was employed by Messrs. McClendon and Ward. He was employed by various independent oil companies in Oklahoma City from 1980 to 1986, and was employed by Union Oil Company of California from 1977 to 1980 as a geophysicist. Mr. Lester graduated from Purdue University in 1975 and in 1977.

     Henry J. Hood was appointed Senior Vice President -- Land and Legal in 1997 and served as Vice President-Land and Legal from 1995. Mr. Hood was retained as a consultant to the Company during the two years prior to his joining the Company, and he was of counsel with the law firm of White, Coffey, Galt & Fite from 1992 to 1995. Mr. Hood was associated with and a partner of the law firm of Watson & McKenzie from 1987 to 1992. Mr. Hood is a member of the Oklahoma and Texas Bar Associations. Mr. Hood graduated from Duke University in 1982 and from the University of Oklahoma College of Law in 1985.

     Ronald A. Lefaive has served as Senior Vice President -- Accounting since March 1998 and as Controller and Chief Accounting Officer since 1993. From 1991 until his association with the Company, Mr. Lefaive was Controller for Phibro Energy Production, Inc., an international exploration and production subsidiary of Phibro Energy, whose principal operations were located in Russia. From 1982 to 1991, Mr. Lefaive served as Assistant Controller, General Auditor, and Manager of Management Information Systems at Conquest Exploration Company in Houston, Texas. Prior to joining Conquest, Mr. Lefaive held various financial staff and management positions with The Superior Oil Company from 1980 to 1982 and Shell Oil Company from 1975 to 1982. Mr. Lefaive is a Certified Public Accountant and graduated from the University of Houston in 1975.

     Martha A. Burger has served as Treasurer since 1995 and as Vice
President -- Human Resources since June 1998. She was the Company's Human Resources Manager from 1996 to 1998. From 1994 to 1995, she served in various accounting positions with the Company including Assistant
Controller -- Operations. From 1989 to 1993, Ms. Burger was employed by Hadson Corporation as Assistant Treasurer and from 1993 to 1994, served as Vice President and Controller of Hadson. Prior to joining Hadson Corporation, Ms. Burger was employed by The Phoenix Resource Companies, Inc. as Assistant Treasurer and by Arthur Andersen & Co. Ms. Burger is a Certified Public Accountant and graduated from the University of Central Oklahoma in 1982 and from Oklahoma City University in 1992.

     Thomas S. Price, Jr. has served as Vice President -- Corporate Development since 1992 and was a consultant to the Company during the prior two years. He was employed by Kerr-McGee Corporation, Oklahoma City, from 1988 to 1990 and by Flag-Redfern Oil Company from 1984 to 1988. Mr. Price graduated from the University of Central Oklahoma in 1983, from the University of Oklahoma in 1989, and from the American Graduate School of International Management in 1992.

     Frank E. Jordan has served as Vice President -- Operations since February 1998. From 1994 to 1998, Mr. Jordan served in various engineering positions with the Company, including District Manager -- College Station in 1996 and Vice President -- Drilling, Northern Division in 1997. Prior to joining the Company, Mr. Jordan served as a Drilling Engineer for Sedco Forex Schlumberger from 1985 to 1989 and as a Production Engineer for Kerr McGee Corporation from 1991 to 1994. Mr. Jordan is a member of the Society of Petroleum Engineers and graduated from Texas A & M University in 1984 and in 1990.

     Stephen W. Miller has served as Vice President -- Drilling since 1996 and served as District Manager -- College Station District from 1994 to 1996. Mr. Miller held various engineering positions in the oil and gas industry from 1980 to 1993. Mr. Miller is a registered Professional Engineer in Texas, and is a member of the Society of Petroleum Engineers and graduated from Texas A & M University in 1980.

     Dale W. Bossert has served as Vice President -- Production since 1997. Mr. Bossert was previously employed by Celsius Energy Corporation as Consulting General Manager -- Canada in 1996 and by Union Pacific Resources Company of Fort Worth, Texas from 1978 serving in various capacities, including Vice
President -- Production from 1989 to 1993 and as Vice President -- Exploration and Production Services from 1993 to 1995. Mr. Bossert graduated from the University of Alberta in 1966.

     Michael A. Johnson has served as Vice President -- Financial Reporting since March 1998. From 1993 to March 1998 he served as Assistant Controller to the Company. From 1991 to 1993, he served as Project Manager for Phibro Energy Production, Inc., a Russian joint venture. From 1987 to 1991, Mr. Johnson served as audit manager for Arthur Andersen & Co. Mr. Johnson is a Certified Public Accountant and graduated from the University of Texas at Austin in 1987.

     Charles W. Imes has served as Vice President -- Information Technology since 1997 and served as Director -- Management Information Systems from 1993 to 1997. From 1983 to 1993, Mr. Imes owned Imes Software Systems and served as a consultant and supplier of software to the Company from 1990 to 1993. Mr. Imes graduated from the University of Oklahoma in 1969.

     Terry L. Kite has served as Vice President -- Information Technology since February 1997. From 1981 to 1996, Mr. Kite served in various positions in information technology at Amerada Hess Corporation in Houston, Texas, including Manager -- Geoscience and Engineering Systems. Prior to joining Amerada Hess, Mr. Kite held information systems staff positions with Earth Science Programming in Tulsa from 1979 to 1980 and with Seismograph Service Corporation from 1976 to 1979. Mr. Kite graduated from the Colorado School of Mines in 1976.

     Stephen L. Douglas has served as Vice President -- Acquisitions since December 1997. From 1996 until his association with the Company, Mr. Douglas was Chief Financial Officer of Peak USA and previously served as Chief Financial Officer of Bechtel Energy Corporation's Russian joint stock company. From 1992 to 1994, Mr. Douglas was Chief Financial Officer for Phibro Energy Production, Inc., a Russian joint venture. In 1990, Mr. Douglas served as a strategic planner and business analyst for FMC, a conglomerate in the oil field equipment manufacturing business. From 1978 until 1988, Mr. Douglas served in various finance and accounting positions with Chevron and Gulf. Mr. Douglas is a Certified Public Accountant and a Certified Management Accountant. He graduated from New England College in 1978 and from Carnegie Mellon University in 1990.

     Tony S. Say has served as President of Chesapeake Energy Marketing, Inc. since 1995. In 1993, Mr. Say co-founded Princeton Natural Gas Company, which was purchased by Chesapeake in 1995. From 1986 to 1993, Mr. Say was President and Chief Executive Officer of Clinton Gas Transmission, Inc., a company he co-founded and later sold to a major utility in 1993. From 1979 to 1986, Mr. Say was employed by Delhi Gas

Pipeline Corporation. Mr. Say is a member of the Natural Gas Society of Oklahoma and the Natural Gas Society of North Texas and graduated from the University of Oklahoma in 1979.

     Janice A. Dobbs has served as Corporate Secretary and Compliance Manager since 1993. From 1975 until her association with the Company, Ms. Dobbs was the corporate/securities legal assistant with the law firm of Andrews Davis Legg Bixler Milsten & Price, Inc. in Oklahoma City. From 1973 to 1975, Ms. Dobbs was with Texas International Company, an oil and gas exploration and production company in Oklahoma City. Ms. Dobbs is a Certified Legal Assistant, an associate member of the American Bar Association, a member of the American Society of Corporate Secretaries and the Society of Human Resources Management.

     E. F. Heizer, Jr. has been a director of the Company since 1993. From 1985 to the present, Mr. Heizer has been a private venture capitalist. He founded Heizer Corp., a publicly traded business development company, in 1969 and served as Chairman and Chief Executive Officer from 1969 until 1986, when Heizer Corporation was reorganized into a number of public and private companies. Mr. Heizer was assistant treasurer of the Allstate Insurance Company from 1962 to 1969 in charge of Allstate's venture capital operations. He was employed by Booz, Allen and Hamilton from 1958 to 1962, Kidder, Peabody & Co. from 1956 to 1958, and Arthur Andersen & Co. from 1954 to 1956. He serves on the advisory board of the Kellogg School of Management at Northwestern University. Mr. Heizer is a director of Material Science Corporation, also a New York Stock Exchange listed company in Elk Grove, Illinois and several private companies. Mr. Heizer graduated from Northwestern University in 1951 and from Yale University Law School in 1954.


     Breene M. Kerr has been a director of the Company since 1993. He is Vice Chairman of Seven Seas Petroleum Corporation, Houston, Texas, an exploration and production company with operations in Colombia, South America. In 1969, Mr. Kerr co-founded the Resource Analysis and Management Group and remained its senior partner until 1982. From 1967 to 1969, he was Vice President of Kerr-McGee Chemical Corporation. From 1951 through 1967, Mr. Kerr worked for Kerr-McGee Corporation as a geologist and land manager. Mr. Kerr has served as chairman of the Investment Committee for the Massachusetts Institute of Technology and is a life member of the Corporation (Board of Trustees) of that university. He served as a director of Kerr-McGee Corporation from 1957 to 1981. Mr. Kerr currently is a trustee and serves on the Investment Committee of the Brookings Institute in Washington, D.C., and has been an associate director since 1987 of Aven Gas & Oil, Inc., an oil and gas property management company located in Oklahoma City. Mr. Kerr graduated from the Massachusetts Institute of Technology in 1951.


     Shannon T. Self has been a director of the Company since 1993. He is a shareholder of Self, Giddens & Lees, Inc., Attorneys at Law, in Oklahoma City, which he co-founded in 1991. Mr. Self was an associate and shareholder in the law firm of Hastie and Kirschner, Oklahoma City, from 1984 to 1991 and was employed by Arthur Young & Co. from 1979 to 1980. Mr. Self is a member of the Visiting Committee of Northwestern University School of Law and a director of The Rock Island Group, a private computer firm in Oklahoma City. Mr. Self is a Certified Public Accountant. He graduated from the University of Oklahoma in 1979 and from Northwestern University Law School in 1984.

     Frederick B. Whittemore has been a director of the Company since 1993. Mr. Whittemore has been an advisory director of Morgan Stanley & Co. since 1989 and was a managing director of Morgan Stanley & Co. from 1970 to 1989. He was Vice-Chairman of the American Stock Exchange from 1982 to 1984. Mr. Whittemore is a director of Ecofin Limited, London; Partner Reinsurance Company, Bermuda; Maxcor Financial Group Inc., New York; SunLife of New York, New York; KOS Pharmaceuticals, Inc., Miami, Florida; and Southern Pacific Petroleum, Australia, NL. Mr. Whittemore graduated from Dartmouth College in 1953 and from the Amos Tuck School of Business Administration in 1954.

     Walter C. Wilson has been a director of the Company since 1993. From 1963 to 1974 and from 1978 to 1997, Mr. Wilson was a general agent with Massachusetts Mutual Life Insurance Company. From 1974 to 1978, he was Senior Vice President of Massachusetts Mutual Life Insurance Company, and from 1958 to 1963, he was an agent with that company. Mr. Wilson is a member of the Board of Trustees of Springfield College, Springfield, Massachusetts, and is a director of Earth Satellite Corporation of Rockville, Maryland and "Q" Companies, Inc. of Houston, Texas. Mr. Wilson graduated in 1958 from Dartmouth College.

     The directors are divided into three classes, with each class having as equal a number of directors as practicable. The directors are elected on a staggered basis for three-year terms. One class stands for re-election at each annual meeting of stockholders. The Company's executive officers serve at the discretion of the Board of Directors.

             DESCRIPTION OF OTHER INDEBTEDNESS AND PREFERRED STOCK

THE EXISTING NOTES

     The following summaries of the Indentures governing the Existing Notes do not purport to be complete and are subject to, and qualified in their entirety by reference to, the applicable Existing Notes Indentures. Capitalized terms used herein but not defined have the meanings assigned to such terms in the applicable Existing Notes Indenture.

     General. In addition to the Old Notes, the Company presently has outstanding $120 million in aggregate principal amount of 9 1/8% Notes which mature on April 15, 2006, $150 million in aggregate principal amount of 7 7/8% Senior Notes which mature on March 15, 2004 (the "7 7/8% Notes") and $150 million in aggregate principal amount of 8 1/2% Senior Notes which mature on March 15, 2012 (the "8 1/2% Notes."). The 9 1/8% Notes bear interest at an annual rate of 9 1/8%, payable semiannually on each April 15 and October 15; the 7 7/8% Notes bear interest at an annual rate of 7 7/8%, payable semiannually on each March 15 and September 15; and the 8 1/2% Notes bear interest at an annual rate of 8 1/2%, payable semiannually on each March 15 and September 15. The Existing Notes are senior, unsecured obligations of the Company that rank pari passu in right of payment with all existing and future Senior Indebtedness of the Company and rank senior in right of payment to all existing and future subordinated indebtedness of the Company. The Existing Notes are fully and unconditionally guaranteed, jointly and severally, by the Company's subsidiaries other than CEMI.

     Optional Redemption. At any time on or after April 15, 2001, the Company may, at its option, redeem all or any portion of the 9 1/8% Notes at the redemption prices (expressed as percentages of the principal amount of the 9 1/8% Notes) set forth below, plus, in each case, accrued interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning April 15 of the year indicated:

YEAR                                                        PERCENTAGE
2001......................................................   104.5625%
2002......................................................   102.2813%
2003 and thereafter.......................................   100.0000%

     Notwithstanding the foregoing, at any time prior to April 15, 2001, the Company may, at its option, redeem all or any portion of the 9 1/8% Notes at the Make-Whole Price plus accrued and unpaid interest to the date of redemption. In addition, in the event the Company consummates one or more Equity Offerings on or prior to April 15, 1999, the Company, at its option, may redeem up to $42 million of the aggregate principal amount of the 9 1/8% Notes with all or a portion of the aggregate net proceeds received by the Company from such Equity Offerings at a redemption price of 109.125% of the aggregate principal amount of the 9 1/8% Notes so redeemed, plus accrued and unpaid interest thereon to the redemption date; provided, however, that following such redemption, at least $78 million of the aggregate principal amount of the 9 1/8% Notes remains outstanding.

     At any time prior to March 15, 2004, the Company may, at its option, redeem all or any portion of either the 7 7/8% Notes or the 8 1/2% Notes at the Make-Whole Price plus accrued and unpaid interest to the date of redemption. At any time on or after March 15, 2004, the Company may, at its option, redeem all or any portion of the 8 1/2% Notes at the redemption prices (expressed as percentages of the principal amount of the

8 1/2% Notes) set forth below, plus, in each case, accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve month period beginning March 15 of the years indicated.

YEAR                                                        PERCENTAGE
2004......................................................   104.2500%
2005......................................................   103.4000%
2006......................................................   102.5500%
2007......................................................   101.7000%
2008......................................................   100.8500%
2009 and thereafter.......................................   100.0000%

     Change of Control. The 9 1/8% Notes Indenture provides that, following the occurrence of any Change of Control, the Company must offer to purchase all outstanding 9 1/8% Notes at a purchase price equal to 101% of the aggregate principal amount of the 9 1/8% Notes, plus accrued and unpaid interest to the date of purchase.

     Restrictive Covenants. The Existing Notes Indentures contain restrictive covenants that limit the Company and its Restricted Subsidiaries with respect to certain matters, including restricted payments, changes in business, liens, debt, mergers, dividends, investments, sale and leaseback transactions, transactions with affiliates, and sales of assets. In the event of certain asset dispositions, the Company will be required, under certain circumstances, to use Excess Proceeds to offer to purchase 9 1/8% Notes at 100% of the principal amount thereof, plus accrued and unpaid interest. The 9 1/8% Notes Indenture prohibits the Company and any Restricted Subsidiary from incurring Indebtedness, other than Permitted Indebtedness, unless (i) the Adjusted Consolidated EBITDA Coverage Ratio is at least 2.5-to-1.0, or (ii) Adjusted Consolidated Net Tangible Assets ("ACNTA") is at least 200% of Indebtedness of the Company and its Restricted Subsidiaries. The 9 1/8% Notes Indenture permits the Company and its Restricted Subsidiaries to incur secured bank indebtedness as Permitted Indebtedness not in excess of the greater of $75 million and $30 million plus 15% of ACNTA.

TERMS OF PREFERRED STOCK

     The summary contained herein of certain provisions of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the provisions of the Certificate of Designation, the form of which is available from the Company upon request.

     General. There are presently outstanding 4,600,000 shares of 7% Cumulative Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), with a liquidation preference of $50 per share. No other preferred stock is outstanding.

     Ranking. The Preferred Stock will, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, rank (i) senior to all classes of common stock of the Company and to each other class of capital stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which do not expressly provide that it ranks senior to or on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company; (ii) subject to certain conditions, on a parity with any class of capital stock or series of preferred stock issued by the Company established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company; and (iii) subject to certain conditions, junior to each class of capital stock or series of preferred stock issued by the Company established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Company.

     Dividends. Holders of the Preferred Stock will be entitled to receive cumulative annual cash dividends of $3.50 per share, payable quarterly in arrears out of assets legally available therefor, on February 1, May 1, August 1 and November 1 of each year commencing August 1, 1998, when, as and if declared by the Board of Directors. Dividends will accumulate and be cumulative (whether or not declared) from the Issue Date.

Dividends will be payable to holders of record as they appear on the Company's stock register on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Company's Board of Directors. Dividends payable on the Preferred Stock for each full dividend period will be computed by dividing the annual dividend rate by four. Dividends payable on the Preferred Stock for any period less than a full dividend period (based upon the number of days elapsed during the period) will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     No dividends or other distributions (other than a dividend or distribution payable solely in stock of the Company ranking junior to the Preferred Stock as to dividends and upon liquidation including the Common Stock, and other than cash in lieu of fractional shares) may be declared, made or paid or set apart for payment upon the Common Stock or upon any other stock of the Company ranking junior to or pari passu with the Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Company ranking junior to or pari passu with the Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to the Preferred Stock as to dividends and upon liquidation) unless full cumulative dividends have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Stock for all dividend payment periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition. Notwithstanding the foregoing, if full dividends have not been paid on the Preferred Stock and any other preferred stock ranking pari passu with the Preferred Stock as to dividends, dividends may be declared and paid on the Preferred Stock and such other preferred stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the Preferred Stock and such other preferred stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of the Preferred Stock and such other preferred stock bear to each other; provided that if such dividends are paid in cash on the other preferred stock, dividends will also be paid in cash on the Preferred Stock. Holders of shares of the Preferred Stock will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments which may be in arrears.

     The holders of shares of Preferred Stock at the close of business on a dividend payment record date will be entitled to receive the dividend payment on those shares (except that holders of shares called for redemption on a redemption date between the record date and the dividend payment date will be entitled to receive such dividend on such redemption date) on the corresponding dividend payment record date notwithstanding the subsequent conversion thereof or the Company's default in payment of the dividend due on that dividend payment date. However, shares of Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the close of business on the day immediately preceding the applicable dividend payment record date (except for shares called for redemption on a redemption date during that period) must be accompanied by payment of an amount equal to the dividend payable on the shares on that dividend payment record date. A holder of shares of Preferred Stock on a dividend payment record date who (or whose transferee) tenders any shares for conversion on a dividend payment record date will receive the dividend payable by the Company on the Preferred Stock on that date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Preferred Stock of conversion. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon conversion.

     The Company's ability to declare and pay cash dividends and make other distributions with respect to its capital stock, including the Preferred Stock, is limited by provisions contained in various financing agreements which restrict dividend payments to the Company by its subsidiaries. Similarly, the Company's ability to declare and pay dividends may be limited by applicable Oklahoma law.

     Liquidation Preference. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Company, the holders of the Preferred Stock will be entitled to receive and to be paid out of the Company's assets available for distribution to its stockholders, before any payment or distribution is made to holders of Common Stock or any other class or series of stock of the Company ranking junior to the Preferred Stock upon liquidation, a liquidation preference in the amount of $50 per share of the Preferred Stock, plus accrued and unpaid dividends thereon. If upon any voluntary or involuntary dissolution, liquidation or winding up of the Company, the amounts payable with respect to the liquidation preference of the Preferred Stock and any other shares of stock of the Company ranking as to any such distribution pari passu with the Preferred Stock are not paid in full, the holders of the Preferred Stock and of such other shares will share pro rata in proportion to the full distributable amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the Preferred Stock will have no right or claim to any of the remaining assets of the Company. Neither the sale of all or substantially all of the property or business of the Company (other than in connection with the winding up of its business), nor the merger or consolidation of the Company into or with any other corporation, will be deemed to be dissolution, liquidation or winding up, voluntary or involuntary, of the Company.

     Optional Redemption. The Preferred Stock is not subject to any sinking fund or other similar provisions. The Preferred Stock may not be redeemed prior to May 1, 2001. On or after May 1, 2001, the Preferred Stock may be redeemed, in whole or in part, at the option of the Company, in cash, by delivery of fully paid and nonassessable shares of Common Stock or a combination thereof, upon not less than 30 days' notice nor more than 60 days' notice, during the twelve-month periods commencing on May 1 of the years indicated below, at the following redemption prices per share, plus in each case all accrued and unpaid dividends due thereon to the redemption date:

                                                            REDEMPTION
                                                            PRICE PER
                           YEAR                               SHARE
2001......................................................    $52.45
2002......................................................     52.10
2003......................................................     51.75
2004......................................................     51.40
2005......................................................     51.05
2006......................................................     50.70
2007......................................................     50.35
2008 and thereafter.......................................     50.00

     In the event that fewer than all the outstanding shares of the Preferred Stock are to be redeemed, the shares to be redeemed will be determined pro rata.

     From and after the applicable redemption date (unless the Company shall be in default of payment of the redemption price), dividends on the shares of the Preferred Stock to be redeemed on such redemption date shall cease to accrue, said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Company (except the right to receive the redemption price) will cease.

     If any dividends on the Preferred Stock are in arrears, no shares of the Preferred Stock will be redeemed unless all outstanding shares of the Preferred Stock are simultaneously redeemed.

     Voting Rights. Except as required by law, the holders of the Preferred Stock will have no voting rights except as set forth below or as otherwise required by law from time to time.

     If the dividends payable on the Preferred Stock are in arrears for six quarterly periods, the holders of the Preferred Stock voting separately as a class with the shares of any other preferred stock or preference securities having similar voting rights will be entitled at the next regular or special meeting of stockholders of the Company to elect two directors of the Company (such voting rights and the terms of the directors so elected to continue until such time as the dividend arrearage on the Preferred Stock has been paid in full). The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding Preferred Stock will be required for the issuance of any class or series of stock (or security convertible into stock) of the Company ranking pari passu or senior to the Preferred Stock as to dividends, liquidation rights or voting rights and for amendments to the Company's Certificate of Incorporation that would affect adversely the rights of holders of the Preferred Stock, including, without limitation, (i) any increase in the authorized number of shares of preferred stock and (ii) the issuance of any shares of Preferred Stock after the Issue Date in excess of the number of shares of such stock as may be issued upon the exercise of the over-allotment option by the Initial Purchasers. In all such cases each share of Preferred Stock shall be entitled to one vote.

     Conversion Rights. The Preferred Stock will be convertible at any time at the option of the holder thereof into such number of whole shares of Common Stock as is equal to the aggregate liquidation preference, plus accrued and unpaid dividends thereon to the date the shares of Preferred Stock are surrendered for conversion, divided by an initial conversion price of $6.95, subject to adjustment as described below (such price or adjusted price being referred to as the "Conversion Price"). A share of Preferred Stock called for redemption will be convertible into shares of Common Stock up to and including but not after, unless the Company defaults in the payment of the amount payable upon redemption, the close of business on the date fixed for redemption.

     No fractional shares of Common Stock or securities representing fractional shares of Common Stock will be issued upon conversion. Any fractional interest in a share of Common Stock resulting from conversion will be paid in cash based on the last reported sale price of the Common Stock on the NYSE (or such other national securities exchange or authorized quotation system on which the Common Stock is then listed or authorized for quotation or, if not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock) at the close of business on the trading day next preceding the date of conversion.

     The Conversion Price is subject to adjustment (in accordance with formulas set forth in the Certificate of Designation) in certain events, including (i) any redemption payment or payment of a dividend (or other distribution) payable in shares of Common Stock on any class of capital stock of the Company (other than the issuance of shares of Common Stock in connection with the payment in redemption for, or of dividends on or the conversion of Preferred Stock), (ii) any issuance to all holders of shares of Common Stock of rights, options or warrants entitling them to subscribe for or purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock at less than the Market Value for the period ending on the date of issuance; provided, however, that no adjustment shall be made with respect to such a distribution if the holder of shares of Preferred Stock would be entitled to receive such rights, options or warrants upon conversion at any time of shares of Preferred Stock into Common Stock and provided further, that if such options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Price will not be adjusted until such triggering events occur, (iii) any subdivision, combination or reclassification of the Common Stock, (iv) any dividend or distribution to all holders of shares of Common Stock (other than a dividend or distribution referred to above) made pursuant to any shareholder rights plan, "poison pill" or similar arrangement and excluding regular dividends and distributions paid exclusively in cash and dividends payable upon the Preferred Stock, (v) any distribution consisting exclusively of cash (excluding any cash portion of distributions referred to in (iv) above, or cash distributed upon a merger or consolidation to which the second succeeding paragraph applies) to all holders of shares of Common Stock in an aggregate amount that, combined together with (a) all other such all-cash distributions made within the then-preceding twelve months in respect of which no adjustment has been made and (b) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by the Company or any of its subsidiaries for shares of Common Stock concluded within the then-preceding twelve months in respect of which no adjustment has been made, exceeds 15% of the Company's market capitalization (defined as the product of the then-current market price of the Common Stock times the number of shares of Common Stock then outstanding) on the record date of such distribution, (vi) the completion of a tender or exchange offer made by the Company or any of its subsidiaries for shares of Common Stock that involves an aggregate consideration that, together with (a) any cash and other consideration payable in a tender or exchange offer by the Company or any of its subsidiaries for shares of Common Stock expiring within the then-preceding twelve months in respect of which no adjustment has been made and (b) the aggregate amount of any such all-cash distributions referred to in (v) above to all holders of shares of Common Stock within the then-preceding twelve months in respect of which no adjustments have been made, exceeds 15% of the Company's market capitalization on the expiration of such tender offer or (vii) a distribution to all holders of Common Stock consisting of evidences of indebtedness, shares of capital stock other than Common Stock or assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to above). No adjustment of the Conversion Price will be required to be made until the cumulative adjustments (whether or not made) amount to 1.0% or more of the Conversion Price as last adjusted. The Company reserves the right to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. In the event the Company elects to make such a reduction in the Conversion Price, the Company will comply with the requirements of securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price.

     In the event that the Company distributes rights or warrants (other than those referred to in (ii) in the preceding paragraph) pro rata to holders of shares of Common Stock, so long as any such rights or warrants have not expired or been redeemed by the Company, the holder of any Preferred Stock surrendered for conversion will be entitled to receive upon such conversion, in addition to the shares of Common Stock then issuable upon such conversion (the "Conversion Shares"), a number of rights or warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "Distribution Date"), the same number of rights or warrants to which a holder of a number or shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions applicable to the rights or warrants and (ii) if such conversion occurs after such Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which such Preferred Stock was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions applicable to the rights or warrants. The Conversion Price will not be subject to adjustment on account of any declaration, distribution or exercise of such rights or warrants.

     In case of any reclassification, consolidation or merger of the Company with or into another person or any merger of another person with or into the Company (with certain exceptions), or in case of any sale, transfer or conveyance of all or substantially all of the assets of the Company (computed on a consolidated basis), each share of Preferred Stock then outstanding will, without the consent of any holder of Preferred Stock, become convertible only into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or conveyance by a holder of the number of shares of Common Stock into which such Preferred Stock was convertible immediately prior thereto, after giving effect to any adjustment event.

     In the case of any distribution by the Company to its stockholders of substantially all of its assets, each holder of Preferred Stock will participate pro rata in such distribution based on the number of shares of Common Stock into which such holder's shares of Preferred Stock would have been convertible immediately prior to such distribution.

     Change of Control. Notwithstanding the foregoing, upon a Change of Control (as defined below), holders of Preferred Stock shall, in the event that the Market Value at such time is less than the Conversion Price, have a one time option, upon not less than 30 days' notice nor more than 60 days' notice, to convert all of their outstanding shares of Preferred Stock into shares of Common Stock at an adjusted Conversion Price equal to the greater of (i) the Market Value as of the Change of Control Date and (ii) 66 2/3% of the Market Value as of April 16, 1998. In lieu of issuing the shares of Common Stock issuable upon conversion in the event of a Change of Control, the Company may, as its option, make a cash payment equal to the Market Value determined for the period ending on the Change of Control Date of such Common Stock otherwise issuable.

     The Company's Certificate of Designation defines "Change of Control" as any of the following events: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than to Permitted Holders; (ii) the adoption of a plan relating to the liquidation or dissolution of the

Company; (iii) the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act as in effect on the original date of issuance of the Preferred Stock), other than Permitted Holders, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act as in effect on the original date of issuance of the Preferred Stock, except that such Person shall be deemed to have beneficial ownership of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after passage of time) of more than 50% of the aggregate voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the original date of issuance of the Preferred Stock), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this definition, such other Person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other Person is the beneficial owner (as defined above), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined in this proviso), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation); or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office. For purposes of the definition of "Change of Control," the term "Permitted Holders" means Aubrey K. McClendon and Tom L. Ward and their respective Affiliates.

     The phrase "all or substantially all" of the assets of the Company is likely to be interpreted by reference to applicable state law at the relevant time, and will be dependent on the facts and circumstances existing at such time. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer is of "all or substantially all" of the assets of the Company.

                          DESCRIPTION OF SENIOR NOTES

     The New Notes offered hereby will be issued under the Indenture dated as of April 1, 1998 (the "Indenture") among the Company, as issuer, the Subsidiary Guarantors, as guarantors, and United States Trust Company of New York, as trustee (the "Trustee"). A copy of the Indenture is available upon request from the Company and as indicated under "Incorporation of Certain Documents by Reference." The following summaries of certain provisions of the Senior Notes and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Senior Notes and the Indenture, including the definitions therein of certain capitalized terms used but not defined herein.

GENERAL

     The aggregate principal amount of the Senior Notes is limited to $500 million. Each Senior Note will mature on May 1, 2005 and will bear interest at an annual rate of 9 5/8% per annum. Interest on the Senior Notes will accrue from the date of original issuance, payable semiannually in arrears on May 1 and November 1 of each year, commencing May 1, 1998, to the Person in whose name the Senior Note is registered at the close of business on April 15 or October 15 preceding such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Principal, premium, if any, and interest will be payable at the offices of the Trustee and the Paying Agent, provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the register of the Senior Notes maintained by the Registrar. Initially, the Trustee will also act as Paying Agent and Registrar for the Senior Notes.

     The Senior Notes are senior unsecured obligations of the Company. The Senior Notes rank pari passu in right of payment with all existing and future Pari Passu Indebtedness of the Company and rank senior in right of payment to all existing and future Subordinated Indebtedness of the Company. At December 31, 1997, on a pro forma basis after giving effect to the sale of the Senior Notes and the application of the net proceeds therefrom, the Company and its Restricted Subsidiaries would have had Pari Passu Indebtedness in addition to the Senior Notes of $420 million, none of which was secured, and no Indebtedness would have ranked junior to the Senior Notes in right of payment.

GUARANTEES

     All of the subsidiaries of the Company other than CEMI have fully and unconditionally guaranteed, on a joint and several basis, the Company's obligations to pay principal of, premium, if any, and interest on the Senior Notes. The Indenture provides that each Person that becomes a Restricted Subsidiary after the Issue Date will guarantee the payment of the Senior Notes. Each of the Guarantees is a senior obligation of the Subsidiary Guarantor providing such Guarantee, and ranks pari passu in right of payment with all existing and future Pari Passu Indebtedness of such Subsidiary Guarantor, except to the extent of collateral securing such Pari Passu Indebtedness, and ranks senior to all existing and future Subordinated Indebtedness of such Subsidiary Guarantor. The Guarantees rank pari passu in right of payment with the guarantees by the Subsidiary Guarantors of the Existing Notes.

     The obligations of each Subsidiary Guarantor are limited to the amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law. Each Subsidiary Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

     The Indenture provides that, subject to the next succeeding paragraph, no Subsidiary Guarantor may consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving entity or Person) another corporation, entity or Person unless (i) the entity or Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such

Subsidiary Guarantor pursuant to a supplemental indenture, in a form reasonably satisfactory to the Trustee, under the Senior Notes and the Indenture, (ii) immediately after such transaction, no Default or Event of Default exists; (iii) such Subsidiary Guarantor or the entity or Person formed by or surviving any such consolidation or merger will have Consolidated Tangible Net Worth (immediately after the transaction) equal to or greater than the Consolidated Tangible Net Worth of such Subsidiary Guarantor immediately preceding the transaction and (iv) the Company will, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the Reference Period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the "-- Limitation on Incurrence of Additional Indebtedness" covenant. The foregoing does not prohibit a merger between Subsidiary Guarantors or a merger between the Company and a Subsidiary Guarantor.

     The Indenture provides that in the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock or other ownership interests of such Subsidiary Guarantor, or a Subsidiary Guarantor ceases to be a Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock or other ownership interests of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Guarantee.

OPTIONAL REDEMPTION

     At any time on or after May 1, 2002, the Company may, at its option, redeem all or any portion of the Senior Notes at the redemption prices (expressed as percentages of the principal amount of the Senior Notes) set forth below, plus, in each case, accrued interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning May 1 of the year indicated:

                           YEAR                             PERCENTAGE
2002......................................................   104.8125%
2003......................................................   102.4063%
2004 and thereafter.......................................   100.0000%

     Notwithstanding the foregoing, at any time prior to May 1, 2002, the Company may, at its option, redeem all or any portion of the Senior Notes at the Make-Whole Price plus accrued and unpaid interest to the date of redemption. In addition, in the event the Company consummates one or more Equity Offerings on or prior to May 1, 2001, the Company, at its option, may redeem up to $167 million of the aggregate principal amount of the Senior Notes with all or a portion of the aggregate net proceeds received by the Company from such Equity Offerings at a redemption price of 109.625% of the aggregate principal amount of the Senior Notes so redeemed, plus accrued and unpaid interest thereon to the redemption date; provided, however, that (i) the date of such redemption occurs within the 90-day period after the Equity Offering in respect of which such redemption is made and (ii) following each such redemption, at least $333 million of the aggregate principal amount of the Senior Notes remain outstanding.

CHANGE OF CONTROL

     The Indenture provides that, following the occurrence of any Change of Control, the Company must offer to purchase all outstanding Senior Notes at a purchase price equal to 101% of the aggregate principal amount of the Senior Notes, plus accrued and unpaid interest to the date of purchase. The Change of Control Offer will be deemed to have commenced upon mailing of a notice pursuant to the Indenture and will terminate 20 Business Days after its commencement, unless a longer offering period is required by law. Promptly after the termination of the Change of Control Offer, the Company will purchase and mail or deliver payment for all Senior Notes tendered in response to the Change of Control Offer. Upon a Change of Control, the Company will also be required to make an offer to purchase the 9 1/8% Notes at a price equal to 101% of the aggregate principal amount of such notes plus accrued and unpaid interest to the date of purchase.

     On the Change of Control payment date, the Company will, to the extent lawful, (i) accept for payment Senior Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control payment in respect of all Senior Notes or portions thereof so tendered and (iii) deliver to the Trustee the Senior Notes so accepted together with an Officers' Certificate stating the Senior Notes or portions thereof tendered to the Company. The Paying Agent will promptly mail to each Holder of Senior Notes so accepted payment in an amount equal to the purchase price for such Senior Notes, and the Trustee will promptly authenticate and mail to each Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any; provided, that each such new Senior Note will be in a principal amount of $1,000 or an integral multiple thereof.

     The Company will comply with Section 14 of the Exchange Act and the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and any other federal and state securities laws, rules and regulations which, may then be applicable to any Change of Control Offer.

CERTAIN COVENANTS

     The Indenture provides that the following restrictive covenants will be applicable to the Company and its Restricted Subsidiaries.

     Limitation on Incurrence of Additional Indebtedness. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, issue, incur, assume, guarantee, become liable, contingently or otherwise, with respect to or otherwise become responsible for the payment of (collectively, incur) any Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, the Company or its Restricted Subsidiaries may incur Indebtedness if, on a pro forma basis, after giving effect to such incurrence and the application of the proceeds therefrom, each of the following tests shall have been satisfied: (i) the Adjusted Consolidated EBITDA Coverage Ratio would have been at least 2.25 to 1.0 or (ii) Adjusted Consolidated Net Tangible Assets would have been greater than 200% of Indebtedness of the Company and its Restricted Subsidiaries.

     Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, the Company and its Restricted Subsidiaries may incur Permitted Indebtedness.

     Any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

     Limitation on Restricted Payments. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

          (ii) at the time of and immediately after giving effect to such Restricted Payment, the Company would be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of the covenant captioned "-- Limitation on Incurrence of Additional Indebtedness"; and

          (iii) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (A) 50% of the Consolidated Net Income of the Company and its Restricted Subsidiaries (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit) during the period (treated as one accounting period) subsequent to March 31, 1998 and ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment; (B) the aggregate Net Cash Proceeds, and the fair market value of property other than cash (as determined in good faith by the Company's Board of Directors, including a majority of the Company's Disinterested Directors, and evidenced by a resolution of such Board), received by the Company during such period from any Person other than a Subsidiary of the Company as a result of the issuance or sale of Capital Stock of the Company (other than any Disqualified Stock and other than Preferred Stock issued in the Preferred Stock Offering), other than in connection with the conversion of Indebtedness or Disqualified Stock; (C) the aggregate Net Cash Proceeds, and the fair market value of property other than cash (as determined in good faith by the Company's Board of Directors and evidenced by a resolution of such Board), received by the Company during such period from any Person other than a Subsidiary of the Company as a result of the issuance or sale of any Indebtedness or Disqualified Stock to the extent that at the time the determination is made such Indebtedness or Disqualified Stock, as the case may be, has been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock); and (D)(i) in case any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary, an amount equal to the lesser of
     (x) the book value (determined in accordance with GAAP) at the date of such redesignation of the aggregate Investments made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary and (y) the fair market value of such Investments in such Unrestricted Subsidiary at the time of such redesignation, as determined in good faith by the Company's Board of Directors, including a majority of the Company's Disinterested Directors, whose determination shall be conclusive and evidenced by a resolution of such Board; or (ii) in case any Restricted Subsidiary has been redesignated an Unrestricted Subsidiary, minus the greater of (x) the book value (determined in accordance with GAAP) at the date of redesignation of the aggregate Investments made by the Company and its Restricted Subsidiaries in such Restricted Subsidiary and (y) the fair market value of such Investments in such Restricted Subsidiary at the time of such redesignation, as determined in good faith by the Company's Board of Directors, including a majority of the Company's Disinterested Directors, whose determination shall be conclusive and evidenced by a resolution of such Board; and (E) $25 million.

     Notwithstanding the foregoing, the above limitations will not prevent (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment complied with the provisions hereof; (ii) the purchase, redemption, acquisition or retirement of any shares of Capital Stock of the Company in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other shares of Capital Stock (other than Disqualified Stock) of the Company; and (iii) any dividend or other distribution payable from a Subsidiary to the Company or any Restricted Subsidiary.

     Limitation on Sale of Assets. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless:

          (i) the Company (or its Restricted Subsidiaries, as the case may be) receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Company's Board of Directors and evidenced by a resolution of such Board, including a majority of the Company's Disinterested Directors, in the case of any Asset Sales or series of related Asset Sales having a fair market value of $20 million or greater);

          (ii) at least 75% of the proceeds from such Asset Sale consist of cash, cash equivalents, or property, equipment, leasehold interests or other assets used in the Oil and Gas Business; and

          (iii) the Net Available Proceeds received by the Company (or its Restricted Subsidiaries, as the case may be) from such Asset Sale are applied in accordance with the following two paragraphs.

     The Company may apply such Net Available Proceeds, within 365 days following the receipt of Net Available Proceeds from any Asset Sale, to: (i) the repayment of Indebtedness of the Company under the Bank Credit Facility or other Senior Indebtedness, including any mandatory redemption or repurchase or optional redemption of the Existing Notes or the Senior Notes; (ii) make an Investment in assets used in the Oil and Gas Business; or (iii) develop by drilling the Company's oil and gas reserves.

     If, upon completion of the 365-day period, any portion of the Net Available Proceeds of any Asset Sale shall not have been applied by the Company as described in clauses (i) or (ii) in the immediately preceding paragraph and such remaining Net Available Proceeds, together with any remaining net cash proceeds from any prior Asset Sale (such aggregate constituting "Excess Proceeds"), exceed $15 million, then the Company will be obligated to make an offer (the "Net Proceeds Offer") to purchase the Senior Notes and any other Senior Indebtedness in respect of which such an offer to purchase is also required to be made concurrently with the Net Proceeds Offer having an aggregate principal amount equal to the Excess Proceeds (such purchase to be made on a pro rata basis if the amount available for such repurchase is less than the principal amount of the Senior Notes and other such Senior Indebtedness tendered in such Net Proceeds Offer) at a purchase price of 100% of the principal amount thereof plus accrued interest to the date of repurchase. Upon the completion of the Net Proceeds Offer, the amount of Excess Proceeds will be reset to zero.

     Any Net Proceeds Offer will be conducted in substantially the same manner as a Change of Control Offer. The Company will comply with Section 14 of the Exchange Act and the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and any other federal and state securities laws, rules and regulations which may then be applicable to any Net Proceeds Offer.

     During the period between any Asset Sale and the application of the Net Available Proceeds therefrom in accordance with this covenant, all Net Available Proceeds shall be maintained in a segregated account and shall be invested in Permitted Financial Investments.

     Notwithstanding the foregoing, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale of any of the Capital Stock of a Restricted Subsidiary except pursuant to an Asset Sale of all of the Capital Stock of such Restricted Subsidiary.

     Limitation on Liens. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens (other than Permitted Liens) upon any of their respective properties securing any Indebtedness of the Company or any Restricted Subsidiary, unless the Senior Notes are equally and ratably secured; provided that if such Indebtedness is expressly subordinated to the Senior Notes or the Guarantees, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the Senior Notes or the Guarantees.

     Limitation of Sale/Leaseback Transactions. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with any Person (other than the Company or any Wholly Owned Restricted Subsidiary) unless:

          (a) the Company or such Restricted Subsidiary would be entitled to incur Indebtedness, in a principal amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction in accordance with the covenant captioned "Limitation on Incurrence of Additional Indebtedness"; or

          (b) the Company or such Restricted Subsidiary receives proceeds from such Sale/Leaseback Transactions at least equal to the fair market value thereof (as determined in good faith by the Company's Board of Directors, whose determination in good faith, evidenced by a resolution of such Board shall be conclusive) and such proceeds are applied in the same manner and to the same extent as Net Available Proceeds and Excess Proceeds from an Asset Sale.

     Limitations on Mergers and Consolidations. The Indenture provides that the Company will not consolidate or merge with or into any Person, or sell, convey, lease or otherwise dispose of all or substantially all of its assets to any Person, unless: (i) the Person formed by or surviving such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition or assignment shall be made (collectively, the "Successor"), is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia, or Canada or any province thereof, and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the obligations of the Company under the Indenture and under the Senior Notes; (ii) immediately before and after giving effect to such transaction, no Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Tangible Net Worth of the Company (or the surviving or transferee entity) is equal to or greater than the Consolidated Tangible Net Worth of the Company immediately before such transaction; and (iv) immediately after giving effect to such transaction on a pro forma basis, the Company (or the surviving or transferee entity) would be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness).

     Limitation on Payment Restrictions Affecting Subsidiaries. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary of the Company to (i) pay dividends or make any other distributions on its Capital Stock or on any other interest or participation in the Company or a Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or a Restricted Subsidiary of the Company;
(iii) make loans or advances to the Company or a Restricted Subsidiary of the Company; or (iv) transfer any of its properties or assets to the Company or a Restricted Subsidiary of the Company (each, a "Payment Restriction"), except for
(a) encumbrances or restrictions under a Bank Credit Facility, provided that any Payment Restrictions thereunder (other than, with respect to (iv) above, customary restrictions in security agreements or other loan documents thereunder securing or governing Indebtedness of a Restricted Subsidiary) may be imposed only upon the acceleration of the maturity of the Indebtedness thereunder; (b) consensual encumbrances or consensual restrictions binding upon any Person at the time such Person becomes a Restricted Subsidiary of the Company (unless the agreement creating such consensual encumbrances or consensual restrictions was entered into in connection with, or in contemplation of, such entity becoming a Restricted Subsidiary); (c) consensual encumbrances or consensual restrictions under any agreement that refinances or replaces any agreement described in clauses (a) and (b) above, provided that the terms and conditions of any such restrictions are no less favorable to the Holders of the Notes than those under the agreement so refinanced or replaced; and (d) customary non-assignment provisions in leases, purchase money financings and any encumbrance or restriction due to applicable law.

     Limitation on Transactions with Affiliates. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of transactions (including, without limitation, the sale, purchase or lease of any assets or properties or the rendering of any services) with any Affiliate or beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of 10% or more of the Company's common stock (other than with a Wholly Owned Restricted Subsidiary of the Company) (an "Affiliate Transaction"), on terms that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unrelated Person. In addition, the Company will not, and will not permit any Restricted Subsidiary of the Company to, enter into an Affiliate Transaction, or any series of related Affiliate Transactions having a value of (a) more than $5 million, unless a majority of the Board of Directors of the Company (including a majority of the Company's Disinterested Directors) determines in good faith, as evidenced by a resolution of such Board, that such Affiliate Transaction or series of related Affiliate Transactions is fair to the Company; or (b) more than $25 million, unless the Company receives a written opinion from a nationally recognized investment banking firm with total assets in excess of $1.0 billion that such transaction or series of transactions is fair to the Company from a financial point of view.

     SEC Reports. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC and provide the Trustee and Holders with annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act.

CERTAIN DEFINITIONS

     The following is a summary of certain defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms and for the definitions of capitalized terms used herein and not defined below.

     "Adjusted Consolidated EBITDA" means the Consolidated Net Income of the Company and its Restricted Subsidiaries for the Reference Period, (a) increased (to the extent deducted in determining Consolidated Net Income) by the sum, without duplication, of: (i) all income and state franchise taxes of the

Company and its Restricted Subsidiaries paid or accrued according to GAAP for such period (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses); (ii) all interest expense of the Company and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (including amortization of original issue discount); (iii) depreciation and depletion of the Company and its Restricted Subsidiaries; (iv) amortization of the Company and its Restricted Subsidiaries including, without limitation, amortization of capitalized debt issuance costs; (v) any loss realized in accordance with GAAP upon the sale or other disposition of any property, plant or equipment of the Company or its Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any loss realized in accordance with GAAP upon the sale or other disposition of any Capital Stock of any Person; (vi) any loss realized in accordance with GAAP from currency exchange transactions not in the ordinary course of business consistent with past practice; (vii) any loss realized in accordance with GAAP attributable to extraordinary items; (viii) any charges associated solely with the prepayment of any Indebtedness; and (ix) any other non-cash charges to the extent deducted from Consolidated Net Income and
(b) decreased (to the extent included in determining Consolidated Net Income) by the sum of (i) the amount of deferred revenues that are amortized during the Reference Period and are attributable to reserves that are subject to Volumetric Production Payments and (ii) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments.

     "Adjusted Consolidated EBITDA Coverage Ratio" means, for any Reference Period, the ratio on a pro forma basis of (a) Adjusted Consolidated EBITDA for the Reference Period to (b) Adjusted Consolidated Interest Expense for such Reference Period; provided, that, in calculating Adjusted Consolidated EBITDA and Adjusted Consolidated Interest Expense (i) acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the date of the transaction giving rise to the need to calculate the Adjusted Consolidated EBITDA Coverage Ratio (the "Transaction Date") shall be assumed to have occurred on the first day of the Reference Period, (ii) the incurrence of any Indebtedness (including the issuance of the Senior Notes) or issuance of any Disqualified Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of such Reference Period, (iii) any Indebtedness that had been outstanding during the Reference Period that has been repaid on or prior to the Transaction Date shall be assumed to have been repaid as of the first day of such Reference Period, (iv) the Adjusted Consolidated Interest Expense attributable to interest on any Indebtedness or dividends on any Disqualified Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the rate in effect on the Transaction Date were the average rate in effect during the entire Reference Period and (v) in determining the amount of Indebtedness pursuant to the covenant captioned "Limitation on Incurrence of Additional Indebtedness," the incurrence of Indebtedness or issuance of Disqualified Stock giving rise to the need to calculate the Adjusted Consolidated EBITDA Coverage Ratio and, to the extent the net proceeds from the incurrence or issuance thereof are used to retire Indebtedness, the application of the proceeds therefrom shall be assumed to have occurred on the first day of the Reference Period.

     "Adjusted Consolidated Interest Expense" means, with respect to the Company and its Restricted Subsidiaries, for the Reference Period, the aggregate amount (without duplication) of (a) interest expensed in accordance with GAAP (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations, but excluding interest attributable to Dollar-Denominated Production Payments and amortization of deferred debt expense) during such period in respect of all Indebtedness of the Company and its Restricted Subsidiaries (including (i) amortization of original issue discount on any Indebtedness (other than with respect to the Existing Notes and the Senior Notes), (ii) the interest portion of all deferred payment obligations, calculated in accordance with GAAP, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptance financings and currency and interest rate swap arrangements, in each case to the extent attributable to such period), and (b) dividend requirements of the Company and its Restricted Subsidiaries with respect to any Preferred Stock dividends (whether in cash or otherwise (except dividends paid solely in shares of Qualified Stock)) paid (other than to the Company or any of its Restricted Subsidiaries), declared, accrued or accumulated during such period, divided by one minus the applicable actual combined federal, state, local and foreign income tax rate of the Company and its

Subsidiaries (expressed as a decimal), on a consolidated basis, for the four quarters immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Interest Expense, in each case to the extent attributable to such period and excluding items eliminated in consolidation. For purposes of this definition, (a) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (b) interest expense attributable to any Indebtedness represented by the guarantee by the Company or a Restricted Subsidiary of the Company of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

     "Adjusted Consolidated Net Tangible Assets" or "ACNTA" means, without duplication, as of the date of determination, (a) the sum of (i) discounted future net revenue from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated by independent petroleum engineers in a reserve report prepared as of the end of the Company's most recently completed fiscal year, as increased by, as of the date of determination, the discounted future net revenue of (A) estimated proved oil and gas reserves of the Company and its Restricted Subsidiaries attributable to any acquisition consummated since the date of such year-end reserve report and (B) estimated proved oil and gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report which, in the case of sub-clauses
(A) and (B), would, in accordance with standard industry practice, result in such increases as calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the discounted future net revenue of (C) estimated proved oil and gas reserves of the Company and its Restricted Subsidiaries produced or disposed of since the date of such year-end reserve report and (D) reductions in the estimated oil and gas reserves of the Company and its Restricted Subsidiaries since the date of such year-end reserve report attributable to downward revisions of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report which, in the case of sub-clauses (C) and (D) would, in accordance with standard industry practice, result in such decreases as calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company's engineers, (ii) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements, (iii) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (iv) the greater of (I) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (II) the appraised value, as estimated by independent appraisers, of other tangible assets (including Investments in unconsolidated Subsidiaries) of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company's latest audited financial statements, minus (b) the sum of (i) minority interests, (ii) any gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest annual or quarterly financial statements, (iii) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company's year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto, (iv) the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production included in determining the discounted future net revenue specified in (a)(i) above (utilizing the same prices utilized in the Company's year-end reserve report), would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto and (v) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company's year-end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties. If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, ACNTA will continue to be calculated as if the Company were still using the full cost method of accounting.

     "Asset Sale" means any sale, lease, transfer, exchange or other disposition (or series of related sales, leases, transfers, exchanges or dispositions) having a fair market value of $1,000,000 or more of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), or of property or assets (including the creation of Dollar-Denominated Production Payments and Volumetric Production Payments, other than Dollar-Denominated Production Payments and Volumetric Production Payments created or sold in connection with the financing of, and within 30 days after, the acquisition of the properties subject thereto) or any interests therein (each referred to for purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction (other than (a) by the Company to a Wholly Owned Restricted Subsidiary or by a Subsidiary to the Company or a Wholly Owned Restricted Subsidiary, (b) a sale of oil, gas or other hydrocarbons or other mineral products in the ordinary course of business of the Company's oil and gas production operations, (c) any abandonment, farm-in, farm-out, lease and sub-lease of developed and/or undeveloped properties made or entered into in the ordinary course of business, but excluding (x) any sale of a net profits or overriding royalty interest, in each case conveyed from or burdening proved developed or proved undeveloped reserves and (y) any sale of hydrocarbons or other mineral products as a result of the creation of Dollar-Denominated Production Payments or Volumetric Production Payments, other than Dollar-Denominated Production Payments and Volumetric Production Payments created or sold in connection with the financing of, and within 30 days after, the acquisition of the properties subject thereto), (d) the disposition of all or substantially all of the assets of the Company in compliance with the covenant captioned "Limitations on Mergers and Consolidations," (e) Sale/Leaseback Transactions in compliance the covenant captioned "Limitations on Sale/Leaseback Transactions," (f) the provision of services and equipment for the operation and development of the Company's oil and gas wells, in the ordinary course of the Company's oil and gas service businesses, notwithstanding that such transactions may be recorded as asset sales in accordance with full cost accounting guidelines, and (g) the issuance by the Company of shares of its Capital Stock.

     "Attributable Indebtedness" means, with respect to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the present value of the total net amount of rent required to be paid by such Person under the lease during the primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to such date at the rate of interest per annum implicit in the terms of the lease. As used in the preceding sentence, the "net amount of rent" under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net amount of rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the product of (x) the number of years from such date to the date of each successive scheduled principal payment of such Indebtedness multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

     "Bank Credit Facility" means a revolving credit, term credit and/or letter of credit facility, the proceeds of which are used for working capital and other general corporate purposes to be entered into by one or more of the Company and/or its Restricted Subsidiaries and certain financial institutions, as amended, extended or refinanced from time to time.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock or partnership interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock of such Person.

     "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a lease of property, real or personal, that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with generally accepted accounting principles.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than to Permitted Holders; (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than Permitted Holders, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act, except that such Person shall be deemed to have beneficial ownership of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after passage of time) of more than 50% of the aggregate voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this definition, such other Person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other Person is the beneficial owner (as defined above), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined in this proviso), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation); or
(iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

     "Consolidated Net Income" of the Company means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net
Income: (a) any net income of any Person if such Person is not the Company or a Restricted Subsidiary, except that (i) subject to the limitations contained in clause (d) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash or cash equivalents actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below) and
(ii) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income; (b) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (c) the net income of any Restricted Subsidiary to the extent that the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, is prohibited; (d) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or any Restricted Subsidiary (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but

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

not loss) realized upon the sale or other disposition of any Capital Stock of any Person; (e) any gain (but not loss) from currency exchange transactions not in the ordinary course of business consistent with past practice; (f) the cumulative effect of a change in accounting principles; (g) to the extent deducted in the calculation of net income, the non-cash charges associated with the repayment of Indebtedness with the proceeds from the sale of the Senior Notes and the prepayment of any of the Senior Notes; and (h) any writedowns of non-current assets; provided, however, that any "ceiling limitation" writedowns under SEC guidelines shall be treated as capitalized costs, as if such writedowns had not occurred; and (i) any gain (but not loss) attributable to extraordinary items.

     "Consolidated Tangible Net Worth" means, with respect to the Company and its Restricted Subsidiaries, as at any date of determination, the sum of Capital Stock (other than Disqualified Stock) and additional paid-in capital plus retained earnings (or minus accumulated deficit) minus all intangible assets, including, without limitation, organization costs, patents, trademarks, copyrights, franchises, research and development costs, and any amount reflected in treasury stock, of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Currency Hedge Obligations" means, at any time as to the Company and its Restricted Subsidiaries, the obligations of such Person at such time that were incurred in the ordinary course of business pursuant to any foreign currency exchange agreement, option or futures contract or other similar agreement or arrangement designed to protect against or manage such Person's or any of its Subsidiaries' exposure to fluctuations in foreign currency exchange rates.

     "Disinterested Director" means, with respect to an Affiliate Transaction or series of related Affiliate Transactions, a member of the Board of Directors of the Company who has no financial interest, and whose employer has no financial interest, in such Affiliate Transaction or series of related Affiliate Transactions.

     "Disqualified Stock" means any Capital Stock of the Company or any Restricted Subsidiary of the Company which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or with the passage of time, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date or which is exchangeable or convertible into debt securities of the Company or any Restricted Subsidiary of the Company, except to the extent that such exchange or conversion rights cannot be exercised prior to the Maturity Date.

     "Dollar-Denominated Production Payments" mean production payment obligations recorded as liabilities in accordance with generally accepted accounting principles, together with all undertakings and obligations in connection therewith.

     "Equity Offering" means any underwritten public offering of Capital Stock (other than Disqualified Stock) of the Company pursuant to a registration statement filed pursuant to the Securities Act or any private placement of Capital Stock (other than Disqualified Stock) of the Company (other than to any Person who, prior to such private placement, was an Affiliate of the Company) which offering or placement is consummated after the Issue Date, excluding Preferred Stock issued in the Preferred Stock Offering.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC hereunder.

     "Guarantee" means, individually and collectively, the guarantees given by the Subsidiary Guarantors pursuant to Article Ten of the Indenture.

     "Holder" means a Person in whose name a Senior Note is registered on the Registrar's books.

     "Indebtedness" means, without duplication, with respect to any Person, (a) all obligations of such Person (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services (other than accounts payable or other obligations arising in the ordinary course of business), (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a

Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit;
(b) all net obligations of such Person in respect of Currency Hedge Obligations, Interest Rate Hedge Agreements and Oil and Gas Hedging Contracts, except to the extent such net obligations are taken into account in the determination of future net revenues from proved oil and gas reserves for purposes of the calculation of Adjusted Consolidated Net Tangible Assets; (c) all liabilities of others of the kind described in the preceding clauses (a) or (b) that such Person has guaranteed or that are otherwise its legal liability (including, with respect to any Production Payment, any warranties or guaranties of production or payment by such Person with respect to such Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment); (d) Indebtedness (as otherwise defined in this definition) of another Person secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of (1) the full amount of such obligations so secured and (2) the fair market value of such asset, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a resolution of such Board; (e) with respect to such Person, the liquidation preference or any mandatory redemption payment obligations in respect of Disqualified Stock; (f) the aggregate preference in respect of amounts payable on the issued and outstanding shares of Preferred Stock of any of the Company's Restricted Subsidiaries in the event of any voluntary or involuntary liquidation, dissolution or winding up (excluding any such preference attributable to such shares of preferred stock that are owned by such Person or any of its Restricted Subsidiaries; provided, that if such Person is the Company, such exclusion shall be for such preference attributable to such shares of preferred stock that are owned by the Company or any of its Restricted Subsidiaries); and (g) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c), (d), (e) or (f) or this clause (g), whether or not between or among the same parties. Subject to clause (c) of the preceding sentence, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

     "Interest Rate Hedging Agreements" means, with respect to the Company and its Restricted Subsidiaries, the obligations of such Persons under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect any such Person or any of its Subsidiaries against fluctuations in interest rates.

     "Investment" of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions, (ii) all guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) all purchases (or other acquisitions for consideration) by such Person of assets, Indebtedness, Capital Stock or other securities of any other Person and (iv) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) or advances on a balance sheet of such Person prepared in accordance with GAAP.

     "Issue Date" means the date on which the Senior Notes are originally issued.

     "Lien" means, with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction).

     "Make-Whole Amount" with respect to a Senior Note means an amount equal to the excess, if any, of (i) the present value of the remaining interest, premium and principal payments due on such Senior Note as if such Senior Note were redeemed on May 1, 2002, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (ii) the outstanding principal amount of such Senior Note. "Treasury Rate" is defined as the yield to maturity at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519), which has become publicly available at least two business days prior to the date of the redemption notice or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining maturity of the Senior Notes assuming redemption of the Senior Notes on May 1, 2002; provided, however, that if the Make-Whole Average Life of such Senior Note is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life of such Senior Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. "Make-Whole Average Life" means the number of years (calculated to the nearest one-twelfth of a year) between the date of redemption and May 1, 2002.

     "Make-Whole Price" means the greater of (i) the sum of the outstanding principal amount and Make-Whole Amount of such Senior Note, and (ii) the redemption price of such Senior Note on May 1, 2002, determined pursuant to the Indenture.

     "Maturity Date" means May 1, 2005.

     "Net Available Proceeds" means, with respect to any Asset Sale or Sale/Leaseback Transaction of any Person, cash proceeds received (including any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and excluding any other consideration until such time as such consideration is converted into cash) therefrom, in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state or local taxes required to be accrued as a liability as a consequence of such Asset Sale or Sale/Leaseback Transaction, and in each case net of all Indebtedness which is secured by such assets, in accordance with the terms of any Lien upon or with respect to such assets, or which must, by its terms or in order to obtain a necessary consent to such Asset Sale or Sale/Leaseback Transaction or by applicable law, be repaid out of the proceeds from such Asset Sale or Sale/Leaseback Transaction and which is actually so repaid.

     "Net Cash Proceeds" means, in the case of any sale by the Company of securities pursuant to clauses (iii) (B) or (C) of the covenant captioned "Limitation on Restricted Payments," the aggregate net cash proceeds received by the Company, after payment of expenses, commissions, discounts and any other transaction costs incurred in connection therewith.

     "Net Working Capital" means (i) all current assets of the Company and its Restricted Subsidiaries, minus (ii) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness.

     "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness of a Non-Recourse Subsidiary as to which (a) neither the Company nor any other Subsidiary (other than a Non-Recourse Subsidiary) (i) provides credit support, including any undertaking, agreement or instrument which would constitute Indebtedness or (ii) is directly or indirectly liable for such Indebtedness and (b) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against a Non-Recourse Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than Non-Recourse Indebtedness) of the Company or its Subsidiaries (other than a Non-Recourse Subsidiary) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "Non-Recourse Subsidiary" means a Subsidiary or an Affiliate (i) established for the purpose of acquiring or investing in property securing Non-Recourse Indebtedness, (ii) substantially all of the assets of which consist of property securing Non-Recourse Indebtedness, and (iii) which shall have been designated as a Non-Recourse Subsidiary by a Board Resolution adopted by the Board of Directors of the Company, as evidenced by an Officers' Certificate delivered to the Trustee. The Company may redesignate any Non-Recourse Subsidiary of the Company to be a Subsidiary other than a Non-Recourse Subsidiary by a Board Resolution adopted by the Board of Directors of the Company, as evidenced by an Officers' Certificate delivered to the Trustee, if, after giving effect to such redesignation, the Company could borrow $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant captioned "Limitation on Incurrence of Additional Indebtedness" (such redesignation being deemed an incurrence of additional Indebtedness (other than Non-Recourse Indebtedness)).

     "Oil and Gas Business" means the business of the exploration for, and exploitation, development, production, processing (but not refining), marketing, storage and transportation of, hydrocarbons, and other related energy and natural resource businesses (including oil and gas services businesses related to the foregoing).

     "Oil and Gas Hedging Contracts" means any oil and gas purchase or hedging agreement, and other agreement or arrangement, in each case, that is designed to provide protection against price fluctuations of oil, gas or other commodities.

     "Oil and Gas Securities" means the Voting Stock of a Person primarily engaged in the Oil and Gas Business, provided that such Voting Stock shall constitute a majority of the Voting Stock of such Person in the event that such Voting Stock is not registered under Section 12 of the Exchange Act.

     "Pari Passu Indebtedness" means any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless such Indebtedness is contractually subordinate or junior in right of payment of principal, premium and interest of Senior Notes.

     "Pari Passu Indebtedness of a Subsidiary Guarantor" means any Indebtedness of such Subsidiary Guarantor, whether outstanding on the Issue Date or thereafter created, incurred, or assumed unless such Indebtedness is contractually subordinate or junior in right of payment of principal, premium and interest to the Guarantees.

     "Permitted Business Investments" means (i) Investments in assets used in the Oil and Gas Business; (ii) the acquisition of Oil and Gas Securities; (iii) the entry into operating agreements, joint ventures, processing agreements, farm-out agreements, development agreements, area of mutual interest agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, partnership agreements (whether general or limited) or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business, excluding, however, Investments in corporations; (iv) the acquisition of working interests, royalty interests or mineral leases relating to oil and gas properties; (v) Investments by the Company or any Wholly Owned Restricted Subsidiary in any Person which, immediately prior to the making of such Investment, is a Wholly Owned Restricted Subsidiary; (vi) Investments in the Company by any Wholly Owned Restricted Subsidiary; (vii) Investments permitted under the covenants captioned "Limitation on Sale of Assets" and "Limitation on Sale/Leaseback Transactions"; (viii) Investments in any Person the consideration for which consists of Qualified Stock and (ix) any other Investments in an amount not to exceed 10% of Adjusted Consolidated Net Tangible Assets determined as of the date of the making or incurrence of such Investment.

     "Permitted Company Refinancing Indebtedness" means Indebtedness of the Company, the net proceeds of which are used to renew, extend, refinance, refund or repurchase outstanding Indebtedness of the Company, provided that (i) if the Indebtedness (including the Senior Notes) being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment to the Senior Notes, then such Indebtedness is pari passu or subordinated in right of payment to, as the case may be, the Senior Notes at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (ii) such Indebtedness is scheduled to mature no earlier than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and
(iii) such Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased; provided, further, that such Indebtedness (to the extent that such Indebtedness constitutes Permitted Company Refinancing Indebtedness) is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP).

     "Permitted Financial Investments" means the following kinds of instruments if, in the case of instruments referred to in clauses (i)-(iv) below, on the date of purchase or other acquisition of any such instrument by the Company or any Subsidiary, the remaining term to maturity is not more than one year; (i) readily marketable obligations issued or unconditionally guaranteed as to principal of and interest thereon by the United States of America or by any agency or authority controlled or supervised by and acting as an instrumentality of the United States of America; (ii) repurchase obligations for instruments of the type described in clause (i) for which delivery of the instrument is made against payment; (iii) obligations (including, but not limited to, demand or time deposits, bankers' acceptances and certificates of deposit) issued by a depository institution or trust company incorporated or doing business under the laws of the United States of America, any state thereof or the District of Columbia or a branch or subsidiary of any such depository institution or trust company operating outside the United States, provided, that such depository institution or trust company has, at the time of the Company's or such Subsidiary's investment therein or contractual commitment providing for such investment, capital surplus or undivided profits (as of the date of such institution's most recently published financial statements) in excess of $500,000,000; (iv) commercial paper issued by any corporation, if such commercial paper has, at the time of the Company's or any Subsidiary's investment therein or contractual commitment providing for such investment, credit ratings of A-1 (or higher) by Standard & Poor's Corporation and P-1 (or higher) by Moody's Investors Services, Inc.; and (v) money market mutual or similar funds having assets in excess of $500,000,000.

     "Permitted Holders" means Aubrey K. McClendon and Tom L. Ward and their respective Affiliates.

     "Permitted Indebtedness" means (i) Indebtedness of the Company and its Restricted Subsidiaries under a Bank Credit Facility as the same may be amended, refinanced, or replaced, in a principal amount outstanding at any time not to exceed the greater of (a) $300 million and (b) $100 million plus 20% of Adjusted Consolidated Net Tangible Assets, less any Net Available Proceeds applied in accordance with the covenant captioned "Limitation on Sale of Assets" to repay or prepay such Indebtedness which repayment or prepayment results in a permanent reduction in any revolving credit or other commitment relating thereto or the maximum amount that may be borrowed thereunder; (ii) Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date; (iii) other Indebtedness of the Company and its Restricted Subsidiaries in a principal amount not to exceed $25 million at any one time outstanding; (iv) Non-Recourse Indebtedness; (v) Indebtedness of the Company to any Wholly-Owned Restricted Subsidiary of the Company and Indebtedness of any Restricted Subsidiary of the Company to the Company or another Wholly Owned Restricted Subsidiary of the Company; (vi) Permitted Company Refinancing Indebtedness; (vii) Permitted Subsidiary Refinancing Indebtedness; (viii) obligations of the Company and its Restricted Subsidiaries under Currency Hedge Obligations, Oil and Gas Hedging Contracts or Interest Rate Hedging Agreements; (ix) Indebtedness under the Senior Notes; and (x) Indebtedness of a Subsidiary pursuant to a Guarantee of the Senior Notes in accordance with Article Ten of the Indenture.

     "Permitted Investments" means Permitted Business Investments and Permitted Financial Investments.

     "Permitted Liens" means (i) Liens existing on the Issue Date; (ii) Liens under a Bank Credit Facility; provided, however, such Liens are limited to Proved Developed Properties of the Company and its Subsidiaries and such Liens secure Indebtedness in an amount not in excess of that permitted to be incurred in accordance with clause (i) of the definition of "Permitted Indebtedness";
(iii) Liens now or hereafter securing any obligations under Interest Rate Hedging Agreements so long as the related Indebtedness (a) constitutes the Existing Notes or the Senior Notes (or any Permitted Company Refinancing Indebtedness in respect thereof) or (b) is, or is permitted to be under this Indenture, secured by a Lien on the same property securing such interest rate hedging obligations; (iv) Liens securing Permitted Company Refinancing Indebtedness or Permitted Subsidiary Refinancing Indebtedness; provided, that such Liens extend to or cover only the property or assets currently securing the Indebtedness being refinanced; (v) Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP; (vi) mechanics', worker's, materialmen's, operators' or similar Liens arising in the ordinary course of business; (vii) Liens in connection with worker's compensation, unemployment insurance or other social security, old age pension or public liability obligations; (viii) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;
(ix) survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, zoning or other restrictions as to the use of real properties, and minor defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of borrowed money or the deferred purchase price of property or services, and in the aggregate do not materially adversely affect the value of such properties or materially impair use for the purposes of which such properties are held by the Company or any Restricted Subsidiaries; (x) Liens on, or related to, properties to secure all or part of the costs incurred in the ordinary course of business of exploration, drilling, development or operation thereof; (xi) Liens on pipeline or pipeline facilities which arise out of operation of law; (xii) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and for which adequate reserves have been made; (xiii) (a) Liens upon any property of any Person existing at the time of acquisition thereof by the Company or a Restricted Subsidiary, (b) Liens upon any property of a Person existing at the time such Person is merged or consolidated with the Company or any Restricted Subsidiary or existing at the time of the sale or transfer of any such property of such Person to the Company or any Restricted Subsidiary, or (c) Liens upon any property of a Person existing at the time such Person becomes a Restricted Subsidiary; provided, that in each case such Lien has not been created in contemplation of such sale, merger, consolidation, transfer or acquisition, and provided that in each such case no such Lien shall extend to or cover any property of the Company or any Restricted Subsidiary other than the property being acquired and improvements thereon; (xiv) Liens on deposits to secure public or statutory obligations or in lieu of surety or appeal bonds entered into in the ordinary course of business; (xv) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in possession of such bank; (xvi) purchase money security interests granted in connection with the acquisition of assets in the ordinary course of business and consistent with past practices, provided, that (A) such Liens attach only to the property so acquired with the purchase money indebtedness secured thereby and (B) such Liens secure only Indebtedness that is not in excess of 100% of the purchase price of such assets; (xvii) Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases; (xviii) Liens arising under partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation or processing (but not refining) of oil, gas or other hydrocarbons, unitization and pooling declarations and agreements, development agreements, operating agreements, area of mutual interest agreements, and other similar agreements which are customary in the Oil and Gas Business; (xix) Liens securing obligations of the Company or any of its Restricted Subsidiaries under Currency Hedge Obligations or Oil and Gas Hedging Contracts; and (xx) Liens to secure Dollar-Denominated Production Payments and Volumetric Production Payments.

     "Permitted Subsidiary Refinancing Indebtedness" means Indebtedness of any Restricted Subsidiary, the net proceeds of which are used to renew, extend, refinance, refund or repurchase outstanding Indebtedness of such Restricted Subsidiary, provided that (i) if the Indebtedness (including the Guarantees) being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment to the Guarantees, then such Indebtedness is pari passu with or subordinated in right of payment to, as the case may be, the Guarantees at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (ii) such Indebtedness is scheduled to mature no earlier than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and (iii) such Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased; provided, further, that such Indebtedness (to the extent that such Indebtedness constitutes Permitted Subsidiary Refinancing Indebtedness) is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the

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

Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP); provided, however, that a Restricted Subsidiary shall not incur refinancing Indebtedness to renew, extend, refinance, refund or repurchase outstanding Indebtedness of the Company or another Subsidiary.

     "Person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

     "Production Payments" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

     "Proved Developed Properties" means working interests, royalty interests, and other interests in oil, gas or mineral leases or other interests in oil, gas or mineral properties to which reserves are attributed which may properly be categorized as proved developed reserves under Regulation S-X under the Securities Act; together with all contracts, agreements and contract rights which cover, affect or otherwise relate to such interests; all hydrocarbons and all payments of any type in lieu of production; all improvements, fixtures, equipment, information, data and other property used in connection therewith or in connection with the treating, handling, storing, processing, transporting or marketing of such hydrocarbons; all insurance policies relating thereto or to the operation thereof; all personal property related thereto; and all proceeds thereof.

     "Reference Period" means, with respect to any Person, the period of four consecutive fiscal quarters ending with the last full fiscal quarter for which financial information is available immediately preceding any date upon which any determination is to be made pursuant to the terms of the Senior Notes or the Indenture.

     "Restricted Payment" means, with respect to any Person, any of the following: (i) any dividend or other distribution in respect of such Person's Capital Stock (other than (a) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock), (b) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Restricted Subsidiary of the Company and (c) in the case of the Company, cash dividends payable on the Preferred Stock); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock, or any option, warrant, or other right to acquire shares of Capital Stock, of the Company or any of its Restricted Subsidiaries; (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Senior Notes; and (iv) the making by such Person of any Investment other than a Permitted Investment.


     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that, immediately after giving effect to such designation, the Company could incur at least $1.00 in additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant captioned "Limitation on Incurrence of Additional Indebtedness." As of the date of this Prospectus, each of the Company's Subsidiaries other than Chesapeake Energy Marketing, Inc. is a Restricted Subsidiary.


     "Sale/Leaseback Transaction" means with respect to the Company or any of its Restricted Subsidiaries, any arrangement with any Person providing for the leasing by the Company or any of its Restricted Subsidiaries of any principal property, acquired or placed into service more than 180 days prior to such arrangement, whereby such property has been or is to be sold or transferred by the Company or any of its Restricted Subsidiaries to such Person.

     "Subordinated Indebtedness of a Subsidiary Guarantor" means any Indebtedness of such Subsidiary Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, which is contractually subordinate or junior in right of payment of principal, premium and interest to the Guarantees.

     "Subordinated Indebtedness of the Company" means any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, which is contractually subordinate or junior in right of payment of principal, premium and interest to the Senior Notes.

     "Subsidiary" means any subsidiary of the Company. A "subsidiary" of any Person means (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person or its subsidiary is entitled to receive more than 50 percent of the assets of such partnership upon its dissolution, or (iii) any other Person (other than a corporation or partnership) in which such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

     "Subsidiary Guarantor" means (i) each of the Subsidiaries that becomes a guarantor of a series of the Senior Notes in compliance with the provisions of Article Ten of the Indenture relating to such series of Senior Notes and (ii) each of the Subsidiaries executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of such Indenture.

     "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary or (b) any Subsidiary of the Company or of a Restricted Subsidiary that is designated as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors in accordance with the requirements of the following sentence. The Company may designate any Subsidiary of the Company or of a Restricted Subsidiary (including a newly acquired or newly formed Subsidiary or any Restricted Subsidiary of the Company), to be an Unrestricted Subsidiary by a resolution of the Board of Directors of the Company, as evidenced by written notice thereof delivered to the Trustee, if immediately after giving effect to such designation, (i) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant captioned "Limitation on Incurrence of Additional Indebtedness," (ii) the Company could make an additional Restricted Payment of $1.00 pursuant to the first paragraph of the covenant captioned "Limitation on Restricted Payments," (iii) such Subsidiary does not own or hold any Capital Stock of, or any lien on any property of, the Company or any Restricted Subsidiary and (iv) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness.

     "Unrestricted Subsidiary Indebtedness" of any Person means Indebtedness of such Person (a) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company's or such Restricted Subsidiary's being the primary obligor, or guarantor of, or otherwise liable in any respect on, such Indebtedness), (b) which, with respect to Indebtedness incurred after the Issue Date by the Company or any Restricted Subsidiary, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare a default on such Indebtedness of the Company or any Restricted Subsidiary and (c) which is not secured by any assets of the Company or of any Restricted Subsidiary.

     "U.S. Government Securities" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof.

     "U.S. Legal Tender" means such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

     "Volumetric Production Payments" mean production payment obligations recorded as deferred revenue in accordance with generally accepted accounting principles, together with all undertakings and obligations in connection therewith.

     "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of contingency) to vote in the election of members of the Board of Directors or other governing body of such person.

     "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary all the Capital Stock (other than directors' qualifying shares, if applicable) of which is owned by the Company or another Wholly Owned Restricted Subsidiary.

EVENTS OF DEFAULT

     An Event of Default is defined in the Indenture as being: (i) default by the Company or any Subsidiary Guarantor in the payment of principal of or premium, if any, on the Senior Notes when due and payable at maturity, upon repurchase pursuant to the covenants described under "Limitation on Sale of Assets" or "Optional Redemption -- Change of Control," upon acceleration or otherwise; (ii) default by the Company or any Subsidiary Guarantor for 30 days in payment of any interest on the Senior Notes; (iii) default by the Company or any Subsidiary Guarantor in the deposit of any optional redemption payment; (iv) default on any other Indebtedness (other than Non-Recourse Indebtedness and Unrestricted Subsidiary Indebtedness) of the Company, any Subsidiary Guarantor or any other Subsidiary (other than a Non-Recourse Subsidiary or an Unrestricted Subsidiary) if either (A) such default results in the acceleration of the maturity of any such Indebtedness having a principal amount of $10.0 million or more individually or, taken together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, in the aggregate, or
(B) such default results from the failure to pay when due principal of, premium, if any, or interest on, any such Indebtedness, after giving effect to any applicable grace period (a "Payment Default"), having a principal amount of $10.0 million or more individually or, taken together with the principal amount of any other Indebtedness under which there has been a Payment Default, in the aggregate; (v) default in the performance, or breach of, the covenants set forth in the covenants captioned "Limitation on Restricted Payments" and "Limitations on Mergers and Consolidations," or in the performance, or breach of, any other covenant or agreement of the Company or any Subsidiary Guarantor in the Indenture and failure to remedy such default within a period of 45 days after written notice thereof from the Trustee or Holders of 25% of the principal amount of the outstanding Senior Notes; (vi) the entry by a court of one or more judgments or orders for the payment of money against the Company, any Subsidiary Guarantor or any other Subsidiary (other than a Non-Recourse Subsidiary or an Unrestricted Subsidiary, provided that neither the Company nor any Restricted Subsidiary is liable, directly or indirectly, for such judgment or order) in an aggregate amount in excess of $10.0 million (net of applicable insurance coverage by a third party insurer which is acknowledged in writing by such insurer) that has not been vacated, discharged, satisfied or stayed pending appeal within 60 days from the entry thereof; (vii) the failure of a Guarantee by a Subsidiary Guarantor to be in full force and effect, or the denial or disaffirmance by such entity thereof; or (viii) certain events involving bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary of the Company. The Indenture provides that the Trustee may withhold notice to the Holders of the Senior Notes of any default (except in payment of principal of, or premium, if any, or interest on the Senior Notes) if the Trustee considers it in the interest of the Holders of the Senior Notes to do so.

     The Indenture provides that if an Event of Default occurs and is continuing with respect to the Indenture, the Trustee or the Holders of not less than 25% in principal amount of the Senior Notes outstanding may declare the principal of and premium, if any, and accrued but unpaid interest on all such Senior Notes to be due and payable. Upon such a declaration, such principal premium, if any, and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or any Subsidiary of the Company occurs and is continuing, the principal of, and premium, if any, and interest on all the Senior Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Senior Notes. The amount due and payable on the acceleration of any Senior Note will be equal to 100% of the principal amount of such Senior Note, plus accrued and unpaid interest to the date of payment. Under certain circumstances, the Holders of a majority in principal amount of the outstanding series of Senior Notes may rescind any such acceleration with respect to such series of Senior Notes and its consequences.

     The Indenture provides that no Holder of a Senior Note may pursue any remedy under the Indenture unless (i) the Trustee shall have received written notice of a continuing Event of Default, (ii) the Trustee shall have received a request from Holders of at least 25% in principal amount of the Senior Notes to pursue such remedy, (iii) the Trustee shall have been offered indemnity reasonably satisfactory to it, (iv) the Trustee shall have failed to act for a period of 60 days after receipt of such notice, request and offer of indemnity and (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Senior Notes; provided, however, such provision does not affect the right of a Holder of a Senior Note to sue for enforcement of any overdue payment thereon.

     The Holders of a majority in principal amount of the Senior Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee under the Indenture relating to the Senior Notes, subject to certain limitations specified in the Indenture. The Indenture requires the annual filing by the Company with the Trustee of a written statement as to compliance with the covenants contained in such Indenture.

MODIFICATION AND WAIVER

     The Indenture provides that modifications and amendments to the Indenture or the Senior Notes may be made by the Company, the Subsidiary Guarantors and the Trustee with the consent of the Holders of a majority in principal amount of Senior Notes then outstanding; provided that no such modification or amendment may, without the consent of the Holder of each Senior Note then outstanding affected thereby, (i) reduce the percentage of principal amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the rate or change the time for payment of interest, including default interest, on any such Senior Note; (iii) reduce the principal amount of any such Senior Note or change the Maturity Date of the Senior Notes; (iv) reduce the redemption price, including premium, if any, payable upon redemption of any Senior Note or change the time at which any Senior Note may or shall be redeemed; (v) reduce the purchase price, including the premium, if any, payable upon the repurchase of any Senior Note upon an Asset Sale or Change in Control, or change the time at which any Senior Note may or shall be repurchased thereunder; (vi) make any Senior Note payable in money other than that stated in the Senior Note; (vii) impair the right to institute suit for the enforcement of any payment of principal of, or premium, if any, or interest on, any Senior Note; (viii) make any change in the percentage of principal amount of Senior Notes necessary to waive compliance with certain provisions of the Indenture; or (ix) waive a continuing Default or Event of Default in the payment of principal of, premium, if any, or interest on the Senior Notes. The Indenture provides that modifications and amendments of the Indenture may be made by the Company and the Trustee without the consent of any holders of the Senior Notes in certain limited circumstances, including (a) to cure any ambiguity, omission, defect or inconsistency, (b) to provide for the assumption of the obligations of the Company or any Subsidiary Guarantor under the Indenture upon the merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company or such Subsidiary Guarantor, (c) to reflect the release of any Subsidiary Guarantor from its Guarantee, or the addition of any Subsidiary of the Company as a Subsidiary Guarantor, in the manner provided in the Indenture, (d) to comply with any requirement of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939 or (e) to make any change that would provide any additional benefit to the Holders or that does not adversely affect the rights of any Holder of Senior Notes in any material respect.

     The Indenture provides that the Holders of a majority in aggregate principal amount of the Senior Notes then outstanding may waive any past default under the Indenture, except a default in the payment of principal premium, if any, or interest.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Senior Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Notes, except for (i) the rights of Holders of Senior Notes to receive payments in respect of the principal of, premium, if any, and interest on Senior Notes when such payments are due, (ii) the Company's obligations with respect to Senior Notes concerning the issuance of temporary Senior Notes, transfers and exchanges of Senior Notes, replacement of mutilated, destroyed, lost or stolen Senior Notes, the maintenance of an office or
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

agency where Senior Notes may be surrendered for transfer or exchange or presented for payment, and duties of paying agents, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants described under "-- Certain Covenants" ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Senior Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment) described under "-- Events of Default" will no longer constitute an Event of Default with respect to the Senior Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Senior Notes, cash in U.S. Legal Tender, non-callable U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Senior Notes of such series on the Maturity Date or on the applicable mandatory redemption date, as the case may be, of such principal or installment of principal, premium, if any, or interest; (ii) in the case of Legal Defeasance, the Company must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee to the effect that the Holders of the related series of outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company is a party or by which the Company is bound; (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Senior Notes over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

GOVERNING LAW

     The Indenture provides that it will be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

THE TRUSTEE

     United States Trust Company of New York is the Trustee under the Indenture. Its address is 114 West 47th Street, New York, New York 10036-1532. The Company has also appointed the Trustee as the initial Registrar, Transfer Agent and Paying Agent under the Indenture.

     The Trustee is permitted to become an owner or pledgee of Senior Notes and may otherwise deal with the Company or its Subsidiaries or Affiliates with the same rights it would have if it were not Trustee. If, however,

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

the Trustee acquires any conflicting interest (as defined in the Trust Indenture Act of 1939), it must eliminate such conflict or resign.

     The Indenture provides that in case an Event of Default shall occur (and be continuing), the Trustee will be required to use the degree of care and skill of a prudent person in the conduct of such person's own affairs. The Trustee will be under no obligation to exercise any of its powers under the Indenture at the request of any of the Holders of the Senior Notes, unless such Holders have offered the Trustee indemnity reasonably satisfactory to it.

BOOK-ENTRY; DELIVERY; FORM AND TRANSFER

     The certificates evidencing the New Notes will initially be, and the certificates evidencing the Old Notes are, represented by one or more permanent global Senior Notes in definitive, fully registered form without interest coupons (collectively, the "Global Notes"). Upon issuance, the Global Notes are deposited with the Trustee, as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee for credit to the accounts of DTC's Direct and Indirect Participants (as defined below).

     The transfer of beneficial interests in any Global Notes are subject to the applicable rules and procedures of DTC and its Direct or Indirect Participants, which may change from time to time. The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the Global Notes may be exchanged for Senior Notes in certificated form in certain limited circumstances. See "-- Transfers of Interests in Global Notes for Certificated Notes."

     Initially, the Trustee will act as Paying Agent and Registrar. The Senior Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

  DEPOSITARY PROCEDURES

     DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Direct Participants. The Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants").

     DTC has advised the Company that, pursuant to DTC's procedures, (i) upon deposit of the Global Notes, DTC will credit the accounts of the Direct Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes that have been allocated to them by the Initial Purchasers, and (ii) DTC will maintain records of the ownership interests of such Direct Participants in the Global Notes and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Notes.

     Investors in the Global Notes may hold their interests therein directly through DTC if they are Direct Participants in DTC or indirectly through organizations that are Direct Participants in DTC. All ownership interests in any Global Notes may be subject to the procedures and requirements of DTC.

     The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that are not Direct

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

Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests.

     EXCEPT AS DESCRIBED IN "-- TRANSFERS OF INTERESTS IN GLOBAL NOTES FOR CERTIFICATED NOTES," OWNERS OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE SENIOR NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF SENIOR NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Under the terms of the Indenture, the Company, the Subsidiary Guarantors and the Trustee will treat the persons in whose names the Senior Notes are registered (including Senior Notes represented by Global Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, Liquidated Damages, if any, and interest on Global Notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the Indenture. Consequently, neither the Company, the Subsidiary Guarantors, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Note or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

     DTC has advised the Company that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the Senior Notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the Global Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the Senior Notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee, the Company or the Subsidiary Guarantors. Neither the Company, the Subsidiary Guarantors nor the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the Senior Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Senior Notes for all purposes.

     The Global Notes will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Senior Notes only at the direction of one or more Direct Participants to whose account interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Senior Notes to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the Senior Notes, DTC reserves the right to exchange Global Notes (without the direction of one or more of its Direct Participants) for Senior Notes in certificated form, and to distribute such certificated forms of Senior Notes to its Direct Participants. See "-- Transfers of Interests in Global Notes for Certificated Notes."

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Direct Participants, DTC is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Subsidiary Guarantors or the Trustee shall have any responsibility for the performance by DTC or its respective Direct and Indirect Participants of DTC's obligations under the rules and procedures governing any of its operations.

     The information in this section concerning DTC and its book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

  TRANSFERS OF INTERESTS IN GLOBAL NOTES FOR CERTIFICATED NOTES

     An entire Global Note may be exchanged for definitive Senior Notes in registered, certificated form without interest coupons ("Certificated Notes") if
(i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, and the Company thereupon fails to appoint a successor depositary within 30 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes or (iii) there shall have occurred and be continuing an Event of Default with respect to the Senior Notes. In any such case, the Company will notify the Trustee in writing that, upon surrender by the Direct and Indirect Participants of their interests in such Global Note, Certificated Notes will be issued to each person that such Direct and Indirect Participants and the DTC identify as being the beneficial owner of the related Senior Notes.

     Beneficial interests in Global Notes held by any Direct or Indirect Participant may be exchanged for Certificated Notes upon request to DTC by such Direct Participant (for itself or on behalf of an Indirect Participant), to the Trustee in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interest in any Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants (in accordance with DTC's customary procedures).

     Neither the Company, the Subsidiary Guarantors nor the Trustee will be liable for any delay by the holder of any Global Note or DTC in identifying the beneficial owners of Senior Notes, and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or DTC for all purposes.

  SAME-DAY SETTLEMENT AND PAYMENT

     The Indenture requires that payments in respect of the Senior Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available same day funds to the accounts specified by the holder of interests in such Global Note. With respect to Certificated Notes, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available same-day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The Company expects that secondary trading in the Certificated Notes will also be settled in immediately available funds.

            EXCHANGE OFFER; REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     In the Registration Rights Agreement, the Company and Subsidiary Guarantors agreed to file the Exchange Offer Registration Statement with the Commission by June 21, 1998, and use their respective best efforts to have it declared effective at the earliest possible time, but in no event later than October 19, 1998. The Company and the Subsidiary Guarantors also agreed to use their best efforts to cause the Exchange Offer Registration Statement to be effective continuously and to keep the Exchange Offer open for a period of not less than 30 days nor more than 60 days.

     If (i) the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Senior Notes which are Transfer Restricted Securities notifies the Company prior to the 20th business day following the consummation of the Exchange Offer that (a) it is prohibited by law or Commission policy from participating in the Exchange Offer, (b) it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus, and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by it, or (c) it is a broker-dealer and holds Senior

Notes acquired directly from the Company or any of the Company's affiliates, the Company and the Subsidiary Guarantors will file with the Commission a registration statement (the "Senior Note Shelf Registration Statement") to register for public resale the Transfer Restricted Securities held by any such Holder who provides the Company with certain information for inclusion in the Senior Note Shelf Registration Statement.

     For the purposes of the Registration Rights Agreement, "Transfer Restricted Securities" means each Old Note until the earliest to occur of the date on which
(i) such Old Note is exchanged in the Exchange Offer for a New Note which is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (ii) such Old Note has been disposed of in accordance with the Senior Note Shelf Registration Statement (and the purchasers thereof have been issued New Notes) or (iii) such Old Note is distributed to the public pursuant to Rule 144 under the Securities Act (and the purchasers thereof have been issued New Notes), and each New Note until the date on which such New Note is disposed of by a broker-dealer pursuant to the "Plan of Distribution" contained herein (including delivery of this Prospectus).

     The Registration Rights Agreement provides that (i) if the Company or the Subsidiary Guarantors fail to file the Exchange Offer Registration Statement with the Commission on or prior to June 21, 1998, (ii) if the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to October 19, 1998, (iii) if the Exchange Offer is not consummated on or before the 60th business day after the Exchange Offer Registration Statement is declared effective, (iv) if obligated to file the Senior Note Shelf Registration Statement and the Company and the Subsidiary Guarantors fail to file the Senior Note Shelf Registration Statement with the Commission on or prior to the 30th day after such filing obligation arises, (v) if obligated to file a Senior Note Shelf Registration Statement and the Senior Note Shelf Registration Statement is not declared effective on or prior to the 180th day after the obligation to file a Senior Note Shelf Registration Statement arises, or (vi) if the Exchange Offer Registration Statement or the Senior Note Shelf Registration Statement, as the case may be, is declared effective but thereafter ceases to be effective or usable in connection with resales of the Transfer Restricted Securities without being succeeded (a) within five business days by a post-effective amendment to such Exchange Offer Registration Statement or Senior Note Shelf Registration Statement, as applicable, that cures such failure and that is itself declared effective within 10 days of filing such post-effective amendment to such Exchange Offer Registration Statement or Senior Note Shelf Registration Statement or (b) within 20 days by the filing of an Exchange Act report incorporated by reference in such Exchange Offer Registration Statement or Senior Note Shelf Registration Statement, as applicable, that cures such failure, for such time of non-effectiveness or non-usability (each, a "Registration Default"), the Company and the Subsidiary Guarantors agree to pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages ("Liquidated Damages") in an amount equal to one-half of one percent (0.5%) per annum of the principal amount of the Transfer Restricted Securities held by such holder during the first 90-day period immediately following the occurrence of the first such Registration Default, increasing by an additional one-half of one percent (0.5%) per annum of the principal amount of such Transfer Restricted Securities during each subsequent 90-day period, up to a maximum amount of liquidated damages equal to two percent (2.0%) per annum of the principal amount of such Transfer Restricted Securities. The Company and the Subsidiary Guarantors are not required to pay Liquidated Damages for more than one Registration Default at any given time. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

     All accrued Liquidated Damages will be paid by the Company or the Subsidiary Guarantors to Holders entitled thereto in the manner provided for the payment of interest in the Indenture on each interest payment date.

     The Company may require Holders covered by the Exchange Offer Registration Statement or Senior Note Shelf Registration Statement, as applicable, to temporarily suspend use of such Exchange Offer Registration Statement or Senior Note Shelf Registration Statement to sell such securities for up to 60 days in any twelve-month period if (i) the Company determines in good faith, as evidenced by a resolution of its Board of Directors, that (a) sales under the Exchange Offer Registration Statement or Senior Note Shelf Registration Statement, as applicable, would require the disclosure of material information which the Company has a bona fide business purpose for preserving as confidential, or (b) such disclosure would impede the Company's ability to consummate a material transaction; (ii) upon the issuance by the Commission of any stop order suspending the effectiveness of the Exchange Offer Registration Statement or Senior Note Shelf Registration Statement, as applicable, under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; or (iii) upon the discovery of any fact or the happening of any event that makes any statement of a material fact made in the Exchange Offer Registration Statement or Senior Note Shelf Registration Statement, as applicable, the prospectus included in such Exchange Offer Registration Statement or Senior Note Shelf Registration Statement, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in such Exchange Offer Registration Statement or Senior Note Shelf Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the prospectus included therein to make such statements, in light of the circumstances under which they were made, not misleading.

                     CERTAIN UNITED STATES TAX CONSEQUENCES

     The following summary describes certain United States federal income and estate tax consequences resulting from the purchase, ownership and disposition of Senior Notes as of the date hereof. It deals only with Senior Notes held as capital assets. Further, this discussion does not address the situation of persons who may be subject to special tax rules, such as persons who hold Senior Notes as a hedge or as a position in a "straddle" for tax purposes, or persons who have a "functional currency" other than the U.S. dollar. As used herein, the term "Non-United States Holder" means any person or entity that is not a "United States Holder." As used herein, a "United States Holder" means a beneficial owner that is a citizen or resident of the United States, a corporation, partnership (unless Treasury regulations provide otherwise) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if both (i) a court within the United States is able to exercise primary supervision over the administration of such trust and (ii) one or more United States persons have the authority to control all substantial decisions of such trust. An individual may, subject to certain exceptions, be deemed to be a resident (as opposed to a non-resident alien) of the United States by virtue of being present in the United States on at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year.

     The discussion set forth below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences or foreign taxation not described herein. This summary does not purport to cover all possible tax consequences associated with the purchase, ownership, and disposition of Senior Notes, and is not intended as tax advice. Persons considering the purchase, ownership or disposition of Senior Notes should consult their own tax advisors concerning the federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

OPTIONAL REDEMPTION

     The Company, at its option, may purchase and redeem part or all of the Senior Notes at any time for amounts which represent additional percentages of the original principal amount of the Senior Notes, depending upon the year in which any such option is exercised (the additional percentages decrease with the passage of time). The Regulations provide that for purposes of calculating yield and maturity, an issuer will be treated as exercising any such option if its exercise would lower the yield of the debt instrument. A redemption of Senior Notes at the optional redemption price, however, would increase the effective yield of the debt instrument as calculated from the Issue Date. The Company does not currently intend to exercise such options with respect to the Senior Notes and no agreement or understanding exists, written or oral, between the Company and any holder concerning the early redemption of a Senior Note. If the Company exercises an option and redeems a Senior Note, the holder will recognize gain or loss on the difference between the amount paid in redemption of such Senior Note and the sum of the holder's then adjusted basis in the Senior Note plus all accrued interest thereon, provided the note so redeemed is a capital asset in the hands of the holder at the time of redemption.

MARKET DISCOUNT

     If a holder purchases a Senior Note, other than in connection with the Notes Offering, for less than the "Senior Note Issue Price," the difference is considered "market discount," unless such difference is "de minimis," i.e., less than one-fourth of one percent of the Senior Note Issue Price multiplied by the number of complete years to maturity (after the holder acquires the Senior
Note). The "Senior Note Issue Price" for a Senior Note will be its original stated principal amount. Under market discount rules, any gain realized by the holder on a taxable disposition of a Senior Note having "market discount," as well as any partial principal payment made with respect to such Senior Note, will be treated as ordinary income to the extent of the then "accrued market discount" of the note. The rules concerning the calculation of "accrued market discount" are set forth in the paragraph immediately below. In addition, a holder of such Senior Note may be required to defer the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry a Senior Note.

     Any market discount will accrue ratably from the date of acquisition to the maturity date of the Senior Note, unless the holder elects, irrevocably, to accrue market discount on a constant interest rate method. The constant interest rate method generally accrues interest at times and in amounts equivalent to the result which would have occurred had the market discount been original issue discount computed from the holder's acquisition of the Senior Note through the maturity date. The election to accrue market discount on a constant interest rate method is irrevocable but may be made separately as to each Senior Note held by the holder. Accrual of market discount will not cause the accrued amounts to be included currently in a holder's taxable income, in the absence of a disposition of, or principal payment on, the Senior Note. However, a holder may elect to include market discount in income currently as it accrues on either a ratable or constant interest rate method. In such event, interest expense relating to the acquisition of a Senior Note which would otherwise be deferred would be currently deductible to the extent otherwise permitted by the Code. The election to include market discount in income currently, once made, applies to all market discount obligations acquired by such holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the Internal Revenue Service ("IRS"). Accrued market discount which is included in a holder's gross income will increase the adjusted tax basis of the Senior Note in the hands of the holder.

ACQUISITION PREMIUM

     If a subsequent holder acquires a note for an amount which is greater than the Senior Note Issue Price (the "amount payable at maturity"), such holder will be considered to have purchased such Senior Note with "amortizable bond premium" equal to the amount of such excess. The holder may elect to amortize the premium, using a constant yield method employing six month compounding, over the period from the acquisition date to the maturity date of the Senior Note. The "amount payable at maturity" will be determined as of an earlier call date, using the call price payable on such earlier date, if the combination of such earlier date and call price will produce a smaller amortizable bond premium than would result from using the scheduled maturity date and its amount payable. If an earlier call date is used and the Senior Note is not called, the Senior Note will be treated as having matured on such earlier call date and then as having been reissued on such date for the amount so payable. Amortized amounts may be offset only against interest paid with respect to the Senior Note and will reduce the holder's adjusted tax basis in the note to the extent so used. Once made, an election to amortize and offset interest on the Senior Note may only be revoked with the consent of the IRS and will apply to all taxable debt instruments held by the holder on the first day of the taxable year to which the election relates and to all taxable debt instruments subsequently acquired by the holder.

SALE, EXCHANGE, OR RETIREMENT OF NOTES

     Unless a nonrecognition provision applies, upon the sale, exchange or retirement of a Senior Note (including any sale to the Company in connection with the Company's option to purchase the Senior Note), a holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, or retirement (less any accrued interest, which will be taxable as such) and the holder's adjusted tax basis in the Senior Note. Assuming that no intention exists at the time of the original issuance to call the Senior Notes prior to maturity, such gain or loss will be capital gain or loss, except to the extent of any "accrued market discount," and will be long-term capital gain or loss if, at the time of the sale, exchange, or retirement, the Note has been held for more than one year. A holder's adjusted tax basis in a Senior Note will equal the cost of the Senior Note to the holder, increased by the amount of any accrued market discount which has been included in the holder's gross income or, as the case may be, reduced by any amortized bond premium which the holder has used to offset interest payments on the Senior Note, and further reduced by any principal payments.

EFFECT OF CHANGE OF CONTROL

     Upon a Change of Control, the Company is required to offer to purchase all outstanding Senior Notes for a price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase. Under the Treasury Regulations, such Change of Control redemption requirement will not affect the yield or maturity date of the Senior Notes unless, based on all the facts and circumstances as of the Issue Date, it is more likely than not that a Change of Control giving rise to the redemption will occur. The Company will take the position that no such Change of Control is more likely than not to occur, and will therefore not treat the Change of Control redemption provisions of the Senior Notes as affecting the calculation of the yield to maturity of any Senior Note.

EXCHANGE OF SENIOR NOTES PURSUANT TO THE EXCHANGE OFFER

     Because the New Notes will be identical in all material respects to the Old Notes, an exchange of the securities pursuant to the Exchange Offer will be treated, for federal income tax purposes, as a refinancing and will not produce recognizable gain or loss to either the Company or a holder of an exchanged Old Note. The holder will have an initial adjusted tax basis and a holding period in the New Note equal to its adjusted tax basis and holding period in the exchanged Old Note.

SPECIAL CONSIDERATIONS FOR NON-UNITED STATES HOLDERS

     Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

          (a) no withholding of United States federal income tax will be required with respect to the payment by the Company or any paying agent of principal or interest on a Senior Note owned by a Non-United States Holder, provided the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, the beneficial owner is not a controlled foreign corporation that is related to the Company through stock ownership, the beneficial owner is not a bank whose receipt of interest on a Senior Note is described in section 881(c)(3)(A) of the Code and the beneficial owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder, and

          (b) no withholding of United States federal income tax will be required with respect to any gain or income realized by a Non-United States Holder upon the sale, exchange, retirement or other disposition of a Senior Note; and

          (c) a Senior Note beneficially owned by an individual who at the time of death is a Non-United States Holder will generally not be subject to United States federal estate tax as a result of such individual's death, provided such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code.

     To satisfy the requirement referred to in (a) above, the beneficial owner of such Senior Note, or a financial institution holding the Senior Note on behalf of such owner, must provide, in accordance with specified procedures, a paying agent of the Company with a statement to the effect that the beneficial owner is not a United States person. Currently, these requirements will be met if the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a United States person (which certification may be made on an IRS Form W-8 (or successor form)) or a financial institution holding the Senior Note on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof. Under recently finalized Treasury regulations (the "Final Regulations"), the statement requirement referred to in
(a) above may also be satisfied with other documentary evidence for interests paid after December 31, 1998 with respect to an offshore account or through certain foreign intermediaries.

     If a Non-United States Holder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, payments of interest made to such Non-United States Holder will be subject to a 30% withholding tax unless the beneficial owner of the Senior Note provides the Company or its paying agent, as the case may be, with a properly executed (1) IRS Form 1001 (or successor form) claiming an exemption from or reduced rate of, withholding under the benefit of a tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid on the Senior Note is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States. Under the Final Regulations, Non-United States Holders will generally be required to provide IRS Form W-8 in lieu of IRS Form 1001 and IRS Form 4224, although alternative documentation may be applicable in certain situations.

     If a Non-United States Holder is engaged in a trade or business in the United States and interest on the Senior Note is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed above (provided the Non-United States Holder files the appropriate certification with the Company or its agent), will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a United States person. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments.

     Any gain or income realized upon the sale, exchange, retirement or other disposition of a Senior Note generally will not be subject to United States federal income tax unless (i) such gain or income is effectively connected with trade or business in the United States of the Non-United States Holder, or (ii) in the case of a Non-United States Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition, and certain other conditions are met.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     No information reporting or backup withholding tax (which is a withholding tax imposed at the rate of 31% on certain payments to persons who fail to furnish the information required under United States information reporting requirements) will generally be required with respect to payments made outside the United States to Non-United States Holders by the Company or any paying agent to Non-United States Holders if a statement described in (a) under "Non-United States Holders" has been received and the payor does not have actual knowledge that the beneficial owner is a United States person.

     Payments of principal or interest, on a Senior Note paid to the beneficial owner of a Senior Note by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of a Senior Note, will be subject to both backup withholding and information reporting unless the beneficial owner provides the statement referred to in (a) above and the payor does not have actual knowledge that the beneficial owner is a United States person or otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax liability provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

     There has previously been only a limited secondary market and no public market for the Old Notes. The Company intends to apply for the listing of the Senior Notes on the New York Stock Exchange, and the Old Notes are eligible for trading in the PORTAL market. The Company has been advised by the Initial Purchasers that the Initial Purchasers currently intend to make a market in the Senior Notes; however, no Initial Purchaser is obligated to do so and any market making may be discontinued by any Initial Purchaser at any time. In addition, such market making activity may be limited during the Exchange Offer. There can be no assurance that an active market for the Old Notes or the New Notes will develop.

     If a trading market develops for the Old Notes or the New Notes, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on such factors, such securities may trade at a discount from their offering price.

     With respect to resale of New Notes, based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder (other than a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act or a "broker" or "dealer" registered under the Exchange Act) who exchanges Old Notes for New Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes, will be allowed to resell the New Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the New Notes a prospectus that satisfies the requirements of Section 10 thereof. However, if any holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such holder cannot rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988) or similar no-action letters or any similar interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available.

     As contemplated by the above no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the New Notes are to be acquired by the holder in the ordinary course of business, (ii) the holder is not engaging and does not intend to engage in the distribution of the New Notes, and (iii) the holder acknowledges that if such holder participates in the New Offer for the purpose of distributing the New Notes such holder must comply with the registration and prospectus delivery requirements of the Securities Act and cannot rely on the above no-action letters.

     Any broker or dealer registered under the Exchange Act (each a "Broker-Dealer") who holds Old Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company) may exchange such Old Notes for New Notes pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed an underwriter within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the New Notes received by it in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of this Prospectus. The Company and the Subsidiary Guarantors have agreed to cause the Exchange Offer Registration Statement, of which this Prospectus is a part, to remain continuously effective for a period of one year from the date it is first declared effective, and to make this Prospectus, as amended or supplemented, available to any such Broker-Dealer for use in connection with resales. Any Broker-Dealer participating in the Exchange Offer will be required to acknowledge that it will deliver a prospectus in connection with any resales of New Notes received by it in the Exchange Offer. The delivery by a Broker-Dealer of a prospectus in connection with resales of New Notes shall not be deemed to be an admission by such Broker-Dealer that it is an underwriter within the meaning of the Securities Act. The Company will not receive any proceeds from any sale of New Notes by a Broker-Dealer.

                                 LEGAL MATTERS

     The legality of the New Notes offered hereby has been passed upon for the Company by McAfee & Taft A Professional Corporation, Oklahoma City, Oklahoma.

                                    EXPERTS


     The Consolidated Financial Statements of the Company as of June 30, 1996 and 1997 and December 31, 1997 and for each of the three years ended June 30, 1997 and the six months ended December 31, 1997, included and incorporated by reference in this Prospectus, have been included and incorporated herein in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.



     The Consolidated Financial Statements of Hugoton at December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, and are incorporated herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


     Certain estimates of oil and gas reserves included and incorporated by reference herein were based upon engineering studies prepared by Williamson Petroleum Consultants, Inc., Porter Engineering Associates and Netherland, Sewell & Associates, Inc., independent petroleum engineers. Such estimates are included or incorporated herein in reliance on the authority of each such firm as experts in such matters.

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

                                    GLOSSARY

     The terms defined below are used throughout this Prospectus.

     Bcf. Billion cubic feet of gas.

     Bcfe. Billion cubic feet of gas equivalent.

     Bbl. One stock tank barrel, or 42 U.S. gallons liquid volume, used herein in reference to crude oil or other liquid hydrocarbons.

     Btu. British thermal unit, which is the heat required to raise the temperature of a one-pound mass of water from 58.5 to 59.5 degrees Fahrenheit.

     Commercial Well; Commercially Productive Well. An oil and gas well which produces oil and gas in sufficient quantities such that proceeds from the sale of such production exceed production expenses and taxes.

     Developed Acreage. The number of acres which are allocated or assignable to producing wells or wells capable of production.

     Development Well. A well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

     Dry Hole; Dry Well. A well found to be incapable of producing either oil or gas in sufficient quantities to justify completion as an oil or gas well.

     Exploratory Well. A well drilled to find and produce oil or gas in an unproved area, to find a new reservoir in a field previously found to be productive of oil or gas in another reservoir or to extend a known reservoir.

     Formation. A succession of sedimentary beds that were deposited under the same general geologic conditions.

     Gross Acres or Gross Wells. The total acres or wells, as the case may be, in which a working interest is owned.

     Horizontal Wells. Wells which are drilled at angles greater than 70 degrees from vertical.

     MBbl. One thousand barrels of crude oil or other liquid hydrocarbons.

     MBoe. One thousand barrels of oil equivalent.

     MBtu. One thousand Btus.

     Mcf. One thousand cubic feet of gas.

     Mcfe. One thousand cubic feet of gas equivalent.

     MMBbl. One million barrels of crude oil or other liquid hydrocarbons.

     MMBtu. One million Btus.

     MMcf. One million cubic feet of gas.

     MMcfe. One million cubic feet of gas equivalent.

     Net Acres or Net Wells. The sum of the fractional working interests owned in gross acres or gross wells.

     Present Value. When used with respect to oil and gas reserves, present value means the estimated future gross revenue to be generated from the production of proved reserves, net of estimated production and future development costs, using prices and costs in effect at the determination date, without giving effect to nonproperty related expenses such as general and administrative expenses, debt service and future income tax expense or to depreciation, depletion and amortization, discounted using an annual discount rate of 10%.

     Productive Well. A well that is producing oil or gas or that is capable of production.

     Proved Developed Reserves. Reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

     Proved Reserves. The estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

     Proved Undeveloped Location. A site on which a development well can be drilled consistent with spacing rules for purposes of recovering proved undeveloped reserves.

     Proved Undeveloped Reserves. Reserves that are expected to be recovered from new wells drilled to a known reservoir on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion.

     Royalty Interest. An interest in an oil and gas property entitling the owner to a share of oil or gas production free of costs of production.

     Undeveloped Acreage. Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas regardless of whether such acreage contains proved reserves.

     Working Interest. The operating interest which gives the owner the right to drill, produce and conduct operating activities on the property and a share of production.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
AUDITED CONSOLIDATED FINANCIAL STATEMENTS:
  Reports of Independent Accountants........................  F-2
  Consolidated Balance Sheets at December 31, 1997 and June
     30, 1997 and 1996......................................  F-4
  Consolidated Statements of Operations for the Six Months
     Ended December 31, 1997 and the Years Ended June 30,
     1997, 1996 and 1995....................................  F-5
  Consolidated Statements of Cash Flows for the Six Months
     Ended December 31, 1997 and the Years Ended June 30,
     1997, 1996 and 1995....................................  F-6
  Consolidated Statements of Stockholders' Equity for the
     Six Months Ended December 31, 1997 and the Years Ended
     June 30, 1997, 1996 and 1995...........................  F-8
  Notes to Consolidated Financial Statements................  F-9

INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS:
  Consolidated Balance Sheets at March 31, 1998 (unaudited)
     and December 31, 1997..................................  F-40
  Consolidated Statements of Operations for the Three Months
     Ended March 31, 1998 and 1997 (unaudited)..............  F-41
  Consolidated Statements of Cash Flows for the Three Months
     Ended March 31, 1998 and 1997 (unaudited)..............  F-42
  Notes to Consolidated Financial Statements (unaudited)....  F-43

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Chesapeake Energy Corporation

     We have audited the accompanying consolidated balance sheets of Chesapeake Energy Corporation and its subsidiaries as of December 31, 1997 and as of June 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the six months ended December 31, 1997 and the years ended June 30, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Chesapeake Energy Corporation and its subsidiaries as of December 31, 1997 and as of June 30, 1997 and 1996, and the consolidated results of their operations and their cash flows for the six months ended December 31, 1997 and the years ended June 30, 1997 and 1996 in conformity with generally accepted accounting principles.

                                            COOPERS & LYBRAND L.L.P.

Oklahoma City, Oklahoma
March 20, 1998

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Chesapeake Energy Corporation

     In our opinion, the consolidated statements of operations, of cash flows and of stockholders' equity for the year ended June 30, 1995 present fairly, in all material respects, the results of operations and cash flows of Chesapeake Energy Corporation and its subsidiaries for the year ended June 30, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of Chesapeake Energy Corporation and its subsidiaries for any period subsequent to June 30, 1995.

                                            PRICE WATERHOUSE LLP

Houston, Texas
September 20, 1995, except for the
fourth paragraph of Note 9 which is
as of October 9, 1997 and except for
the earnings per share information
as described in Note 1, which is as
of March 24, 1998

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                    JUNE 30,
                                                              DECEMBER 31,    ---------------------
                                                                  1997          1997         1996
                                                                        ($ IN THOUSANDS)
CURRENT ASSETS:
  Cash and cash equivalents.................................   $  123,860     $ 124,017    $ 51,638
  Short-term investments....................................       12,570       104,485          --
  Accounts receivable:
    Oil and gas sales.......................................       10,654        10,906      12,687
    Oil and gas marketing sales.............................       20,493        19,939       6,982
    Joint interest and other, net of allowances of $691,000,
      $387,000 and $340,000, respectively...................       38,781        25,311      27,661
    Related parties.........................................        4,246         7,401       2,884
  Inventory.................................................        5,493         4,854       5,163
  Other.....................................................        1,624           692       2,158
                                                               ----------     ---------    --------
         Total Current Assets...............................      217,721       297,605     109,173
                                                               ----------     ---------    --------
PROPERTY AND EQUIPMENT:
  Oil and gas properties, at cost based on full cost
    accounting:
    Evaluated oil and gas properties........................    1,095,363       865,516     363,213
    Unevaluated properties..................................      125,155       128,505     165,441
    Less: accumulated depreciation, depletion and
      amortization..........................................     (602,391)     (431,983)    (92,720)
                                                               ----------     ---------    --------
                                                                  618,127       562,038     435,934
  Other property and equipment..............................       67,633        50,379      18,162
  Less: accumulated depreciation and amortization...........       (6,573)       (5,051)     (2,922)
                                                               ----------     ---------    --------
         Total Property and Equipment.......................      679,187       607,366     451,174
                                                               ----------     ---------    --------
Other Assets................................................       55,876        44,097      11,988
                                                               ----------     ---------    --------
Total Assets................................................   $  952,784     $ 949,068    $572,335
                                                               ==========     =========    ========
                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Notes payable and current maturities of long-term debt....   $       --     $   1,380    $  6,755
  Accounts payable..........................................       81,775        86,817      54,514
  Accrued liabilities and other.............................       42,733        28,701      14,062
  Revenues and royalties due others.........................       28,972        29,428      33,503
                                                               ----------     ---------    --------
         Total Current Liabilities..........................      153,480       146,326     108,834
                                                               ----------     ---------    --------
Long-Term Debt, Net.........................................      508,992       508,950     268,431
                                                               ----------     ---------    --------
Revenues and Royalties Due Others...........................       10,106         6,903       5,118
                                                               ----------     ---------    --------
Deferred Income Taxes.......................................           --            --      12,185
                                                               ----------     ---------    --------
Contingencies and Commitments (Note 4)......................           --            --          --
                                                               ----------     ---------    --------
Stockholders' Equity:
  Preferred Stock, $.01 par value, 10,000,000 shares
    authorized; none issued.................................           --            --          --
  Common Stock, 250,000,000 shares authorized; par value of
    $.01, $.01 and $.05 at December 31, 1997, June 30, 1997
    and 1996, respectively; 74,298,061, 70,276,975 and
    60,159,826 shares issued and outstanding at December 31,
    1997, June 30, 1997 and 1996, respectively..............          743           703       3,008
  Paid-in capital...........................................      460,733       432,991     136,782
  Accumulated earnings (deficit)............................     (181,270)     (146,805)     37,977
                                                               ----------     ---------    --------
         Total Stockholders' Equity.........................      280,206       286,889     177,767
                                                               ----------     ---------    --------
         Total Liabilities and Stockholders' Equity.........   $  952,784     $ 949,068    $572,335
                                                               ==========     =========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                  SIX MONTHS ENDED        YEAR ENDED JUNE 30,
                                                    DECEMBER 31,     ------------------------------
                                                        1997           1997        1996      1995
                                                       ($ IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
  Oil and gas sales.............................      $ 95,657       $ 192,920   $110,849   $56,983
  Oil and gas marketing sales...................        58,241          76,172     28,428        --
  Oil and gas service operations................            --              --      6,314     8,836
  Interest and other............................        78,966          11,223      3,831     1,524
                                                      --------       ---------   --------   -------
          Total Revenues........................       232,864         280,315    149,422    67,343
                                                      --------       ---------   --------   -------
Costs and Expenses:
  Production expenses and taxes.................        10,094          15,107      8,303     4,256
  Oil and gas marketing expenses................        58,227          75,140     27,452        --
  Oil and gas service operations................            --              --      4,895     7,747
  Impairment of oil and gas properties..........       110,000         236,000         --        --
  Oil and gas depreciation, depletion and
     amortization...............................        60,408         103,264     50,899    25,410
  Depreciation and amortization of other
     assets.....................................         2,414           3,782      3,157     1,765
  General and administrative....................         5,847           8,802      4,828     3,578
  Interest and other............................        17,448          18,550     13,679     6,627
                                                      --------       ---------   --------   -------
          Total Costs and Expenses..............       264,438         460,645    113,213    49,383
                                                      --------       ---------   --------   -------
Income (Loss) Before Income Taxes and
  Extraordinary Item............................       (31,574)       (180,330)    36,209    17,960
Provision (Benefit) for Income Taxes............            --          (3,573)    12,854     6,299
                                                      --------       ---------   --------   -------
Income (Loss) Before Extraordinary Item.........       (31,574)       (176,757)    23,355    11,661
Extraordinary Item:
  Loss on early extinguishment of debt, net of
     applicable income tax of $3,804............            --          (6,620)        --        --
                                                      --------       ---------   --------   -------
Net Income (Loss)...............................      $(31,574)      $(183,377)  $ 23,355   $11,661
                                                      ========       =========   ========   =======
Earnings (Loss) Per Common Share:
  Earnings (Loss) Per Common Share-Basic
     Income (loss) before extraordinary item....      $  (0.45)      $   (2.69)  $   0.43   $  0.22
     Extraordinary item.........................            --           (0.10)        --        --
                                                      --------       ---------   --------   -------
          Net income (loss).....................      $  (0.45)      $   (2.79)  $   0.43   $  0.22
                                                      ========       =========   ========   =======
  Earnings (Loss) Per Common Share-Assuming
     Dilution
     Income (loss) before extraordinary item....      $  (0.45)      $   (2.69)  $   0.40   $  0.21
     Extraordinary item.........................            --           (0.10)        --        --
                                                      --------       ---------   --------   -------
          Net income (loss).....................      $  (0.45)      $   (2.79)  $   0.40   $  0.21
                                                      ========       =========   ========   =======
  Weighted Average Common and Common Equivalent
     Shares Outstanding (In 000's)
     Basic......................................        70,835          65,767     54,564    52,624
                                                      ========       =========   ========   =======
     Assuming Dilution..........................        70,835          65,767     58,342    55,872
                                                      ========       =========   ========   =======

  The accompanying notes are an integral part of these consolidated financial statements.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               SIX MONTHS
                                                                 ENDED                YEAR ENDED JUNE 30,
                                                              DECEMBER 31,    -----------------------------------
                                                                  1997          1997         1996         1995
                                                                               ($ IN THOUSANDS)
Cash Flows from Operating Activities:
  Net Income (Loss).........................................   $ (31,574)     $(183,377)   $  23,355    $  11,661
  Adjustments to Reconcile Net Income (Loss) to Net Cash
    Provided by Operating Activities:
    Depreciation, depletion and amortization................      62,028        105,591       52,768       26,628
    Deferred taxes..........................................          --         (3,573)      12,854        6,299
    Amortization of loan costs..............................         794          1,455        1,288          548
    Amortization of bond discount...........................          41            217          563          567
    Bad debt expense........................................          40            299          114          308
    Gain on sale of Bayard stock............................     (73,840)            --           --           --
    Gain on sale of fixed assets............................        (209)        (1,593)      (2,511)        (108)
    Impairment of oil and gas assets........................     110,000        236,000           --           --
    Extraordinary loss......................................          --          6,620           --           --
    Equity in (earnings) losses from investments............         592           (499)          --           --
  Changes in Assets and Liabilities (Net of Assets and
    Liabilities Acquired from AnSon Production Corporation):
    (Increase) decrease in short-term investments...........      92,127       (102,858)         622           --
    (Increase) decrease in accounts receivable..............      (7,173)       (19,987)      (3,524)     (22,510)
    (Increase) decrease in inventory........................      (1,584)        (1,467)          78       (1,203)
    (Increase) decrease in other current assets.............      (1,519)         1,466       (1,525)         614
    Increase (decrease) in accounts payable, accrued
      liabilities and
      other.................................................     (11,044)        48,085       25,834       19,387
    Increase (decrease) in current and non-current revenues
      and royalties due others..............................         478         (2,290)      11,056       12,540
                                                               ---------      ---------    ---------    ---------
        Cash provided by operating activities...............     139,157         84,089      120,972       54,731
                                                               ---------      ---------    ---------    ---------
Cash Flows from Investing Activities:
  Exploration, development and acquisition of oil and gas
    properties..............................................    (189,755)      (468,462)    (342,045)    (117,831)
  Proceeds from sale of oil and gas equipment, leasehold and
    other...................................................       2,503          3,095        6,167       11,953
  Net proceeds from sale of Bayard stock....................      90,380             --           --           --
  Repayment of note receivable..............................      18,000             --           --           --
  Other proceeds from sales.................................          17          6,428          698        1,104
  Long term loans made to third parties.....................          --        (20,000)          --           --
  Investment in oil field service company...................        (200)        (3,048)          --           --
  Investment in gas marketing company, net of cash
    acquired................................................          --             --         (363)          --
  Other investments.........................................     (30,434)        (8,000)          --           --
  Other property and equipment additions....................     (27,015)       (33,867)      (8,846)      (7,929)
                                                               ---------      ---------    ---------    ---------
        Cash used in investing activities...................    (136,504)      (523,854)    (344,389)    (112,703)
                                                               ---------      ---------    ---------    ---------
Cash Flows from Financing Activities:
  Proceeds from issuance of common stock....................          --        288,091       99,498           --
  Proceeds from long-term borrowings........................          --        342,626      166,667      128,834
  Payments on long-term borrowings..........................          --       (119,581)     (48,634)     (32,370)
  Dividends paid on common stock............................      (2,810)            --           --           --
  Cash received from exercise of stock options..............         322          1,387        1,989          818
  Other financing...........................................        (322)          (379)          --           --
                                                               ---------      ---------    ---------    ---------
        Cash provided by (used in) financing activities.....      (2,810)       512,144      219,520       97,282
                                                               ---------      ---------    ---------    ---------
Net increase (decrease) in cash and cash equivalents........        (157)        72,379       (3,897)      39,310
Cash and cash equivalents, beginning of period..............     124,017         51,638       55,535       16,225
                                                               ---------      ---------    ---------    ---------
Cash and cash equivalents, end of period....................   $ 123,860      $ 124,017    $  51,638    $  55,535
                                                               =========      =========    =========    =========
Supplemental Disclosure of Cash Flow Information Cash
  Payments for:
  Interest, net of capitalized interest.....................   $  17,367      $  12,919    $  10,751    $   4,914
  Income taxes..............................................   $     500      $      --    $      --    $      --

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                                                               SIX MONTHS
                                                                 ENDED                YEAR ENDED JUNE 30,
                                                              DECEMBER 31,    -----------------------------------
                                                                  1997          1997         1996         1995
                                                                               ($ IN THOUSANDS)
Details of Acquisition of AnSon Production Corporation:
  Fair value of assets acquired.............................   $  43,000      $      --    $      --    $      --
  Accrued liability for estimated cash consideration........   $ (15,500)     $      --    $      --    $      --
  Stock issued..............................................   $ (27,500)     $      --    $      --    $      --

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

     The Company had a financing arrangement with a vendor to supply certain oil and gas equipment inventory. The total amounts owed at June 30, 1997, 1996 and 1995 were $1,380,000, $3,156,000 and $6,513,000, respectively. No cash consideration is exchanged for inventory under this financing arrangement until actual draws on the inventory are made.

     In fiscal 1997, 1996 and 1995, the Company recognized income tax benefits of $4,808,000, $7,950,000 and $1,229,000, respectively, related to the disposition of stock options by directors and employees of the Company. The tax benefits were recorded as an adjustment to deferred income taxes and paid-in capital.

     Proceeds from the issuance of $150 million of 7.875% Senior Notes and $150 million of 8.5% Senior Notes in March 1997 are net of $6.4 million in offering fees and expenses which were deducted from the actual cash received.

     Proceeds from the issuances of $90 million of 10.5% Senior Notes in May 1995 and $120 million of 9.125% Senior Notes in April 1996 are net of $2.7 million and $3.9 million, respectively, in offering fees and expenses which were deducted from the actual cash received.

     On December 22, 1997 the Company declared a dividend of $0.02 per common share, or $1,486,000, which was paid on January 15, 1998. On June 13, 1997 the Company declared a dividend of $0.02 per common share, or $1,405,000, which was paid on July 15, 1997.

  The accompanying notes are an integral part of these consolidated financial statements.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                SIX MONTHS ENDED        YEAR ENDED JUNE 30,
                                                  DECEMBER 31,     ------------------------------
                                                      1997           1997        1996      1995
                                                                          ($ IN THOUSANDS)
Common Stock:
  Balance, beginning of period................     $     703       $   3,008   $     58   $    51
  Issuance of 8,972,000 shares of common
     stock....................................            --              90         --        --
  Issuance of 5,989,500 shares of common
     stock....................................            --              --        299        --
  Exercise of stock options and warrants......             2              12         79         7
  Issuance of 3,792,724 shares of common stock
     to AnSon Production Corporation..........            38              --         --        --
  Change in par value.........................            --          (2,407)     2,572        --
                                                   ---------       ---------   --------   -------
  Balance, end of period......................           743             703      3,008        58
                                                   ---------       ---------   --------   -------
Common Stock Warrants:
  Balance, beginning of period................            --              --         --         5
  Exercise of Common Stock Warrants...........            --              --         --        (5)
                                                   ---------       ---------   --------   -------
  Balance, end of period......................            --              --         --        --
                                                   ---------       ---------   --------   -------
Paid-in Capital:
  Balance, beginning of period................       432,991         136,782     30,295    28,243
  Exercise of stock options and warrants......           320           1,375      1,910       823
  Issuance of common stock....................        27,459         301,593    105,516        --
  Offering expenses and other.................            --         (13,974)    (6,317)       --
  Cumulative exchange loss....................           (37)             --         --        --
  Tax benefit from exercise of stock
     options..................................            --           4,808      7,950     1,229
  Change in par value.........................            --           2,407     (2,572)       --
                                                   ---------       ---------   --------   -------
  Balance, end of period......................       460,733         432,991    136,782    30,295
                                                   ---------       ---------   --------   -------
Accumulated Earnings (Deficit):
  Balance, beginning of period................      (146,805)         37,977     14,622     2,961
  Net income (loss)...........................       (31,574)       (183,377)    23,355    11,661
  Dividends on common stock of $0.02 per
     share....................................        (2,891)         (1,405)        --        --
                                                   ---------       ---------   --------   -------
  Balance, end of period......................      (181,270)       (146,805)    37,977    14,622
                                                   ---------       ---------   --------   -------
          Total Stockholders' Equity..........     $ 280,206       $ 286,889   $177,767   $44,975
                                                   =========       =========   ========   =======

  The accompanying notes are an integral part of these consolidated financial statements.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Description of Company

     The Company is a petroleum exploration and production company engaged in the acquisition, exploration, and development of properties for the production of crude oil and natural gas from underground reservoirs. The Company's properties are located in Texas, Louisiana, Oklahoma, Montana, North Dakota, New Mexico and Canada.

     The Company has changed its fiscal year end from June 30 to December 31. The Company's results of operations and cash flows for the six months ended December 31, 1997 (the "Transition Period") are included in these consolidated financial statements.

  Principles of Consolidation

     The accompanying consolidated financial statements of Chesapeake Energy Corporation (the "Company") include the accounts of its wholly-owned subsidiaries Chesapeake Operating, Inc. ("COI"), Chesapeake Exploration Limited Partnership ("CEX"), a limited partnership, Chesapeake Louisiana, L.P. ("CLLP"), a limited partnership, Chesapeake Gas Development Corporation ("CGDC"), Chesapeake Energy Marketing, Inc. ("CEMI"), Chesapeake Canada Corporation ("CCC"), Chesapeake Energy Louisiana Corporation ("CELC"), Chesapeake Acquisition Corporation ("CAC"), Lindsay Oil Field Supply, Inc. ("LOF"), Sander Trucking Company, Inc. ("STCO") and subsidiaries of those entities. As of June 30, 1997, CGDC had been merged into CEX, and LOF and STCO had been dissolved. All significant intercompany accounts and transactions have been eliminated. Investments in companies and partnerships which give the Company significant influence, but not control, over the investee are accounted for using the equity method.

  Accounting Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

  Cash Equivalents

     For purposes of the consolidated financial statements, the Company considers investments in all highly liquid debt instruments with maturities of three months or less at date of purchase to be cash equivalents.

  Investments in Securities

     The Company invests in various equity securities and short-term debt instruments including corporate bonds and auction preferreds, commercial paper and government agency notes. The Company has classified all of its short-term investments in equity and debt instruments as trading securities, which are carried at fair value with unrealized holding gains and losses included in earnings. At December 31, 1997, the Company had an unrealized holding loss of $2.4 million included in interest and other revenue. At June 30, 1997, the Company had an unrealized holding loss of $0.6 million included in interest and other revenue. At June 30, 1996 the Company had no trading securities. Investments in equity securities and limited partnerships that do not have readily determinable fair values are stated at cost and are included in noncurrent other assets. In determining realized gains and losses, the cost of securities sold is based on the average cost method.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

  Inventory

     Inventory consists primarily of tubular goods and other lease and well equipment which the Company plans to utilize in its ongoing exploration and development activities and is carried at the lower of cost or market using the specific identification method.

  Oil and Gas Properties

     The Company follows the full cost method of accounting under which all costs associated with property acquisition, exploration and development activities are capitalized. The Company capitalizes internal costs that can be directly identified with its acquisition, exploration and development activities and does not include any costs related to production, general corporate overhead or similar activities (see Note 11). Capitalized costs are amortized on a composite unit-of-production method based on proved oil and gas reserves. The Company's oil and gas reserves are estimated at least annually by independent petroleum engineers and quarterly by the Company's internal engineers. The average composite rates used for depreciation, depletion and amortization were $1.57 per equivalent Mcf in the six months ended December 31, 1997 and $1.31, $0.85 and $0.80 per equivalent Mcf in fiscal 1997, 1996 and 1995, respectively.

     Proceeds from the sale of properties are accounted for as reductions to capitalized costs unless such sales involve a significant change in the relationship between costs and the value of proved reserves or the underlying value of unproved properties, in which case a gain or loss is recognized. The costs of unproved properties are excluded from amortization until the properties are evaluated. The Company reviews all of its unevaluated properties quarterly to determine whether or not and to what extent proved reserves have been assigned to the properties, and otherwise if impairment has occurred. Unevaluated properties are grouped by major producing area where individual property costs are not significant, and assessed individually when individual costs are significant.

     The Company reviews the carrying value of its oil and gas properties under the full cost accounting rules of the Securities and Exchange Commission on a quarterly basis. Under these rules, capitalized costs, less accumulated amortization and related deferred income taxes, shall not exceed an amount equal to the sum of the present value of estimated future net revenues less estimated future expenditures to be incurred in developing and producing the proved reserves, less any related income tax effects. At December 31, 1997 capitalized costs of oil and gas properties exceeded the estimated present value of future net revenues from the Company's proved reserves, net of related income tax considerations, resulting in a writedown in the carrying value of oil and gas properties of $110 million. At June 30, 1997, capitalized costs of oil and gas properties exceeded the estimated present value of future net revenues from the Company's proved reserves, net of related income tax considerations, resulting in a fourth quarter writedown in the carrying value of oil and gas properties of $236 million.

  Other Property and Equipment

     Other property and equipment consists primarily of gas gathering and processing facilities, vehicles, land, office buildings and equipment, and software. Major renewals and betterments are capitalized while the costs of repairs and maintenance are charged to expense as incurred. The costs of assets retired or otherwise disposed of and the applicable accumulated depreciation are removed from the accounts, and the resulting gain or loss is reflected in operations. Other property and equipment costs are depreciated on both straight-line and accelerated methods. Buildings are depreciated on a straight-line basis over 31.5 years. All other property and equipment is depreciated over the estimated useful lives of the assets, which range from five to seven years.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

  Capitalized Interest

     During the six months ended December 31, 1997 and fiscal 1997, 1996 and 1995, interest of approximately $5,087,000, $12,935,000, $6,428,000 and
$1,574,000 was capitalized on significant investments in unproved properties that were not being currently depreciated, depleted, or amortized and on which exploration activities were in progress.

  Service Operations

     Certain subsidiaries of the Company performed contract services on wells the Company operated as well as for third parties until June 30, 1996. Oil and gas service operations revenues and costs and expenses reflected in the accompanying consolidated statements of operations include amounts derived from certain of the contractual services provided. The Company's economic interest in its oil and gas properties was not affected by the performance of these contractual services and all intercompany profits have been eliminated.

     On June 30, 1996, Peak USA Energy Services, Ltd., a limited partnership ("Peak"), was formed by Peak Oilfield Services Company (a joint venture between Cook Inlet Region, Inc. and Nabors Industries, Inc.) and the Company for the purpose of purchasing the Company's oilfield service assets and providing rig moving, transportation and related site construction services. The Company sold its service company assets to Peak for $6.4 million and simultaneously invested $2.5 million in exchange for a 33.3% partnership interest in Peak. This transaction resulted in recognition of a $1.8 million pre-tax gain during the fourth fiscal quarter of 1996 reported in Interest and other. A deferred gain from the sale of service company assets of $0.9 million was recorded as a reduction in the Company's investment in Peak and will be amortized to income over the estimated useful lives of the Peak assets. The Company's investment in Peak is accounted for using the equity method.

  Income Taxes

     The Company has adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"). SFAS 109 requires deferred tax liabilities or assets to be recognized for the anticipated future tax effects of temporary differences that arise as a result of the differences in the carrying amounts and the tax bases of assets and liabilities.

  Net Income (Loss) Per Share

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings Per Share ("SFAS 128"). SFAS 128 requires presentation of "basic" and "diluted" earnings per share, as defined, on the face of the statement of operations for all entities with complex capital structures. SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997 and requires restatement of all prior period earnings per share amounts. The Company has adopted SFAS 128 and has restated all prior periods presented.

     SFAS 128 requires a reconciliation of the numerators and denominators of the basic and diluted EPS computations. For the Transition Period and fiscal 1997 there was no difference between actual weighted average shares outstanding, which are used in computing basic EPS and diluted weighted average shares, which are used in computing diluted EPS. Options to purchase 8.3 million and 7.9 million shares of common stock at weighted average exercise prices of $5.49 and $7.09 were outstanding during the Transition Period

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES and fiscal 1997 but were not included in the computation of diluted EPS because the effect of these outstanding options would be antidilutive. A reconciliation for fiscal 1996 and 1995 is as follows:

                                                   INCOME          SHARES        PER-SHARE
                                                 (NUMERATOR)    (DENOMINATOR)     AMOUNT
For the Year Ended June 30, 1996:
Basic EPS
  Income available to common stockholders......    $23,355          54,564         $0.43
                                                                                   =====
Effect of Dilutive Securities
  Employee stock options.......................         --           3,778
                                                   -------         -------
Diluted EPS
  Income available to common stockholders and
     assumed conversions.......................    $23,355          58,342         $0.40
                                                   =======         =======         =====
For the Year Ended June 30, 1995:
Basic EPS
  Income available to common stockholders......    $11,661          52,624         $0.22
                                                                                   =====
Effect of Dilutive Securities
  Employee stock options.......................         --           3,248
                                                   -------         -------
Diluted EPS
  Income available to common stockholders and
     assumed conversions.......................    $11,661         $55,872         $0.21
                                                   =======         =======         =====

  Gas Imbalances -- Revenue Recognition

     Revenues from the sale of oil and gas production are recognized when title passes, net of royalties. The Company follows the "sales method" of accounting for its gas revenue whereby the Company recognizes sales revenue on all gas sold to its purchasers, regardless of whether the sales are proportionate to the Company's ownership in the property. A liability is recognized only to the extent that the Company has a net imbalance in excess of the remaining gas reserves on the underlying properties. The Company's net imbalance positions at December 31, 1997 and June 30, 1997 and 1996 were not material.

  Hedging

     The Company periodically uses certain instruments to hedge its exposure to price fluctuations on oil and natural gas transactions. Recognized gains and losses on hedge contracts are reported as a component of the related transaction. Results for hedging transactions are reflected in oil and gas sales to the extent related to the Company's oil and gas production, and in oil and gas marketing sales to the extent related to the Company's marketing activities (see Note 10).

  Debt Issue Costs

     Other assets include the costs associated with the issuance of the 10.5% Senior Notes on May 25, 1995, the 9.125% Senior Notes on April 9, 1996, and the 7.875% and 8.5% Senior Notes on March 17, 1997 (see Note 2). The remaining unamortized costs on these issuances of Senior Notes at December 31, 1997 totaled $11.6 million and are being amortized over the life of the Senior Notes.

  Stock Options

     In October 1995, the Financial Accounting Standards Board issued Statement No. 123 ("SFAS 123"), "Accounting for Stock Based Compensation". As permitted by SFAS 123, the Company has continued its

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES previous method of accounting for stock compensation and adopted the disclosure requirements of this Statement in fiscal 1997.

  Reclassifications

     Certain reclassifications have been made to the consolidated financial statements for the years ended June 30, 1997, 1996 and 1995 to conform to the presentation used for the December 31, 1997 consolidated financial statements.

2. SENIOR NOTES

     On March 17, 1997, the Company issued $150 million principal amount of 7.875% Senior Notes due 2004 ("7.875% Senior Notes"). The 7.875% Senior Notes are redeemable at the option of the Company at any time prior to March 15, 2004 at the make-whole prices determined in accordance with the indenture.

     On March 17, 1997, the Company issued $150 million principal amount of 8.5% Senior Notes due 2012 ("8.5% Senior Notes"). The 8.5% Senior Notes are redeemable at the option of the Company at any time prior to March 15, 2004 at the make-whole prices determined in accordance with the indenture and, on or after March 15, 2004 at the redemption price set forth therein.

     On April 9, 1996, the Company issued $120 million principal amount of 9.125% Senior Notes due 2006 ("9.125% Senior Notes"). The 9.125% Senior Notes are redeemable at the option of the Company at any time prior to April 15, 2001 at the make-whole prices determined in accordance with the indenture and, on or after April 15, 2001 at the redemption prices set forth therein. The Company may also redeem at its option at any time on or prior to April 15, 1999 up to $42 million of the 9.125% Senior Notes at 109.125% of the principal amount thereof with the proceeds of an equity offering.

     On May 25, 1995, the Company issued $90 million principal amount of 10.5% Senior Notes due 2002 ("10.5% Senior Notes"). The 10.5% Senior Notes are redeemable at the option of the Company at any time on or after June 1, 1999. The Company may also redeem at its option at any time on or prior to June 1, 1998 up to $30 million of the 10.5% Senior Notes at 110% of the principal amount thereof with the proceeds of an equity offering.

     The Company is a holding company and owns no operating assets and has no significant operations independent of its subsidiaries. The Company's obligations under the 10.5% Senior Notes, the 9.125% Senior Notes, the 7.875% Senior Notes and the 8.5% Senior Notes have been fully and unconditionally guaranteed, on a joint and several basis, by each of the Company's "Restricted Subsidiaries" (as defined in the respective indentures governing the Senior Notes) (collectively, the "Guarantor Subsidiaries"). Each of the Guarantor Subsidiaries is a direct or indirect wholly-owned subsidiary of the Company.

     The 10.5%, 9.125%, 7.875% and 8.5% Senior Note Indentures contain certain covenants, including covenants limiting the Company and the Guarantor Subsidiaries with respect to asset sales; restricted payments; the incurrence of additional indebtedness and the issuance of preferred stock; liens; sale and leaseback transactions; lines of business; dividend and other payment restrictions affecting Guarantor Subsidiaries; mergers or consolidations; and transactions with affiliates. The Company is obligated to repurchase the 10.5% and 9.125% Senior Notes in the event of a change of control or certain asset sales.

     Set forth below are condensed consolidating financial statements of the Guarantor Subsidiaries, the Company's subsidiaries which are not guarantors of the Senior Notes (the "Non-Guarantor Subsidiaries") and the Company. Separate audited financial statements of each Guarantor Subsidiary have not been provided because management has determined that they are not material to investors.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

     As of and for the six months ended December 31, 1997, the Guarantor Subsidiaries were COI, CEX, CLLP, CELC and CCC, and the Non-Guarantor Subsidiaries were CEMI, CAC and subsidiaries of those companies. As of and for the year ended June 30, 1997, the Guarantor Subsidiaries were COI, CEX, CLLP, CELC, and CGDC, and the Non-Guarantor Subsidiaries were CEMI and CCC. Prior to fiscal 1997, the Guarantor Subsidiaries were COI, CEX and two service company subsidiaries the assets of which were sold effective June 30, 1996, and the Non-Guarantor Subsidiaries were CGDC and CEMI (which was acquired in December
1995).

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                     CONDENSED CONSOLIDATING BALANCE SHEET
                            AS OF DECEMBER 31, 1997
                                ($ IN THOUSANDS)

                                     ASSETS

                                                         NON-
                                       GUARANTOR      GUARANTOR
                                      SUBSIDIARIES   SUBSIDIARIES    COMPANY     ELIMINATIONS   CONSOLIDATED
Current Assets:
  Cash and cash equivalents.........   $     (589)     $ 13,999     $  110,450   $        --     $  123,860
  Short-term investments............           --            --         12,570            --         12,570
  Accounts receivable...............       57,476        22,882          1,524        (7,708)        74,174
  Inventory.........................        4,918           575             --            --          5,493
  Other.............................        1,613             1             10            --          1,624
                                       ----------      --------     ----------   -----------     ----------
          Total Current Assets......       63,418        37,457        124,554        (7,708)       217,721
                                       ----------      --------     ----------   -----------     ----------
Property and Equipment:
  Oil and gas properties............    1,056,118        39,245             --            --      1,095,363
  Unevaluated leasehold.............      125,155            --             --            --        125,155
  Other property and equipment......       51,868           343         15,422            --         67,633
  Less: accumulated depreciation,
     depletion and amortization.....     (593,359)      (14,650)          (955)           --       (608,964)
                                       ----------      --------     ----------   -----------     ----------
                                          639,782        24,938         14,467            --        679,187
                                       ----------      --------     ----------   -----------     ----------
Investments in Subsidiaries and
  Intercompany Advances.............       81,755        49,958        903,713    (1,035,426)            --
                                       ----------      --------     ----------   -----------     ----------
Other Assets........................       10,189         6,918         38,769            --         55,876
                                       ----------      --------     ----------   -----------     ----------
          Total Assets..............   $  795,144      $119,271     $1,081,503   $(1,043,134)    $  952,784
                                       ==========      ========     ==========   ===========     ==========

                                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Notes payable and current
     maturities of long-term debt...   $       --      $     --     $       --   $        --     $       --
  Accounts payable and other........      104,259        29,649         27,280        (7,708)       153,480
                                       ----------      --------     ----------   -----------     ----------
          Total Current
            Liabilities.............      104,259        29,649         27,280        (7,708)       153,480
                                       ----------      --------     ----------   -----------     ----------
Long-Term Debt......................           --            --        508,992            --        508,992
                                       ----------      --------     ----------   -----------     ----------
Revenues and Royalties Due Others...       10,106            --             --            --         10,106
                                       ----------      --------     ----------   -----------     ----------
Deferred Income Taxes...............           --            --             --            --             --
                                       ----------      --------     ----------   -----------     ----------
Intercompany Payables...............      853,958         2,959             --      (856,917)            --
                                       ----------      --------     ----------   -----------     ----------
Stockholders' Equity:
  Common Stock......................           10             3            733            (3)           743
  Other.............................     (173,189)       86,660        544,498      (178,506)       279,463
                                       ----------      --------     ----------   -----------     ----------
                                         (173,179)       86,663        545,231      (178,509)       280,206
                                       ----------      --------     ----------   -----------     ----------
          Total Liabilities and
            Stockholders' Equity....   $  795,144      $119,271     $1,081,503   $(1,043,134)    $  952,784
                                       ==========      ========     ==========   ===========     ==========

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                     CONDENSED CONSOLIDATING BALANCE SHEET
                              AS OF JUNE 30, 1997
                                ($ IN THOUSANDS)

                                     ASSETS

                                                             NON-
                                           GUARANTOR      GUARANTOR
                                          SUBSIDIARIES   SUBSIDIARIES   COMPANY    ELIMINATIONS   CONSOLIDATED
Current Assets:
  Cash and cash equivalents.............    $ (6,534)      $ 4,363      $126,188    $      --       $124,017
  Short-term investments................          --         4,324       100,161           --        104,485
  Accounts receivable...................      47,379        19,943         3,022       (6,787)        63,557
  Inventory.............................       4,795            59            --           --          4,854
  Other.................................         666            26            --           --            692
                                            --------       -------      --------    ---------       --------
          Total Current Assets..........      46,306        28,715       229,371       (6,787)       297,605
                                            --------       -------      --------    ---------       --------
Property and Equipment:
  Oil and gas properties................     865,485            31            --           --        865,516
  Unevaluated leasehold.................     128,519           (14)           --           --        128,505
  Other property and equipment..........      33,486         1,904        14,989           --         50,379
  Less: accumulated depreciation,
     depletion and amortization.........    (436,276)           --          (758)          --       (437,034)
                                            --------       -------      --------    ---------       --------
                                             591,214         1,921        14,231           --        607,366
                                            --------       -------      --------    ---------       --------
Investments in Subsidiaries and
  Intercompany Advances.................         817            --       680,439     (681,256)            --
                                            --------       -------      --------    ---------       --------
Other Assets............................       4,961           673        38,463           --         44,097
                                            --------       -------      --------    ---------       --------
          Total Assets..................    $643,298       $31,309      $962,504    $(688,043)      $949,068
                                            ========       =======      ========    =========       ========

                                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Notes payable and current maturities
     of long-term debt..................    $  1,380       $    --      $     --    $      --       $  1,380
  Accounts payable and other............     122,241        17,527        11,965       (6,787)       144,946
                                            --------       -------      --------    ---------       --------
          Total Current Liabilities.....     123,621        17,527        11,965       (6,787)       146,326
                                            --------       -------      --------    ---------       --------
Long-Term Debt..........................          --            --       508,950           --        508,950
                                            --------       -------      --------    ---------       --------
Revenues and Royalties Due Others.......       6,903            --            --           --          6,903
                                            --------       -------      --------    ---------       --------
Deferred Income Taxes...................          --            --            --           --             --
                                            --------       -------      --------    ---------       --------
Intercompany Payables...................     589,111         1,492            --     (590,603)            --
                                            --------       -------      --------    ---------       --------
Stockholders' Equity:
  Common Stock..........................          11             1           693           (2)           703
  Other.................................     (76,348)       12,289       440,896      (90,651)       286,186
                                            --------       -------      --------    ---------       --------
                                             (76,337)       12,290       441,589      (90,653)       286,889
                                            --------       -------      --------    ---------       --------
          Total Liabilities and
            Stockholders' Equity........    $643,298       $31,309      $962,504    $(688,043)      $949,068
                                            ========       =======      ========    =========       ========

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                     CONDENSED CONSOLIDATING BALANCE SHEET
                              AS OF JUNE 30, 1996
                                ($ IN THOUSANDS)

                                     ASSETS

                                                             NON-
                                           GUARANTOR      GUARANTOR
                                          SUBSIDIARIES   SUBSIDIARIES   COMPANY    ELIMINATIONS   CONSOLIDATED
Current Assets:
  Cash and cash equivalents.............   $    4,061      $ 2,751      $ 44,826    $      --       $ 51,638
  Accounts receivable...................       44,080        7,723            --       (1,589)        50,214
  Inventory.............................        4,947          216            --           --          5,163
  Other.................................        2,155            3            --           --          2,158
                                           ----------      -------      --------    ---------       --------
          Total Current Assets..........       55,243       10,693        44,826       (1,589)       109,173
                                           ----------      -------      --------    ---------       --------
Property and Equipment:
  Oil and gas properties................      338,610       24,603            --           --        363,213
  Unevaluated leasehold.................      165,441           --            --           --        165,441
  Other property and equipment..........        9,608           61         8,493           --         18,162
  Less: accumulated depreciation,
     depletion and amortization.........      (87,193)      (8,007)         (442)          --        (95,642)
                                           ----------      -------      --------    ---------       --------
                                              426,466       16,657         8,051           --        451,174
                                           ----------      -------      --------    ---------       --------
Investments in Subsidiaries and
  Intercompany Advances.................      519,386        8,132       382,388     (909,906)            --
                                           ----------      -------      --------    ---------       --------
Other Assets............................        2,310          940         8,738           --         11,988
                                           ----------      -------      --------    ---------       --------
          Total Assets..................   $1,003,405      $36,422      $444,003    $(911,495)      $572,335
                                           ==========      =======      ========    =========       ========

                                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Notes payable and current maturities
     of long-term debt..................   $    3,846      $ 2,880      $     29    $      --       $  6,755
  Accounts payable and other............       91,069        7,339         5,260       (1,589)       102,079
                                           ----------      -------      --------    ---------       --------
          Total Current Liabilities.....       94,915       10,219         5,289       (1,589)       108,834
                                           ----------      -------      --------    ---------       --------
Long-term Debt..........................        2,113       10,020       256,298           --        268,431
                                           ----------      -------      --------    ---------       --------
Revenues and Royalties Due Others.......        5,118           --            --           --          5,118
                                           ----------      -------      --------    ---------       --------
Deferred Income Taxes...................       23,950        1,335       (13,100)          --         12,185
                                           ----------      -------      --------    ---------       --------
Intercompany Payables...................      824,307        8,182        73,647     (906,136)            --
                                           ----------      -------      --------    ---------       --------
Stockholders' Equity:
  Common Stock..........................          117            2         2,891           (2)         3,008
  Other.................................       52,885        6,664       118,978       (3,768)       174,759
                                           ----------      -------      --------    ---------       --------
                                               53,002        6,666       121,869       (3,770)       177,767
                                           ----------      -------      --------    ---------       --------
          Total Liabilities and
            Stockholders' Equity........   $1,003,405      $36,422      $444,003    $(911,495)      $572,335
                                           ==========      =======      ========    =========       ========

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                                ($ IN THOUSANDS)

                                                                          NON-
                                                        GUARANTOR      GUARANTOR
                                                       SUBSIDIARIES   SUBSIDIARIES   COMPANY    ELIMINATIONS   CONSOLIDATED
FOR THE SIX MONTHS ENDED DECEMBER 31, 1997:
Revenues:
  Oil and gas sales..................................   $  93,384       $  1,199     $     --    $   1,074      $  95,657
  Oil and gas marketing sales........................          --        101,689           --      (43,448)        58,241
  Interest and other.................................         515            192      110,751      (32,492)        78,966
                                                        ---------       --------     --------    ---------      ---------
         Total Revenues..............................      93,899        103,080      110,751      (74,866)       232,864
                                                        ---------       --------     --------    ---------      ---------
Costs and Expenses:
  Production expenses and taxes......................       9,905            189           --           --         10,094
  Oil and gas marketing expenses.....................          --        100,601           --      (42,374)        58,227
  Impairment of oil and gas properties...............      96,000         14,000           --           --        110,000
  Oil and gas depreciation, depletion and
    amortization.....................................      59,758            650           --           --         60,408
  Other depreciation and amortization................       1,383             40          991           --          2,414
  General and administrative.........................       4,598          1,132          117           --          5,847
  Interest...........................................      27,481             39       22,420      (32,492)        17,448
                                                        ---------       --------     --------    ---------      ---------
         Total Costs & Expenses......................     199,125        116,651       23,528      (74,866)       264,438
                                                        ---------       --------     --------    ---------      ---------
Income (loss) Before Income Taxes and Extraordinary
  Item...............................................    (105,226)       (13,571)      87,223           --        (31,574)
Income Tax Expense (Benefit).........................          --             --           --           --             --
                                                        ---------       --------     --------    ---------      ---------
Net Income (loss) Before Extraordinary Item..........   $(105,226)      $(13,571)    $ 87,223    $      --      $ (31,574)
                                                        =========       ========     ========    =========      =========
FOR THE YEAR ENDED JUNE 30, 1997:
Revenues:
  Oil and gas sales..................................   $ 191,303       $     --     $     --    $   1,617      $ 192,920
  Oil and gas marketing sales........................          --        145,942           --      (69,770)        76,172
  Interest and other.................................         778            749       49,224      (39,528)        11,223
                                                        ---------       --------     --------    ---------      ---------
         Total Revenues..............................     192,081        146,691       49,224     (107,681)       280,315
                                                        ---------       --------     --------    ---------      ---------
Costs and Expenses:
  Production expenses and taxes......................      15,107             --           --           --         15,107
  Oil and gas marketing expenses.....................          --        143,293           --      (68,153)        75,140
  Impairment of oil and gas properties...............     236,000             --           --           --        236,000
  Oil and gas depreciation, depletion and
    amortization.....................................     103,264             --           --           --        103,264
  Other depreciation and amortization................       2,152             80        1,550           --          3,782
  General and administrative.........................       6,313            921        1,568           --          8,802
  Interest...........................................      37,644             10       20,424      (39,528)        18,550
                                                        ---------       --------     --------    ---------      ---------
         Total Costs & Expenses......................     400,480        144,304       23,542     (107,681)       460,645
                                                        ---------       --------     --------    ---------      ---------
Income (loss) Before Income Taxes and Extraordinary
  Item...............................................    (208,399)         2,387       25,682           --       (180,330)
Income Tax Expense (Benefit).........................      (4,129)            47          509           --         (3,573)
                                                        ---------       --------     --------    ---------      ---------
Net Income (loss) Before Extraordinary Item..........    (204,270)         2,340       25,173           --       (176,757)
                                                        ---------       --------     --------    ---------      ---------
Extraordinary Item:
  Loss on early extinguishment of debt, net of
    applicable income tax............................        (769)            --       (5,851)          --         (6,620)
                                                        ---------       --------     --------    ---------      ---------
Net Income (loss)....................................   $(205,039)      $  2,340     $ 19,322    $      --      $(183,377)
                                                        =========       ========     ========    =========      =========

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

        CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS -- (CONTINUED)
                                ($ IN THOUSANDS)

                                                                          NON-
                                                        GUARANTOR      GUARANTOR
                                                       SUBSIDIARIES   SUBSIDIARIES   COMPANY    ELIMINATIONS   CONSOLIDATED
FOR THE YEAR ENDED JUNE 30, 1996:
Revenues:
  Oil and gas sales..................................   $ 103,712       $  6,884     $     --    $     253      $ 110,849
  Gas marketing sales................................          --         34,973           --       (6,545)        28,428
  Oil and gas service operations.....................       6,314             --           --           --          6,314
  Interest and other.................................       1,917            238        1,676           --          3,831
                                                        ---------       --------     --------    ---------      ---------
                                                          111,943         42,095        1,676       (6,292)       149,422
                                                        ---------       --------     --------    ---------      ---------
Costs and Expenses:
  Production expenses and taxes......................       7,557            746           --           --          8,303
  Gas marketing expenses.............................          --         33,744           --       (6,292)        27,452
  Oil and gas service operations.....................       4,895             --           --           --          4,895
  Oil and gas depreciation, depletion and
    amortization.....................................      48,333          2,566           --           --         50,899
  Other depreciation and amortization................       1,924             73        1,160           --          3,157
  General and administrative.........................       3,683            496          649           --          4,828
  Interest and other.................................         508            711       12,460           --         13,679
                                                        ---------       --------     --------    ---------      ---------
                                                           66,900         38,336       14,269       (6,292)       113,213
                                                        ---------       --------     --------    ---------      ---------
  Income (loss) before income taxes..................      45,043          3,759      (12,593)          --         36,209
  Income tax expense (benefit).......................      15,990          1,335       (4,471)          --         12,854
                                                        ---------       --------     --------    ---------      ---------
         Net income (loss)...........................   $  29,053       $  2,424     $ (8,122)   $      --      $  23,355
                                                        =========       ========     ========    =========      =========
FOR THE YEAR ENDED JUNE 30, 1995:
Revenues:
  Oil and gas sales..................................   $  55,417       $  1,566     $     --    $      --      $  56,983
  Oil and gas service operations.....................       8,836             --           --           --          8,836
  Interest and other.................................       1,394             --          130           --          1,524
                                                        ---------       --------     --------    ---------      ---------
                                                           65,647          1,566          130           --         67,343
                                                        ---------       --------     --------    ---------      ---------
Costs and Expenses:
  Production expenses and taxes......................       4,045            211           --           --          4,256
  Oil and gas service operations.....................       7,747             --           --           --          7,747
  Oil and gas depreciation, depletion and
    amortization.....................................      24,775            635           --           --         25,410
  Other depreciation and amortization................       1,245              5          515           --          1,765
  General and administrative.........................       2,620             58          900           --          3,578
  Interest and other.................................         570            184        5,873           --          6,627
                                                        ---------       --------     --------    ---------      ---------
                                                           41,002          1,093        7,288           --         49,383
                                                        ---------       --------     --------    ---------      ---------
  Income (loss) before income taxes..................      24,645            473       (7,158)          --         17,960
  Income tax expense (benefit).......................       8,639            165       (2,505)          --          6,299
                                                        ---------       --------     --------    ---------      ---------
         Net Income (loss)...........................   $  16,006       $    308     $ (4,653)   $      --      $  11,661
                                                        =========       ========     ========    =========      =========

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                                ($ IN THOUSANDS)

                                                                      NON-
                                                    GUARANTOR      GUARANTOR
                                                   SUBSIDIARIES   SUBSIDIARIES    COMPANY    ELIMINATIONS   CONSOLIDATED
FOR THE SIX MONTHS ENDED
  DECEMBER 31, 1997:
Cash Flows from Operating Activities.............   $  28,598       $(10,842)    $ 121,401     $     --      $ 139,157
                                                    ---------       --------     ---------     --------      ---------
Cash Flows from Investing Activities
  Oil and gas properties.........................    (189,772)            17            --           --       (189,755)
  Proceeds from sale of assets...................       2,520             --            --           --          2,520
  Investment in service operations...............        (200)            --            --           --           (200)
  Other investments..............................     (26,472)            --        99,380           --         72,908
  Other additions................................     (22,864)         1,340          (453)          --        (21,977)
                                                    ---------       --------     ---------     --------      ---------
                                                     (236,788)         1,357        98,927           --       (136,504)
                                                    ---------       --------     ---------     --------      ---------
Cash Flows from Financing Activities:
  Dividends paid on common stock.................          --             --        (2,810)          --         (2,810)
  Exercise of stock options......................          --             --           322           --            322
  Other financing................................          --           (322)           --           --           (322)
  Intercompany advances, net.....................     214,135         19,443      (233,578)          --             --
                                                    ---------       --------     ---------     --------      ---------
                                                      214,135         19,121      (236,066)          --         (2,810)
                                                    ---------       --------     ---------     --------      ---------
Net increase (decrease) in cash and cash
  equivalents....................................       5,945          9,636       (15,738)          --           (157)
Cash, beginning of period........................      (6,534)         4,363       126,188           --        124,017
                                                    ---------       --------     ---------     --------      ---------
Cash, end of period..............................   $    (589)      $ 13,999     $ 110,450     $     --      $ 123,860
                                                    =========       ========     =========     ========      =========
FOR THE YEAR ENDED JUNE 30, 1997:
Cash Flows from Operating Activities.............   $ 165,850       $(11,008)    $ (70,753)    $     --      $  84,089
                                                    ---------       --------     ---------     --------      ---------
Cash Flows from Investing Activities
  Oil and gas properties.........................    (468,519)            57            --           --       (468,462)
  Proceeds from sale of assets...................       9,523             --            --           --          9,523
  Investment in service operations...............      (3,048)            --            --           --         (3,048)
  Long-term loans to third parties...............      (2,000)            --       (18,000)          --        (20,000)
  Other investments..............................          --             --        (8,000)          --         (8,000)
  Other additions................................     (24,318)        (1,999)       (7,550)          --        (33,867)
                                                    ---------       --------     ---------     --------      ---------
                                                     (488,362)        (1,942)      (33,550)          --       (523,854)
                                                    ---------       --------     ---------     --------      ---------
Cash Flows from Financing Activities:
  Proceeds from borrowings.......................      50,000             --       292,626           --        342,626
  Payments on borrowings.........................    (118,901)            --          (680)          --       (119,581)
  Exercise of stock options......................          --             --         1,387           --          1,387
  Issuance of common stock.......................          --             --       288,091           --        288,091
  Other financing................................          --             --          (379)          --           (379)
  Intercompany advances, net.....................     380,735         14,645      (395,380)          --             --
                                                    ---------       --------     ---------     --------      ---------
                                                      311,834         14,645       185,665           --        512,144
                                                    ---------       --------     ---------     --------      ---------
Net increase (decrease) in cash and cash
  equivalents....................................     (10,678)         1,695        81,362           --         72,379
Cash, beginning of period........................       4,144          2,668        44,826           --         51,638
                                                    ---------       --------     ---------     --------      ---------
Cash, end of period..............................   $  (6,534)      $  4,363     $ 126,188     $     --      $ 124,017
                                                    =========       ========     =========     ========      =========

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                            CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS -- (CONTINUED)
                                                    ($ IN THOUSANDS)
                                                                      Non-
                                                    GUARANTOR      GUARANTOR
                                                   SUBSIDIARIES   SUBSIDIARIES    COMPANY    ELIMINATIONS   CONSOLIDATED
FOR THE YEAR ENDED JUNE 30, 1996:
Cash Flows from Operating Activities.............   $ 126,868       $  4,204     $ (10,100)    $     --      $ 120,972
                                                    ---------       --------     ---------     --------      ---------
Cash Flows from Investing Activities
  Oil and gas properties.........................    (341,246)        (6,099)           --        5,300       (342,045)
  Proceeds from sales............................      12,165             --            --       (5,300)         6,865
  Investment in gas marketing company............          --            266          (629)          --           (363)
  Other additions................................      (4,683)          (109)       (4,054)          --         (8,846)
                                                    ---------       --------     ---------     --------      ---------
                                                     (333,764)        (5,942)       (4,683)          --       (344,389)
                                                    ---------       --------     ---------     --------      ---------
Cash Flows from Financing Activities:
  Proceeds from borrowings.......................      40,350         10,300       116,017           --        166,667
  Payments on borrowings.........................     (45,397)        (3,200)          (37)          --        (48,634)
  Exercise of stock options......................          --             --         1,989           --          1,989
  Issuance of common stock.......................          --             --        99,498           --         99,498
  Intercompany advances, net.....................     162,777         (2,616)     (160,161)          --             --
                                                    ---------       --------     ---------     --------      ---------
                                                      157,730          4,484        57,306           --        219,520
                                                    ---------       --------     ---------     --------      ---------
Net increase (decrease) in cash and cash
  equivalents....................................     (49,166)         2,746        42,523           --         (3,897)
Cash, beginning of period........................      53,227              5         2,303           --         55,535
                                                    ---------       --------     ---------     --------      ---------
Cash, end of period..............................   $   4,061       $  2,751     $  44,826     $     --      $  51,638
                                                    =========       ========     =========     ========      =========
FOR THE YEAR ENDED JUNE 30, 1995:
Cash Flows from Operating Activities.............   $  60,049       $    305     $  (4,692)    $   (931)     $  54,731
                                                    ---------       --------     ---------     --------      ---------
Cash Flows from Investing Activities:
  Oil and gas properties.........................    (113,722)        (4,109)           --           --       (117,831)
  Proceeds from sales............................      24,557             --            --      (11,500)        13,057
  Purchase of oil and gas properties.............          --        (11,500)           --       11,500             --
  Other additions................................      (7,929)            --            --           --         (7,929)
                                                    ---------       --------     ---------     --------      ---------
                                                      (97,094)       (15,609)           --           --       (112,703)
                                                    ---------       --------     ---------     --------      ---------
Cash Flows from Financing Activities:
  Proceeds from borrowings.......................      30,034         11,500        87,300           --        128,834
  Payments on borrowings.........................     (32,032)          (700)          362           --        (32,370)
  Intercompany advances, net.....................      78,324          4,509       (83,764)         931             --
  Other financing................................          --             --           818           --            818
                                                    ---------       --------     ---------     --------      ---------
                                                       76,326         15,309         4,716          931         97,282
                                                    ---------       --------     ---------     --------      ---------
Net increase (decrease) in cash and cash
  equivalents....................................      39,281              5            24           --         39,310
Cash, beginning of period........................      13,946             --         2,279           --         16,225
                                                    ---------       --------     ---------     --------      ---------
Cash, end of period..............................   $  53,227       $      5     $   2,303     $     --      $  55,535
                                                    =========       ========     =========     ========      =========

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

3. NOTES PAYABLE AND LONG-TERM DEBT

Notes payable and long-term debt consist of the following:

                                                                         JUNE 30,
                                                   DECEMBER 31,    --------------------
                                                       1997          1997        1996
                                                             ($ IN THOUSANDS)
7.875% Senior Notes (see Note 2).................    $150,000      $150,000    $     --
Discount on 7.875% Senior Notes..................        (106)         (115)         --
8.5% Senior Notes (see Note 2)...................     150,000       150,000          --
Discount on 8.5% Senior Notes....................        (833)         (862)         --
9.125% Senior Notes (see Note 2).................     120,000       120,000     120,000
Discount on 9.125% Senior Notes..................         (69)          (73)        (81)
10.5% Senior Notes (see Note 2)..................      90,000        90,000      90,000
12% Senior Notes.................................          --            --      47,500
Discount on 12% Senior Notes.....................          --            --      (1,772)
Term note payable to Union Bank collateralized by
  CGDC, not guaranteed by the Company, variable
  interest at Union Bank's base rate (8.25% per
  annum at June 30, 1996), or at Eurodollar rate
  +1.875% collateralized by CGDC's producing oil
  and gas properties, payable in monthly
  installments through November 2002.............          --            --      12,900
Note payable to a vendor, collateralized by oil
  and gas tubulars, payments due 60 days from
  shipment of the tubulars.......................          --         1,380       3,156
Note payable to a bank, variable interest at a
  referenced base rate +1.75% (10% per annum at
  June 30, 1996), collateralized by office
  buildings, payments due in monthly installments
  through May 1998...............................          --            --         680
Notes payable to various entities to acquire oil
  service equipment, interest varies from 7% to
  11% per annum, collateralized by equipment.....          --            --       1,212
Other collateralized.............................          --            --       1,469
Other unsecured..................................          --            --         122
                                                     --------      --------    --------
Total notes payable and long-term debt...........     508,992       510,330     275,186
Less -- Current maturities.......................          --        (1,380)     (6,755)
                                                     --------      --------    --------
          Notes payable and long-term debt, net
            of current maturities................    $508,992      $508,950    $268,431
                                                     ========      ========    ========

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

     The aggregate scheduled maturities of notes payable and long-term debt for the next five fiscal years ending December 31, 2002 and thereafter were as follows as of December 31, 1997 (in thousands of dollars):

1998......................................................  $     --
1999......................................................        --
2000......................................................        --
2001......................................................        --
2002......................................................    90,000
After 2002................................................   418,992
                                                            --------
                                                            $508,992
                                                            ========

     In January 1998, the Company arranged a $500 million revolving credit facility with a group of commercial banks. The facility has an initial committed borrowing base of $200 million ($168 million until the acquisition of DLB Oil & Gas, Inc. (see footnote 14) is consummated), of which $120 million was used to pay off bank debt assumed in the acquisition of Hugoton Energy Corporation (see footnote 14) on March 10, 1998 and the remainder is anticipated to be used for other acquisitions. The borrowing base can be expanded as other acquisitions create collateral value. Borrowings under the facility are secured by CAC's pledge of its subsidiaries' capital stock and bear interest currently at a rate equal to the Eurodollar rate plus 1.5%.

     During the quarter ended December 31, 1996, the Company exercised its covenant defeasance rights with respect to all of its outstanding $47.5 million of 12% Senior Notes due 2001. A combination of cash and non-callable U.S. Government Securities in the amount of $55.0 million was irrevocably deposited in trust to satisfy the Company's obligations, including accrued but unpaid interest through the date of defeasance of $1.3 million.

4. CONTINGENCIES AND COMMITMENTS

     The Company and certain of its officers and directors are defendants in a consolidated class action suit alleging violations of the Securities Exchange Act of 1934. The plaintiffs assert that the defendants made material misrepresentations and failed to disclose material facts about the success of the Company's exploration efforts in the Louisiana Trend. As a result, the complaint alleges the price of the Company's common stock was artificially inflated from January 25, 1996 until June 27, 1997, when the Company issued a press release announcing disappointing drilling results in the Louisiana Trend and a full-cost ceiling writedown to be reflected in its June 30, 1997 financial statements. The plaintiffs further allege that certain of the named individual defendants sold common stock during the class period when they knew or should have known adverse nonpublic information. The plaintiffs seek a determination that the suit is a proper class action and damages in an unspecified amount, together with interest and costs of litigation, including attorneys' fees. The Company and the individual defendants believe that these claims are without merit, and intend to defend against them vigorously. No estimate of loss or range of estimate of loss, if any, can be made at this time.

     Various purported class actions alleging violations of the Securities Act of 1933 and the Oklahoma Securities Act have been filed against the Company and others on behalf of investors who purchased common stock of Bayard Drilling Technologies, Inc. ("Bayard") in its initial public offering in November 1997. Total proceeds of the offering were $254 million, of which the Company received net proceeds of $90.2 million. Plaintiffs allege that the Company, a major customer of Bayard's drilling services and the owner of 30.1% of Bayard's common stock outstanding prior to the offering, was a controlling person of Bayard. Plaintiffs assert that the Bayard prospectus contained material omissions and misstatements relating to (i) the Company's financial "hardships" and their significance on Bayard's business, (ii) increased costs associated with Bayard's growth strategy and (iii) undisclosed pending related-party transactions between Bayard and third parties

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES other than the Company. The alleged defective disclosures are claimed to have resulted in a decline in Bayard's share price following the public offering. Each plaintiff seeks a determination that the suit is a proper class action and damages in an unspecified amount or rescission, together with interest and costs of litigation, including attorneys' fees. The Company believes that these actions are without merit and intends to defend against them vigorously. No estimate of loss or range of estimate of loss, if any, can be made at this time.

     In October 1996, Union Pacific Resources Company ("UPRC") sued the Company alleging infringement of a patent for a drilling method, tortious interference with confidentiality contracts between UPRC and certain of its former employees and misappropriation of proprietary information of UPRC. UPRC's claims against the Company are based on services provided to the Company by a third party vendor controlled by former UPRC employees. UPRC is seeking injunctive relief, damages of an unspecified amount, including actual, enhanced, consequential and punitive damages, interest, costs and attorneys' fees. The Company believes that it has meritorious defenses to UPRC's allegations and has requested the court to declare the UPRC patent invalid. The Company has also filed a motion to construe UPRC's patent claims and various motions for summary judgment. No estimate of a probable loss or range of estimate of a probable loss, if any, can be made at this time; however, in reports filed in the proceeding, experts for UPRC claim that damages could be as much as $18 million while Company experts state that the amount should not exceed $25,000, in each case based on a reasonable royalty.

     The Company is currently involved in various other routine disputes incidental to its business operations. While it is not possible to determine the ultimate disposition of these matters, management, after consultation with legal counsel, is of the opinion that the final resolution of all such currently pending or threatened litigation is not likely to have a material adverse effect on the consolidated financial position or results of operations of the Company.

     The Company has employment contracts with its two principal shareholders and its chief financial officer and various other senior management personnel which provide for annual base salaries, bonus compensation and various benefits. The contracts provide for the continuation of salary and benefits for the respective terms of the agreements in the event of termination of employment without cause. These agreements expire at various times from June 30, 1998 through June 30, 2000.

     Due to the nature of the oil and gas business, the Company and its subsidiaries are exposed to possible environmental risks. The Company has implemented various policies and procedures to avoid environmental contamination and risks from environmental contamination. The Company is not aware of any potential material environmental issues or claims.

     As of December 31, 1997, the Company had guaranteed $1.8 million of debt owed by Peak.

     On December 16, 1997, the Company acquired AnSon Production Corporation ("AnSon"), a privately owned oil and gas producer based in Oklahoma City. Consideration for this acquisition was approximately $43 million consisting of the issuance of 3,792,724 shares of Chesapeake's common stock and cash consideration in accordance with the terms of the merger agreement. The Company has accrued $15.5 million as the estimated cash payment which will be made during 1998.

     The Company is in the process of acquiring various proved oil and gas reserves through mergers or through purchases of oil and gas properties. Upon the closing of each of these acquisitions, the Company will issue either cash or a combination of cash and Chesapeake common stock as consideration for the assets and liabilities being acquired. See Note 14 -- Subsequent Events and Pending Transactions.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

5. INCOME TAXES

     The components of the income tax provision (benefit) for each of the periods are as follows:

                                       SIX MONTHS ENDED         YEAR ENDED JUNE 30,
                                         DECEMBER 31,      -----------------------------
                                             1997           1997       1996       1995
                                                       ($ IN THOUSANDS)
Current..............................        $--           $    --    $    --    $    --
Deferred.............................         --            (3,573)    12,854      6,299
                                             ---           -------    -------    -------
          Total......................        $--           $(3,573)   $12,854    $ 6,299
                                             ===           =======    =======    =======

     The effective income tax expense (benefit) differed from the computed "expected" federal income tax expense (benefit) on earnings before income taxes for the following reasons:

                                       SIX MONTHS ENDING         YEAR ENDED JUNE 30,
                                         DECEMBER 31,       -----------------------------
                                             1997             1997       1996       1995
                                                        ($ IN THOUSANDS)
Computed "expected" income tax
  provision (benefit)................      $(11,051)        $(63,116)   $12,673    $6,286
Tax percentage depletion.............           (48)            (294)      (238)     (144)
Valuation allowance..................        13,818           64,116         --        --
State income taxes and other.........        (2,719)          (4,279)       419       157
                                           --------         --------    -------    ------
                                           $     --         $ (3,573)   $12,854    $6,299
                                           ========         ========    =======    ======

     Deferred income taxes are provided to reflect temporary differences in the basis of net assets for income tax and financial reporting purposes. The tax effected temporary differences and tax loss carryforwards which comprise deferred taxes are as follows:

                                    SIX MONTHS ENDED          YEAR ENDED JUNE 30,
                                      DECEMBER 31,      --------------------------------
                                          1997            1997        1996        1995
                                                      ($ IN THOUSANDS)
Deferred tax liabilities:
Acquisition, exploration and
  development costs and related
  depreciation, depletion and
  amortization....................      $(49,657)       $(49,831)   $(63,725)   $(31,220)
Deferred tax assets:
Net operating loss
  carryforwards...................       126,485         112,889      50,776      23,414
Percentage depletion
  carryforward....................         1,106           1,058         764         526
                                        --------        --------    --------    --------
                                         127,591         113,947      51,540      23,940
                                        --------        --------    --------    --------
Net deferred tax asset
  (liability).....................        77,934          64,116     (12,185)     (7,280)
Less: Valuation allowance.........       (77,934)        (64,116)         --          --
                                        --------        --------    --------    --------
          Total deferred tax asset
            (liability)...........      $     --        $     --    $(12,185)   $ (7,280)
                                        ========        ========    ========    ========

     SFAS 109 requires that the Company record a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. In the Transition Period and the fourth quarter of fiscal 1997, the Company recorded a $110 million writedown and a $236 million writedown, respectively, related to the impairment of oil and gas properties. The writedowns and significant tax net operating loss carryforwards (caused primarily by expensing intangible drilling costs for tax purposes) resulted

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES in a net deferred tax asset at December 31, 1997 and June 30, 1997. Management believes it is more likely than not that the Company will generate future tax net operating losses for at least the next five years, based in part on the Company's continued drilling efforts. Therefore, the Company has recorded a valuation allowance equal to the net deferred tax asset.

     At December 31, 1997, the Company had regular tax net operating loss carryforwards of approximately $337 million and alternative minimum tax net operating loss carryforwards of approximately $83 million. These loss carryforward amounts will expire during the years 2007 through 2012. The Company also had a percentage depletion carryforward of approximately $2.9 million at December 31, 1997, which is available to offset future federal income taxes payable and has no expiration date.

     In accordance with certain provisions of the Tax Reform Act of 1986, a change of greater than 50% of the beneficial ownership of the Company within a three-year period (an "Ownership Change") would place an annual limitation on the Company's ability to utilize its existing tax carryforwards. Under regulations issued by the Internal Revenue Service, the Company has had an Ownership Change. However, management believes this will not result in a significant limitation of the utilization of the tax carryforwards.

6. RELATED PARTY TRANSACTIONS

     Certain directors, shareholders and employees of the Company have acquired working interests in certain of the Company's oil and gas properties. The owners of such working interests are required to pay their proportionate share of all costs. As of December 31, 1997 and June 30, 1997, 1996 and 1995, the Company had accounts receivable from such parties of $4.2 million, $7.4 million, $2.9 million and $4.4 million, respectively.

     During the six months ended December 31, 1997 and during fiscal 1997, 1996 and 1995, the Company incurred legal expenses of $388,000, $207,000, $347,000 and $516,000, respectively, for legal services provided by a law firm of which a director is a member.

7. EMPLOYEE BENEFIT PLANS

     The Company maintains the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan, a 401(k) profit sharing plan. Eligible employees may make voluntary contributions to the plan which are matched by the Company for up to 10% of the employee's annual salary with the Company's common stock. The amount of employee contribution is limited as specified in the plan. The Company may, at its discretion, make additional contributions to the plan. The Company contributed $418,000, $603,000, $187,000 and $95,000 to the plan during the six months ended December 31, 1997 and the fiscal years ended June 30, 1997, 1996 and 1995, respectively.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

8. MAJOR CUSTOMERS

     Sales to individual customers constituting 10% or more of total oil and gas sales were as follows:

                                                                                 PERCENT OF OIL
                                                                 AMOUNT           AND GAS SALES
              SIX MONTHS ENDED DECEMBER 31,                 ($ IN THOUSANDS)
1997  --   Aquila Southwest Pipeline Corporation..........      $20,138                21%
           Koch Oil Company...............................      $18,594                19%
           GPM Gas Corporation............................      $12,610                13%

FISCAL YEAR ENDED JUNE 30,

1997  --   Aquila Southwest Pipeline Corporation..........      $53,885                28%
           Koch Oil Company...............................      $29,580                15%
           GPM Gas Corporation............................      $27,682                14%
1996  --   Aquila Southwest Pipeline Corporation..........      $41,900                38%
           GPM Gas Corporation............................      $28,700                26%
           Wickford Energy Marketing, L.C.................      $18,500                17%
1995  --   Aquila Southwest Pipeline Corporation..........      $18,548                33%
           Wickford Energy Marketing, L.C.................      $15,704                28%
           GPM Gas Corporation............................      $11,686                21%

     Management believes that the loss of any of the above customers would not have a material impact on the Company's results of operations or its financial position.

9. STOCKHOLDERS' EQUITY AND STOCK BASED COMPENSATION

     On December 16, 1997, Chesapeake acquired AnSon, a privately owned oil and gas producer based in Oklahoma City. Consideration for this acquisition was approximately $43 million consisting of the issuance of 3,792,724 shares of Chesapeake common stock and cash consideration in accordance with the terms of the merger agreement.

     On December 2, 1996, the Company completed a public offering of 8,972,000 shares of Common Stock at a price of $33.63 per share, resulting in net proceeds to the Company of approximately $288.1 million.

     On April 12, 1996, the Company completed a public offering of 5,989,500 shares of Common Stock at a price of $17.67 per share, resulting in net proceeds to the Company of approximately $99.4 million.

     A 2-for-1 stock split of the Common Stock in December 1994, and in December 1996, and a 3-for-2 stock split of the Common Stock in December 1995 and in June 1996 have been given retroactive effect in these financial statements.

STOCK OPTION PLANS

     Under the Company's 1992 Incentive Stock Option Plan (the "ISO Plan"), options to purchase Common Stock may be granted only to employees of the Company and its subsidiaries. Subject to any adjustment as provided by the ISO Plan, the aggregate number of shares which may be issued and sold may not exceed 3,762,000 shares. The maximum period for exercise of an option may not be more than 10 years (or five years for an optionee who owns more than 10% of the Common Stock) from the date of grant, and the exercise price may not be less than the fair market value of the shares underlying the options on the date of grant (or 110% of such value for an optionee who owns more than 10% of the Common Stock). Options granted become exercisable at dates determined by the Stock Option Committee of the Board of Directors. No options could be granted under the ISO Plan after December 16, 1994.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

     Under the Company's 1992 Nonstatutory Stock Option Plan (the "NSO Plan"), non-qualified options to purchase Common Stock may be granted only to directors and consultants of the Company. Subject to any adjustment as provided by the NSO Plan, the aggregate number of shares which may be issued and sold may not exceed 3,132,000 shares. The maximum period for exercise of an option may not be more than 10 years from the date of grant, and the exercise price may not be less than the fair market value of the shares underlying the options on the date of grant. Options granted become exercisable at dates determined by the Stock Option Committee of the Board of Directors. No options can be granted under the NSO Plan after December 10, 2002.

     Under the Company's 1994 Stock Option Plan (the "1994 Plan"), and its 1996 Stock Option Plan (the "1996 Plan"), incentive and nonqualified stock options to purchase Common Stock may be granted to employees and consultants of the Company and its subsidiaries. Subject to any adjustment as provided by the respective plans, the aggregate number of shares which may be issued and sold may not exceed 4,886,910 shares under the 1994 Plan and 6,000,000 shares under the 1996 Plan. The maximum period for exercise of an option may not be more than 10 years from the date of grant and the exercise price may not be less than 75% of the fair market value of the shares underlying the options on the date of grant. Options granted become exercisable at dates determined by the Stock Option Committee of the Board of Directors. No options can be granted under the 1994 Plan after December 16, 2004 or under the 1996 Plan after October 14, 2006.

     The Company has elected to follow APB No. 25, Accounting for Stock Issued to Employees and related interpretations in accounting for its employee stock options. Under APB No. 25, compensation expense is recognized for the difference between the option price and market value on the measurement date. No compensation expense has been recognized because the exercise price of the stock options equaled the market price of the underlying stock on the date of grant.

     Pro forma information regarding net income and earnings per share is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of the statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the six months ended December 31, 1997 and fiscal 1997 and 1996, respectively: interest rates (zero-coupon U.S. government issues with a remaining life equal to the expected term of the options) of 6.45%, 6.74% and 6.21%; dividend yields of 0.9%, 0.9% and 0.9%; volatility factors of the expected market price of the Company's common stock of .67, .60 and .60; and weighted-average expected life of the options of four years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

     The Company's pro forma information follows:

                                                 SIX MONTHS ENDED      YEAR ENDED JUNE 30,
                                                    DECEMBER 31       ----------------------
                                                       1997              1997         1996
                                                 ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net Income (Loss)
  As reported..................................      $(31,574)        $(183,377)    $23,355
  Pro forma....................................       (35,084)         (190,160)     22,081
Earnings (Loss) per Share
  As reported..................................      $  (0.45)        $   (2.79)    $  0.40
  Pro forma....................................         (0.50)            (2.89)       0.38

     For purposes of the pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period, which is four years. Because the Company's stock options vest over four years and additional awards are typically made each year, the above pro forma disclosures are not likely to be representative of the effects on pro forma net income for future years. A summary of the Company's stock option activity and related information follows:

                                                             SIX MONTHS ENDED DECEMBER 31,
                                                                         1997
                                                             -----------------------------
                                                                            WEIGHTED-AVG.
                                                               OPTIONS      EXERCISE PRICE
Outstanding Beginning of Period............................   7,903,659         $ 7.09
  Granted..................................................   3,362,207           8.29
  Exercised................................................    (219,349)          3.13
  Forfeited................................................  (2,716,136)         13.87
Outstanding End of Period..................................   8,330,381           5.49
Exercisable End of Period..................................   3,838,869
Shares Authorized for Future Grants........................   4,585,973
Fair Value of Options Granted During the Period............                     $ 4.98

                                                         YEAR ENDED JUNE 30,
                       ---------------------------------------------------------------------------------------
                                  1997                          1996                          1995
                       ---------------------------   ---------------------------   ---------------------------
                                    WEIGHTED-AVG.                 WEIGHTED-AVG.                 WEIGHTED-AVG.
                        OPTIONS     EXERCISE PRICE    OPTIONS     EXERCISE PRICE    OPTIONS     EXERCISE PRICE
Outstanding Beginning
  of Year............   7,602,884       $ 4.66        6,828,592       $1.97         5,033,340       $0.72
  Granted............   3,564,884        19.35        2,426,850        9.98         3,185,550        3.38
  Exercised..........  (1,197,998)        1.95       (1,574,046)       1.31        (1,288,732)       0.67
  Forfeited..........  (2,066,111)       22.26          (78,512)       2.61          (101,566)       0.92
                       ----------       ------       ----------       -----        ----------       -----
Outstanding End of
  Year...............   7,903,659         7.09        7,602,884        4.66         6,828,592        1.97
                       ----------       ------       ----------       -----        ----------       -----
Exercisable End of
  Year...............   3,323,824                     2,974,386                     2,489,742
Shares Authorized for
  Future Grants......   5,212,056                       713,826                     3,102,982
Fair Value of Options
  Granted During the
  Year...............                   $ 7.51                        $4.84                           N/A

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

     The following table summarizes information about stock options outstanding at December 31, 1997:

                                          OPTIONS OUTSTANDING                     OPTIONS EXERCISABLE
                            -----------------------------------------------   ----------------------------
                              NUMBER       WEIGHTED-AVG.                        NUMBER
         RANGE OF           OUTSTANDING      REMAINING       WEIGHTED-AVG.    EXERCISABLE   WEIGHTED-AVG.
     EXERCISE PRICES         12/31/97     CONTRACTUAL LIFE   EXERCISE PRICE    12/31/97     EXERCISE PRICE
$0.56 - $ 0.71............   1,010,675          5.04             $ 0.61        1,010,675        $ 0.61
$0.78 - $ 1.33............     562,500          4.47             $ 1.12          562,500        $ 1.12
$2.25 - $ 2.25............   1,048,207          6.80             $ 2.25          687,982        $ 2.25
$2.43 - $ 4.92............     408,689          6.92             $ 3.15          394,159        $ 3.08
$4.92 - $ 4.92............     963,378          7.32             $ 4.92          382,618        $ 4.92
$5.67 - $ 5.67............   1,138,724          7.67             $ 5.67          479,061        $ 5.67
$6.47 - $ 6.47............     180,000          7.78             $ 6.47          180,000        $ 6.47
$7.31 - $ 7.31............     997,606          9.64             $ 7.31                0        $ 0.00
$8.04 - $ 8.04............     136,790          4.64             $ 8.04                0        $ 0.00
$8.75 - $30.63............   1,883,812          9.45             $10.67          141,874        $24.80
                             ---------          ----             ------        ---------        ------
$0.56 - $30.63............   8,330,381          7.54             $ 5.49        3,838,869        $ 3.46
                             ---------          ----             ------        ---------        ------

     The exercise of certain stock options results in state and federal income tax benefits to the Company related to the difference between the market price of the Common Stock at the date of disposition (or sale) and the option price. During the six months ended December 31, 1997 and fiscal 1997, 1996 and 1995, $0, $4,808,000, $7,950,000 and $1,229,000, respectively, were recorded as adjustments to additional paid-in capital and deferred income taxes with respect to such tax benefits.

10. FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES

     The Company has only limited involvement with derivative financial instruments, as defined in Statement of Financial Accounting Standards No. 119 "Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments", and does not use them for trading purposes. The Company's objective is to hedge a portion of its exposure to price volatility from producing crude oil and natural gas. These arrangements may expose the Company to credit risk from its counterparties and to basis risk. The Company does not expect that the counterparties will fail to meet their obligations given their high credit ratings.

HEDGING ACTIVITIES

     Periodically the Company utilizes hedging strategies to hedge the price of a portion of its future oil and gas production. These strategies include (1) swap arrangements that establish an index-related price above which the Company pays the counterparty and below which the Company is paid by the counterparty,
(2) the purchase of index-related puts that provide for a "floor" price below which the counterparty pays the Company the amount by which the price of the commodity is below the contracted floor, (3) the sale of index-related calls that provide for a "ceiling" price above which the Company pays the counterparty the amount by which the price of the commodity is above the contracted ceiling, and (4) basis protection swaps, which are arrangements that guarantee the price differential of oil or gas from a specified delivery point or points. Results from hedging transactions are reflected in oil and gas sales to the extent related to the Company's oil and gas production. The Company only enters into hedging transactions related to the Company's oil and gas production volumes or CEMI physical purchase or sale commitments.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

     As of December 31, 1997, the Company had the following oil swap arrangements for periods after December 1997:

                                                                         NYMEX-INDEX
                                                              VOLUME     STRIKE PRICE
                           MONTHS                             (BBLS)      (PER BBL)
January through June 1998...................................  724,000       $19.82

     The Company entered into oil swap arrangements to cancel the effect of the swaps at a price of $18.85 per Bbl.

     As of December 31, 1997, the Company had the following gas swap arrangements for periods after December 1997:

                                                                    HOUSTON SHIP CHANNEL
                                                         VOLUME      INDEX STRIKE PRICE
                        MONTHS                           (MMBTU)        (PER MMBTU)
April 1998.............................................  600,000           $2.300
May 1998...............................................  620,000           $2.215

     The Company received $1.3 million as a premium for calls sold for January and February 1998 volumes of 2,480,000 MMBtu and 2,240,000 MMBtu, respectively. The January calls expired on December 31, 1997, the February calls expired on January 31, 1998, and the associated premiums will be recognized as income during the corresponding months of production.

     The Company has also entered into the following collar transactions:

                                                                  NYMEX           NYMEX
                                                   VOLUME      DEFINED HIGH    DEFINED LOW
                     MONTHS                        (MMBTU)     STRIKE PRICE    STRIKE PRICE
March 1998......................................  1,240,000       2.693           $2.33
April 1998......................................  1,200,000       2.483           $2.11

     These transactions require that the Company pay the counterparty if the NYMEX price exceeds the defined high strike price and that the counterparty pay the Company if the NYMEX price is less than the defined low strike price.

     The Company entered into a curve lock for 4.9 Bcf of gas which allows the Company the option to hedge April 1999 through November 1999 gas based upon a negative $0.285 differential to December 1998 gas any time between the strike date and December 1998. A curve lock is a commodity swap arrangement that establishes, or hedges, a price differential between one commodity contract period and another. In markets where the forward curve is typically negatively sloped (prompt prices exceed deferred prices), an upward sloping price curve allows hedgers to lock in a deferred forward sale at a higher premium to a more prompt swap by a curve lock.

     Gains or losses on crude oil and natural gas hedging transactions are recognized as price adjustments in the month of related production. The Company estimates that had all of the crude oil and natural gas swap agreements in effect for production periods beginning on or after January 1, 1998 terminated on December 31, 1997, based on the closing prices for NYMEX futures contracts as of that date, the Company would have received a net amount of approximately $1.1 million from the counterparty which would have represented the "fair value" at that date. These agreements were not terminated.

     Periodically, CEMI enters into various hedging transactions designed to hedge against physical purchase commitments made by CEMI. Gains or losses on these transactions are recorded as adjustments to Oil and

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

Gas Marketing Sales in the consolidated statements of operations and are not considered by management to be material.

CONCENTRATION OF CREDIT RISK

     Other financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash, short-term investments in debt instruments and trade receivables. The Company's accounts receivable are primarily from purchasers of oil and natural gas products and exploration and production companies which own interests in properties operated by the Company. The industry concentration has the potential to impact the Company's overall exposure to credit risk, either positively or negatively, in that the customers may be similarly affected by changes in economic, industry or other conditions. The Company generally requires letters of credit for receivables from customers which are judged to have sub-standard credit, unless the credit risk can otherwise be mitigated. The cash and investments in debt securities are with major banks or institutions with high credit ratings.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments". The estimated fair value amounts have been determined by the Company using available market information and valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value. The use of different market assumptions or valuation methodologies may have a material effect on the estimated fair value amounts.

     The carrying values of items comprising current assets and current liabilities approximate fair values due to the short-term maturities of these instruments. See Note 15 for the fair value of financial instruments included in noncurrent other assets at December 31, 1997. The Company estimates the fair value of its long-term, fixed-rate debt using quoted market prices. The Company's carrying amount for such debt at December 31, 1997 and June 30, 1997 and 1996 was $509.0 million, $508.9 million and $255.6 million, respectively, compared to approximate fair values of $517.0 million, $514.1 million and $261.2 million, respectively. The carrying value of other long-term debt approximates its fair value as interest rates are primarily variable, based on prevailing market rates.

11. DISCLOSURES ABOUT OIL AND GAS PRODUCING ACTIVITIES

NET CAPITALIZED COSTS

     Evaluated and unevaluated capitalized costs related to the Company's oil and gas producing activities are summarized as follows:

                                                                        JUNE 30,
                                                  DECEMBER 31,    ---------------------
                                                      1997          1997         1996
                                                            ($ IN THOUSANDS)
Oil and gas properties:
  Proved........................................   $1,095,363     $ 865,516    $363,213
  Unproved......................................      125,155       128,505     165,441
                                                   ----------     ---------    --------
          Total.................................    1,220,518       994,021     528,654
Less accumulated depreciation, depletion and
  amortization..................................     (602,391)     (431,983)    (92,720)
                                                   ----------     ---------    --------
Net capitalized costs...........................   $  618,127     $ 562,038    $435,934
                                                   ==========     =========    ========

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

     Unproved properties not subject to amortization at December 31, 1997, June 30, 1997 and 1996 consisted mainly of lease acquisition costs. The Company capitalized approximately $5,087,000, $12,935,000 and $6,428,000 of interest during the six months ended December 31, 1997 and the years ended June 30, 1997 and 1996 on significant investments in unproved properties that were not yet included in the amortization base of the full-cost pool. The Company will continue to evaluate its unevaluated properties; however, the timing of the ultimate evaluation and disposition of the properties has not been determined.

COSTS INCURRED IN OIL AND GAS ACQUISITION, EXPLORATION AND DEVELOPMENT

     Costs incurred in oil and gas property acquisition, exploration and development activities which have been capitalized are summarized as follows:

                                                                   YEAR ENDED
                                  SIX MONTHS ENDED                  JUNE 30,
                                    DECEMBER 31,     --------------------------------------
                                        1997           1997           1996           1995
                                                                ($ IN THOUSANDS)
Development costs...............      $120,628       $187,736       $138,188       $ 78,679
Exploration costs...............        40,534        136,473         39,410         14,129
Acquisition costs:
  Unproved properties...........        25,516        140,348        138,188         24,437
  Proved properties.............        39,245             --         24,560             --
Capitalized internal costs......         2,435          3,905          1,699            586
Proceeds from sale of leasehold,
  equipment and other...........        (1,861)        (3,095)        (6,167)       (11,953)
                                      --------       --------       --------       --------
          Total.................      $226,497       $465,367       $335,878       $105,878
                                      ========       ========       ========       ========

RESULTS OF OPERATIONS FROM OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

     The Company's results of operations from oil and gas producing activities are presented below for the six months ended December 31, 1997 and for the years ended June 30, 1997, 1996 and 1995, respectively. The following table includes revenues and expenses associated directly with the Company's oil and gas producing activities. It does not include any allocation of the Company's interest costs and, therefore, is not necessarily indicative of the contribution to consolidated net operating results of the Company's oil and gas operations.

                                                                  YEAR ENDED
                                 SIX MONTHS ENDED                  JUNE 30,
                                   DECEMBER 31,     ---------------------------------------
                                       1997           1997            1996           1995
                                                                ($ IN THOUSANDS)
Oil and gas sales..............     $  95,657       $ 192,920       $110,849       $ 56,983
Production costs(a)............       (10,094)        (15,107)        (8,303)        (4,256)
Impairment of oil and gas
  properties...................      (110,000)       (236,000)            --             --
Depletion and depreciation.....       (60,408)       (103,264)       (50,899)       (25,410)
Imputed income tax (provision)
  benefit(b)...................        31,817          60,544        (18,335)        (9,561)
                                    ---------       ---------       --------       --------
Results of operations from oil
  and gas producing
  activities...................     $ (53,028)      $(100,907)      $ 33,312       $ 17,756
                                    =========       =========       ========       ========

---------------

(a)  Production costs include lease operating expenses and production taxes.

(b) The imputed income tax provision is hypothetical (at the statutory rate) and determined without regard to the Company's deduction for general and administrative expenses, interest costs and other income tax credits and deductions.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

     Capitalized costs, less accumulated amortization and related deferred income taxes, can not exceed an amount equal to the sum of the present value (discounted at 10%) of estimated future net revenues less estimated future expenditures to be incurred in developing and producing the proved reserves, less any related income tax effects. At December 31, 1997, capitalized costs of oil and gas properties exceeded the estimated present value of future net revenues for the Company's proved reserves, net of related income tax considerations, resulting in a writedown in the carrying value of oil and gas properties of $110 million. At June 30, 1997, capitalized costs of oil and gas properties also exceeded the estimated present value of future net revenues for the Company's proved reserves, net of related income tax considerations, resulting in a writedown in the carrying value of oil and gas properties of $236 million.

OIL AND GAS RESERVE QUANTITIES (UNAUDITED)

     The reserve information presented below is based upon reports prepared by independent petroleum engineers and the Company's petroleum engineers. As of December 31, 1997, Williamson Petroleum Consultants ("Williamson"), Porter Engineering Associates, Netherland, Sewell & Associates, Inc. and internal reservoir engineers evaluated approximately 46%, 48%, 4% and 2% of total proved oil and gas reserves, respectively. As of June 30, 1997, 1996 and 1995, the reserves evaluated by Williamson constituted approximately 50%, 99% and 99% of total proved reserves, respectively, with the remaining reserves being evaluated internally. The reserves evaluated internally in fiscal 1997 were subsequently evaluated by Williamson with a variance of approximately 4% of total proved reserves. The information is presented in accordance with regulations prescribed by the Securities and Exchange Commission. The Company emphasizes that reserve estimates are inherently imprecise. The Company's reserve estimates were generally based upon extrapolation of historical production trends, analogy to similar properties and volumetric calculations. Accordingly, these estimates are expected to change, and such changes could be material and occur in the near term as future information becomes available.

     Proved oil and gas reserves represent the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed oil and gas reserves are those expected to be recovered through existing wells with existing equipment and operating methods. As of December 31, 1997, all of the Company's oil and gas reserves were located in the United States.

     Presented below is a summary of changes in estimated reserves of the Company for the six months ended December 31, 1997 and for the years 1997, 1996 and 1995:

                                                                          JUNE 30,
                                  DECEMBER 31,     -------------------------------------------------------
                                      1997               1997                1996               1995
                                ----------------   -----------------   ----------------   ----------------
                                 OIL       GAS      OIL       GAS       OIL       GAS      OIL       GAS
                                (MBBL)   (MMCF)    (MBBL)    (MMCF)    (MBBL)   (MMCF)    (MBBL)   (MMCF)
Proved reserves, beginning of
  period......................  17,373   298,766   12,258    351,224    5,116   211,808    4,154   117,066
Extensions, discoveries and
  other additions.............   5,573    68,813   13,874    147,485    8,781   158,052    2,549   138,372
Revisions of previous
  estimate....................  (3,428)  (24,189)  (5,989)  (137,938)    (669)   12,987     (448)  (18,516)
Production....................  (1,857)  (27,327)  (2,770)   (62,005)  (1,413)  (51,710)  (1,139)  (25,114)
Sale of reserves-in-place.....      --        --       --         --       --        --       --        --
Purchase of
  reserves-in-place...........     565    23,055       --         --      443    20,087       --        --
                                ------   -------   ------   --------   ------   -------   ------   -------
Proved reserves, end of
  period......................  18,226   339,118   17,373    298,766   12,258   351,224    5,116   211,808
                                ======   =======   ======   ========   ======   =======   ======   =======
Proved developed reserves, end
  of period...................  10,087   178,082    7,324    151,879    3,648   144,721    1,973    77,764
                                ======   =======   ======   ========   ======   =======   ======   =======

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

     For the six months ended December 31, 1997 the Company recorded revisions to the June 30, 1997 reserve estimates of approximately 3,428 MBbl and 24,189 MMcf, or approximately 45 Bcfe. The reserve revisions are primarily attributable to lower than expected results from development drilling and production which eliminated certain previously established proven reserves.

     On December 16, 1997, Chesapeake acquired AnSon, a privately owned oil and gas producer, based in Oklahoma City. Consideration for this acquisition was approximately $43 million. The Company estimates that it acquired approximately
26.4 Bcfe in connection with this acquisition.

     For the fiscal year ended June 30, 1997, the Company recorded revisions to the previous year's reserve estimates of approximately 5,989 MBbl and 137,938 MMcf, or approximately 174 Bcfe. The reserve revisions are primarily attributable to the decrease in oil and gas prices between periods, higher drilling and completion costs, and unfavorable developmental drilling and production results during fiscal 1997. Specifically, the Company recorded aggregate downward adjustments to proved reserves of 159 Bcfe for the Knox, Giddings and Louisiana Trend areas.

     On April 30, 1996, the Company purchased interests in certain producing and non-producing oil and gas properties, including approximately 14,000 net acres of unevaluated leasehold, from Amerada Hess Corporation for $37.8 million. The properties are located in the Knox and Golden Trend fields of southern Oklahoma, most of which are operated by the Company. In fiscal 1996 the reserves acquired from Amerada Hess Corporation were included in both "Extensions, discoveries and other additions" and "Purchase of reserves in-place". The fiscal 1996 presentation has been restated in the current year to remove the acquired reserves from "Extensions, discoveries and other additions" with a corresponding offset to "Revisions of previous estimate". This revision resulted in no net change to total oil and gas reserves.

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS (UNAUDITED)

     Statement of Financial Accounting Standards No. 69 ("SFAS 69") prescribes guidelines for computing a standardized measure of future net cash flows and changes therein relating to estimated proved reserves. The Company has followed these guidelines which are briefly discussed below.

     Future cash inflows and future production and development costs are determined by applying year-end prices and costs to the estimated quantities of oil and gas to be produced. Estimates are made of quantities of proved reserves and the future periods during which they are expected to be produced based on year-end economic conditions. Estimated future income taxes are computed using current statutory income tax rates including consideration for the current tax basis of the properties and related carryforwards, giving effect to permanent differences and tax credits. The resulting future net cash flows are reduced to present value amounts by applying a 10% annual discount factor.

     Since December 31, 1997 oil and gas prices have declined, with oil prices reaching ten-year lows in March 1998. In addition, the Company has completed several acquisitions based on expectations of higher oil and gas prices than those currently being received. Based on NYMEX oil prices of $16.50 per Bbl and NYMEX gas prices of $2.35 per Mcf in effect on March 25, 1998, and estimates of the Company's proved reserves as of December 31, 1997 (pro forma for the acquisitions completed during the quarter ended March 31, 1998), the Company estimates it will incur an additional full cost ceiling writedown of between $175 and $200 million as of March 31, 1998. If this occurs, the Company will incur a substantial loss for the first quarter of 1998 which would further reduce shareholders' equity.

     The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board and, as such, do not necessarily reflect the Company's expectations of actual revenue to be derived from those reserves nor their present worth. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these estimates are the basis for the valuation process.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

     The following summary sets forth the Company's future net cash flows relating to proved oil and gas reserves based on the standardized measure prescribed in SFAS 69:

                                                                  JUNE 30,
                                     DECEMBER 31,    -----------------------------------
                                         1997          1997          1996         1995
                                                      ($ IN THOUSANDS)
Future cash inflows................   $1,100,807     $ 954,839    $1,101,642    $427,377
Future production costs............     (223,030)     (190,604)     (168,974)    (75,927)
Future development costs...........     (158,387)     (152,281)     (137,068)    (76,543)
Future income tax provision........     (108,027)     (104,183)     (135,543)    (51,789)
                                      ----------     ---------    ----------    --------
Future net cash flows..............      611,363       507,771       660,057     223,118
Less effect of a 10% discount
  factor...........................     (181,253)      (92,273)     (198,646)    (63,207)
                                      ----------     ---------    ----------    --------
Standardized measure of discounted
  future net cash flows............   $  430,110     $ 415,498    $  461,411    $159,911
                                      ==========     =========    ==========    ========

     The principal sources of change in the standardized measure of discounted future net cash flows are as follows:

                                                                   JUNE 30,
                                      DECEMBER 31,    ----------------------------------
                                          1997          1997         1996         1995
                                                       ($ IN THOUSANDS)
Standardized measure, beginning of
  period............................    $415,498      $ 461,411    $ 159,911    $118,608
Sales of oil and gas produced, net
  of production costs...............     (85,563)      (177,813)    (102,546)    (52,727)
Net changes in prices and production
  costs.............................      26,106        (99,234)      88,729     (24,807)
Extensions and discoveries, net of
  production and development
  costs.............................      92,597        287,068      275,916     108,644
Changes in future development
  costs.............................      (7,422)       (12,831)     (11,201)      3,406
Development costs incurred during
  the period that reduced future
  development costs.................      47,703         46,888       43,409      23,678
Revisions of previous quantity
  estimates.........................     (62,655)      (199,738)      12,728     (21,595)
Purchase of reserves-in-place.......      25,236             --       29,641          --
Accretion of discount...............      43,739         54,702       18,814      14,126
Net change in income taxes..........     (14,510)        63,719      (57,382)     (5,586)
Changes in production rates and
  other.............................     (50,619)        (8,674)       3,392      (3,836)
                                        --------      ---------    ---------    --------
Standardized measure, end of
  period............................    $430,110      $ 415,498    $ 461,411    $159,911
                                        ========      =========    =========    ========

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

12. TRANSITION PERIOD COMPARATIVE DATA

     The following table presents certain financial information for the six months ended December 31, 1997 and 1996, respectively:

                                                                 SIX MONTHS ENDED
                                                                   DECEMBER 31,
                                                              ----------------------
                                                                1997         1996
                                                                   (UNAUDITED)
                                                                 ($ IN THOUSANDS,
                                                              EXCEPT PER SHARE DATA)
Revenues....................................................  $232,864     $122,702
Gross profit (loss)(1)......................................  $(93,092)    $ 42,946
Income (loss) before income taxes and extraordinary item....  $(31,574)    $ 39,246
Income taxes................................................        --       14,325
                                                              --------     --------
Income (loss) before extraordinary item.....................   (31,574)      24,921
Extraordinary item..........................................        --       (6,443)
                                                              --------     --------
Net income (loss)...........................................  $(31,574)    $ 18,478
                                                              ========     ========
Earnings per share -- basic
  Income (loss) before extraordinary item...................  $  (0.45)    $   0.40
  Extraordinary item........................................        --        (0.10)
                                                              --------     --------
          Net income (loss).................................  $  (0.45)    $   0.30
                                                              ========     ========
Earnings per share -- assuming dilution
  Income (loss) before extraordinary item...................  $  (0.45)    $   0.38
  Extraordinary item........................................        --        (0.10)
                                                              --------     --------
          Net income (loss).................................  $  (0.45)    $   0.28
                                                              ========     ========
Weighted average common shares outstanding (in 000's)
  Basic.....................................................    70,835       61,985
  Assuming dilution.........................................    70,835       66,300

---------------

(1) Total revenue excluding interest and other income, less total costs and expenses excluding interest and other expense.

13. QUARTERLY FINANCIAL DATA (UNAUDITED)

     Summarized unaudited quarterly financial data for the six months ended December 31, 1997 and fiscal 1997 and 1996 are as follows:

                                                                     QUARTER ENDED
                                                             -----------------------------
                                                             SEPTEMBER 30,    DECEMBER 31,
                                                                 1997             1997
                                                                   ($ IN THOUSANDS,
                                                                EXCEPT PER SHARE DATA)
Net sales..................................................     $72,532        $  81,366
Gross profit (loss)(a).....................................       8,210         (101,302)
Net Income (loss)..........................................       5,513          (37,087)
Net Income (loss) per share:
  Basic....................................................         .08             (.52)
  Diluted..................................................         .08             (.52)

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                                                                  QUARTER ENDED
                                              ------------------------------------------------------
                                              SEPTEMBER 30,    DECEMBER 31,    MARCH 31,    JUNE 30,
                                                  1996             1996          1997         1997
                                                     ($ IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales...................................     $48,937         $71,249        $79,809     $ 69,097
Gross profit (loss)(1)......................      14,889          28,057         25,737     (241,686)
Income (loss) before extraordinary item.....       8,204          16,717         16,105     (217,783)
Net income (loss)...........................       8,204          10,274         15,928     (217,783)
Income (loss) per share before extraordinary
  item:
  Basic.....................................         .14             .26            .23        (3.12)
  Diluted...................................         .13             .25            .22        (3.12)

                                                                   QUARTER ENDED
                                               ------------------------------------------------------
                                               SEPTEMBER 30,    DECEMBER 31,    MARCH 31,    JUNE 30,
                                                   1996             1996          1997         1997
                                                      ($ IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales....................................     $21,988         $31,766        $44,145     $47,692
Gross profit(a)..............................       6,368          11,368         14,741      13,580
Net income...................................       2,915           5,459          7,623       7,358
Net income per share:
  Basic......................................         .06             .10            .14         .12
  Diluted....................................         .05             .10            .13         .12

---------------

(1) Total revenue excluding interest and other income, less total costs and expenses excluding interest and other expense.

     Capitalized costs, less accumulated amortization and related deferred income taxes, cannot exceed an amount equal to the sum of the present value of estimated future net revenues less estimated future expenditures to be incurred in developing and producing the proved reserves, less any related income tax effects. At December 31, 1997 and at June 30, 1997, capitalized costs of oil and gas properties exceeded the estimated present value of future net revenues for the Company's proved reserves, net of related income tax considerations, resulting in writedowns in the carrying value of oil and gas properties of $110 million and $236 million, respectively.

14. SUBSEQUENT EVENTS AND PENDING TRANSACTIONS

     On October 22, 1997, the Company entered into an agreement to acquire by merger the Mid-Continent operations of DLB Oil & Gas, Inc. The Company will pay $17.5 million cash and will issue a total of five million shares of the Company's common stock as merger consideration to the shareholders of DLB. The closing of the DLB acquisition is expected to occur in late April 1998 and is subject to approval by DLB shareholders and other customary conditions. Certain shareholders of DLB, who collectively own approximately 77.7% of outstanding DLB common stock, have granted the Company an irrevocable proxy to vote such shares (or have executed a written consent) in favor of the merger.

     On November 12, 1997, the Company entered into an agreement to acquire Hugoton Energy Corporation which was consummated on March 10, 1998. Each share of Hugoton common stock was converted into the right to receive 1.3 shares of Chesapeake common stock, requiring the Company to issue approximately 25.8 million shares of Chesapeake common stock (based on 19.8 million shares of Hugoton common stock outstanding as of February 6, 1998, which amount excludes shares issuable upon exercise of outstanding Hugoton options).

     On January 30, 1998, the Company entered into an alliance with Ranger Oil Limited to jointly develop a 3.2 million acre area of mutual interest in the Helmet, Midwinter, and Peggo areas of northeastern British

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

Columbia. In addition, the Company paid Ranger approximately $48 million. The transaction closed in January 1998 with an effective date of December 1, 1997.

     In February 1998, the Company closed the purchase of the Mid-Continent properties of privately owned EnerVest Management Company, L.L.C. for $38 million.

     On March 5, 1998, the Company entered into a definitive agreement to acquire 100% of the stock of MC Panhandle Corp., a wholly owned subsidiary of Occidental Petroleum Corporation. The Company has agreed to pay $105 million in cash for the estimated proved reserves in the West Panhandle Field in Carson, Gray, Hutchinson and Moore Counties of the Texas Panhandle. The effective date of the transaction is January 1, 1998 with closing scheduled for May 29, 1998.

15. ACQUISITIONS

     On December 5, 1997, Chesapeake purchased from Pan East Petroleum Corporation ("Pan East"), a publicly-traded Canadian exploration and production company, 19.9% of Pan East's common stock for $22 million. The purpose of Chesapeake's investment is to assist Pan East in financing its share of the exploration, development and acquisition activities under a joint venture whereby Chesapeake has the right to participate as a non-operator with up to a 50% interest in all drilling activities and acquisitions made by Pan East during the two years ending December 31, 1999. The Company will account for its investment in Pan East using the equity method. Based upon the closing price of Pan East's common stock at December 31, 1997, the market value of Chesapeake's investment in Pan East was $12.6 million.

     On December 16, 1997, the Company acquired AnSon, a privately owned oil and gas producer based in Oklahoma City. Consideration for this acquisition was approximately $43 million consisting of the issuance of 3,792,724 shares of Chesapeake's common stock and cash consideration in accordance with the terms of the merger agreement. The Company has accrued $15.5 million as the estimated cash payment which will be made during 1998.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                     ASSETS

                                                              MARCH 31,     DECEMBER 31,
                                                                 1998           1997
                                                                   ($ IN THOUSANDS)
Current Assets:
  Cash and cash equivalents.................................  $   31,945     $  123,860
  Restricted cash...........................................       2,001             --
  Short-term investments....................................       5,876         12,570
  Accounts receivable:
     Oil and gas sales......................................      11,553         10,654
     Oil and gas marketing sales............................      16,592         20,493
     Joint interest and other, net of allowance for doubtful
      accounts of $961,000 and $691,000.....................      26,773         38,781
     Related parties........................................       5,502          4,246
  Inventory.................................................       5,217          5,493
  Other.....................................................       5,053          1,624
                                                              ----------     ----------
          Total Current Assets..............................     110,512        217,721
                                                              ----------     ----------
Property and Equipment:
  Oil and gas properties, at cost based on full cost
     accounting:
  Evaluated oil and gas properties..........................   1,564,941      1,095,363
  Unevaluated properties....................................     144,403        125,155
  Less: accumulated depreciation, depletion and
     amortization...........................................    (883,734)      (602,391)
                                                              ----------     ----------
                                                                 825,610        618,127
  Other property and equipment..............................      78,068         67,633
  Less: accumulated depreciation and amortization...........      (7,528)        (6,573)
                                                              ----------     ----------
          Total Property and Equipment......................     896,150        679,187
                                                              ----------     ----------
Other Assets................................................      58,673         55,876
                                                              ----------     ----------
          Total Assets......................................  $1,065,335     $  952,784
                                                              ==========     ==========
                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable..........................................  $  100,135     $   81,775
  Accrued liabilities and other.............................      53,519         42,733
  Revenues and royalties due others.........................      26,020         28,972
                                                              ----------     ----------
          Total Current Liabilities.........................     179,674        153,480
                                                              ----------     ----------
Long-Term Debt, Net.........................................     654,013        508,992
                                                              ----------     ----------
Revenues and Royalties Due Others...........................      10,551         10,106
                                                              ----------     ----------
Deferred Income Taxes.......................................          --             --
                                                              ----------     ----------
Stockholders' Equity:
  Preferred Stock, $.01 par value, 10,000,000 shares
     authorized; none issued................................          --             --
  Common Stock, 250,000,000 shares authorized; $.01 par
     value; 100,102,270 and 74,298,061 shares issued and
     outstanding at March 31, 1998, and December 31, 1997,
     respectively...........................................       1,001            743
  Paid-in capital...........................................     659,868        460,733
  Accumulated deficit.......................................    (439,772)      (181,270)
                                                              ----------     ----------
          Total Stockholders' Equity........................     221,097        280,206
                                                              ----------     ----------
          Total Liabilities and Stockholders' Equity........  $1,065,335     $  952,784
                                                              ==========     ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              --------------------
                                                                1998        1997
Revenues:
  Oil and gas sales.........................................  $  50,241    $57,399
  Oil and gas marketing sales...............................     26,524     22,410
  Interest and other........................................        224      3,277
                                                              ---------    -------
          Total revenues....................................     76,989     83,086
                                                              ---------    -------
Costs and Expenses:
  Production expenses.......................................      7,894      3,158
  Production taxes..........................................      1,544      1,150
  Oil and gas marketing expenses............................     26,261     21,747
  Impairment of oil and gas properties......................    250,000         --
  Oil and gas depreciation, depletion and amortization......     31,342     24,663
  Depreciation and amortization of other assets.............      1,380        873
  General and administrative................................      4,380      2,481
  Interest..................................................     10,688      3,654
                                                              ---------    -------
          Total costs and expenses..........................    333,489     57,726
                                                              ---------    -------
Income (Loss) Before Income Tax and Extraordinary Item......   (256,500)    25,360
                                                              ---------    -------
Income Tax Expense:
  Current...................................................         --         --
  Deferred..................................................         --      9,255
                                                              ---------    -------
          Total income tax expense..........................         --      9,255
                                                              ---------    -------
Income (Loss) Before Extraordinary Item.....................   (256,500)    16,105
Extraordinary Item:
  Loss on early extinguishment of debt, net of applicable
     income tax of $101.....................................         --       (177)
                                                              ---------    -------
          Net Income (loss).................................  $(256,500)   $15,928
                                                              =========    =======
Earnings Per Common Share (Basic)
  Income (loss) before extraordinary item...................  $   (3.19)   $   .23
  Extraordinary item........................................         --         --
                                                              ---------    -------
  Net income (loss).........................................  $   (3.19)   $   .23
                                                              =========    =======
Earnings Per Common Share (Assuming Dilution)
  Income (loss) before extraordinary item...................  $   (3.19)   $   .22
  Extraordinary item........................................         --         --
                                                              ---------    -------
  Net income (loss).........................................  $   (3.19)   $   .22
                                                              =========    =======
Weighted Average Common and Common Equivalent Shares
  Outstanding
  Basic.....................................................     80,330     69,534
                                                              =========    =======
  Assuming dilution.........................................     80,330     73,493
                                                              =========    =======

  The accompanying notes are an integral part of these consolidated financial statements.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                THREE MONTHS ENDED
                                                                    MARCH 31,
                                                              ----------------------
                                                                1998         1997
                                                                 ($ IN THOUSANDS)
Cash Flows From Operating Activities:
  Net income (loss).........................................  $(256,500)   $  15,928
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Depreciation, depletion and amortization...............     32,326       25,236
     Impairment of oil and gas assets.......................    250,000           --
     Deferred taxes.........................................         --        9,154
     Investments in securities, net.........................         --       34,777
     Amortization of loan costs.............................        396          300
     Amortization of bond discount..........................         21            5
     Loss on sale of fixed assets and other.................        368           18
     Extraordinary loss before income tax benefit...........         --          278
     Equity in (earnings) losses of equity investees........         22          (91)
     Bad debt expense.......................................        604           88
     Changes in current assets and liabilities..............     21,948      (46,007)
                                                              ---------    ---------
          Cash provided by operating activities.............     49,185       39,686
                                                              ---------    ---------
Cash Flows From Investing Activities:
  Exploration, development and acquisition of oil and gas
     properties.............................................   (149,002)    (158,245)
  Proceeds from sale of assets..............................        220        2,850
  Repayment of long-term loan...............................      2,000           --
  Additions to other property and equipment.................    (19,684)      (4,712)
                                                              ---------    ---------
          Cash used in investing activities.................   (166,466)    (160,107)
                                                              ---------    ---------
Cash Flows From Financing Activities:
  Proceeds from long-term borrowings........................    145,000      292,626
  Payments on long-term borrowings..........................   (120,000)     (12,664)
  Cash received from exercise of stock options..............         61          625
  Other financing...........................................        305          (95)
                                                              ---------    ---------
          Cash provided by financing activities.............     25,366      280,492
                                                              ---------    ---------
Net Increase (Decrease) in Cash and Cash Equivalents........    (91,915)     160,071
Cash and Cash Equivalents, Beginning of Period..............    123,860      140,739
                                                              ---------    ---------
Cash and Cash Equivalents, End of Period....................  $  31,945    $ 300,810
                                                              =========    =========
Details of Acquisition of Hugoton Energy Corporation:
  Fair value of assets acquired.............................  $ 336,517    $      --
  Liabilities acquired......................................  $(128,146)   $      --
  Stock issued..............................................  $(206,321)   $      --
  Fair value of Hugoton stock options converted into
     Chesapeake stock options...............................  $  (2,050)   $      --

  The accompanying notes are an integral part of these consolidated financial statements.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1998
                                  (UNAUDITED)

1. ACCOUNTING PRINCIPLES

     The accompanying unaudited consolidated financial statements of Chesapeake Energy Corporation and Subsidiaries (the "Company") have been prepared in accordance with the instructions to Form 10-Q as prescribed by the Securities and Exchange Commission. All material adjustments (consisting solely of normal recurring adjustments) which, in the opinion of management, are necessary for a fair presentation of the results for the interim periods have been reflected. The results for the three months ended March 31, 1998 are not necessarily indicative of the results to be expected for the full fiscal year.

     The Company has changed its fiscal year end from June 30 to December 31. This Form 10-Q relates to the three months ended March 31, 1998 (the "Current Quarter") and March 31, 1997 (the "Prior Quarter").

2. RECENT ACQUISITIONS

     On December 16, 1997, the Company acquired AnSon Production Corporation ("AnSon"), a privately owned oil and gas producer based in Oklahoma City. Consideration for the acquisition was approximately $43 million, which included the issuance of 3,792,724 shares of Chesapeake's common stock and the payment of $24.8 million on May 7, 1998, pursuant to a make-whole provision.

     On January 30, 1998, the Company entered into a 40/60 alliance with Ranger Oil Limited to jointly develop a 3.2 million acre area of mutual interest in the Helmet area of northeastern British Columbia. As part of the transaction, the Company paid approximately $48 million for proved oil and gas reserves, undeveloped leasehold and a 40% interest in Ranger's infrastructure in the area.

     On February 6, 1998, the Company purchased the Mid-Continent properties of EnerVest Management Company, L.L.C. for $38 million.

     On March 10, 1998, the Company acquired Hugoton Energy Corporation ("Hugoton") pursuant to a merger by issuing approximately 25.8 million shares of the Company's common stock in exchange for 100% of Hugoton's common stock. See Consolidated Statements of Cash Flows.

     On April 22, 1998, the Company issued $230 million (4.6 million shares) of its 7% Cumulative Convertible Preferred Stock, $50 per share liquidation preference, and $500 million of its 9.625% Series A Senior Notes due 2005. Net proceeds from these offerings were approximately $711 million.

     On April 27, 1998, the Company acquired from Gothic Energy Corporation certain proved oil and gas reserves for $20 million, purchased $50 million of Gothic 12% preferred stock, acquired ten-year warrants to purchase 15% of Gothic's currently outstanding common stock for $0.01 per share, acquired a 50% interest in Gothic's undeveloped leasehold acreage and entered into a five-year drilling and acquisitions participation agreement.

     On April 27, 1998, Chesapeake acquired the British Columbia properties of Sunoma Energy Corporation for $33 million.

     On April 28, 1998 the Company acquired by merger the Mid-Continent operations of DLB Oil & Gas, Inc. for $17.5 million in cash, 5,000,000 shares of the Company's common stock, and the assumption of $90 million in outstanding debt and working capital obligations.

     On April 30, 1998, the Company acquired 100% of the stock of MC Panhandle Corp., a wholly-owned subsidiary of Occidental Petroleum Corporation, by paying approximately $95 million, net of working capital adjustments.

     Effective April 30, 1998, the Company purchased all of its outstanding 10.5% Senior Notes due 2002. Of the $90,000,000 aggregate principal amount, $89,830,000 was acquired pursuant to the Company's offer to purchase, which commenced April 1, 1998, and the remaining $170,000 was acquired on the same terms after the tender period. The cost to acquire the 10.5% Senior Notes was approximately $99,000,000. The early

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES retirement of these notes will result in an extraordinary charge of approximately $12 million during the quarter ended June 30, 1998.

3. LEGAL PROCEEDINGS

     The Company and certain of its officers and directors are defendants in a consolidated class action suit alleging violations of the Securities Exchange Act of 1934. The plaintiffs assert that the defendants made material misrepresentations and failed to disclose material facts about the success of the Company's exploration efforts in the Louisiana Trend. As a result, the complaint alleges the price of the Company's common stock was artificially inflated from January 25, 1996 until June 27, 1997, when the Company issued a press release announcing disappointing drilling results in the Louisiana Trend and a full-cost ceiling writedown to be reflected in its June 30, 1997 financial statements. The plaintiffs further allege that certain of the named individual defendants sold common stock during the class period when they knew or should have known adverse nonpublic information. The plaintiffs seek a determination that the suit is a proper class action and damages in an unspecified amount, together with interest and costs of litigation, including attorneys' fees. The Company and the individual defendants believe that these claims are without merit, and intend to defend against them vigorously. No estimate of loss or range of estimate of loss, if any, can be made at this time.

     Various purported class actions alleging violations of the Securities Act of 1933 and the Oklahoma Securities Act have been filed against the Company and others on behalf of investors who purchased common stock of Bayard Drilling Technologies, Inc. ("Bayard") in its initial public offering in November 1997. In May 1998, the plaintiffs in the two cases pursuing state claims dismissed their state court suits and became co-lead plaintiffs in the remaining federal case. Total proceeds of the offering were $254 million, of which the Company received net proceeds of $90.2 million. Plaintiffs allege that the Company, a major customer of Bayard's drilling services and the owner of 30.1% of Bayard's common stock outstanding prior to the offering, was a controlling person of Bayard. Plaintiffs assert that the Bayard prospectus contained material omissions and misstatements relating to (i) the Company's financial "hardships" and their significance on Bayard's business, (ii) increased costs associated with Bayard's growth strategy, and (iii) undisclosed pending related-party transactions between Bayard and third parties other than the Company. The alleged defective disclosures are claimed to have resulted in a decline in Bayard's share price following the public offering. The plaintiffs seek a determination that the suit is a proper class action and damages in an unspecified amount or rescission, together with interest and costs of litigation, including attorney's fees. The Company believes that the claims are without merit and intends to defend against them vigorously. No estimate of loss or range of estimate of loss, if any, can be made at this time.

     In October 1996, Union Pacific Resources Company ("UPRC") sued the Company alleging infringement of a patent for a drilling method, tortious interference with confidentiality contracts between UPRC and certain of its former employees and misappropriation of proprietary information of UPRC. UPRC's claims against the Company are based on services provided to the Company by a third party vendor controlled by former UPRC employees. UPRC is seeking injunctive relief, damages of an unspecified amount, including actual, enhanced, consequential and punitive damages, interest, costs and attorneys' fees. The Company believes that it has meritorious defenses to UPRC's allegations and has requested the court to declare the UPRC patent invalid. The Company has also filed a motion to construe UPRC's patent claims and various motions for summary judgment. No estimate of loss or range of estimate of loss, if any, can be made at this time; however, in reports filed in the proceeding, experts for UPRC claim that damages could be as much as $18 million while Company experts state that the amount should not exceed $25,000, in each case based on a reasonable royalty.

     The Company is currently involved in various other routine disputes incidental to its business operations. While it is not possible to determine the ultimate disposition of these matters, management, after consultation with legal counsel, is of the opinion that the final resolution of all such currently pending or threatened

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES litigation is not likely to have a material adverse effect on the consolidated financial position or results of operations of the Company.

4. IMPAIRMENT OF OIL AND GAS PROPERTIES

     The Company incurred an impairment of oil and gas properties charge of $250 million in the Current Quarter. This writedown was caused by several factors, including the effects of accounting for the Hugoton acquisition using the purchase accounting method, oil prices declining from $17.62 at December 31, 1997 to $13.92 at March 31, 1998, gas prices declining from $2.29 at December 31, 1997 to $2.01 at March 31, 1998 and higher drilling and completion costs compared to previous estimates. Additionally, lower oil and gas prices at March 31, 1998 and higher drilling costs caused downward revisions in the Company's proved reserves as certain proved undeveloped reserves previously estimated by the Company were rendered uneconomic and therefore excluded by the Company from its proved reserves.

     The primary reason for the impairment charge was the completion of the acquisition in March 1998 of Hugoton, which was accounted for using the purchase method. The purchase price, which was established in November 1997 when the acquisition was announced (based on a Chesapeake common stock price of $8.00 per share), was allocated almost entirely to Hugoton's evaluated oil and gas properties. Based upon reserve estimates as of March 31, 1998, the portion of the purchase price which was allocated to evaluated oil and gas properties exceeded the associated discounted future net revenues from Hugoton's estimated proved reserves by approximately $150 million.

5. NET INCOME (LOSS) PER SHARE

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings Per Share ("SFAS 128"). SFAS 128 requires presentation of "basic" and "diluted" earnings per share, as defined, on the face of the statement of operations for all entities with complex capital structures. SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997 and requires restatement of all prior period earnings per share amounts. The Company has adopted SFAS 128 and has restated all prior periods presented.

     SFAS 128 requires a reconciliation of the numerators and denominators of the basic and diluted EPS computations. For the Current Quarter there was no difference between actual weighted average shares outstanding, which are used in computing basic EPS and diluted weighted average shares, which are used in computing diluted EPS. Options to purchase 10.2 million shares of common stock at a weighted average exercise price of $5.69 were outstanding during the Current Quarter but were not included in the computation of diluted EPS because the effect of these outstanding options would be antidilutive. A reconciliation for the Prior Quarter is as follows:

                                                             INCOME          SHARE       PER-SHARE
                                                           (NUMERATOR)   (DENOMINATOR)    AMOUNT
For the Quarter Ended March 31, 1997:
  Basic EPS
     Income available to common stockholders.............    $15,928        69,534         $0.23
                                                                                           =====
  Effect of Dilutive Securities
     Employee stock options..............................         --         3,959
                                                             -------        ------
  Diluted EPS
     Income available to common stockholders and assumed
       conversions.......................................    $15,928        73,493         $0.22
                                                             =======        ======         =====

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES

6. SENIOR NOTES

  10.5% Notes

     The Company had outstanding at March 31, 1998, $90 million in aggregate principal amount of 10.5% Senior Notes due 2002. The 10.5% Notes were senior, unsecured obligations of the Company and were fully and unconditionally guaranteed, jointly and severally, by Guarantor Subsidiaries (as defined below). All outstanding 10.5% Notes were acquired by the Company effective April 30, 1998. See Note 2.

  9.125% Notes

     The Company has outstanding $120 million in aggregate principal amount of 9.125% Senior Notes which mature April 15, 2006. The 9.125% Notes bear interest at an annual rate of 9.125%, payable semiannually on each April 15 and October
15. The 9.125% Notes are senior, unsecured obligations of the Company and are fully and unconditionally guaranteed, jointly and severally, by the Guarantor Subsidiaries.

  7.875% Notes

     The Company has outstanding $150 million in aggregate principal amount of 7.875% Senior Notes which mature March 15, 2004. The 7.875% Notes bear interest at the rate of 7.875%, payable semiannually on each March 15 and September 15. The 7.875% Notes are senior, unsecured obligations of the Company and are fully and unconditionally guaranteed, jointly and severally, by the Guarantor Subsidiaries.

  8.5% Notes

     The Company has outstanding $150 million in aggregate principal amount of 8.5% Senior Notes which mature March 15, 2012. The 8.5% Notes bear interest at the rate of 8.5%, payable semiannually on each March 15 and September 15. The 8.5% Notes are senior, unsecured obligations of the Company and are fully and unconditionally guaranteed, jointly and severally, by the Guarantor Subsidiaries.

     The Company is a holding company and owns no operating assets and has no significant operations independent of its subsidiaries. The Company's obligations under its Senior Notes have been fully and unconditionally guaranteed, on a joint and several basis, by each of the Company's "Restricted Subsidiaries" (as defined in the respective indentures governing the Senior Notes) (collectively, the "Guarantor Subsidiaries"). Each of the Guarantor Subsidiaries is a direct or indirect wholly-owned subsidiary of the Company.

     The Senior Note Indentures contain certain covenants, including covenants limiting the Company and the Guarantor Subsidiaries with respect to asset sales, restricted payments, the incurrence of additional indebtedness and the issuance of preferred stock, liens, sale and leaseback transactions, lines of business, dividend and other payment restrictions affecting Guarantor Subsidiaries, mergers or consolidations, and transactions with affiliates. The Company is obligated to repurchase the 9.125% Senior Notes in the event of a change of control or certain asset sales.

     Set forth below are condensed consolidating financial statements of the Guarantor Subsidiaries, the Company's subsidiaries which are not guarantors of the Senior Notes (the "Non-Guarantor Subsidiaries") and the Company. Separate financial statements of each Guarantor Subsidiary have not been provided because management has determined that they are not material to investors.

     As of and for the three months ended March 31, 1998, the Non-Guarantor Subsidiaries were Chesapeake Energy Marketing, Inc., Chesapeake Acquisition Corporation and subsidiaries of those companies. As of and for the three months ended March 31, 1997, the Non-Guarantor Subsidiaries were Chesapeake Energy Marketing, Inc. and Chesapeake Canada Corporation. For both periods, the remaining subsidiaries of the Company were Guarantor Subsidiaries.

                     CONDENSED CONSOLIDATING BALANCE SHEET
                              AS OF MARCH 31, 1998
                                ($ IN THOUSANDS)

                                     ASSETS

                                          GUARANTOR     NON-GUARANTOR    COMPANY
                                         SUBSIDIARIES   SUBSIDIARIES     (PARENT)    ELIMINATIONS   CONSOLIDATED
Current Assets:
  Cash and cash equivalents............   $  (15,466)     $   9,148     $   40,264   $        --     $   33,946
  Short-term investments...............           --             --          5,876            --          5,876
  Accounts receivable, net.............       40,931         26,224              2        (6,737)        60,420
  Inventory............................        5,143             74             --            --          5,217
  Other................................        4,771            277              5            --          5,053
                                          ----------      ---------     ----------   -----------     ----------
         Total Current Assets..........       35,379         35,723         46,147        (6,737)       110,512
                                          ----------      ---------     ----------   -----------     ----------
Property and Equipment:
  Oil and gas properties...............    1,165,645        399,296             --            --      1,564,941
  Unevaluated leasehold................      130,106         14,297             --            --        144,403
  Other property and equipment.........       58,251          3,402         16,415            --         78,068
  Less: accumulated depreciation,
    depletion and amortization.........     (703,750)      (186,454)        (1,058)           --       (891,262)
                                          ----------      ---------     ----------   -----------     ----------
         Total Property & Equipment....      650,252        230,541         15,357            --        896,150
                                          ----------      ---------     ----------   -----------     ----------
Investments in Subsidiaries and
  Intercompany Advances................       81,755        274,529      1,214,222    (1,570,506)            --
                                          ----------      ---------     ----------   -----------     ----------
Other Assets...........................        4,418          9,283         44,972            --         58,673
                                          ----------      ---------     ----------   -----------     ----------
         Total Assets..................   $  771,804      $ 550,076     $1,320,698   $(1,577,243)    $1,065,335
                                          ==========      =========     ==========   ===========     ==========

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Notes payable and current maturities
    of long-term debt..................   $       --      $      --     $       --   $        --     $       --
  Accounts payable and other...........      119,679         30,677         36,250        (6,932)       179,674
                                          ----------      ---------     ----------   -----------     ----------
         Total Current Liabilities.....      119,679         30,677         36,250        (6,932)       179,674
                                          ----------      ---------     ----------   -----------     ----------
Long-Term Debt.........................           --        120,000        534,013            --        654,013
Revenues Payable.......................  10,106.....            445             --            --         10,551
Deferred Income Taxes..................           --             --             --            --             --
Intercompany Payables..................  911,684....         47,175             --      (958,859)            --
Stockholders' Equity:
  Common Stock.........................           10              4            991            (4)         1,001
  Other................................     (269,675)       351,775        749,444      (611,448)       220,096
                                          ----------      ---------     ----------   -----------     ----------
         Total Stockholders' Equity....     (269,665)       351,779        750,435      (611,452)       221,097
                                          ----------      ---------     ----------   -----------     ----------
         Total Liabilities and
           Stockholders' Equity........   $  771,804      $ 550,076     $1,320,698   $(1,577,243)    $1,065,335
                                          ==========      =========     ==========   ===========     ==========

                     CONDENSED CONSOLIDATING BALANCE SHEET
                            AS OF DECEMBER 31, 1997
                                ($ IN THOUSANDS)

                                     ASSETS

                                          GUARANTOR     NON-GUARANTOR    COMPANY
                                         SUBSIDIARIES   SUBSIDIARIES     (PARENT)    ELIMINATIONS   CONSOLIDATED
Current Assets:
  Cash and cash equivalents............   $     (589)     $ 13,999      $  110,450   $        --     $  123,860
  Short-term investments...............           --            --          12,570            --         12,570
  Accounts receivable, net.............       57,476        22,882           1,524        (7,708)        74,174
  Inventory............................        4,918           575              --            --          5,493
  Other................................        1,613             1              10            --          1,624
                                          ----------      --------      ----------   -----------     ----------
         Total Current Assets..........       63,418        37,457         124,554        (7,708)       217,721
                                          ----------      --------      ----------   -----------     ----------
Property and Equipment:
  Oil and gas properties...............    1,056,118        39,245              --            --      1,095,363
  Unevaluated leasehold................      125,155            --              --            --        125,155
  Other property and equipment.........       51,868           343          15,422            --         67,633
  Less: accumulated depreciation,
    depletion and amortization.........     (593,359)      (14,650)           (955)           --       (608,964)
                                          ----------      --------      ----------   -----------     ----------
         Total Property & Equipment....      639,782        24,938          14,467            --        679,187
                                          ----------      --------      ----------   -----------     ----------
Investments in Subsidiaries and
  Intercompany Advances................       81,755        49,958         903,713    (1,035,426)            --
                                          ----------      --------      ----------   -----------     ----------
Other Assets...........................       10,189         6,918          38,769            --         55,876
                                          ----------      --------      ----------   -----------     ----------
         Total Assets..................   $  795,144      $119,271      $1,081,503   $(1,043,134)    $  952,784
                                          ==========      ========      ==========   ===========     ==========

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Notes payable and current maturities
    of long-term debt..................   $       --      $     --      $       --   $        --     $       --
  Accounts payable and other...........      104,259        29,649          27,280        (7,708)       153,480
                                          ----------      --------      ----------   -----------     ----------
         Total Current Liabilities.....      104,259        29,649          27,280        (7,708)       153,480
                                          ----------      --------      ----------   -----------     ----------
Long-Term Debt.........................           --            --         508,992            --        508,992
Revenues Payable.......................       10,106            --              --            --         10,106
Deferred Income Taxes..................           --            --              --            --             --
Intercompany Payables..................      853,958         2,959              --      (856,917)            --
Stockholders' Equity:
  Common Stock.........................           10             3             733            (3)           743
  Other................................     (173,189)       86,660         544,498      (178,506)       279,463
                                          ----------      --------      ----------   -----------     ----------
         Total Stockholders' Equity....     (173,179)       86,663         545,231      (178,509)       280,206
                                          ----------      --------      ----------   -----------     ----------
         Total Liabilities and
           Stockholders' Equity........   $  795,144      $119,271      $1,081,503   $(1,043,134)    $  952,784
                                          ==========      ========      ==========   ===========     ==========

                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                                ($ IN THOUSANDS)

                                            GUARANTOR     NON-GUARANTOR   COMPANY
                                           SUBSIDIARIES   SUBSIDIARIES    (PARENT)   ELIMINATIONS   CONSOLIDATED
FOR THE THREE MONTHS ENDED
  MARCH 31, 1998
Revenues:
  Oil and gas sales......................    $ 41,803       $   7,812     $    --      $    626      $  50,241
  Oil and gas marketing sales............          --          47,725          --       (21,201)        26,524
  Interest and other.....................         (28)            142      20,035       (19,925)           224
                                             --------       ---------     -------      --------      ---------
          Total Revenues.................      41,775          55,679      20,035       (40,500)        76,989
                                             --------       ---------     -------      --------      ---------
Costs and Expenses:
  Production expenses and taxes..........       6,901           2,537          --            --          9,438
  Oil and gas marketing expenses.........          --          46,836          --       (20,575)        26,261
  Impairment of oil and gas properties...      83,500         166,500          --            --        250,000
  Oil and gas depreciation, depletion and
     amortization........................      26,121           5,221          --            --         31,342
  Other depreciation and amortization....         806              77         497            --          1,380
  General and administrative.............       3,755             593          32            --          4,380
  Interest...............................      17,482           1,741      11,390       (19,925)        10,688
                                             --------       ---------     -------      --------      ---------
          Total Costs & Expenses.........     138,565         223,505      11,919       (40,500)       333,489
                                             --------       ---------     -------      --------      ---------
Income (Loss) Before Income Taxes and
  Extraordinary Item.....................     (96,790)       (167,826)      8,116            --       (256,500)
Income Tax Expense (Benefit).............          --              --          --            --             --
                                             --------       ---------     -------      --------      ---------
Net Income (Loss) Before Extraordinary
  Item...................................     (96,790)       (167,826)      8,116            --       (256,500)
                                             --------       ---------     -------      --------      ---------
Extraordinary Item:
  Loss on early extinguishment of debt,
     net of applicable income tax........          --              --          --            --             --
                                             --------       ---------     -------      --------      ---------
          Net Income (Loss)..............    $(96,790)      $(167,826)    $ 8,116      $     --      $(256,500)
                                             ========       =========     =======      ========      =========
FOR THE THREE MONTHS ENDED
  MARCH 31, 1997
Revenues:
  Oil and gas sales......................    $ 56,795       $      --     $    --      $    604      $  57,399
  Gas marketing sales....................          --          45,568          --       (23,158)        22,410
  Interest and other.....................         177             197       2,903            --          3,277
                                             --------       ---------     -------      --------      ---------
          Total revenues.................      56,972          45,765       2,903       (22,554)        83,086
                                             --------       ---------     -------      --------      ---------
Costs and Expenses:
  Production expenses and taxes..........       4,308              --          --            --          4,308
  Gas marketing expenses.................          --          44,301          --       (22,554)        21,747
  Oil and gas depreciation...............      24,663              --          --            --         24,663
  Other depreciation and amortization....         508              20         345            --            873
  General and administrative.............       1,757             235         489            --          2,481
  Interest...............................         172              --       3,482            --          3,654
                                             --------       ---------     -------      --------      ---------
          Total Costs & Expenses.........      31,408          44,556       4,316       (22,554)        57,726
                                             --------       ---------     -------      --------      ---------
Income (Loss) Before Income Tax..........      25,564           1,209      (1,413)           --         25,360
Income Tax Expense.......................       9,330             441        (516)           --          9,255
                                             --------       ---------     -------      --------      ---------
          Net Income (Loss) Before
            Extraordinary Item...........      16,234             768        (897)           --         16,105
                                             --------       ---------     -------      --------      ---------
Extraordinary Item:
  Loss on early extinguishment of debt,
     net of applicable income tax........        (179)             --           2            --           (177)
                                             --------       ---------     -------      --------      ---------
          Net Income (Loss)..............    $ 16,055       $     768     $  (895)     $     --      $  15,928
                                             ========       =========     =======      ========      =========

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                                ($ IN THOUSANDS)

                                        GUARANTOR     NON-GUARANTOR    COMPANY
                                       SUBSIDIARIES   SUBSIDIARIES    (PARENT)    ELIMINATIONS   CONSOLIDATED
FOR THE THREE MONTHS ENDED
  MARCH 31, 1998
Cash Flows From Operating
  Activities:........................   $(128,409)      $ 161,162     $  16,432     $     --      $  49,185
Cash Flows From Investing Activities:
  Oil and gas properties.............    (114,698)          4,938            --           --       (109,760)
  Proceeds from sale of assets.......         220              --            --           --            220
  Investment in service operations...          --         (39,242)           --           --        (39,242)
  Other additions....................     (19,538)          2,313          (459)          --        (17,684)
                                        ---------       ---------     ---------     --------      ---------
                                         (134,016)        (31,991)         (459)          --       (166,466)
                                        ---------       ---------     ---------     --------      ---------
Cash Flows From Financing Activities:
  Proceeds from borrowings...........          --              --       145,000           --        145,000
  Payments on borrowings.............          --              --      (120,000)          --       (120,000)
  Cash received from exercise of
     stock options...................          --              --            --           --             --
  Cash received from issuance of
     common stock....................          --              --            61           --             61
  Other financing....................          --             305            --           --            305
  Intercompany advances, net.........     245,547        (134,327)     (111,220)          --             --
                                        ---------       ---------     ---------     --------      ---------
                                          245,547        (134,022)      (86,159)          --         25,366
                                        ---------       ---------     ---------     --------      ---------
Net increase (decrease) in cash......     (16,878)         (4,851)      (70,186)          --        (91,915)
Cash, beginning of period............        (589)         13,999       110,450           --        123,860
                                        ---------       ---------     ---------     --------      ---------
Cash, end of period..................   $ (17,467)      $   9,148     $  40,264     $     --      $  31,945
                                        =========       =========     =========     ========      =========
FOR THE THREE MONTHS ENDED
  MARCH 31, 1997
Cash Flows From Operating
  Activities:........................   $  70,762       $   2,085     $ (33,161)    $     --      $  39,686
Cash Flows From Investing Activities:
  Oil and gas properties.............    (158,280)             35            --           --       (158,245)
  Proceeds from sales................       2,850              --            --           --          2,850
  Investment in gas marketing
     company.........................          --              --            --           --             --
  Other additions....................        (859)             --        (3,853)          --         (4,712)
                                        ---------       ---------     ---------     --------      ---------
                                         (156,289)             35        (3,853)          --       (160,107)
                                        ---------       ---------     ---------     --------      ---------
Cash Flows From Financing Activities:
  Proceeds from long-term
     borrowings......................          --              --       292,626           --        292,626
  Payments on borrowings.............     (67,569)          1,710        53,195           --        (12,664)
  Cash received from exercise of
     stock options...................          --              --           625           --            625
  Other financing....................          --              --           (95)          --            (95)
  Intercompany advances, net.........     134,385          (3,350)     (131,035)          --             --
                                        ---------       ---------     ---------     --------      ---------
                                           66,816          (1,640)      215,316           --        280,492
                                        ---------       ---------     ---------     --------      ---------
Net increase (decrease) in cash and
  cash equivalents...................     (18,711)            480       178,302           --        160,071
Cash, beginning of period............       4,782           6,182       129,775           --        140,739
                                        ---------       ---------     ---------     --------      ---------
Cash, end of period..................   $ (13,929)      $   6,662     $ 308,077     $     --      $ 300,810
                                        =========       =========     =========     ========      =========

             ------------------------------------------------------
             ------------------------------------------------------

     ALL TENDERED OLD NOTES, EXECUTED LETTERS OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE DIRECTED TO THE EXCHANGE AGENT. QUESTIONS AND REQUESTS FOR ASSISTANCE AND REQUESTS FOR ADDITIONAL COPIES OF THE PROSPECTUS, THE LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE ADDRESSED TO THE EXCHANGE AGENT AS FOLLOWS:

                        By Registered or Certified Mail

                    UNITED STATES TRUST COMPANY OF NEW YORK
                         P.O. BOX 844 -- COOPER STATION
                            NEW YORK, NEW YORK 10276
                      ATTENTION: CORPORATE TRUST SERVICES


                           By Hand (before 4:30 p.m.)


                    UNITED STATES TRUST COMPANY OF NEW YORK
                           111 BROADWAY, LOWER LEVEL
                            NEW YORK, NEW YORK 10006
                      ATTENTION: CORPORATE TRUST SERVICES

                              By Overnight Courier

                    UNITED STATES TRUST COMPANY OF NEW YORK
                           770 BROADWAY -- 13TH FLOOR
                            NEW YORK, NEW YORK 10003
                ATTENTION: CORPORATE TRUST OPERATIONS DEPARTMENT

                                  By Facsimile

                    UNITED STATES TRUST COMPANY OF NEW YORK

                                 (212) 780-0592

                      CONFIRM BY TELEPHONE: (800) 548-6565

(Originals of all documents submitted by facsimile should be sent promptly by hand, overnight delivery, or registered or certified mail.)
     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL NOR BOTH TOGETHER CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH THE PROSPECTUS RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE LETTER OF TRANSMITTAL OR BOTH TOGETHER NOR ANY EXCHANGE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREIN OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------

                                  $500,000,000
                             9 5/8% SERIES B SENIOR
                                 NOTES DUE 2005

                               CHESAPEAKE ENERGY
                                  CORPORATION
                            ------------------------
                                   PROSPECTUS
                            ------------------------
                               TABLE OF CONTENTS


                                        PAGE
Available Information.................     i
Incorporation of Certain Documents by
  Reference...........................     i
Forward-Looking Statements............    ii
Prospectus Summary....................     1
Risk Factors..........................    13
The Company...........................    21
The Exchange Offer....................    26
Use of Proceeds.......................    33
Capitalization........................    34
Selected Consolidated Financial
  Data................................    35
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................    36
Management............................    50
Description of Other Indebtedness and
  Preferred Stock.....................    54
Description of Senior Notes...........    61
Exchange Offer; Registration Rights;
  Liquidated Damages..................    84
Certain United States Tax
  Consequences........................    86
Plan of Distribution..................    90
Legal Matters.........................    91
Experts...............................    91
Glossary..............................    92
Index to Consolidated Financial
  Statements..........................   F-1


                            ------------------------


                                 July 29, 1998


             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by the Oklahoma General Corporation Act under which the Company is incorporated, the Company's Certificate of Incorporation provides for indemnification of each of the Company's officers and directors against (a) expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding brought by reason of his being or having been a director, officer, employee or agent of the Company, or of any other corporation, partnership, joint venture, or other enterprise at the request of the Company, other than an action by or in the right of the Company, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action, he had no reasonable cause to believe that his conduct was unlawful and (b) expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the Company brought by reason of his being or having been a director, officer, employee or agent of the Company, or any other corporation, partnership, joint venture, or other enterprise at the request of the Company, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which he shall have been adjudged liable to the Company, unless and only to the extent that the court in which such action was decided has determined that the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. The Company's bylaws provide for similar indemnification. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act of 1933, as amended.

     The Company has entered into indemnity agreements with each of its directors and executive officers. Under each indemnity agreement, the Company will pay on behalf of the indemnitee, and his executors, administrators and heirs, any amount which he is or becomes legally obligated to pay because of (i) any claim or claims from time to time threatened or made against him by any person because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which he commits or suffers while acting in his capacity as a director and/or officer of the Company or an affiliate or (ii) being a party, or being threatened to be made a party, to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an officer, director, employee or agent of the Company or an affiliate or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The payments which the Company will be obligated to make thereunder shall include, inter alia, damages, charges, judgments, fines, penalties, settlements and costs, cost of investigation and cost of defense of legal, equitable or criminal actions, claims or proceedings and appeals therefrom, and costs of attachment, supersedeas, bail, surety or other bonds. The Company also provides liability insurance for each of its directors and executive officers.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


    EXHIBIT NUMBERS                              DESCRIPTION
            3.1          -- Registrant's Certificate of Incorporation. Incorporated
                            herein by reference to Exhibit 3.1 to Registrant's
                            registration statement on Form S-3 (No. 333-57235).
            3.2          -- Registrant's Bylaws. Incorporated herein by reference to
                            Exhibit 3.2 to Registrant's registration statement on
                            Form 8-B (No. 001-137200).
            4.1          -- Indenture dated as of March 15, 1997 among the
                            Registrant, as issuer, its subsidiaries signatory
                            thereto, as Subsidiary Guarantors, and United States
                            Trust Company of New York, as Trustee, with respect to
                            7 7/8% Senior Notes due 2004. Incorporated herein by
                            reference to Exhibit 4.1 to Registrant's registration
                            statement on Form S-4 (No. 333-24995). First Supplemental
                            Indenture dated December 17, 1997 and Second Supplemental
                            Indenture dated February 16, 1998. Incorporated herein by
                            reference to Exhibit 4.1.1 to Registrant's transition
                            report on Form 10-K for the six months ended December 31,
                            1997. Second [Third] Supplemental Indenture dated April
                            22, 1998. Incorporated herein by reference to Exhibit
                            4.1.1 to Registrant's registration statement on Form S-3
                            (No. 333-57235).
            4.2          -- Indenture dated as of March 15, 1997 among the
                            Registrant, as issuer, its subsidiaries signatory
                            thereto, as Subsidiary Guarantors, and United States
                            Trust Company of New York, as Trustee, with respect to
                            8 1/2% Senior Notes due 2012. Incorporated herein by
                            reference to Exhibit 4.1.3 to Registrant's registration
                            statement on Form S-4 (No. 333-24995). First Supplemental
                            Indenture dated December 17, 1997 an Second Supplemental
                            Indenture dated February 16, 1998. Incorporated herein by
                            reference to Exhibit 4.2.1 to Registrant's transition
                            report on Form 10-K for the six months ended December 31,
                            1997. Second [Third] Supplemental Indenture dated April
                            22, 1998. Incorporated herein by reference to Exhibit
                            4.2.1 to Registrant's registration statement on Form S-3
                            (No. 333-57235).
            4.3          -- Indenture dated as of April 1, 1998 among the Registrant, as issuer, its subsidiaries signatory thereto, as
                            Subsidiary Guarantors, and United States Trust Company of
                            New York, as Trustee, with respect to 9 5/8% Senior Notes
                            due 2005. Incorporated herein by reference to Exhibit 4.3
                            to Registrant's quarterly report on Form 10-Q for the
                            quarter ended March 31, 1998.
            4.3.1        -- Form of 9 5/8% Senior Notes due 2005 (included in Exhibit
                            4.3 as Exhibit A)
            4.4          -- Indenture dated as of April 1, 1996 among the Registrant, its subsidiaries signatory thereto, as Subsidiary
                            Guarantors, and United States Trust Company of New York,
                            as Trustee, with respect to 9 1/8% Senior Notes due 2006.
                            Incorporated herein by reference to Exhibit 4.6 to
                            Registrant's registration statement on Form S-3 (No.
                            333-1588). First Supplemental Indenture dated December
                            30, 1996 and Second Supplemental Indenture dated December
                            17, 1997. Incorporated herein by reference to Exhibit
                            4.4.1 to Registrant's transition report on Form 10-K for
                            the six months ended December 31, 1997. Third
                            Supplemental Indenture dated April 22, 1998. Incorporated
                            herein by reference to Exhibit 4.4.1 to Registrant's
                            registration statement on Form S-3 (No. 333-57235).
            4.5          -- Agreement to furnish copies of unfiled long-term debt
                            instruments. Incorporated herein by reference to
                            Registrant's transition report on Form 10-K for the six
                            months ended December 31, 1998.

    EXHIBIT NUMBERS                              DESCRIPTION
            4.6          -- Registration Rights Agreement as of April 22, 1998 among the Registrant, its subsidiaries signatory thereto and
                            Donaldson, Lufkin & Jenrette Securities Corporation,
                            Bear, Stearns & Co. Inc., Lehman Brothers Inc., J.P.
                            Morgan Securities Inc. and Morgan Stanley & Co.
                            Incorporated, with respect to 9 5/8% Senior Notes.
                            Incorporated herein by reference to Exhibit 4.12 to
                            Registrant's quarterly report on Form 10-Q for the
                            quarter ended March 31, 1998.
            4.7          -- Registration Rights Agreement as of April 22, 1998 among the Registrant and Donaldson, Lufkin & Jenrette
                            Securities Corporation, Morgan Stanley & Co.
                            Incorporated, Bear, Stearns & Co. Inc., Lehman Brothers
                            Inc. and J.P. Morgan Securities, Inc., with respect to 7%
                            Cumulative Convertible Preferred Stock. Incorporated
                            herein by reference to Exhibit 4.11 to Registrant's
                            quarterly report on Form 10-Q for the quarter ended March
                            31, 1998.
            4.8          -- Stock Registration Agreement dated May 21, 1992 between the Registrant and various lenders, as amended by First
                            Amendment thereto dated May 26, 1992. Incorporated herein
                            by reference to Exhibits 10.26.1 and 10.26.2 to
                            Registrant's registration statement on Form S-1 (No.
                            33-55600).
            4.9          -- Registration Rights Agreement dated as of March 10, 1998 between the Registrant and certain former shareholders of
                            Hugoton Energy Corporation. Incorporated herein by
                            reference to Exhibit 4.11 to Registrant's registration
                            statement on Form S-4 (No. 333-48735).
            4.10         -- Registration Rights Agreement dated as of December 16,
                            1997 between the Registrant and AnSon Partners Limited
                            Partnership. Incorporated herein by reference to Exhibit
                            4.12 to Registrant's registration statement on Form S-4
                            (No. 333-48735).
            4.11         -- Registration Rights Agreement dated as of October 22,
                            1997 between the Registrant and Charles E. Davidson, as
                            amended by Amendment No. 1 thereto dated December 23,
                            1997. Incorporated herein by reference to Exhibits 4.9
                            and 4.10 to Registrant's registration statement on Form
                            S-4 (No. 333-48735).
            5**          -- Opinion of McAfee & Taft A Professional Corporation
           12*           -- Statement Re Computation of Ratios
           23.1**        -- Consent of PricewaterhouseCoopers LLP
           23.3**        -- Consent of Ernst & Young LLP
           23.4*         -- Consent of Williamson Petroleum Consultants, Inc.
           23.5*         -- Consent of Netherland, Sewell & Associates, Inc.
           23.6*         -- Consent of Porter Engineering Associates
           23.7*         -- Consent of McAfee & Taft A Professional Corporation
                            (included as part of its opinion filed as Exhibit 5)
           24*           -- Powers of Attorney
           25*           -- Statement of Eligibility of Trustee on Form T-1 with
                            respect to 9 5/8% Senior Notes due 2005
           99.1*         -- Form of Letter of Transmittal
           99.2*         -- Form of Notice of Guaranteed Delivery
           99.3*         -- Letter to Brokers, etc.
           99.4*         -- Letter from Brokers, etc. to Clients and Instruction to
                            Registered Holder from Beneficial Owner
           99.5*         -- Guidelines for Certification of Taxpayer Identification
                            Number on Substitute Form W-9

---------------


 * Previously filed.



** Filed herewith.


     (b) Financial Statement Schedules

     None

ITEM 22. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registration pursuant to the provisions described under Item 20, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 29th day of July, 1998.


                                            CHESAPEAKE ENERGY CORPORATION

                                            By:   /s/ AUBREY K. MCCLENDON
                                              ----------------------------------
                                                     Aubrey K. McClendon,
                                               Chairman of the Board and Chief
                                                       Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement amendment has been signed by the following persons in the capacities indicated on July 29, 1998.



               /s/ AUBREY K. MCCLENDON                 Chairman of the Board and Chief Executive
-----------------------------------------------------    Officer (Principal Executive Officer)
                 Aubrey K. McClendon

                  /s/ TOM L. WARD*                     President, Chief Operating Officer and
-----------------------------------------------------    Director
                     Tom L. Ward

               /s/ MARCUS C. ROWLAND*                  Executive Vice President and Chief Financial
-----------------------------------------------------    Officer (Principal Financial Officer)
                  Marcus C. Rowland

               /s/ RONALD A. LEFAIVE*                  Senior Vice President -- Accounting,
-----------------------------------------------------    Controller and Chief Accounting Officer
                  Ronald A. Lefaive                      (Principal Accounting Officer)

                /s/ E.F. HEIZER, JR.*                  Director
-----------------------------------------------------
                  E.F. Heizer, Jr.

                 /s/ BREENE M. KERR*                   Director
-----------------------------------------------------
                   Breene M. Kerr

                /s/ SHANNON T. SELF*                   Director
-----------------------------------------------------
                   Shannon T. Self

            /s/ FREDERICK B. WHITTEMORE*               Director
-----------------------------------------------------
               Frederick B. Whittemore

                /s/ WALTER C. WILSON*                  Director
-----------------------------------------------------
                  Walter C. Wilson

            *By: /s/ AUBREY K. MCCLENDON
  ------------------------------------------------
                 Aubrey K. McClendon
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrants listed below have duly caused this registration statement amendment to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 29th day of July, 1998.


                                            CHESAPEAKE OPERATING, INC.


                                            By    /s/ MARCUS C. ROWLAND*

                                             -----------------------------------
                                                     Marcus C. Rowland,
                                                  Executive Vice President

                                            THE AMES COMPANY, INC.
                                            CHESAPEAKE ACQUISITION
                                             CORPORATION

                                            CHESAPEAKE ACQUISITIONS, LTD.

                                            CHESAPEAKE CANADA CORPORATION
                                            CHESAPEAKE ENERGY LOUISIANA
                                             CORPORATION
                                            CHESAPEAKE GOTHIC CORP.
                                            CHESAPEAKE MID-CONTINENT CORP.


                                            For each of the above:



                                            By    /s/ MARCUS C. ROWLAND*

                                             -----------------------------------
                                                      Marcus C. Rowland
                                                       Vice President

                                            CHESAPEAKE EXPLORATION LIMITED
                                             PARTNERSHIP
                                            CHESAPEAKE LOUISIANA, L.P.
                                            CHESAPEAKE PANHANDLE LIMITED
                                             PARTNERSHIP

                                            For each of the above:

                                            By  CHESAPEAKE OPERATING, INC.
                                              General Partner


                                            By    /s/ MARCUS C. ROWLAND*

                                             -----------------------------------
                                                      Marcus C. Rowland
                                                  Executive Vice President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement amendment has been signed by the following persons in the capacities indicated on July 29, 1998 with respect to the following registrants:


                                            THE AMES COMPANY, INC.
                                            CHESAPEAKE ACQUISITION
                                             CORPORATION
                                            CHESAPEAKE GOTHIC CORP.
                                            CHESAPEAKE MID-CONTINENT CORP.


                                                 /s/ AUBREY K. MCCLENDON

                                            ------------------------------------
                                                    Aubrey K. McClendon,
                                                   President and Director
                                               (Principal Executive Officer)


                                                    /s/ TOM L. WARD*

                                            ------------------------------------
                                                        Tom L. Ward,
                                                Vice President and Director


                                                 /s/ MARCUS C. ROWLAND*

                                            ------------------------------------
                                                     Marcus C. Rowland,
                                                       Vice President
                                            (Principal Financial and Accounting
                                                          Officer)


     Pursuant to the requirements of the Securities Act of 1933, this registration statement amendment has been signed by the following persons in the capacities indicated on July 29, 1998 with respect to CHESAPEAKE CANADA CORPORATION and CHESAPEAKE ACQUISITIONS, LTD.:



                                                 /s/ AUBREY K. MCCLENDON

                                            ------------------------------------
                                                    Aubrey K. McClendon,
                                                Chairman of the Board, Chief
                                               Executive Officer and Director
                                               (Principal Executive Officer)


                                                    /s/ TOM L. WARD*

                                            ------------------------------------
                                                        Tom L. Ward,
                                               President and Chief Operating
                                                          Officer


                                                 /s/ MARCUS C. ROWLAND*

                                            ------------------------------------
                                                     Marcus C. Rowland,
                                              Vice President, Chief Financial
                                                   Officer and Treasurer
                                            (Principal Financial and Accounting
                                                          Officer)


                                                  /s/ BROCK W. GIBSON*

                                            ------------------------------------
                                                      Brock W. Gibson,
                                                          Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement amendment has been signed by the following persons in the capacities indicated on July 29, 1998 with respect to CHESAPEAKE ENERGY LOUISIANA CORPORATION:


                                                 /s/ AUBREY K. MCCLENDON
                                            ------------------------------------
                                                    Aubrey K. McClendon,
                                                Chairman of the Board, Chief
                                               Executive Officer and Director
                                               (Principal Executive Officer)


                                                    /s/ TOM L. WARD*

                                            ------------------------------------
                                                        Tom L. Ward,
                                               President and Chief Operating
                                                          Officer


                                                 /s/ MARCUS C. ROWLAND*

                                            ------------------------------------
                                                     Marcus C. Rowland,
                                             Vice President and Chief Financial
                                              Officer (Principal Financial and
                                                    Accounting Officer)


     Pursuant to the requirements of the Securities Act of 1933, this registration statement amendment has been signed by the following persons in the capacities indicated on July 29, 1998 with respect to CHESAPEAKE OPERATING,
INC.:


                                                 /s/ AUBREY K. MCCLENDON
                                            ------------------------------------
                                                    Aubrey K. McClendon,
                                                Chairman of the Board, Chief
                                                   Executive Officer and
                                               Director (Principal Executive
                                                          Officer)


                                                    /s/ TOM L. WARD*

                                            ------------------------------------
                                                        Tom L. Ward,
                                             President, Chief Operating Officer
                                                        and Director


                                                 /s/ MARCUS C. ROWLAND*

                                            ------------------------------------
                                                     Marcus C. Rowland,
                                             Executive Vice President and Chief
                                                     Financial Officer
                                            (Principal Financial and Accounting
                                                          officer)


                                            *By   /s/ AUBREY K. MCCLENDON

                                              ----------------------------------

                                                     Aubrey K. McClendon


                                                       Attorney-in-Fact

                               INDEX TO EXHIBITS


    EXHIBIT NUMBERS                              DESCRIPTION
             3.1         -- Registrant's Certificate of Incorporation. Incorporated
                            herein by reference to Exhibit 3.1 to Registrant's
                            registration statement on Form S-3 (No. 333-57235).
             3.2         -- Registrant's Bylaws. Incorporated herein by reference to
                            Exhibit 3.2 to Registrant's registration statement on
                            Form 8-B (No. 001-137200).
             4.1         -- Indenture dated as of March 15, 1997 among the
                            Registrant, as issuer, its subsidiaries signatory
                            thereto, as Subsidiary Guarantors, and United States
                            Trust Company of New York, as Trustee, with respect to
                            7 7/8% Senior Notes due 2004. Incorporated herein by
                            reference to Exhibit 4.1 to Registrant's registration
                            statement on Form S-4 (No. 333-24995). First Supplemental
                            Indenture dated December 17, 1997 and Second Supplemental
                            Indenture dated February 16, 1998. Incorporated herein by
                            reference to Exhibit 4.1.1 to Registrant's transition
                            report on Form 10-K for the six months ended December 31,
                            1997. Second [Third] Supplemental Indenture dated April
                            22, 1998. Incorporated herein by reference to Exhibit
                            4.1.1 to Registrant's registration statement on Form S-3
                            (No. 333-57235).
             4.2         -- Indenture dated as of March 15, 1997 among the
                            Registrant, as issuer, its subsidiaries signatory
                            thereto, as Subsidiary Guarantors, and United States
                            Trust Company of New York, as Trustee, with respect to
                            8 1/2% Senior Notes due 2012. Incorporated herein by
                            reference to Exhibit 4.1.3 to Registrant's registration
                            statement on Form S-4 (No. 333-24995). First Supplemental
                            Indenture dated December 17, 1997 an Second Supplemental
                            Indenture dated February 16, 1998. Incorporated herein by
                            reference to Exhibit 4.2.1 to Registrant's transition
                            report on Form 10-K for the six months ended December 31,
                            1997. Second [Third] Supplemental Indenture dated April
                            22, 1998. Incorporated herein by reference to Exhibit
                            4.2.1 to Registrant's registration statement on Form S-3
                            (No. 333-57235).
             4.3         -- Indenture dated as of April 1, 1998 among the Registrant, as issuer, its subsidiaries signatory thereto, as
                            Subsidiary Guarantors, and United States Trust Company of
                            New York, as Trustee, with respect to 9 5/8% Senior Notes
                            due 2005. Incorporated herein by reference to Exhibit 4.3
                            to Registrant's quarterly report on Form 10-Q for the
                            quarter ended March 31, 1998.
             4.3.1       -- Form of 9 5/8% Senior Notes due 2005 (included in Exhibit
                            4.3 as Exhibit A)
             4.4         -- Indenture dated as of April 1, 1996 among the Registrant, its subsidiaries signatory thereto, as Subsidiary
                            Guarantors, and United States Trust Company of New York,
                            as Trustee, with respect to 9 1/8% Senior Notes due 2006.
                            Incorporated herein by reference to Exhibit 4.6 to
                            Registrant's registration statement on Form S-3 (No.
                            333-1588). First Supplemental Indenture dated December
                            30, 1996 and Second Supplemental Indenture dated December
                            17, 1997. Incorporated herein by reference to Exhibit
                            4.4.1 to Registrant's transition report on Form 10-K for
                            the six months ended December 31, 1997. Third
                            Supplemental Indenture dated April 22, 1998. Incorporated
                            herein by reference to Exhibit 4.4.1 to Registrant's
                            registration statement on Form S-3 (No. 333-57235).
             4.5         -- Agreement to furnish copies of unfiled long-term debt
                            instruments. Incorporated herein by reference to
                            Registrant's transition report on Form 10-K for the six
                            months ended December 31, 1998.

    EXHIBIT NUMBERS                              DESCRIPTION
             4.6         -- Registration Rights Agreement as of April 22, 1998 among the Registrant, its subsidiaries signatory thereto and
                            Donaldson, Lufkin & Jenrette Securities Corporation,
                            Bear, Stearns & Co. Inc., Lehman Brothers Inc., J.P.
                            Morgan Securities Inc. and Morgan Stanley & Co.
                            Incorporated, with respect to 9 5/8% Senior Notes.
                            Incorporated herein by reference to Exhibit 4.12 to
                            Registrant's quarterly report on Form 10-Q for the
                            quarter ended March 31, 1998.
             4.7         -- Registration Rights Agreement as of April 22, 1998 among the Registrant and Donaldson, Lufkin & Jenrette
                            Securities Corporation, Morgan Stanley & Co.
                            Incorporated, Bear, Stearns & Co. Inc., Lehman Brothers
                            Inc. and J.P. Morgan Securities, Inc., with respect to 7%
                            Cumulative Convertible Preferred Stock. Incorporated
                            herein by reference to Exhibit 4.11 to Registrant's
                            quarterly report on Form 10-Q for the quarter ended March
                            31, 1998.
             4.8         -- Stock Registration Agreement dated May 21, 1992 between the Registrant and various lenders, as amended by First
                            Amendment thereto dated May 26, 1992. Incorporated herein
                            by reference to Exhibits 10.26.1 and 10.26.2 to
                            Registrant's registration statement on Form S-1 (No.
                            33-55600).
             4.9         -- Registration Rights Agreement dated as of March 10, 1998 between the Registrant and certain former shareholders of
                            Hugoton Energy Corporation. Incorporated herein by
                            reference to Exhibit 4.11 to Registrant's registration
                            statement on Form S-4 (No. 333-48735).
             4.10        -- Registration Rights Agreement dated as of December 16,
                            1997 between the Registrant and AnSon Partners Limited
                            Partnership. Incorporated herein by reference to Exhibit
                            4.12 to Registrant's registration statement on Form S-4
                            (No. 333-48735).
             4.11        -- Registration Rights Agreement dated as of October 22,
                            1997 between the Registrant and Charles E. Davidson, as
                            amended by Amendment No. 1 thereto dated December 23,
                            1997. Incorporated herein by reference to Exhibits 4.9
                            and 4.10 to Registrant's registration statement on Form
                            S-4 (No. 333-48735).
             5**         -- Opinion of McAfee & Taft A Professional Corporation
            12*          -- Statement Re Computation of Ratios
            23.1**       -- Consent of PricewaterhouseCoopers LLP
            23.3**       -- Consent of Ernst & Young LLP
            23.4*        -- Consent of Williamson Petroleum Consultants, Inc.
            23.5*        -- Consent of Netherland, Sewell & Associates, Inc.
            23.6*        -- Consent of Porter Engineering Associates
            23.7*        -- Consent of McAfee & Taft A Professional Corporation
                            (included as part of its opinion filed as Exhibit 5)
            24*          -- Powers of Attorney
            25*          -- Statement of Eligibility of Trustee on Form T-1 with
                            respect to 9 5/8% Senior Notes due 2005
            99.1*        -- Form of Letter of Transmittal
            99.2*        -- Form of Notice of Guaranteed Delivery
            99.3*        -- Letter to Brokers, etc.

    EXHIBIT NUMBERS                              DESCRIPTION
            99.4*        -- Letter from Brokers, etc. to Clients and Instruction to
                            Registered Holder from Beneficial Owner
            99.5*        -- Guidelines for Certification of Taxpayer Identification
                            Number on Substitute Form W-9

---------------


 * Previously filed.



** Filed herewith.